         As filed with the Securities and Exchange Commission on August 16, 1995



                                                     REGISTRATION NO. 33-61487


================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ------------------

                               AMENDMENT NO. 1



                                      TO


                                   FORM S-4
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                               ------------------

                              COMERICA INCORPORATED
             (Exact name of registrant as specified in its charter)


            DELAWARE                             6711                       38-1998421
(State or other jurisdiction of      (Primary Standard Industrial        (I.R.S. Employer
incorporation or organization)        Classification Code Number)       Identification No.)


                      COMERICA TOWER AT ONE DETROIT CENTER
                         500 WOODWARD AVENUE, SUITE 3100
                             DETROIT, MICHIGAN 48226
                                 (313) 222-4000
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                               ------------------

                              JUDITH C. DART, ESQ.
             EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                              COMERICA INCORPORATED
                         500 WOODWARD AVENUE, 33RD FLOOR
                             DETROIT, MICHIGAN 48226
                                 (313) 222-7937
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                               ------------------

                                   COPIES TO:

       DAVID D. JOSWICK, ESQ.                      ROBERT S. BARRY, JR., ESQ.
MILLER, CANFIELD, PADDOCK AND STONE, P.L.C                LOEB AND LOEB
    150 WEST JEFFERSON, SUITE 2500              1000 WILSHIRE BLVD., SUITE 1800
      DETROIT, MICHIGAN 48226                     LOS ANGELES, CALIFORNIA  90017

                               ------------------

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC:

As soon as practicable after this registration statement becomes effective.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: / /

                         CALCULATION OF REGISTRATION FEE

==================================================================================================================
                                                      PROPOSED MAXIMUM    PROPOSED MAXIMUM
TITLE OF EACH CLASS OF               AMOUNT TO BE      OFFERING PRICE         AGGREGATE             AMOUNT OF
SECURITIES TO BE REGISTERED(1)       REGISTERED(1)      PER SHARE(2)      OFFERING PRICE(2)    REGISTRATION FEE(2)
------------------------------       -------------      ------------      -----------------    -------------------
Common Stock...................... 4,806,710 Shares        $29.93          $143,858,846            $49,606
==================================================================================================================

(1) Also includes associated rights to purchase shares of registrant's Series C Participating Preferred Stock which rights are (a) not currently separable from the shares of Common Stock and (b) not currently exercisable. See "DESCRIPTION OF COMERICA CAPITAL STOCK."

(2) The registration fee has been computed pursuant to Rule 457(f)(1) under the Securities Act of 1933, as amended, based on average high and low sales prices on the American Stock Exchange on July 28, 1995 equalling $26.250 per share of common stock of Metrobank. The proposed maximum offering price per share has been determined by dividing the maximum aggregate offering price by the number of shares being registered.

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

===============================================================================

                              COMERICA INCORPORATED

         CROSS-REFERENCE SHEET BETWEEN ITEMS IN FORM S-4 AND PROSPECTUS
                    PURSUANT TO ITEM 501(b) OF REGULATION S-K


ITEM NO.   FORM S-4 CAPTION                                            HEADING IN PROSPECTUS
--------   ----------------                                            ---------------------

                      A. INFORMATION ABOUT THE TRANSACTION

Item 1.    Forepart of Registration Statement and Outside
           Front Cover Page of Prospectus...........................   Cover Page of Registration Statement;
                                                                       Cross Reference Sheet; Outside Front
                                                                       Cover Page of Prospectus
Item 2.    Inside Front and Outside Back Cover Pages of
           Prospectus...............................................   Inside Front Cover Page of Prospectus;
                                                                       Table of Contents; Available
                                                                       Information; Incorporation of Certain
                                                                       Documents by Reference

Item 3.    Risk Factors, Ratio of Earnings to Fixed
           Charges and Other Information............................   Summary; Introduction; The Companies; The
                                                                       Merger

Item 4.    Terms of the Transaction.................................   Summary; Introduction; The Special
                                                                       Meeting; The Merger; Description of
                                                                       Comerica Capital Stock; Comparison of
                                                                       Shareholder Rights; The Merger
                                                                       Agreement; The Stock Option Agreement

Item 5.    Pro Forma Financial Information..........................   *

Item 6.    Material Contacts with the Company Being
           Acquired.................................................   Summary; The Merger

Item 7.    Additional Information Required for Reoffering
           by Persons and Parties Deemed to be Underwriters........    *

Item 8.    Interests of Named Experts and Counsel...................   *

Item 9.    Disclosure of Commission Position on
           Indemnification for Securities Act
           Liabilities..............................................   *

                       B. INFORMATION ABOUT THE REGISTRANT

Item 10.   Information with Respect to S-3 Registrants..............   Available Information; Incorporation
                                                                       of Certain Documents by Reference;
                                                                       Summary; The Companies

Item 11.   Incorporation of Certain Information by
           Reference................................................   Incorporation of Certain Documents by
                                                                       Reference

Item 12.   Information with Respect to S-2 or S-3
           Registrants..............................................   *

Item 13.   Incorporation of Certain Information by
           Reference................................................   *

Item 14.   Information with Respect to Registrants Other
           than S-2 or S-3 Registrants..............................   *


                      C. INFORMATION ABOUT THE COMPANY BEING ACQUIRED

Item 15.   Information with Respect to S-3 Companies................   *

Item 16.   Information with Respect to S-2 or S-3
           Companies................................................   Available Information; Incorporation
                                                                       of Certain Documents by Reference;
                                                                       Summary; The Companies

Item 17.   Information with Respect to Companies Other
           than S-2 or S-3 Companies................................   *

                      D. VOTING AND MANAGEMENT INFORMATION


Item 18.   Information if Proxies, Consents or
           Authorizations Are to be Solicited.......................   Available Information; Incorporation
                                                                       of Certain Documents by Reference;
                                                                       Summary; Introduction; The
                                                                       Companies; The Special Meeting; The
                                                                       Merger


Item 19.   Information if Proxies, Consents or
           Authorizations Are Not to be Solicited
           or in an Exchange Offer..................................   *

---------------
* Omitted because inapplicable or answer is in the negative.

                                [METROBANK LOGO]


                                                                August 22, 1995


Dear Shareholder:

         You are cordially invited to attend a Special Meeting of the Shareholders of Metrobank which will be held at the offices of Metrobank located at 10900 Wilshire Boulevard, Los Angeles, California 90024 at 4:00 p.m., local time, on September 26, 1995 (the "Special Meeting").


         At the Special Meeting, Metrobank shareholders will be asked to consider and vote upon a proposal (the "Merger Proposal") to adopt and approve
(a) the Amended and Restated Agreement and Plan of Reorganization and Merger, dated as of July 31, 1995, as amended by the Letter Agreement dated August 10, 1995 (the "Merger Agreement"), by and among Comerica Incorporated, a Delaware corporation and a registered bank holding company headquartered in Detroit, Michigan ("Comerica"), Comerica Holdings Incorporated, a newly organized California corporation and wholly-owned subsidiary of Comerica ("Holdings"), and Metrobank, which amends and restates the Agreement and Plan of Reorganization and Merger dated as of May 2, 1995 by and among Comerica, Holdings and Metrobank (the "May Agreement"), and (b) the Agreement of Merger (the "Subsidiary Merger Agreement"), providing for the merger (the "Merger") of Holdings with and into Metrobank, and all of the transactions contemplated thereby, including but not limited to, the conversion, subject to certain provisions relating to fractional shares and dissenting shares, of each fully diluted outstanding share of common stock, no par value per share, of Metrobank ("Metrobank Common Stock") into the right to receive shares of common stock, $5.00 par value per share, of Comerica ("Comerica Common Stock") at the Metrobank Conversion Rate. The Metrobank Conversion Rate is expected to be approximately .7889 of a share of Comerica Common Stock, subject to certain possible downward adjustments described in the Merger Agreement. In the event that such downward adjustments, if any, result in a Metrobank Conversion Rate below .625, Metrobank may terminate the Merger Agreement or, if necessary, hold an additional meeting of Metrobank shareholders to approve such Metrobank Conversion Rate.



         The proposed Merger requires, among other conditions, certain regulatory approvals, as well as the approval of the shareholders of Metrobank. If all conditions to the Merger are either satisfied or waived, it is expected that the Merger would be consummated during the first quarter of 1996.

         Your Board of Directors has determined that the Merger Agreement and the Merger are in the best interests of Metrobank and its shareholders. THE BOARD UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE MERGER AND RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE MERGER PROPOSAL AT THE SPECIAL MEETING.

         The accompanying Notice and Proxy Statement/Prospectus describe the matters to be acted upon at the Special Meeting. Shareholders are urged to review carefully the attached Proxy Statement/Prospectus. This document contains important information concerning Comerica, Holdings and Metrobank, a detailed description of the Merger, its terms and conditions and the transactions contemplated thereby and other matters. In addition, Metrobank's Annual Report on Form F-2 for the year ended December 31, 1994 (the "Form F-2") has been enclosed, and Metrobank's Quarterly Reports on Form F-4 for the quarterly periods ended March 31, and June 30, 1995 (the "Form F-4's") are attached to the Proxy Statement/Prospectus.

         Because of the significance to Metrobank of the proposed Merger, your participation in the Special Meeting, in person or by proxy, is especially important. We urge you to vote FOR approval and adoption of the Merger Proposal.

         Your continuing interest in the business of Metrobank is appreciated, and we hope you will attend the Special Meeting. It is important that your shares be represented at the Special Meeting. Accordingly, whether or not you plan to attend the Special Meeting, please sign, date and mail the enclosed Proxy promptly in the postage-paid envelope that has been provided to you for your convenience. If you wish to vote in accordance with the recommendations of your Board of Directors, it is not necessary to specify your choices; you may merely sign, date and return the enclosed Proxy.

                                                            Sincerely,

                                                               [SIG]

                                                            David L. Buell
                                                       Chief Executive Officer
                                                       and Chairman of the Board

                                [METROBANK LOGO]

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON SEPTEMBER 26, 1995

         NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders of Metrobank will be held at Metrobank's offices located at 10900 Wilshire Boulevard, Los Angeles, California on September 26, 1995 at 4:00 p.m., local time (the "Special Meeting"), for the following purposes, all of which are more fully described in the accompanying Proxy Statement/Prospectus:



                To consider and vote upon a proposal (the "Merger Proposal") to adopt and approve (a) the Amended and Restated Agreement and Plan of Reorganization and Merger, dated as of July 31, 1995, as amended by the Letter Agreement dated as of August 10, 1995 (the "Merger Agreement"), by and among Comerica Incorporated, a Delaware corporation and a registered bank holding company headquartered in Detroit, Michigan ("Comerica"), Comerica Holdings Incorporated, a newly organized California corporation and wholly-owned subsidiary of Comerica ("Holdings"), and Metrobank, which amends and restates the Agreement and Plan of Reorganization and Merger dated as of May 2, 1995 by and among Comerica, Holdings and Metrobank (the "May Agreement") and (b) the Agreement of Merger (the "Subsidiary Merger Agreement"), providing for the merger (the "Merger") of Holdings with and into Metrobank, and all of the transactions contemplated thereby, including but not limited to, the conversion, subject to certain provisions relating to fractional shares and dissenting shares, of each fully diluted outstanding share of common stock, no par value per share, of Metrobank ("Metrobank Common Stock") into the right to receive shares of common stock, $5.00 par value per share, of Comerica ("Comerica Common Stock") at the Metrobank Conversion Rate. The Metrobank Conversion Rate is expected to be approximately .7889 of a share of Comerica Common Stock, subject to certain possible downward adjustments described in the Merger Agreement. In the event that such downward adjustments, if any, result in a Metrobank Conversion Rate below
         .625, Metrobank may terminate the Merger Agreement or, if necessary, hold an additional meeting of Metrobank shareholders to approve such Metrobank Conversion Rate.



         The Merger Agreement and the Subsidiary Merger Agreement are set forth in Annex A and Annex B, respectively, of the accompanying Proxy
Statement/Prospectus.

         Shareholders of Metrobank Common Stock may have dissenter's rights under California law if their shares of Metrobank Common Stock qualify as "dissenting shares" under California law. These rights may require Metrobank to purchase for cash at fair market value from Metrobank shareholders any such "dissenting shares." Metrobank shareholders must comply strictly with applicable California law to exercise their dissenter's rights. A copy of the pertinent statutory provisions is attached to the accompanying Proxy Statement/Prospectus as Annex C.

         The Metrobank Board of Directors has fixed the close of business on August 1, 1995, as the record date for the determination of Metrobank shareholders entitled to notice of and to vote at the Special Meeting. Only Metrobank shareholders of record at the close of business on such date are entitled to notice of, and to vote at, the Special Meeting.

         The Metrobank Common Stock is the only security of Metrobank whose holders are entitled to vote upon the proposals to be presented at the Special Meeting. Approval of the Merger Proposal requires the affirmative vote of the holders of not less than a majority of the outstanding shares of Metrobank Common Stock.

         Your vote is important regardless of the number of shares you own. Each shareholder, whether or not he now plans to attend the Special Meeting, is requested to sign, date and return the enclosed Proxy without delay in the enclosed postage-paid envelope. You may revoke your Proxy at any time prior to its exercise. Any shareholder present at the Special Meeting or at any adjournments or postponements thereof may revoke his or her Proxy and vote personally on each matter brought before the Special Meeting.

                                                             [SIG]

                                                             Sharon L. Canup
                                                             Corporate Secretary


August 22, 1995


         THE BOARD OF DIRECTORS OF METROBANK UNANIMOUSLY RECOMMENDS THAT
           YOU VOTE FOR THE MERGER PROPOSAL. PLEASE DATE AND SIGN THE
          ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED POSTAGE
                              PAID RETURN ENVELOPE.

                                [METROBANK LOGO]

                                 PROXY STATEMENT

                               ------------------

                              COMERICA INCORPORATED
                                   PROSPECTUS

                               ------------------


        This Proxy Statement/Prospectus (the "Proxy Statement/Prospectus") is being furnished to shareholders of Metrobank in connection with the solicitation of proxies by the Board of Directors of Metrobank for use at its Special Meeting of Shareholders (including any adjournments or postponements thereof) to be held on September 26, 1995, and relates to the proposed merger (the "Merger") of Metrobank with Comerica Holdings Incorporated, a newly organized California corporation ("Holdings") and a wholly-owned subsidiary of Comerica Incorporated, a Delaware corporation ("Comerica"), pursuant to the Amended and Restated Agreement and Plan of Reorganization and Merger, dated as of July 31, 1995, as amended by the Letter Agreement dated August 10, 1995 by and among Metrobank, Holdings and Comerica (the "Merger Agreement"), which amends and restates the Agreement and Plan of Reorganization and Merger dated as of May 2, 1995 by and among Comerica, Holdings and Metrobank (the "May Agreement"), and all of the transactions contemplated thereby including the completion of the Merger pursuant to the terms of the Agreement of Merger (the "Subsidiary Merger Agreement").



        This Proxy Statement/Prospectus also constitutes a prospectus of Comerica with respect to up to 4,806,710 shares of common stock, $5.00 par value per share, of Comerica ("Comerica Common Stock") which may be issuable to holders of common stock, no par value per share, of Metrobank ("Metrobank Common Stock"), in the Merger. Upon consummation of the Merger, each outstanding share of Metrobank Common Stock, subject to certain provisions with respect to fractional shares and dissenting shares, will be converted into the right to receive shares of Comerica Common Stock at the Metrobank Conversion Rate. The Metrobank Conversion Rate is expected to be approximately .7889 of a share of Comerica Common Stock, subject to certain possible downward adjustments described in the Merger Agreement. In the event that such downward adjustments, if any, result in a Metrobank Conversion Rate below .625, Metrobank may terminate the Merger Agreement or, if necessary, hold an additional meeting of Metrobank shareholders to approve such Metrobank Conversion Rate.


        Comerica Common Stock is listed on the New York Stock Exchange (the "NYSE") under the symbol "CMA." The last reported sales price of the Comerica Common Stock on the NYSE Composite Tape on

                           August 15, 1995 was $34.750


           THE SHARES OF COMERICA COMMON STOCK OFFERED HEREBY ARE NOT
          SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF A BANK OR
         SAVINGS ASSOCIATION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT
          INSURANCE CORPORATION, THE BANK INSURANCE FUND OR ANY OTHER
                               GOVERNMENT AGENCY.

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
                SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
                 ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.


         THE DATE OF THIS PROXY STATEMENT/PROSPECTUS IS AUGUST 22, 1995



         This Proxy Statement/Prospectus and the accompanying form of proxy are first being mailed to shareholders of Metrobank on or about August 22, 1995.

                                TABLE OF CONTENTS

                                                                                                              Page
                                                                                                              ----

AVAILABLE INFORMATION.....................................................................................       1
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE...........................................................       2
SUMMARY...................................................................................................       4
    The Parties...........................................................................................       4
    The Special Meeting...................................................................................       5
    The Merger............................................................................................       7
    Selected Consolidated Financial Data of Comerica Incorporated.........................................      19
    Selected Consolidated Financial Data of Metrobank.....................................................      20
    Comparative Per Share Data............................................................................      21
    Comparative Stock Prices..............................................................................      22
INTRODUCTION..............................................................................................      24
THE COMPANIES.............................................................................................      25
    Comerica Incorporated.................................................................................      25
    Metrobank.............................................................................................      31
THE SPECIAL MEETING.......................................................................................      33
    Matters to be Considered at the Special Meeting.......................................................      33
    Vote Required.........................................................................................      33
    Security Ownership of Certain Beneficial Owners.......................................................      33
    Voting of Proxies.....................................................................................      34
    Revocability of Proxies...............................................................................      34
    Record Date; Shares Entitled to Vote; Quorum..........................................................      34
    Solicitation of Proxies...............................................................................      35
THE MERGER................................................................................................      36
    Form of the Merger....................................................................................      36
    Merger Consideration..................................................................................      36
    Background of the Merger..............................................................................      39
    Comerica Reasons for the Merger.......................................................................      39
    Recommendation of the Board of Directors of Metrobank and Metrobank
     Reasons for the Merger...............................................................................      40
    Opinion of Metrobank's Financial Advisor..............................................................      41
    Effective Time of Merger..............................................................................      46
    Conversion of Shares; Procedures for Exchange of Certificates;
     Fractional Shares....................................................................................      47
    Acquisition Proposals.................................................................................      49
    Conditions to the Consummation of the Merger..........................................................      50
    Regulatory Approvals Required.........................................................................      51
    Operations Pending the Merger.........................................................................      55
    Operations After the Merger...........................................................................      56
    Interests of Certain Persons in the Merger............................................................      57
    Stock Option Plan.....................................................................................      59
    Stock Bonus Plan......................................................................................      59
    Cancellation Fee; Liquidated Damages..................................................................      60
    Anticipated Accounting Treatment......................................................................      62
    Certain Federal Income Tax Consequences...............................................................      62
    Resale of Comerica Common Stock; Restrictions on Transfer.............................................      64
    Stock Exchange Listing................................................................................      64


    Dissenter's Rights....................................................................................      65
CERTAIN REGULATORY CONSIDERATIONS.........................................................................      69
    General...............................................................................................      69
    Interstate Banking and Branching......................................................................      69
    Payment of Dividends..................................................................................      72
    Certain Transactions by Comerica with its Affiliates..................................................      74
    Capital...............................................................................................      74
    Comerica's Support of Subsidiary Banks................................................................      77
    FDIC Insurance Assessments............................................................................      78
    FDICIA................................................................................................      78
    Implications of Being a Savings and Loan Holding Company..............................................      81
DESCRIPTION OF COMERICA CAPITAL STOCK.....................................................................      83
    Comerica Preferred Stock..............................................................................      84
    Comerica Common Stock.................................................................................      86
DESCRIPTION OF METROBANK CAPITAL STOCK....................................................................      87
COMPARISON OF SHAREHOLDER RIGHTS..........................................................................      88
    Classification, Removal and Nomination of Board of Directors..........................................      88
    Special Meetings of Shareholders......................................................................      90
    Limitation of Liability of Directors..................................................................      90
    Action by Written Consent.............................................................................      91
    Certain Business Combinations.........................................................................      91
    Amendment of Certificate of Incorporation.............................................................      93
    Rights Plans..........................................................................................      93
    Dividends.............................................................................................      97
THE MERGER AGREEMENT......................................................................................      98
    Representations and Warranties........................................................................      98
    Conduct of Business Pending the Merger................................................................      99
    Conditions to the Merger..............................................................................     102
    Termination...........................................................................................     110
    Liquidated Damages; Cancellation Fee..................................................................     112
    Expenses..............................................................................................     114
    Shareholder Agreements................................................................................     115
    Resales by Affiliates.................................................................................     116
    Amendment and Waiver..................................................................................     117
THE STOCK OPTION AGREEMENT................................................................................     117
LEGAL MATTERS.............................................................................................     119
EXPERTS...................................................................................................     119
SHAREHOLDER PROPOSALS.....................................................................................     119

ANNEXES


    Annex A  -       Amended and Restated Agreement and Plan of Reorganization
                     and Merger dated as of July 31, 1995, as amended by the Letter Agreement dated August 10, 1995.


    Annex B  -       Subsidiary Merger Agreement

    Annex C  -       Chapter 13 of the California General Corporation Law
                     relating to Dissenters Rights

    Annex D  -       Opinion of J.P. Morgan & Co., Incorporated

    Annex E  -       Stock Option Agreement

    Annex F  -       Metrobank's Quarterly Report on Form F-4 for the quarterly period ended March 31, 1995

    Annex G  -       Metrobank's Quarterly Report on Form F-4 for the quarterly period ended June 30, 1995

         NO PERSONS HAVE BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS IN CONNECTION WITH THE SOLICITATION OF PROXIES OR THE OFFERING OF SECURITIES MADE HEREBY AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY COMERICA, HOLDINGS OR METROBANK. THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES, OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM IT IS NOT LAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROXY STATEMENT/PROSPECTUS NOR ANY DISTRIBUTION OF SECURITIES MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF COMERICA, HOLDINGS OR METROBANK SINCE THE DATE HEREOF OR THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO SUCH DATE. ALL INFORMATION CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS RELATING TO COMERICA AND ITS SUBSIDIARIES HAS BEEN SUPPLIED BY COMERICA AND ALL INFORMATION CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS RELATING TO METROBANK AND ITS SUBSIDIARIES HAS BEEN SUPPLIED BY METROBANK.

                              AVAILABLE INFORMATION

         Comerica is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith Comerica files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Metrobank is a California state bank whose deposits are insured by the Federal Deposit Insurance Corporation ("FDIC") and therefore files reports, proxy statements and other information with the FDIC.

         The reports, proxy statements and other information filed by Comerica with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at 7 World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison, Suite 1400, Chicago, Illinois 60661. Copies of such material also can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The reports, proxy statements and other information filed by Metrobank with the FDIC can be inspected and copied at the Public Reference Section of the offices of the FDIC at 550 17th Street, N.W., Washington, D.C. 20249. In addition, material filed by Comerica can be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, and materials filed by Metrobank can be inspected at the offices of the

American Stock Exchange at 86 Trinity Place, New York, New York 10006.

         Comerica has filed with the Commission a Registration Statement on Form S-4 (together with any amendments thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Comerica Common Stock to be issued pursuant to the Merger Agreement. This Proxy Statement/Prospectus does not contain all the information set forth in the Registration Statement and the exhibits thereto. Such additional information may be inspected and copied as set forth above. Statements contained in this Proxy Statement/Prospectus or in any document incorporated in this Proxy Statement/Prospectus by reference as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document, each such statement being qualified in all respects by such reference.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed with the Commission by Comerica pursuant to the Exchange Act (File No. 1-10706) or the FDIC by Metrobank (Certificate No. 22797-8) are incorporated by reference in this Proxy Statement/Prospectus:

                  1. Comerica's Annual Report on Form 10-K for the year ended December 31, 1994 (the "1994 Comerica 10-K").

                  2. Comerica's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1995.

                  3. Comerica's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1995.

                  4. The description of the Comerica Common Stock, par value $5.00 per share, incorporated by reference in the Registration Statement on Form 8-A dated March 4, 1991.

                  5. Comerica's Registration Statement on Form 8-A dated March 4, 1991, as amended by an Amendment on Form 8 filed November 1, 1991.

                  6. The portions of Comerica's Proxy Statement for the Annual Meeting of Shareholders held May 19, 1995 that have been incorporated by reference in the 1994 Comerica 10-K other than the Report of the Compensation Committee on Executive Compensation and the Performance Graph on pages 25-29 thereof.

                  7. Metrobank's Annual Report on Form F-2 for the year ended December 31, 1994 (the "Metrobank Form F-2") filed with the FDIC.

                  8. Metrobank's Proxy Statement for the Annual Meeting of Shareholders held on May 23, 1995, filed with the FDIC.

                  9. Metrobank's Quarterly Report on Form F-4 for the quarterly period ended March 31, 1995 filed with the FDIC.

                  10. Metrobank's Quarterly Report on Form F-4 for the quarterly period ended June 30, 1995 filed with the FDIC.

                  11. Metrobank's Current Report on Form F-3 dated May 7, 1995 filed with the FDIC.

                  12. Metrobank's Current Report on Form F-3 dated June 6, 1995 filed with the FDIC.

         The documents listed above as items 6 through 12 above have been filed as exhibits to the Registration Statement of which this Proxy
Statement/Prospectus is a part. In addition, a copy of the documents listed in items 9 and 10 above are attached to this Proxy Statement/Prospectus and the document listed in item 7 separately accompanies this Proxy
Statement/Prospectus.

         All documents and reports filed by Comerica and Metrobank pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement/Prospectus and prior to the date of the Special Meeting of shareholders of Metrobank shall be deemed to be incorporated by reference in this Proxy Statement/Prospectus and to be a part hereof from the dates of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement/Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy statement/Prospectus.


         THIS PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. SUCH DOCUMENTS (OTHER THAN EXHIBITS TO SUCH DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE) ARE AVAILABLE, WITHOUT CHARGE, TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS PROXY STATEMENT/PROSPECTUS IS DELIVERED, ON WRITTEN OR ORAL REQUEST, IF FOR COMERICA, TO JUDITH C. DART, EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY, COMERICA INCORPORATED, COMERICA TOWER AT DETROIT CENTER, 500 WOODWARD AVENUE, DETROIT, MICHIGAN 48226, TELEPHONE (313) 222-7937; AND IF FOR METROBANK, TO SHARON L. CANUP, CORPORATE SECRETARY, 10900 WILSHIRE BOULEVARD, LOS ANGELES, CALIFORNIA 90024, TELEPHONE (310) 824-5700. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, REQUESTS SHOULD BE RECEIVED BY SEPTEMBER 19, 1995 (5 BUSINESS DAYS BEFORE THE DATE OF THE SPECIAL MEETING).


                                     SUMMARY

         The following is a summary of certain information contained elsewhere in this Proxy Statement/Prospectus. As this summary is necessarily incomplete, reference is made to, and this summary is qualified in its entirety by, the more detailed information contained or incorporated by reference in this Proxy Statement/Prospectus and the annexes hereto. Shareholders are urged to read this Proxy Statement/Prospectus and the annexes hereto in their entirety. Certain capitalized terms which are used but not defined in this summary are defined elsewhere in this Proxy Statement/Prospectus.

THE PARTIES

         Metrobank is a California state-chartered bank. Metrobank provides a full range of commercial banking services to business enterprises located primarily in the Los Angeles county area with additional offices in Orange and San Diego counties. Metrobank offers traditional banking services, including the making of commercial loans, accounts receivable loans, various types of consumer loans, and real estate construction loans and commercial mortgage loans; the acceptance of checking, interest-bearing checking (NOW), money market, savings and time deposits; and the provision of traveler's checks, check guarantees, safe deposit and other customary non-deposit banking services. As of June 30, 1995, Metrobank had total assets of approximately $1.3 billion, total deposits of approximately $1.2 billion, total loans (net of unearned income) of approximately $782 million, and shareholders' equity of approximately $75 million. The main banking office of Metrobank and the principal executive offices of Metrobank are both located at 10900 Wilshire Boulevard, Los Angeles, California 90024. Its telephone number is (310) 824-5700.

         Comerica Incorporated ("Comerica") is a Delaware corporation and a bank holding company registered under the Bank Holding Company Act of 1956, as amended (the "BHCA"), headquartered in Detroit, Michigan. As of June 30, 1995, Comerica owned directly or indirectly 8 banking and 36 active non-banking subsidiaries. As of June 30, 1995, Comerica had total assets of approximately $35.5 billion, total deposits of approximately $21.9 billion, total loans (net of unearned income) of approximately $24.0 billion, and shareholders' equity of approximately $2.5 billion. Comerica's principal subsidiary, Comerica Bank, is a commercial banking and trust institution that offers individuals, the business community, and governmental agencies all services associated with a full-service commercial banking institution. The principal executive offices of Comerica are located at Comerica Tower at Detroit Center, 500 Woodward Avenue, Suite 3100, Detroit, Michigan 48226. Its telephone number is (313) 222-4000.

         Comerica Holdings Incorporated ("Holdings") is a newly organized California corporation and a wholly-owned subsidiary of Comerica. Holdings is being used specifically as a merger vehicle for the acquisition by Comerica of Metrobank and currently has no assets or operations.

THE SPECIAL MEETING

         Special Meeting of Shareholders. A special meeting of the shareholders of Metrobank will be held at the offices of Metrobank, located at 10900 Wilshire Boulevard, Los Angeles, California 90024 on September 26, 1995, at 4:00 p.m., local time (the "Special Meeting"). See "THE SPECIAL MEETING."

         Matters to Be Considered. At the Special Meeting, holders of Metrobank Common Stock, no par value per share ("Metrobank Common Stock"), will be asked to consider and vote upon a proposal (the "Merger Proposal") to adopt and approve (a) the Amended and Restated Agreement and Plan of Reorganization and Merger, dated as of July 31, 1995, as amended by the Letter Agreement dated August 10, 1995 (the "Merger Agreement"), by and among Comerica Incorporated, a Delaware corporation and a registered bank holding company headquartered in Detroit, Michigan ("Comerica"), Comerica Holdings Incorporated, a newly organized California corporation and wholly-owned subsidiary of Comerica ("Holdings"), and Metrobank, which amends and restates the Agreement and Plan of Reorganization and Merger dated as of May 2, 1995 by and among Comerica, Holdings and Metrobank (the "May Agreement"), by and among Metrobank, Holdings and Comerica and (b) the Agreement of Merger (the "Subsidiary Merger Agreement"), providing for the merger (the "Merger") of Holdings with and into Metrobank, and all of the transactions contemplated thereby, including but not limited to, the conversion, subject to certain provisions relating to fractional shares and dissenting shares, of each fully diluted outstanding share of Metrobank Common Stock into the right to receive common stock, $5.00 par value per share, of Comerica ("Comerica Common Stock") at the Metrobank Conversion Rate. The Metrobank Conversion Rate is expected to be approximately
 .7889 of a share of Comerica Common Stock, subject to certain possible downward adjustments described in the Merger Agreement. In the event that such downward adjustments, if any, result in a Metrobank Conversion Rate below
 .625, Metrobank may terminate the Merger Agreement or, if necessary, hold an additional meeting of Metrobank shareholders to approve such Metrobank Conversion Rate. No other matters will be brought before the Special Meeting. See "THE SPECIAL MEETING -- Matters to Be Considered at the Special Meeting."


         Votes Required. The affirmative vote of the holders of a majority of the outstanding shares of Metrobank Common Stock entitled to vote thereon is required to approve the Merger Proposal. See "THE SPECIAL MEETING -- Vote Required."

         Record Date. The record date for the Special Meeting is August 1, 1995 (the "Record Date"). Only Metrobank shareholders of record at the close of business on the Record Date are entitled to notice of, and to vote at, the Special Meeting.


         As of the Record Date, there were 5,840,337 shares of Metrobank Common Stock outstanding, and each such share is entitled to one vote at the Special Meeting. As of the Record Date, there were 359 holders of record of Metrobank Common Stock.


         Security Ownership. As of June 30, 1995, directors and executive officers of Metrobank and their affiliates may be deemed to be the beneficial owners of approximately 44.05% of the outstanding shares of Metrobank Common Stock, excluding options exercisable within 60 days. Such officers and directors are entitled to exercise options within 60 days to acquire a total of 447,562 shares of Metrobank Common Stock, which would result in such persons being deemed to be the beneficial owners of approximately 51.54% of the shares of Metrobank Common Stock outstanding as of June 30, 1995. See "THE MERGER -- Stock Option Plans." Except for Rudy B. Markmiller, each Metrobank director who owns Metrobank Common Stock (each a "director-shareholder") has executed an agreement which, among other things, obligates each director-shareholder to vote the shares of Metrobank Common Stock owned or controlled by them in favor of the Merger, subject to fiduciary obligations. In addition, three non-director executive officers have executed such agreements. See "THE MERGER AGREEMENT -- Shareholder Agreements." As of the Record Date, the director-shareholders of Metrobank owned or controlled an aggregate of 2,768,956 shares of Metrobank Common Stock, including options exercisable within 60 days, representing approximately 49.84% of the then outstanding shares of Metrobank Common Stock.


         As of the Record Date, no shares of Metrobank Common Stock were beneficially owned by Comerica, Holdings or any of their subsidiaries, directors or executive officers, or their affiliates.

THE MERGER

         Form of the Merger. Pursuant to the Merger Agreement, which is hereby incorporated by reference and is set forth in Annex A to this Proxy Statement/Prospectus, at the Effective Time (see "THE MERGER -- Effective Time of Merger") of the Merger, Holdings will merge with and into Metrobank, with Metrobank being the surviving corporation (the "Surviving Corporation") in accordance with the terms of the Subsidiary Merger Agreement. The Surviving Corporation will have the articles of incorporation of Holdings and will be named Metrobank. As a result of the Merger, Comerica will own the entire equity interest in, and become the sole stockholder of, Metrobank. See "THE MERGER -- Form of the Merger."


         Merger Consideration. Upon consummation of the Merger, each outstanding share of Metrobank Common Stock, subject to certain provisions with respect to fractional shares and dissenting shares, will be converted into the right to receive shares of Comerica Common Stock at the Metrobank Conversion Rate.
Based upon an assumed number of shares of Fully Diluted Metrobank Common Stock (as defined in the Merger Agreement) of 6,092,817 as of the consummation of the Merger, the Metrobank Conversion Rate would be .7889 of a share of Comerica Common Stock, subject to certain possible downward adjustments described in the Merger Agreement. In the event that such downward adjustments, if any, result in a Metrobank Conversion Rate below .625, Metrobank may terminate the Merger Agreement or, if necessary, hold an additional meeting of Metrobank shareholders to approve such Metrobank Conversion Rate. The Merger Agreement provides for an adjustment to the Metrobank Conversion Rate in the event that Metrobank's Consolidated Net Worth (as defined in the Merger Agreement) at the Effective Time (as defined in the Merger Agreement) is less than the sum of $78,300,000 plus the Pre-Closing Income Amount (as defined in the Merger Agreement), or in the event of certain changes in the capitalization of Comerica, including, but not limited to, any recapitalization, reorganization, reclassification, merger, stock split or stock dividend.


         In addition, all existing rights with respect to Metrobank Common Stock pursuant to outstanding Metrobank stock options (the "Metrobank Stock Options") under the Metrobank Stock Option plans, shall be converted into and become equivalent rights with respect to Comerica Common Stock at the applicable conversion rate and Comerica will assume each Metrobank Stock Option in accordance with the terms of the Metrobank Stock Option Plans and the stock option agreements, if any, by which they are evidenced. In general, each Metrobank Stock Option holder will receive stock options (subject to the terms of the applicable stock option agreement), for the number of shares of Comerica Common Stock such holder would have been entitled to receive had such holder exercised his or her Metrobank Stock Options in full immediately prior to the Effective Time, with appropriate adjustment of the exercise price. See "THE MERGER -- Merger Consideration and -- Conditions to the Consummation of the Merger."

         Upon consummation of the Merger, each outstanding share of Holdings will be converted into one share of the Surviving Corporation.

         Effective Time of the Merger. It is expected that if the Merger Proposal is approved by the Metrobank shareholders, and assuming that the other conditions described in the Merger Agreement are satisfied, the Merger will become effective during the first quarter of 1996. See "THE MERGER -- Effective Time of Merger."

         If the Merger does not become effective on or prior to March 10, 1996, Comerica, Holdings or Metrobank may terminate the Merger

Agreement. See "THE MERGER AGREEMENT -- Termination."

         Purpose of the Merger and Comerica's Reasons for the Merger. The purpose of the Merger is for Comerica to acquire the entire equity interest in Metrobank. It is part of Comerica's current business strategy to expand its activities from Michigan into states such as California where management believes there are long-term opportunities which will benefit Comerica and its shareholders. Comerica California Incorporated, a Delaware corporation and registered bank holding company, is Comerica's wholly-owned bank holding company subsidiary operating the subsidiaries located in the State of California, including Comerica Bank-California and University Bank & Trust Company. Comerica Bank-California is a state chartered California bank, which focuses on middle market banking, small business banking, private banking, high technology, commercial real estate lending and mortgage banker financing, as well as trust and treasury management services, in the San Francisco Bay and Los Angeles areas. University Bank & Trust Company provides similar services in the Palo Alto area. See "THE COMPANIES -- Comerica Incorporated." Comerica believes that through the Merger Comerica will be able to increase its penetration of the California commercial banking market in the communities served by Metrobank. This transaction is also expected to enhance the competitiveness of the companies currently in the deregulated banking environment and prospectively after the full impact of the Interstate Banking and Branching Efficiency Act of 1994 (the "Interstate Act") is known. See "THE MERGER -- Comerica Reasons for the Merger" and "CERTAIN REGULATORY CONSIDERATIONS -- Interstate Banking and Branching."

         Recommendations of the Metrobank Board of Directors and Reasons for the Merger. The Board of Directors of Metrobank believes that the terms of the Merger are fair to and in the best interests of Metrobank and its shareholders. All of the members of the Metrobank Board were at the meeting approving the Merger Agreement and they unanimously approved the Merger Agreement, the Subsidiary Merger Agreement and the Merger. Accordingly, the Metrobank Board recommends that Metrobank shareholders vote FOR the Merger Proposal. See "THE MERGER -- Recommendation of the Board of Directors of Metrobank and Reasons for the Merger."

         The terms of the Merger Agreement, including the financial consideration provided therein, were the result of arms' length negotiations between Comerica, Holdings and Metrobank and their respective representatives. In reaching a conclusion to approve the Merger, the Board of Directors of Metrobank considered a number of factors, including, but not limited to, the strength of Comerica and the substantially increased liquidity of, and dividends payable on, Comerica Common Stock. See "THE MERGER -- Recommendation of the Board of Directors of Metrobank and Reasons for the Merger" and "-- Background of the Merger."

         Opinion of Financial Advisor to Metrobank. J.P. Morgan & Co., Incorporated ("J.P. Morgan") has served as financial advisor, and has delivered its written opinion to the Metrobank Board, dated as of the date of this Proxy Statement/Prospectus, to the effect that the Metrobank Conversion Rate is fair to Metrobank's shareholders from a financial point of view. Metrobank has agreed to pay J.P. Morgan a fee for their services which is in part contingent on the consummation of the Merger. See "THE MERGER -- Opinion of Metrobank's Financial Advisor." The full text of J.P. Morgans' written opinion, dated as of the date of this Proxy Statement/Prospectus, which sets forth the assumptions made, matters considered and limits on their review, is attached hereto as Annex D. Metrobank shareholders are urged to and should read such opinion in its entirety.

         Metrobank Acquisition Proposals. The Merger Agreement provides that Metrobank will not, except for sales of Metrobank Common Stock to meet any applicable requirement of law, regulation or governmental entity, authorize or knowingly permit any of its representatives, directly or indirectly, to solicit or encourage any "Acquisition Proposal," or participate in any discussions or negotiations with, or provide any nonpublic information to, any person or group of persons (other than Comerica, Holdings or their representatives) concerning any "Acquisition Proposal." An Acquisition Proposal is defined generally to mean any proposal for the acquisition or participation in a merger or other business combination involving Metrobank and any person other than Comerica or Holdings, any proposal by which any person or group other than Comerica or Holdings would acquire the right to vote 10% or more of the capital stock of Metrobank entitled to vote for the election of directors, any acquisition of the assets of Metrobank other than in the ordinary course of business, or any acquisition of more than 10% of the outstanding capital stock of Metrobank other than as contemplated by the Merger Agreement. However, Metrobank or its

Board of Directors are not prevented from (A) furnishing non-public information to, or entering into discussions or negotiations with, any person or entity in connection with an unsolicited bona fide written Acquisition Proposal by such person or entity or recommending an unsolicited bona fide written Acquisition Proposal to the shareholders of Metrobank, if and to the extent that (1) the Board of Directors of Metrobank believes in good faith (after consultation with and the concurrence of its financial advisor) that such Acquisition Proposal would, if consummated, result in a transaction materially more favorable to Metrobank's shareholders from a financial point of view than the transaction contemplated by the Merger Agreement and the Metrobank Board of Directors determines in good faith after consultation with its outside legal counsel that such action is necessary for Metrobank to comply with its fiduciary duties to shareholders under applicable law, and (2) prior to furnishing such non-public information to, or entering into discussions or negotiations with, such person or entity, the Metrobank Board of Directors receives from such person or entity an executed confidentiality agreement, with terms similar in scope to those contained in the confidentiality agreement between Comerica and Metrobank, (B) complying with Rule 14e-2 promulgated under the Exchange Act of 1934, as amended, with regard to an Acquisition Proposal, or (C) effecting any agreed upon sales of Metrobank Common Stock to meet any applicable requirement of law, regulation or governmental entity. Metrobank is required to notify Comerica immediately upon receipt of any inquiry regarding any Acquisition Proposal. See "THE MERGER -- Acquisition Proposals."


         Conditions to the Merger; Termination. The obligations of Comerica, Holdings and Metrobank, as the case may be, to consummate the Merger are subject to various conditions set forth in the Merger Agreement including, but not limited to, obtaining the requisite shareholder and regulatory approvals; the absence of any materially burdensome condition imposed for any regulatory approval; the absence of any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger by any governmental entity which makes the Merger illegal, requires any material divestiture or imposes a materially burdensome condition; the accuracy in all material respects of the representations and warranties of, and performance in all material respects of the covenants required to be performed prior to the Effective Time of the Merger by, the other parties to the Merger Agreement; the absence of any materially adverse change to the other parties or their subsidiaries; receipt of an opinion of legal counsel in respect of certain Federal income tax consequences (see "THE MERGER -- Certain Federal Income Tax Consequences"); receipt of legal opinions and approval of their respective legal counsel of the transactions contemplated by the Merger Agreement; approval for listing of the shares of the Comerica Common Stock to be issued in the Merger on the New York Stock Exchange; receipt from each of Ernst & Young, LLP and Arthur Andersen, LLP of letters, in form and substance satisfactory to Comerica and Metrobank and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement filed in connection with the Merger; and the absence of any action, suit or proceeding instituted or threatened before any court or governmental body seeking to challenge or restrain the transactions contemplated by the Merger Agreement or the Stock Option Agreement which presents a substantial risk that such transactions will be restrained or that any party to the Merger Agreement may suffer material damages as a result of consummating such transactions.

         In addition, the obligations of Comerica and Holdings to consummate the Merger are subject to the following further conditions, among others: the requirements that Metrobank's reserve for possible loan losses on the last day of the month immediately preceding the month in which the Closing Date occurs, shall be at least the greater of $17,000,000 or 2.1% of the average of Metrobank's total outstanding gross loans for the month ending on that date (subject to certain adjustments) and that Metrobank's Non-Performing Assets (as defined in the Merger Agreement) outstanding on the last day of the month immediately preceding the Effective Time shall be no more than $30,000,000.

         The obligation of Metrobank to consummate the Merger is subject to, among other things, the receipt of the written opinion of J.P. Morgan prior to the mailing of this Proxy Statement/Prospectus, dated the date of this Proxy Statement/Prospectus to the effect that, as of such date, the Metrobank Conversion Rate is fair to Metrobank's shareholders from a financial point of view.

         There can be no assurance that the conditions to the Merger will be satisfied. See "THE MERGER AGREEMENT -- Conditions to the Merger."

         Under certain circumstances, Comerica, Holdings or Metrobank may terminate the Merger Agreement, either prior to or after approval thereof by Metrobank's shareholders. See "THE MERGER AGREEMENT -- Termination."


         Liquidated Damages; Cancellation Fee. The Merger Agreement provides that so long as Comerica has not exercised its stock option pursuant to the Stock Option Agreement, (See "SUMMARY - The Merger - Stock Option Agreement), Metrobank shall be required to pay to Comerica the sum of $3,000,000 as reasonable and full liquidated damages and reasonable compensation for losses sustained in the event that (i) Comerica terminates the Merger Agreement because the Merger Agreement, the Subsidiary Merger Agreement and the Merger are not ratified by Metrobank's shareholders, (ii) Comerica terminates the Merger Agreement because the Metrobank Board of Directors withdraws, modifies or amends its recommendation in this Proxy Statement/Prospectus that Metrobank shareholders adopt and approve the Merger Agreement in any respect materially adverse to Comerica or if the Metrobank Board of Directors does not call and hold the Special Meeting, (iii) Comerica terminates the Merger Agreement because there shall have been a material breach of any of the representations or warranties set forth in the Merger Agreement on the part of Metrobank, or (iv) Comerica terminates the Merger Agreement because there is a default by Metrobank under the Merger Agreement which results in a Material Adverse Effect (as defined in the Merger Agreement) on Metrobank and the continuance of such default for a period of 20 Business Days after written notice thereof, which default, in the reasonable opinion of Comerica and Holdings cannot be cured prior to the Closing.


         In the event Comerica has exercised its stock option pursuant to the Stock Option Agreement, the Merger Agreement has been terminated and an Acquisition Event has occurred, Metrobank is required to pay to Comerica $6,000,000 if the consummation of the transaction which is the result of the Acquisition Event occurs within 270 days of the date of the occurrence of the subject Acquisition Event.

         An Acquisition Event is defined generally to mean (a) that prior to the termination of the Merger Agreement, Metrobank has authorized, recommended, publicly proposed or publicly announced an intention to authorize, recommend or propose, or entered into an agreement with any person other than Comerica or any subsidiary of

Comerica to effect a merger, consolidation or similar transaction involving Metrobank or any of its subsidiaries; the disposition of substantially all of the assets of Metrobank; or the issuance, sale or other disposition of securities representing 50% voting control of Metrobank other than securities issued pursuant to the Stock Option Agreement or under existing Stock Option Plans of Metrobank or to meet any applicable requirement of law, regulation or governmental entity, (b) the acquisition of the beneficial ownership or the right to acquire beneficial ownership by any person or group of persons other than Comerica, a subsidiary of Comerica or certain directors of Metrobank who are parties to Shareholder Agreements with Comerica (as the term "beneficial ownership" is defined in Rule 13d-3 of the Securities Exchange Act of 1934) of 25% or more of the then outstanding Metrobank Common Stock except acquisitions of shares to meet any applicable requirement of law, regulation or governmental entity; or (c) the occurrence of certain events specified in the Merger Agreement within 90 days after termination of the Merger Agreement by Comerica, where such events were caused in whole or in part by any action or inaction within the control of Metrobank, any subsidiary of Metrobank or the directors of Metrobank or Metrobank's subsidiaries.

         In addition, the Merger Agreement provides that, in the event of termination by Metrobank of the Merger Agreement because (a) Holdings or Comerica has breached any of their representations and warranties set forth in the Merger Agreement and in the reasonable opinion of Metrobank such breach cannot be cured prior to Closing and would have a Material Adverse Effect on Holdings or Comerica, or (b) a default is committed by Comerica or Holdings pursuant to the Merger Agreement and the default continues for a period of 20 business days after written notice of such default, and in the reasonable opinion of Metrobank, such default cannot be cured prior to the Closing, then Comerica shall pay to Metrobank as reasonable and full liquidated damages and reasonable compensation for the loss sustained thereby and not as a penalty or forfeiture, the sum of $3,000,000. See "THE MERGER AGREEMENT -- Liquidated Damages; Cancellation Fee."

         Regulatory Approvals Required. The Merger is subject to prior approval by the Board of Governors of the Federal Reserve ("Federal Reserve"), the Commissioner of the Michigan Financial Institutions Bureau (the "Michigan Commissioner") and the State of California's

Superintendent of Banks (the "California Superintendent"). Applications for approval of the Merger have been filed with the Federal Reserve, the Michigan Commissioner and the California Superintendent.

         Although it is not a condition to consummation of the Merger, Comerica may, at or sometime after such consummation, elect to merge the Surviving Corporation of the merger between Metrobank and Holdings with and into Comerica Bank-California, a wholly-owned subsidiary of Comerica California Incorporated, Comerica's California bank holding company (the "Surviving Corporation Merger"). The Surviving Corporation Merger would be subject to prior approval of the FDIC, and the California Superintendent.

         There can be no assurance that any of these regulatory authorities will approve the Merger or the Surviving Corporation Merger, or if approved, as to the date of such approvals. There can also be no assurance that such approvals will not contain a condition or requirement which causes such approvals to fail to satisfy the conditions to the consummation of the Merger. There can also be no assurance that the Department of Justice will not challenge the Merger or the Surviving Corporation Merger, or as to the outcome of any such challenge if made. See "THE MERGER -- Conditions to the Consummation of the Merger and -- Regulatory Approvals Required."

         Operations Pending the Merger. In the Merger Agreement, Metrobank has agreed to carry on its business and the business of its subsidiaries in substantially the manner as conducted prior to the execution of the May Agreement, to notify Comerica promptly of any changes that would have a material adverse effect on Metrobank's capital structure, financial condition, assets, results of operations, business or prospects of Metrobank, to take certain other actions, and to provide Comerica with certain reports and information. Metrobank has also agreed in the Merger Agreement that it will not take certain actions, including by way of example and not of limitation, issue capital stock (other than pursuant to outstanding stock options under its Stock Option Plans), issue other securities convertible into capital stock, acquire or dispose of material assets, incur indebtedness other than in the ordinary course of business or declare or pay any dividend, other than regular quarterly cash dividends in an amount not to exceed $.15 per share. See "THE MERGER AGREEMENT -- Conduct of Business Pending the Merger" and "THE MERGER -- Operations Pending the Merger."

         Operations After the Merger. If the Merger is consummated, Metrobank will be the Surviving Corporation of the Merger, with the articles of incorporation of Holdings and the name Metrobank. The separate existence of Holdings will cease, and the Surviving Corporation will continue as a wholly-owned subsidiary of Comerica. The Board of Directors of the Surviving Corporation will be made up of certain directors of Comerica Bank-California and Metrobank serving in those capacities at the Effective Time. Upon consummation of the Merger, Comerica expects to contribute the stock of the Surviving Corporation to Comerica California Incorporated, Comerica's California bank holding company. At some point after the consummation of the Merger the Surviving Corporation may merge into Comerica Bank-California.

         Following the consummation of the Merger, David L. Buell, Chief Executive Officer and Chairman of the Board of Metrobank, will serve Metrobank, pursuant to a one year employment agreement, as either Chairman of Metrobank or Vice Chairman of any successor to Metrobank. See "THE MERGER -- Interests of Certain Persons in the Merger."

         Banking policies and procedures of the Surviving Corporation and its subsidiaries will continue in accordance with the policies of Comerica Bank - California. See "THE MERGER -- Operations After the Merger."

         Interests of Certain Persons in the Merger. Certain members of Metrobank's management, including Mr. David L. Buell, may be deemed to have certain interests in the Merger that are in addition to their interests as shareholders of Metrobank generally. The Metrobank Board was aware of these interests and considered them, among other matters, in approving the Merger Agreement and the transactions contemplated thereby. See "THE MERGER -- Interests of Certain Persons in the Merger" and -- "Operations After the Merger.

         Anticipated Accounting Treatment. The Merger is expected to be treated as a purchase for accounting and financial reporting purposes. The shares of Comerica Common Stock to be issued in the Merger will be authorized but unissued shares, or shares held as treasury shares. Subject to the rules of the Securities and Exchange Commission, Comerica may repurchase shares of Comerica Common Stock in open market or other transactions to fund the

Merger consideration. See "THE MERGER -- Anticipated Accounting Treatment."

         Certain Federal Income Tax Consequences. The obligations of Comerica, Holdings and Metrobank to effect the Merger are conditioned upon the receipt of a legal opinion dated the Effective Time of the Merger from legal counsel acceptable to Comerica, subject to exceptions and assumptions normally included, and in form and substance reasonably satisfactory to Comerica and Metrobank, to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "IRC"), and that Comerica and Metrobank will each be a party to that reorganization within the meaning of Section 368(b) of the IRC. There can be no assurance that this opinion will be received. See "THE MERGER
-- Certain Federal Income Tax Consequences."

         The material federal income tax consequences of the proposed transactions to shareholders of Metrobank are summarized under "THE MERGER -- Certain Federal Income Tax Consequences."

         Stock Exchange Listing. The Comerica Common Stock is listed on the New York Stock Exchange ("NYSE"). Comerica has agreed to apply for the listing of the shares of Comerica Common Stock to be issued in the Merger on the NYSE. The obligations of the parties to the Merger Agreement to consummate the Merger are subject to approval for listing by the NYSE of such shares. See "THE MERGER -- Stock Exchange Listing."

         Dissenter's Rights. Holders of Metrobank Common Stock may have certain dissenter's rights if their shares of Metrobank Common Stock qualify as "dissenting shares" under California law. These rights may require Metrobank to purchase for cash at fair market value from Metrobank shareholders any such "dissenting shares." Metrobank shareholders must strictly comply with applicable California law to exercise their dissenter's rights. A copy of the pertinent statutory provisions are attached to this Proxy Statement/Prospectus as Annex C. See "THE MERGER -- Dissenter's Rights."

         For additional information with respect to dissenter's rights and a description of the procedure to exercise those rights, see "THE MERGER -- Dissenter's Rights."

         Stock Option Agreement. As a condition to entering into the Merger Agreement, Comerica insisted that it be granted an option to purchase up to 9.9% of the issued and outstanding shares of Metrobank Common Stock (after giving effect to the shares issued pursuant to the option) at an exercise price of $15.75 per share. Metrobank made such grant pursuant to a separate Stock Option Agreement, dated May 2, 1995 (the "Stock Option Agreement"). The option may be exercised only upon the occurrence of certain events and conditions. The Stock Option Agreement is attached to this Proxy Statement/Prospectus as Annex
E. See "THE STOCK OPTION AGREEMENT."

         The Stock Option Agreement is intended to increase the likelihood that the Merger will be consummated in accordance with the terms of the Merger Agreement. Consequently, certain aspects of the Stock Option Agreement may have the effect of discouraging persons who might now or prior to the Effective Time be interested in acquiring all of or a significant interest in Metrobank from considering or proposing such an acquisition, even if such persons were prepared to pay a higher price per share for Metrobank Common Stock than the price per share implicit in the Metrobank Conversion Rate or a higher price per share for Metrobank Common Stock than the then current market price of such shares.

         Certain Regulatory Considerations. As financial institutions, Comerica and its banking subsidiaries are subject to certain regulatory restrictions, and examination and reporting requirements, of certain federal and state banking authorities. Such restrictions impact, among other things, the payment of dividends to Comerica by its bank subsidiaries and the extent to which Comerica and its nonbank subsidiaries can borrow or otherwise obtain credit from its bank subsidiaries. In addition, Comerica and its bank subsidiaries are subject to certain capital requirements. Comerica is also expected to act as a source of financial strength to each of its subsidiary banks and to commit resources to support each of such subsidiaries. The regulatory structure applicable to banks has been revised considerably by recent federal legislation. See "CERTAIN REGULATORY CONSIDERATIONS."

SELECTED CONSOLIDATED FINANCIAL DATA OF COMERICA INCORPORATED

     (SHARE DATA IN THOUSANDS, EXCEPT PER SHARE DATA; INCOME STATEMENT AND BALANCE SHEET AMOUNTS IN MILLIONS)


         The following table sets forth certain selected consolidated financial data of Comerica and is based on the consolidated financial statements of Comerica, including the respective notes thereto, which are incorporated by reference in this Proxy Statement/Prospectus from Comerica's Annual Report on Form 10-K for the year ended December 31, 1994 and Quarterly Report on Form 10-Q for the six month period ended June 30, 1995, and should be read in conjunction therewith. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" above.


                                                  FOR THE SIX MONTHS ENDED(1)
                                                  ---------------------------
                                                       JUNE 30,   JUNE 30,          FOR THE YEAR ENDED DECEMBER 31,
                                                       --------   --------          -------------------------------
                                                         1995        1994      1994       1993        1992       1991        1990
                                                        ------      ------    ------     ------      ------     ------      ------
CONDENSED STATEMENT OF INCOME
  (IN MILLIONS):
Net interest income .................................  $    636   $    605   $  1,230   $  1,134   $  1,121   $  1,050    $   927
Provision for loan losses ...........................        28         30         56         69        111        105        100
Non-interest income .................................       241        227        467        462        411        385        348
Non-interest expenses ...............................       544        516      1,059      1,038      1,092        945        848
Provision for income taxes ..........................       103         96        195        148         89        105         79
                                                       --------   --------    -------     ------   --------   --------    -------
Net income ..........................................  $    202   $    190   $    387   $    341   $    240   $    280    $   248
                                                       ========   ========   ========    =======   ========   ========    =======

PER COMMON SHARE DATA:
Net income (primary) ................................  $   1.71   $   1.62   $   3.28   $   2.85   $   1.99   $   2.41   $   2.25
Net income (fully diluted) ..........................      1.71       1.62       3.28       2.85       1.98       2.38       2.23
Cash dividends declared .............................       .67        .60       1.24       1.07        .96        .92        .87
Common stockholders' equity  (period end) ...........     21.68      19.81      20.46      18.99      17.38      16.30      14.52
Average primary common shares  outstanding
  (in thousands) ....................................   117,865    117,497    118,160    119,569    119,113    114,713    108,742

CONSOLIDATED AVERAGE BALANCES
  (IN MILLIONS):
Total loans .........................................  $ 22,938   $ 19,498   $ 20,211   $ 18,307   $ 17,447   $ 16,622   $ 15,477
Total assets ........................................    33,628     30,868     31,451     27,236     26,510     26,365     24,332
Total deposits ......................................    21,493     21,222     21,325     20,721     20,913     20,785     19,381
Medium- and long-term debt ..........................     4,197      1,847      2,708      1,087        414        323        348
Common stockholders' equity .........................     2,477      2,256      2,313      2,136      1,957      1,741      1,485
Total stockholders' equity ..........................     2,477      2,256      2,313      2,136      1,995      1,779      1,523

PERFORMANCE RATIOS:(2)
Return on average assets ............................      1.20%      1.23%      1.23%      1.25%      0.91%      1.06%      1.02%
Return on average common stockholders' equity .......     16.28      16.85      16.74      15.94      12.10      15.90      16.47
Net interest margin -- taxable equivalent ...........      4.16       4.34       4.32       4.65       4.73       4.49       4.36
Non-interest expenses as % of average total assets ..      3.24       3.35       3.37       3.81       4.12       3.58       3.49
Non-performing assets as % of loans and other
  real estate owned(3) ..............................       .82       1.27        .92       1.09       1.50       1.48       1.54
Non-performing loans as % of loans(3) ...............       .65        .99        .74        .83       1.23       1.22       1.19
Allowance for loan losses as % of loans(3) ..........      1.41       1.59       1.47       1.56       1.69       1.62       1.60
Allowance for loan losses as % of non-performing
  assets(3) .........................................       171        124        160        143        113        109        104
Net charge-offs as % of average loans ...............       .17        .24        .24        .43        .57        .58       1.18
Total stockholders' equity as % of assets(3) ........      7.01       7.42       7.15        7.2       7.61       6.68       6.05
Common stockholders' equity as % of assets(3) .......      7.01       7.42       7.15        7.2       7.47       6.55       5.90

REGULATORY CAPITAL RATIOS:(2)
Tier I risk-based capital ...........................      7.61%      8.41%      8.13%      8.21%      8.83%      8.13%      7.23%
Total risk-based capital ............................     10.85      11.58      11.68      11.58      11.82      10.69       9.99
Leverage ratio ......................................      6.59       6.86       6.93       7.04       7.52       6.61       5.75

---------------
(1) During the three months ended March 31, 1995, Comerica completed the acquisition of University Bank & Trust Company in a purchase transaction. See "THE COMPANIES
         -- Comerica Incorporated -- Recently Completed Acquisitions."
(2)      Ratios are annualized where appropriate.
(3)      At period end.

         SELECTED CONSOLIDATED FINANCIAL DATA OF METROBANK

         The following table sets forth certain selected consolidated financial data of Metrobank and is based on the financial statements of Metrobank, including the respective notes thereto, which are incorporated by reference in this Proxy Statement/Prospectus from Metrobank's Annual Report on Form F-2 for the year ended December 31, 1994 and Quarterly Reports on Form F-4 for the six month period ended June 30, 1995, and should be read in conjunction therewith. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" above.

(INCOME STATEMENT AND BALANCE SHEET AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)



                                                             FOR THE SIX MONTHS ENDED(1)
                                                             ---------------------------
                                                               JUNE 30,       JUNE 30,
                                                               --------      --------
                                                                 1995          1994
                                                                 ----          ----
STATEMENT OF OPERATIONS DATE:
Interest income ............................................  $   42,825   $   31,085
Interest expense ...........................................      10,723        6,130
                                                              ----------   ----------
Net interest income ........................................      32,102       24,955
Provision for possible loan losses .........................       2,300        1,415
Noninterest income .........................................       2,714        2,235
Noninterest expense ........................................      24,709       20,866
                                                              ----------   ----------
Earnings before income taxes ...............................       7,807        4,909
Provision for income taxes .................................       2,754        1,429
                                                              ----------   ----------
Net earnings ...............................................  $    5,053   $    3,480
                                                              ==========   ==========

PER SHARE DATA:
Net earnings ...............................................  $     0.88   $     0.64
Dividends per share ........................................  $     0.30   $     0.27
Stockholders' equity per share at period end ...............  $    13.66   $    12.65

CONSOLIDATED BALANCES -
   END OF PERIOD:
Assets .....................................................  $1,321,243   $  996,948
Net Loans ..................................................     766,213      583,095
Deposits ...................................................   1,229,312      909,793
Shareholders' equity .......................................      74,803       66,700

CONSOLIDATED AVERAGE BALANCES:
Assets .....................................................  $1,078,817   $  926,421
Net loans ..................................................     700,013      563,543

STATEMENT OF OPERATIONS DATA
  AVERAGE BALANCES:
Deposits ...................................................  $  984,457   $  817,608
Stockholders' equity .......................................      72,489       66,140

PERFORMANCE RATIOS (ANNUALIZED):
Return on average assets ...................................        0.94%        0.76%
Return on average equity ...................................       14.06%       10.61%
Net interest margin ........................................        6.69%        6.12%
Non-interest expenses to average total assets ..............        4.62%        4.54%
Non-performing assets to total assets ......................        1.71%        1.55%
Non-performing loans to total loans ........................        2.75%        1.72%
Allowance for possible losses to total loans ...............        2.00%        2.28%
Allowance for possible losses to non-performing loans.......       72.79%      132.54%

STATEMENT OF OPERATIONS DATA:
Net charge-offs to average loans ...........................        1.34%        0.31%

REGULATORY CAPITAL RATIOS:
Tier 1 risk-based ratio ....................................        8.20%        9.90%
Total risk-based capital ratio .............................        9.45%       11.20%
Leverage ratio .............................................        6.11%        7.01%





                                                                              FOR THE YEAR ENDED DECEMBER 31,
                                                             --------------------------------------------------------------
                                                                 1994         1993         1992         1991         1990
                                                                 ----         ----         ----         ----         ----
STATEMENT OF OPERATIONS DATE:
Interest income ............................................ $   66,602   $   61,059   $   61,764   $   64,097   $   64,433
Interest expense ...........................................     13,688       12,634       15,741       24,968       25,107
                                                             ----------   ----------   ----------   ----------   ----------
Net interest income ........................................     52,914       48,425       46,023       39,129       39,326
Provision for possible loan losses .........................      3,565        8,820        5,200        2,130        5,619
Noninterest income .........................................      4,581        9,583        5,661        6,238        5,983
Noninterest expense ........................................     42,505       42,005       39,227       35,660       36,339
                                                             ----------   ----------   ----------   ----------   ----------
Earnings before income taxes ...............................     11,425        7,183        7,257        7,577        3,351
Provision for income taxes .................................      3,272        1,168        1,499        2,064        1,250
                                                             ----------   ----------   ----------   ----------   ----------
Net earnings ............................................... $    8,153   $    6,015   $    5,758   $    5,513   $    2,101
                                                             ==========   ==========   ==========   ==========   ==========

PER SHARE DATA:
Net earnings ............................................... $     1.47   $     1.15   $     1.10   $     1.06   $     0.40
Dividends per share ........................................ $     0.55   $     0.41   $     0.55   $     0.39   $     0.28
Stockholders' equity per share at period end ............... $    13.06   $    12.18   $    11.34   $    10.67   $     9.95

CONSOLIDATED BALANCES -
   END OF PERIOD:
Assets ..................................................... $1,052,172   $  955,858   $  905,083   $  824,774   $  744,521
Net Loans ..................................................    601,466      553,125      517,850      475,474      412,277
Deposits ...................................................    959,160      885,386      801,863      740,824      672,765
Shareholders' equity .......................................     70,215       63,752       59,279       55,761       52,002

CONSOLIDATED AVERAGE BALANCES:
Assets ..................................................... $  946,257   $  896,568   $  857,565   $  755,398   $  748,549
Net loans ..................................................    575,637      530,706      499,628      442,084      380,466

STATEMENT OF OPERATIONS DATA
  AVERAGE BALANCES:
Deposits ................................................... $  843,349   $  795,506   $  746,962   $  666,887   $  659,249
Stockholders' equity .......................................     67,234       61,540       57,518       53,679       53,458

PERFORMANCE RATIOS (ANNUALIZED):
Return on average assets ...................................       0.86%        0.67%        0.67%        0.72%        0.28%
Return on average equity ...................................      12.12%        9.77%       10.01%       10.27%        3.86%
Net interest margin ........................................       6.31%        6.13%        6.17%        5.97%        6.19%
Non-interest expenses to average total assets ..............       4.49%        4.69%        4.57%        4.72%        4.85%
Non-performing assets to total assets ......................       1.60%        1.29%        1.91%        0.99%        1.46%
Non-performing loans to total loans ........................       2.17%        1.16%        1.23%        0.60%        2.59%
Allowance for possible losses to total loans ...............       2.08%        2.31%        1.91%        1.69%        1.59%
Allowance for possible losses to non-performing loans.......      96.02%      199.39%      155.56%      283.72%       62.94%

STATEMENT OF OPERATIONS DATA:
Net charge-offs to average loans ...........................       0.66%        1.07%        0.64%        0.16%        0.44%

REGULATORY CAPITAL RATIOS:
Tier 1 risk-based ratio ....................................      10.11%        9.99%        9.76%        9.57%        9.14%
Total risk-based capital ratio .............................      11.37%       11.24%       11.01%       10.99%       10.31%
Leverage ratio .............................................       7.24%        6.92%        6.57%        6.69%        6.97%

                     COMPARATIVE PER SHARE DATA (UNAUDITED)

The following table sets forth for the Comerica Common Stock and the Metrobank Common Stock certain historical, pro forma and pro forma equivalent per share financial information. The pro forma data does not purport to be indicative of the results of future operations or the results that would have occurred had the Merger been consummated at the beginning of the periods presented. The pro forma data gives effect to the Merger and is based on numerous assumptions and estimates. The pro forma financial data has been included as required by the rules of the Commission and is provided for comparative purposes only. The information presented below should be read in conjunction with the separate financial statements of Comerica and Metrobank, including the applicable notes, incorporated by reference herein. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."



                                                                  Comerica                    Metrobank
                                                           ----------------------       -------------------------
                                                                                                     Equivalent
                                                            Historical  Pro Forma       Historical   Pro Forma(2)
                                                            ----------  ---------       ----------   ------------
COMMON SHAREHOLDERS' EQUITY:
   December 31, 1994.........................................$20.46       $20.46         $13.06         $16.14
   June 30, 1995 ............................................ 21.68        22.18          13.43          17.50
CASH DIVIDENDS:(1)
   Year ended December 31, 1994..............................  1.24         1.24            .55            .98
   Six months ended June 30, 1995............................   .67          .67            .30            .53
NET INCOME:
   Year ended December 31, 1994:
     Primary...............................................    3.28         3.35           1.47           2.64
     Fully diluted...........................................  3.28         3.35           1.47           2.64
   Six months ended June 30, 1995(3)
     Primary.................................................  1.71         1.73            .42           1.36
     Fully diluted...........................................  1.71         1.73            .42           1.36


---------------
(1) The Comerica pro forma combined dividends per share amounts represent historical dividends declared per share only on Comerica Common Stock.

(2) The Metrobank pro forma equivalent per share amounts are calculated assuming a Metrobank Conversion Rate of .7889. The Metrobank Conversion Rate is subject to adjustment. See "THE MERGER -- Merger
         Consideration."

(3) Does not include the dilutive effect of the grant of an option to Comerica to purchase up to approximately 590,827 shares of Metrobank Common Stock pursuant to the Stock Option Agreement. See "THE STOCK OPTION AGREEMENT."

                            COMPARATIVE STOCK PRICES

         Comerica Common Stock is listed on the New York Stock Exchange ("NYSE"). The table below sets forth, for the periods indicated, the high and low sales prices per share of Comerica Common Stock as reported on the NYSE Composite Transactions Tape. The per share information set forth below has been adjusted to reflect the 100% stock dividend paid January 4, 1993 to Comerica common shareholders of record as of December 15, 1992.

         Metrobank Common Stock is listed on the American Stock Exchange ("AMEX"). The table below sets forth, for the periods indicated, the high and low sales prices per share of Metrobank Common Stock as reported on the AMEX Composite Transactions Tape.



                                                                              COMERICA              METROBANK
                                                                            COMMON STOCK          COMMON STOCK
                                                                        -------------------     ------------------
                                                                         HIGH         LOW       HIGH         LOW
                                                                         ----         ---       ----         ---
1993     First Quarter................................................. $33.375     $28.750     $12.88      $11.13
         Second Quarter................................................  35.250      27.625      13.00       10.00
         Third Quarter.................................................  31.500      26.875      10.88        9.25
         Fourth Quarter................................................  29.000      25.125      12.38        9.75

1994     First Quarter................................................. $28.250     $25.250     $12.28      $10.47
         Second Quarter................................................  30.875      25.125      16.72       10.78
         Third Quarter.................................................  31.250      27.750      15.69       13.28
         Fourth Quarter................................................  28.250      24.125      17.38       13.88

1995     First Quarter................................................. $28.375     $24.125     $17.50      $15.50
         Second Quarter................................................  33.125      27.250      24.38       15.25
         Third Quarter (through August 15, 1995).......................  35.750      31.875      26.75       23.50



         On May 1, 1995 (the last trading day preceding the execution of the May Agreement), the last sales price of Comerica Common Stock as reported on the NYSE Composite Transactions Tape was $28.125 per share. On August 15, 1995 (the last practicable date prior to the mailing of this Proxy Statement/Prospectus), the last sales price of Comerica Common Stock as reported on the NYSE Composite Transactions Tape was $34.750 per share.



         On May 1, 1995 (the last trading day preceding the execution of the May Agreement), the last sales price of Metrobank Common Stock as reported on the AMEX Composite Transactions Tape was $25.88 per share (or approximately $27.41 per share of Comerica

Common Stock on an equivalent per share basis). On August 15, 1995 (the last practicable date prior to the mailing of this Proxy Statement/Prospectus), the last sales price of Metrobank Common Stock as reported on the AMEX Composite Transactions Tape was $27.41 per share (or approximately $25.88 share of Comerica Common Stock on an equivalent per share basis).(1)


         METROBANK SHAREHOLDERS ARE ADVISED TO OBTAIN CURRENT MARKET QUOTATIONS FOR COMERICA COMMON STOCK. NO ASSURANCE CAN BE GIVEN CONCERNING THE MARKET PRICE OF COMERICA COMMON STOCK BEFORE OR AFTER THE DATE ON WHICH THE MERGER IS CONSUMMATED. THE MARKET PRICE OF COMERICA COMMON STOCK WILL FLUCTUATE BETWEEN THE DATE OF THIS PROXY STATEMENT/PROSPECTUS AND THE DATE ON WHICH THE MERGER IS CONSUMMATED AND THEREAFTER.

         On June 30, 1995, there were 17,145 holders of record of Comerica Common Stock, and 361 holders of record of Metrobank Common Stock.

---------------
(1) Equivalent per share prices of Metrobank Common Stock as compared to Comerica Common Stock assume a Metrobank Conversion Rate of .7889. The Metrobank Conversion Rate is subject to adjustment. See "THE MERGER -- Merger Consideration."

                                  INTRODUCTION

         This Proxy Statement/Prospectus is being furnished to shareholders of Metrobank in connection with the solicitation of proxies by the Board of Directors of Metrobank (the "Metrobank Board") for use at the Special Meeting of Shareholders of Metrobank (the "Special Meeting") to be held at the offices of Metrobank located at 10900 Wilshire Boulevard, Los Angeles, California 90024 on September 26, 1995 at 4:00 p.m., and at any adjournments or postponements thereof.


         At the Special Meeting, the shareholders of Metrobank will be asked to consider and vote upon a proposal (the "Merger Proposal") to adopt and approve
(a) the Amended and Restated Agreement and Plan of Reorganization and Merger, dated as of July 31, 1995, as amended by the Letter Agreement dated August 10, 1995 (the "Merger Agreement"), by and among Comerica Incorporated, a Delaware corporation and a registered bank holding company ("Comerica"), Comerica Holdings Incorporated, a California corporation ("Holdings"), and Metrobank attached as Annex A hereto and more fully described herein, which amends and restates the Agreement and Plan of Reorganization and Merger dated as of May 2, 1995 by and among Comerica, Holdings and Metrobank (the "May Agreement"), by and among Metrobank, Holdings and Comerica and (b) the Agreement of Merger (the "Subsidiary Merger Agreement"), attached as Annex B hereto, providing for the merger (the "Merger") of Holdings with and into Metrobank. Metrobank will be the surviving corporation (the "Surviving Corporation") following the Merger, and will become a wholly-owned subsidiary of Comerica.



        In the Merger, each outstanding share of common stock, no par value per share, of Metrobank ("Metrobank Common Stock"), subject to certain provisions with respect to fractional shares and dissenting shares, will be converted into the right to receive common stock, $5.00 par value per share, of Comerica ("Comerica Common Stock") at the Metrobank Conversion Rate. Based upon an assumed number of shares of Fully Diluted Metrobank Common Stock (as defined in the Merger Agreement) of 6,092,817 as of the consummation of the Merger, the Metrobank Conversion Rate would be .7889 of a share of Comerica Common Stock, subject to certain possible downward adjustments described in the Merger Agreement. In the event that such downward adjustments, if any, result in a Metrobank Conversion Rate below .625, Metrobank may terminate the Merger Agreement or, if necessary, hold an additional meeting of Metrobank shareholders to approve such Metrobank Conversion Rate. In addition, all existing rights with respect to Metrobank Common Stock pursuant to Metrobank stock option plans (the "Stock Options"), shall be converted into and become equivalent rights with respect to Comerica Common Stock. Each Metrobank Stock Option holder will receive the number of stock options (subject to the terms of the applicable stock option agreement), for Comerica Common Stock such holder would have received according to the Metrobank Conversion Rate as if such holder exercised his or her Metrobank Stock Options in full immediately prior to the Effective Time. See "THE MERGER -- Merger Consideration."


         The date on which this Proxy Statement/Prospectus is first being sent to shareholders of Metrobank is on or about August 22, 1995.


                                  THE COMPANIES

COMERICA INCORPORATED

         General. Comerica is a registered bank holding company incorporated under the laws of the State of Delaware, headquartered in Detroit, Michigan and was formed in 1973 to acquire the outstanding common stock of Comerica Bank (formerly Comerica Bank-Detroit), a Michigan banking corporation ("Comerica Bank"). On June 18, 1992, Manufacturers National Corporation, a registered bank holding company incorporated under the laws of the State of Delaware ("Manufacturers"), was merged with and into Comerica. Comerica was the Surviving Corporation. The merger was accounted for as a pooling-of-interests. As of June 30, 1995 , Comerica owned directly or indirectly all the outstanding common stock (except for directors' qualifying shares, where applicable) of 8 banking and 36 active nonbanking subsidiaries. At June 30, 1995 , Comerica had total assets of approximately $35.5 billion, total deposits of approximately $21.9 billion, total loans (net of unearned income) of approximately $24.0 billion, and shareholders' equity of approximately $2.5 billion. At June 30, 1995, Comerica was the second largest bank holding company headquartered in Michigan in terms of total assets.

         Comerica's business strategy focuses on five core businesses in four geographic markets. Those businesses are corporate banking, consumer banking, private banking, institutional trust and investment management, and international finance and trade services. Corporate banking incorporates highly specialized units servicing a full range of company sizes with both credit and non-credit products. Consumer banking provides deposit, credit and fee-based products to individuals needing financial services but whose income or wealth do not make them prospects for private banking services. Private banking is oriented to servicing the financial needs of the affluent market as defined by individual net income or worth. Institutional trust and investment management activities involve providing companies, municipalities and other entities a wide spectrum of investment management products and trust products such as master trust, master custody, and corporate trust services, as well as administering and serving as trustee for employee benefit plans. International finance and trade services offer importers and exporters trade financing, letters of credit, foreign exchange and international customhouse brokerage and freight forwarding products. The core businesses are tailored to each of Comerica's four primary geographic markets: the Midwest (currently Michigan and Illinois), Texas, California, and Florida. The Midwest is the only market in which all five core businesses are currently pursued. In California and Texas, the primary focus is on corporate banking and private banking activities. In Florida, the primary focus is on private banking.


         On September 14, 1992, Comerica Bank, Comerica's principal banking subsidiary, and Manufacturers Bank, N.A. (the principal banking subsidiary of Manufacturers prior to its merger into Comerica on June 18, 1992) were merged, with Comerica Bank being the surviving institution. Such merger was accounted for using the pooling-of-interests method. At June 30, 1995, Comerica Bank had approximately 280 branch offices in Michigan and total assets of approximately $28.5 billion. At June 30, 1995, Comerica Bank was the second largest commercial bank in Michigan in terms of deposits.


         In Illinois, Comerica owns Comerica Bank-Illinois. At June 30, 1995, Comerica Bank-Illinois had 28 offices in Illinois and total assets of approximately $1.5 billion.

         In Texas, Comerica owns Comerica Bank-Texas, which focuses on middle market banking, small business banking, private banking and trust services in the Houston and Dallas/Fort Worth, Texas area. At June 30, 1995, Comerica Bank-Texas had total assets of approximately $3.5 billion and 58 offices. See "Recently Completed Acquisitions" for information regarding Lockwood National Bank of Houston, which was acquired by Comerica on August 4, 1994 and merged into Comerica Bank-Texas on December 16, 1994.

         In California, Comerica owns Comerica Bank-California, which focuses on middle market banking, small business and private banking, as well as trust and treasury management services, in the San Francisco Bay and Los Angeles areas, and University which provides similar services in the Palo Alto area. At June 30, 1995, Comerica Bank-California and University Bank & Trust Company had total assets of approximately $2.5 billion. They had 34 offices of which eleven are located in the San Francisco Bay Area. Comerica Bank-California provides a wide array of services focused in middle market banking, small business banking, high technology, commercial real estate lending and mortgage banker financing. Comerica Bank-California also provides treasury management and trade finance services to corporate customers. It also targets affluent and professional clients and provides customized solutions for their private banking needs. Specialized banking services include lines of credit, equipment loans, residential mortgage loans, equity lines of credit and consumer loans. Comerica Bank-California offers fully managed trust accounts for individuals and companies, and administration, record keeping, and investment services for 401(k) plans and pension and profit sharing plans. See "Recently Completed Acquisitions" for information regarding University Bank & Trust Company which was acquired by Comerica on March 31, 1995.


         Comerica serves trust and banking customers in Florida through Comerica Bank & Trust, F.S.B., a federally chartered savings bank, which operates six offices and had approximately $158 million in assets at June 30, 1995.


         Competitors of Comerica's banking subsidiaries include commercial banks, savings and loan associations, consumer and commercial finance companies, leasing companies, credit unions and other financial services companies. Based on the recent passage of the Interstate Banking and Branching Efficiency Act of 1994 (the "Interstate Act") and on legislation passed during 1985 that allows Michigan-based banks to acquire or be acquired by banks in states with similar laws in effect, Comerica believes that the level of competition will increase in the future.

         Comerica's principal executive offices are located at Comerica Tower at Detroit Center, 500 Woodward Avenue, Suite 3100, Detroit, Michigan 48226, and its telephone number is (313) 222-4000.

         Recently Completed Acquisitions. On September 8, 1993, Comerica, Pacific Western Bancshares, Inc., a Delaware corporation and a bank holding company ("PAC WEST"), Pacific Western Bank, a California state-chartered bank and a wholly-owned subsidiary of PAC WEST ("PWB") and Comerica California Incorporated, a California registered bank holding company and wholly-owned subsidiary of Comerica ("COM CAL") entered into an Agreement and Plan of Reorganization and Merger providing for, among other things, the merger of COM CAL into PAC WEST with PAC WEST being the Surviving Corporation under the charter and bylaws of COM CAL and the name "Comerica California Incorporated." The merger was completed on March 30, 1994 and was accounted for as a purchase. PAC WEST shareholders received common stock of Comerica valued at approximately $121 million. At December 31, 1993, PAC WEST had assets of approximately $1 billion. PWB merged into Comerica Bank-California on June 30, 1994.

         On April 4, 1994, Comerica, Michigan National Corporation, a Michigan corporation and a bank holding company ("MNC"), Lockwood Banc Group, Inc., a Michigan corporation, wholly-owned subsidiary of MNC and a registered bank holding company ("Lockwood") and Lockwood National Bank of Houston, a national banking association and wholly-owned subsidiary of Lockwood ("LNB") entered into a Stock Purchase Agreement whereby Comerica purchased from MNC all of the issued and outstanding stock of Lockwood and LNB. The purchase was completed on August 4, 1994 for a purchase price of approximately $44 million in cash. At June 30, 1994 Lockwood had assets of approximately $318 million. Comerica contributed the stock of LNB to Comerica Texas Incorporated, its wholly-owned bank holding company in Texas. LNB merged into Comerica Bank-Texas on December 16, 1994.

         On October 4, 1994, Comerica, University Bank & Trust Company, a California Bank ("UBT") and Comerica Interim Incorporated, a California corporation and wholly-owned subsidiary of Comerica ("Interim") entered into an Agreement and Plan of Reorganization and Merger providing for, among other things, the merger of UBT into Interim with UBT being the surviving corporation. Subsequent to the merger of UBT into Interim, UBT may, at Comerica's election, be merged into a subsidiary of Comerica. The merger of Interim into UBT was completed on March 31, 1995 and was accounted for as a purchase. UBT shareholders received Comerica Common Stock valued at approximately $69 million. At March 31, 1995, UBT had assets of approximately $490 million.


         On June 1, 1995, Comerica and the shareholders of W.Y. Campbell & Company, a Michigan corporation and an investment banking firm based in Detroit, Michigan ("Campbell"), entered into an Agreement and Plan of Reorganization that provided for, among other things, the acquisition of all of the capital stock of Campbell by Comerica's wholly-owned subsidiary, Comerica Bank-Ann Arbor, N.A. The acquisition of Campbell was completed on June 23, 1995.

         Pending Acquisition. On June 28, 1995, Comerica, QuestStar Bank, N.A., a national bank ("QuestStar"), Comerica Texas Incorporated, a Texas corporation, bank holding company and wholly owned subsidiary of Comerica ("Comerica-Texas") and Comerica Interim Incorporated, a Texas corporation and wholly owned subsidiary of Comerica-Texas ("Interim") entered into an Agreement and Plan of Reorganization and Merger providing for, among other things, the merger of QuestStar into Interim with Interim being the surviving corporation. Subsequent to the merger of QuestStar into Interim, Interim may, at Comerica's election, be merged into a subsidiary of Comerica. The transaction is subject to regulatory and QuestStar shareholder approval and is expected to be completed sometime in the fourth quarter of 1995. Shareholders of QuestStar would receive cash in the amount of approximately $25 million, subject to certain adjustments. At May 31, 1995, QuestStar had assets of approximately $196 million.

         Joint Venture. On November 2, 1994 Comerica and Munder Capital Management, Inc., a Delaware corporation and registered investment adviser located in the Detroit, Michigan metropolitan area ("Munder"), entered into a Joint Venture Agreement providing for the combination of the investment advisory businesses of Munder and two investment advisory subsidiaries of Comerica:
Woodbridge Capital Management, Inc. ("Woodbridge") and World Asset Management, Inc. ("World"). As of December 31, 1994, the joint venture became effective with the formation of a partnership, Munder Capital Management, that succeeded to the investment advisory businesses of Munder, Woodbridge, and World. Munder now holds a majority interest in Munder Capital Management, and Comerica holds a minority interest.

         Future Acquisitions. Comerica continues to review and evaluate potential acquisitions in order to expand its core businesses in defined markets. Comerica anticipates that from time to time in the future it will acquire companies which complement and effectuate Comerica's business objectives in both federally-assisted and negotiated transactions. Certain bank acquisitions, including those by Comerica and others have typically involved the payment of a premium over book and market values, which may sometimes result in some dilution to the acquiring company's book value and net income per common share. Comerica expects that future acquisitions may involve acquisition premiums but management expects dilution to occur infrequently.

         Michigan Environmental Complaint. Manufacturers Bank (which was merged with and into Comerica Bank in September, 1992) was served on July 24, 1990 with a complaint by the Attorney General of the State of Michigan ("Plaintiff") in which the Plaintiff sought to impose strict, joint, and several liabilities upon Manufacturers Bank pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA"), the Resource Conservation and Recovery Act, and the Michigan Water Resources Commission Act. Plaintiff alleged that Manufacturers Bank was an operator of certain facilities which have environmental problems and that Manufacturers Bank had indicia of ownership under CERCLA. The facilities involved were actually owned and operated by Auto Specialties Manufacturing Company ("AUSCO"), now in bankruptcy. Plaintiff bases the allegation upon the fact that two former Manufacturers Bank officers and employees were members of the Board of Directors of AUSCO and that Manufacturers Bank allegedly directed the installation of new management at AUSCO. Plaintiff contends Manufacturers Bank had final and ultimate approval over AUSCO's corporate strategies, policies and acquisitions.

         Plaintiff seeks cleanup costs and damages and has expressed the opinion that the claim will be well in excess of $30 million. Comerica's management believes that this action will not have a materially adverse effect on Comerica's consolidated financial position, although it may, depending upon the amount of ultimate liability, if any, and the consolidated results of operations in the year of final resolution, have a materially adverse effect on the consolidated results of operation in that year. On January 12, 1993, the United States District Court for the Western District of Michigan granted Manufacturers Bank its motion for summary judgment. Plaintiff has filed an appeal to the Sixth Circuit Court of Appeals which is still pending.

METROBANK

         Metrobank is a California state chartered bank incorporated originally as a national association on January 16, 1979. Metrobank converted from a national association to a California state chartered institution on November 1, 1988. As a California state chartered bank which is also a member of the Federal Reserve, Metrobank is governed by the California Financial Code and regulated by the California Superintendent of Banks and the Federal Reserve Board. At June 30, 1995, Metrobank had total assets of approximately $1.3 billion, total deposits of approximately $1.2 billion and total loans (net of unearned income) of approximately $782 million, and shareholders' equity of approximately $75 million.

         Metrobank's primary service area is the Los Angeles County area with additional offices in Orange and San Diego counties. Metrobank provides banking services primarily to entrepreneurs with companies that have sales volumes up to $50 million per annum. To facilitate this line of business, Metrobank strives to acquire high quality personnel and attractive and prominent facilities in communities that are well-recognized centers of commerce. This is reflected in the establishment of the Los Angeles Headquarters Office in the 17-story Murdock Plaza in the heart of Westwood at Wilshire and Westwood Boulevards; the South Bay Regional head Office in the Del Amo financial Center in Torrance; the Orange County Regional Head Office located in Koll Center in Newport Beach; the San Fernando Valley Regional head Office located in the Warner Center Plaza in the West San Fernando Valley; and the San Diego Regional Head Office, located in the Mission Valley area of San Diego. In addition, Metrobank maintains centralized loan, finance and administrative facilities in Torrance.

         Metrobank offers a full range of commercial banking services, including the making of commercial loans, accounts receivable loans, various types of consumer loans, and real estate construction loans and commercial mortgage loans; the acceptance of checking, interest-bearing checking (NOW), money market, savings and time deposits; and the provision of traveler's checks, check guarantees, safe deposit and other customary non-deposit banking services. Metrobank does not issue VISA or MasterCard credit cards, but is a merchant depository for cardholder drafts under both types of credit cards. At the present time Metrobank does not have a trust department, however, Metrobank makes arrangements with correspondent banks to provide trust services. Metrobank also provides international banking services for its customers.

         Although Metrobank offers certain consumer banking services as an accommodation to its existing business banking customers, Metrobank does not emphasize this "retail" portion of its business. Accordingly, Metrobank does not offer free checking accounts, Saturday or extended banking hours, or drive-through tellers. Management feels strongly that all banking services should be offered only if they are profitable and, if offered, should be charged for on a competitive basis unless the account relationship provides sufficient earnings through its demand deposit balances to more than offset the cost of the services provided. Metrobank has been offering certain mutual funds and other non-deposit investments through an affiliation with Standard Chartered Bank. This division of Standard Chartered Bank has recently been acquired by First Interstate Bank which has given Metrobank notice of termination of the affiliation.

         On August 31, 1994, Metrobank entered into an agreement to acquire the National Bank of Long Beach ("NBLB") from its Danish parent, Topdanmark Bank A/S. According to the terms of the agreement, Metrobank purchased all outstanding common and preferred NBLB stock for cash at the net book value on December 31, 1994, subject to certain valuation adjustments. The acquisition was completed on April 1, 1995.

         Competitors of Metrobank include commercial banks, savings & and loan associations, securities brokerage firms and credit unions.

         Metrobank's principal executive offices are located at 10900 Wilshire Boulevard, Los Angeles, California 90024, and its telephone number is (310) 824-5700.

                             THE SPECIAL MEETING

MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING

         At the Special Meeting, holders of Metrobank Common Stock will consider and vote upon the Merger Proposal to approve and adopt the Merger Agreement, the Subsidiary Merger Agreement and the Merger. No other matters will be brought before the Special Meeting.

         ALL THE MEMBERS OF THE METROBANK BOARD OF DIRECTORS WERE PRESENT AT THE MEETING APPROVING THE MERGER AGREEMENT, AND THEY UNANIMOUSLY APPROVED THE MERGER AGREEMENT, THE SUBSIDIARY MERGER AGREEMENT AND THE MERGER. THE METROBANK BOARD OF DIRECTORS RECOMMENDS THAT METROBANK SHAREHOLDERS VOTE FOR APPROVAL OF THE MERGER PROPOSAL.

VOTE REQUIRED

         The affirmative vote of the holders of at least a majority of the outstanding shares of Metrobank Common Stock entitled to vote thereon is required to approve the Merger Proposal. Each share of Metrobank Common Stock is entitled to one vote. Thus, any shares of Metrobank Common Stock which for any reason, including abstentions or broker non-votes, are not voted for approval of the Merger Proposal will not count toward the required total and will have the same effect, for purposes of approving the Merger Proposal, as shares voted against the Merger Proposal. Approval of the Merger Proposal by the requisite vote of Metrobank shareholders is a condition to, and required for, the consummation of the Merger. See "THE SPECIAL MEETING -- Record Date; Shares Entitled to Vote; Quorum."

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS


         At June 30, 1995, Metrobank directors, executive officers and their affiliates may be deemed to be the beneficial owners of approximately 2,412,132 shares of Metrobank Common Stock excluding options exercisable within 60 days, representing approximately 44.05% of the then outstanding shares of Metrobank Common Stock. Such officers and directors are entitled to exercise options within 60 days to acquire a total of 447,562 shares of Metrobank Common Stock, which would result in such persons being deemed to be the beneficial owners of approximately 51.54% of the shares of Metrobank Common Stock outstanding as of June 30, 1995 . See "THE MERGER -- Stock Option Plans." Except for Rudy B. Markmiller, each director-shareholder of Metrobank has executed an agreement with Comerica which, among other things, obligates them to vote the shares of Metrobank Common Stock owned or controlled by them in favor of the Merger, subject to fiduciary obligations. See "THE MERGER AGREEMENT -- Shareholder Agreements."

         As of the Record Date, no shares of Metrobank Common Stock were beneficially owned by Comerica, Holdings or any of their subsidiaries, directors or executive officers, or their affiliates.

VOTING OF PROXIES

         Shares of Metrobank Common Stock represented by properly executed proxies received at or prior to the Special Meeting will be voted at the Special Meeting in the manner specified by the holders of such shares. Properly executed proxies which do not contain voting instructions will be voted FOR approval of the Merger Proposal.

         If any other matters are properly presented at the Special Meeting for consideration, including, among other things, consideration of a motion to adjourn the Special Meeting to another time and/or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the form of proxy enclosed herewith and acting thereunder will have discretion to vote on such matters in accordance with their best judgment.

         Metrobank does not have any knowledge of any matters to be presented at the Special Meeting other than those matters referred to and described herein.

REVOCABILITY OF PROXIES

         The grant of a proxy on the enclosed form of proxy does not preclude a shareholder from voting in person or otherwise revoking a proxy. Attendance at the Special Meeting will not in and of itself constitute revocation of a proxy. A shareholder may revoke a proxy at any time prior to its exercise by filing with Sharon L. Canup, Corporate Secretary of Metrobank, 10900 Wilshire Boulevard, Los Angeles, California 90024, a duly executed revocation or a proxy bearing a later date or by voting in person at the Special Meeting.

RECORD DATE; SHARES ENTITLED TO VOTE; QUORUM

         Only holders of record of Metrobank Common Stock at the close of business on August 1, 1995 (the "Record Date") will be entitled to receive notice of, and to vote at, the Special Meeting. At the Record Date, Metrobank had outstanding 5,480,337 shares of Metrobank Common Stock. Holders of a majority of the outstanding shares of Metrobank Common Stock entitled to vote must be represented in person or by proxy at the Special Meeting in order for a quorum to be present at the Special Meeting. As of the Record Date, there were 359 holders of record of outstanding Metrobank Common Stock.


SOLICITATION OF PROXIES

         Metrobank will bear the cost of the solicitation of proxies from its shareholders. In addition to solicitation by mail, the directors, officers and employees of Metrobank may solicit proxies from shareholders by telephone or telegram or in person. Such persons will not be additionally compensated, but will be reimbursed for reasonable out-of-pocket expenses incurred in connection with such solicitation. Arrangements will also be made with brokerage firms, nominees, fiduciaries and other custodians, for the forwarding of solicitation materials to the beneficial owners of shares held of record by such persons, and Metrobank will reimburse such persons for their reasonable out-of-pocket expenses in connection therewith.


         Metrobank has retained the services of its transfer agent, First Interstate Bank of California, to facilitate the distribution of solicitation materials and the solicitation of proxies from banks, brokerage houses, fiduciaries and custodians holding shares of Metrobank Common Stock in their names for beneficial holders.

         Solicitation would be made by mail, telephone and personal contact. Metrobank will pay First Interstate Bank of California an estimated fee of $3,500 for its services, plus reasonable out-of-pocket costs.



                 SHAREHOLDERS SHOULD NOT SEND STOCK CERTIFICATES
                             WITH THEIR PROXY CARDS

                                   THE MERGER

FORM OF THE MERGER


         Pursuant to the Merger Agreement, at the Effective Time (as defined below under "Effective Time") of the Merger, Holdings will merge with and into Metrobank, pursuant to the terms of the Subsidiary Merger Agreement with Metrobank being the Surviving Corporation. The Surviving Corporation will have the articles of incorporation of Holdings and will be named Metrobank. As a result of the Merger, Comerica will own the entire equity interest in, and become the sole shareholder of, Metrobank.


MERGER CONSIDERATION

         Metrobank Conversion Rate. Upon consummation of the Merger, each outstanding share of Metrobank Common Stock will be converted (subject to the provisions with respect to fractional shares and dissenting shares described under "Conversion of Shares; Procedures for Exchange of Certificates; Fractional Shares" and "Dissenter's Rights" below) into the right to receive that number of shares of duly authorized, validly issued, fully paid and nonassessable Comerica Common Stock equal to the Metrobank Conversion Rate, determined at the Effective Time and subject to adjustment as described in the Merger Agreement.

         The Metrobank Conversion Rate is the result of a fraction (rounded to four decimal places) determined by dividing:


               (a) the result of a fraction, the numerator which is $136,750,822, and the denominator which is $28.45; provided, however that such numerator shall be reduced by $1 for each $1 that the Metrobank Consolidated Net Worth (as defined below) at the Effective Time is less than the sum of (x) $78,300,000, and (y) the "Pre-Closing Income Amount" which is defined as $1,000,000 for January 1996 and $700,000 for February, 1996 to the extent the whole month shall have been complete on or prior to the Effective Time (there shall be no adjustment to the numerator of this fraction or the Metrobank Conversion Rate attributable to any non-competition or other payment made to directors or officers of Metrobank, any environmental expense or any additional accruals unless expressly contemplated by the Merger Agreement).

               by


                (b) the Fully Diluted Metrobank Common Stock (defined in the Merger Agreement to mean) the sum of the total number of shares of Metrobank Common Stock outstanding as of the consummation of the Merger, assuming the exercise of all of the Metrobank Stock Options granted on or prior to the Effective Time pursuant to any Metrobank Stock Option Plan and any other options or other rights in or for Metrobank Common Stock, other than options contemplated by the Stock Option Agreement and including any number of shares which have been redeemed or are entitled to appraisal rights under California law.



        ASSUMING 6,092,877 SHARES OF FULLY DILUTED METROBANK COMMON STOCK AND NO ADJUSTMENTS BEING REQUIRED, THE METROBANK CONVERSION RATE WOULD BE .7889.
IN THE EVENT THAT ADJUSTMENTS ARE REQUIRED AND THE METROBANK CONVERSION RATE IS BELOW .625 THEN METROBANK MAY TERMINATE THE MERGER AGREEMENT OR, IF NECESSARY, HOLD AN ADDITIONAL MEETING OF METROBANK SHAREHOLDERS TO APPROVE SUCH METROBANK CONVERSION RATE.


         The Metrobank Consolidated Net Worth is the difference between:


               (A) total shareholders' equity of Metrobank as of the last day of the month immediately prior to the month in which the Effective Time occurs, but not earlier than December 31, 1995, unless otherwise agreed by the parties (which shall include an add back of all fees and costs of Metrobank previously paid and charged to earnings which are attributable to the consummation of the transactions contemplated by the Merger Agreement up to the amount of $1,400,000 on a tax effected basis), determined in accordance with generally accepted accounting principles applied consistently with prior periods (but not including (i) any equity raised by Metrobank subsequent to the date of the May Agreement from the capital or private markets or otherwise; or (ii) any amount attributable to the actual exercise of any Metrobank Stock Options between the date of the May Agreement and the Closing);



         and

               (B) amounts attributable to the period from the date of the

                   May Agreement to the fifth business day before the Effective Date (the "Determination Date") or such earlier date as is practicable for accounting purposes and arising from: (1) gains or losses in excess of $250,000 on securities transactions, including mark to market gains and losses; (2) gains and income in excess of $1,000,000 on a pre-tax basis attributable to real estate development activities, including sales of other real estate owned; (3) gains from the sale or other disposition of assets not in the ordinary course of business; (4) gains attributable to non-recurring extraordinary items, and changes related to new accounting principles and changes in application of existing accounting principles; and (5) any amount of goodwill and core deposit intangibles in excess of $2,500,000. The amounts specified in B(1) and (3) shall be calculated net of any tax benefit determined at the applicable tax rate.


         In addition, all existing rights with respect to Metrobank Common Stock pursuant to the Metrobank stock option plans (the "Metrobank Stock Options"), shall be converted into and become equivalent rights with respect to Comerica Common Stock. Each Metrobank Stock Option holder will receive the number of stock options (subject to the applicable stock option agreement), for Comerica Common Stock such holder would have received according to the Metrobank Conversion Rate as if such holder exercised his or her Metrobank Stock Options in full immediately prior to the Effective Date.

         It is a condition to Comerica's obligation to consummate the Merger that the number of shares of Comerica Common Stock that shall be issuable pursuant to the terms of the Merger Agreement shall not exceed 4,806,710 as of the Effective Time.

         The Merger Agreement also requires the Metrobank Conversion Rate to be further appropriately adjusted to reflect any recapitalization, reorganization, reclassification, split-up, merger, consolidation, exchange, stock or other dividend or distribution (other than regular quarterly cash dividends) made, declared or effective with respect to Comerica Common Stock between the date of the Merger Agreement and the Effective Time of the Merger.

               There can be no assurance that an adjustment to the Metrobank Conversion Rate will not occur.

BACKGROUND OF THE MERGER

         David L. Buell, Chairman and Chief Executive Officer of Metrobank was first introduced to members of Comerica management in late 1990 while Comerica was in the process of completing its first acquisition in California. During the four years that followed, Mr. Buell maintained an ongoing relationship with such members of Comerica management, sharing business ideas and at times conducting informal discussions regarding the possibility of the acquisition of Metrobank by Comerica.

         In 1994, Metrobank entered into an agreement to buy National Bank of Long Beach ("NBLB") from its Danish parent, Topdanmark Bank A/S. This acquisition was consummated on April 1, 1995. At the time Metrobank entered into the agreement to acquire NBLB from Topdanmark Bank, A/S, it was anticipated that Metrobank would be required to raise between $7 million and $10 million of new capital to support the acquisition. In evaluating potential sources of new capital, Metrobank contacted several banking organizations, including Comerica. Discussions with Comerica commenced at the end of 1994 and culminated in the execution of the May Agreement on May 2, 1995.

COMERICA REASONS FOR THE MERGER

         It is part of Comerica's current business strategy to expand its activities from Michigan into states such as California where management believes there are long-term opportunities which will benefit Comerica and its shareholders. Comerica California Incorporated is Comerica's wholly-owned bank holding company subsidiary operating in the State of California, which through its wholly-owned subsidiaries, Comerica Bank-California and University Bank & Trust Company, focuses on middle market banking, small business banking, private banking and trust services in the Los Angeles, San Francisco Bay and San Jose areas. See "THE COMPANIES -- Comerica Incorporated -- General." Comerica believes that through the Merger Comerica will be able to increase its penetration of the California commercial and private banking markets in the communities served by Metrobank. This transaction is also expected to enhance the competitiveness of the companies in a deregulated banking environment.

         In addition, Comerica believes that in light of the acceleration in the number and size of combinations currently occurring within the financial and banking industries and its expectation that the further impetus to consolidation of banking entities provided by the promulgation of the Interstate Act, it is desirable for Comerica to expand its financial resources and markets.

RECOMMENDATION OF THE BOARD OF DIRECTORS OF METROBANK AND METROBANK REASONS FOR THE MERGER

         The Metrobank Board has determined that the Merger Agreement is in the best interests of Metrobank and its shareholders, and unanimously recommends that the Metrobank Common Shareholders approve the Merger Proposal. In arriving at its conclusion, the Metrobank Board considered a number of factors. The Board did not assign any specific or relative weight to the factors considered and considered among other things, the following:

               (i) the fact that the due diligence examination conducted by representatives of Metrobank indicated that Comerica is strong in capital, earnings and management, and has good regulatory relationships, and a compatible operating philosophy with Metrobank;


               (ii) as of the date of this Proxy Statement/Prospectus, the opinion of J.P. Morgan that the Metrobank Conversion Rate is fair to the shareholders of Metrobank;


              (iii) the fact that the Merger will be tax-free for federal income tax purposes for the shareholders of Metrobank Common Stock (other than in respect to cash paid in lieu of fractional shares);

               (iv) the likelihood that the Merger would result in receipt of substantially increased dividends to shareholders of Metrobank Common Stock who keep their shares of Comerica Common Stock after the Merger;


               (v) as of the date of this Proxy Statement/Prospectus, the Board's review with its legal advisors and with

         J.P. Morgan of the provisions of the Merger Agreement; and

               (vi) the probable impact of the Merger on employees and customers of Metrobank.

OPINION OF METROBANK'S FINANCIAL ADVISOR

         Pursuant to an engagement letter dated April 28, 1995 (the "Engagement Letter"), Metrobank retained J.P. Morgan Securities Inc. ("J.P. Morgan"), as its financial advisor in connection with the Merger. As part of its investment banking business, J.P. Morgan and its affiliates are continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, and valuation for estate, corporate, and other purposes. The Metrobank Board of Directors selected J.P. Morgan to act as Metrobank's exclusive financial advisor based on J.P. Morgan's substantial experience in mergers and acquisitions and in securities valuation generally.


THE FULL TEXT OF J.P. MORGAN'S WRITTEN OPINION DATED AS OF THE DATE OF THIS PROXY STATEMENT/PROSPECTUS, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITS ON THEIR REVIEW, IS ATTACHED HERETO AS ANNEX D. HOLDERS OF SHARES OF METROBANK COMMON STOCK ARE URGED TO AND SHOULD READ SUCH OPINION IN ITS ENTIRETY.



In connection with its services as financial advisor to Metrobank, J.P. Morgan has provided a written opinion to the Board of Directors of Metrobank that, as of the date of this Proxy Statement/Prospectus, the Metrobank Conversion Rate was fair from a financial point of view to the shareholders of Metrobank. The Metrobank Conversion Rate was determined through arm's length negotiations between Comerica and Metrobank. The full text of J.P. Morgan's Opinion (the "Opinion") dated as of the date of this Proxy Statement/Prospectus, which sets forth the assumptions made, matters considered and the limits on J.P. Morgan's review, is attached hereto as Annex D. Holders of shares of Metrobank Common Stock are urged to and should read such opinion in its entirety. The Metrobank Board of Directors did not limit the scope of the investigation undertaken by J.P. Morgan in connection with its Opinion.



In connection with its Opinion, J.P. Morgan reviewed, among other things, the Merger Agreement; the Registration Statement on Form S-4, including this Proxy Statement/Prospectus relating to the Special Meeting to be held in connection with the Merger Agreement; Annual Reports to Shareholders and Annual Reports on Form F-2 of Metrobank for the five years ended December 31, 1994; Annual Reports to Shareholders and Annual Reports on Form 10-K of Comerica for the five years ended December 31, 1994; certain interim reports to shareholders and Quarterly Reports on Form F-4 of Metrobank and on Form 10-Q of Comerica; and certain internal financial analyses and forecasts for Metrobank prepared by its management. J.P. Morgan also held discussions with members of the senior management of Metrobank regarding the past and current business operations, financial condition and future prospects of their respective companies. In addition, J.P. Morgan has reviewed the reported price and trading activity for Metrobank Common Stock, compared certain financial and stock market information with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the banking industry specifically and in other industries generally and performed such other studies and analyses as J.P. Morgan considered appropriate.


J.P. Morgan relied, without independent verification, upon the accuracy and completeness of all of the financial and other information reviewed by it for purposes of its Opinion. In that regard, J.P. Morgan assumed, with the consent of the Metrobank Board of Directors, that the financial forecasts, including, without limitation, projections regarding underperforming and nonperforming assets and net chargeoffs were reasonably prepared on a basis reflecting the best currently available judgments and estimates of Metrobank and that such forecasts would be realized in the amounts and at the times contemplated thereby. J.P. Morgan relied solely on publicly available information for its analysis of Comerica. J.P. Morgan is not an expert in the evaluation of loan and lease portfolios for purposes of assessing the adequacy of the allowances for losses with respect thereto and has assumed, with the consent of the Metrobank Board of Directors, that such loss allowances for each of Metrobank and Comerica are in the aggregate adequate to cover all such losses. J.P. Morgan did not review individual credit files nor did it make an independent evaluation or appraisal of the assets and liabilities of Metrobank or Comerica or any of their respective subsidiaries. J.P. Morgan also has assumed that Comerica will receive all necessary regulatory approvals without undue delay.


Summary of Financial Analysis. The following is a summary of the material financial analyses utilized by J.P. Morgan in connection with providing its Opinion but does not purport to be a complete description of the analyses performed by J.P. Morgan.

Pro forma Merger Analysis. J.P. Morgan analyzed certain pro forma effects for 1995 resulting from the Merger based on (i) financial forecasts for Metrobank prepared by Metrobank management, (ii) projected earnings for Comerica based on the median of institutional brokers' estimates ("IBES") and
(iii) cost savings of 17% of Metrobank's recurring non-interest expense estimated by management of Metrobank to be attainable in the Merger. This analysis indicated that the transaction would be accretive to the shareholders of Metrobank from both an earnings per share and stated dividend perspective.



Selected Transaction Analysis. J.P. Morgan analyzed certain information relating to 7 bank acquisitions in California announced since January 1, 1992 in which the aggregate consideration was greater than $50 million (the "California Bank Acquisitions"), 24 bank acquisitions in the states of Arizona, California, Colorado, Idaho, Oklahoma and Texas announced since January 1, 1992 in which the aggregate consideration was greater than $50 million and less than $500 million (the "Western U.S. Bank Acquisitions") and 7 acquisitions by Comerica announced since January 1, 1992 (the "Comerica Acquisitions"), compiled by SNL Securities, L.P. (SNL Securities, L.P. is a data firm that monitors and publishes a compilation of earnings estimates produced by selected research analysts). Such analysis indicated that, for the California Bank Acquisitions, the Western U.S. Bank Acquisitions and the Comerica Acquisitions,
(i) the median values of the consideration paid as a multiple of tangible book value were 1.67x, 2.18x and 1.89x, respectively, as compared to a corresponding value for the consideration payable pursuant to the Merger as a multiple of Metrobank's tangible book value of 2.13x; (ii) the median value of the adjusted consideration paid as a multiple of adjusted tangible book value (where both consideration and tangible book value are adjusted to eliminate excess capital, defined as capital in excess of a 6.00% tangible common equity to assets) were 2.20x, 2.61x and 2.19x, respectively, as compared to a corresponding value for the adjusted consideration payable pursuant to the Merger as a multiple of Metrobank's adjusted tangible book value of 2.13x, and; (iii) the median value of the consideration paid as a multiple of the acquired banking organizations' latest twelve months' ("LTM") after-tax earnings were 19.2x, 14.0x and 13.4x, respectively, as compared to the corresponding value for the consideration paid pursuant to the Merger as a multiple of Metrobank's after-tax LTM earnings of 16.0x.


Selected Company Analysis. J.P. Morgan reviewed and compared actual and estimated selected financial, operating and stock market information for Metrobank with corresponding information for selected mid-capitalization banking organizations located in California, including California Bancshares, Inc., City National Corporation, CVB Financial Corporation, Imperial Bancorp, Vallicorp Holdings, Silicon Valley Bancshares and Westamerica Bancorp (collectively, the "Selected Peer Group Banks"), and for selected large-capitalization organizations headquartered in California, including BankAmerica Corporation, First Interstate Bancorp and Wells Fargo & Company (collectively, the "Selected Large Cap Banks"), based on publicly available information, IBES estimates for the Selected Peer Group Banks and the Selected Large Cap banks and financial forecasts for Metrobank prepared by management. Such analysis indicated, among other things, that for the Selected Peer Group Banks and the Selected Large Cap Banks, (i) the median estimated 1995 price-earnings multiples were 11.9x and 8.8x, respectively, as compared to a corresponding value of 14.4x for Metrobank, (ii) the median values of price as a multiple of tangible book value per share were 1.8x and 2.4x, respectively, as compared to a corresponding value of ___ for Metrobank, (iii) the median ratios of nonperforming assets as a percentage of total assets were 1.5% and 1.1%, respectively, as compared to 1.6% for Metrobank, (iv) the median ratios of loan loss reserves as a percentage of nonperforming assets were 91% and 221%, respectively, as compared to 75% for Metrobank, (v) the median after-tax returns on equity were 14.1% and 23.6%, respectively, as compared to 14.1% for Metrobank, and (vi) the median ratios of tangible common equity as a percentage of tangible assets were 7.9% and 6.0%, respectively, as compared to 5.5% for Metrobank.


Discounted Dividend Stream Analysis. Using a discounted dividend stream analysis, J.P. Morgan estimated the present value of the future streams of after tax cash flows that Metrobank could produce through earnings and distribute to shareholders ("dividendable net income"). In this analysis, J.P. Morgan assumed that Metrobank would perform in accordance with the earnings forecasts provided to J.P. Morgan by Metrobank management and that Metrobank could pay out up to 100% of its adjusted net income subject to the constraint that Metrobank's common equity-asset ratio be maintained at a minimum level of 6.0%. J.P. Morgan estimated the terminal values for the Metrobank Common Stock using 2%, 3% and 4% perpetual growth rates for 2005 estimated net income. This analysis indicated that the transaction would be accretive to the shareholders of Metrobank from both an earnings per share and stated dividend perspective. The dividendable net income streams and terminal values were then discounted to present values using different discount rates (ranging from 10% to 11%) chosen to reflect different assumptions regarding the required rates of return of holders or prospective buyers of Metrobank Common Stock. This discounted dividend stream analysis indicated a reference range of values for Metrobank Common Stock of between $22.50 and $27.00 per fully-diluted share.



Selected Comerica Information Analysis. J.P. Morgan reviewed and analyzed certain financial and other information for Comerica, including (i) deposit market share by state in the United States and by county in California,
(ii) a comparison of actual and estimated selected financial, operating and stock market information for Comerica with corresponding information for selected super-regional banking organizations, including Banc One Corporation, Boatmen's Bancshares, Inc., Corestates Financial Corporation, First Bank System, Inc., First Interstate Bancorp, Mellon Bank Corporation, NBD Bancorp, Inc., National City Corporation, Norwest Corporation, PNC Bank Corporation, U.S. Bancorp and Wells Fargo & Company (collectively, the "Selected Super-Regional Banks"), (iii) the daily stock price performance of Comerica Common Stock, Metrobank Common Stock, the Standard & Poor's 500 Stock Index and a composite of the Selected Super-Regional Banks, all indexed daily from April 15, 1995 to August 18, 1995, weekly from July 8, 1994 to August 18, 1995 and monthly from June 30, 1992 to August 18, 1995, (iv) historical trading prices per share and trading volume of Comerica Common Stock, on a daily basis from April 10, 1995 through August 18, 1995, on a weekly basis from July 8, 1994 through August 18, 1995 and on a monthly basis from June 30, 1992 to August 18, 1995, and (v) summaries of selected research reports on, and earnings estimates for, Comerica.





General. The foregoing is a summary of the material financial analyses performed by J.P. Morgan, but does not purport to be a complete description of the analyses performed by J.P. Morgan. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analysis as a whole, could create an incomplete view of the processes underlying J.P. Morgan's opinion. In arriving at its fairness determination, J.P. Morgan considered the results of all such analyses. No Selected Peer Group Bank or Selected Large Cap Bank is identical to Metrobank and none of the California Bank Acquisitions, Western U.S. Bank Acquisitions or the Comerica Acquisitions, is identical to the Merger. Accordingly, J.P. Morgan indicated to the Metrobank Board of Directors that analyses of the results described above under Selected Transaction Analysis and Selected Company Analysis are not mathematical, but rather involve complex considerations and judgments concerning differences in operating and financial characteristics including, among other things, differences in revenue composition, asset and liability composition, asset and liability quality, and earnings performance among Metrobank, Comerica and the selected companies and transactions reviewed. The analyses were prepared solely for purposes of J.P. Morgan providing its Opinion to the Metrobank Board of Directors as to the fairness, from a financial point of view, of the Metrobank Conversion Rate, and do not purport to be appraisals or necessarily reflect the prices at which Metrobank or its securities actually may be sold at any time. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses.

Pursuant to the terms of the Engagement Letter, Metrobank has agreed to pay J.P. Morgan a fee of $250,000. In addition, Metrobank has agreed to reimburse J.P. Morgan for its reasonable out-of-pocket expenses, including the fees and disbursements of its counsel, plus any sales, use or similar taxes arising in connection with its engagement, and to indemnify J.P. Morgan against certain liabilities relating to or arising out of its engagement, including liabilities under the federal securities laws.

EFFECTIVE TIME OF MERGER


        The Merger will become effective as to Metrobank at the time (the "Effective Time") when the Subsidiary Merger Agreement with respect to the Merger is filed with the Secretary of State of the State of California and declared effective by the California Superintendent. It is currently anticipated that if the Merger is approved by Metrobank shareholders at the Special Meeting, and all the other conditions to the Merger are satisfied, the Merger will become effective during the first quarter of 1996.

         There can be no assurance, however, that the Effective Time will not be delayed. In the event the Merger has not become effective by March 10, 1996, the Board of Directors of Comerica, Metrobank or Holdings, as applicable, may terminate the Merger Agreement notwithstanding any approvals previously given by the shareholders of Metrobank. See "THE MERGER AGREEMENT - Termination."

CONVERSION OF SHARES; PROCEDURES FOR EXCHANGE OF CERTIFICATES; FRACTIONAL SHARES

         The conversion of outstanding shares of Metrobank Common Stock into shares of Comerica Common Stock will occur automatically at the Effective Time. Outstanding shares of Metrobank Common Stock will be converted into the right to receive that number of shares of Comerica Common Stock determined in accordance with the Merger Agreement. See "Merger Consideration" above.

         As soon as is practicable after the Effective Time, Norwest Bank Minnesota, N.A., or another person chosen by Comerica, in its capacity as Exchange Agent (the "Exchange Agent"), will send to each Metrobank shareholder a form of letter of transmittal (which will specify that delivery will be effected, and risk of loss and title to certificates for shares of Metrobank Common Stock will pass, only upon proper delivery of such certificates to the Exchange Agent) and instructions for use in effecting the exchange of the certificates for shares of Comerica Common Stock and cash in lieu of fractional shares.

         METROBANK SHAREHOLDERS SHOULD NOT FORWARD METROBANK CERTIFICATES TO THE EXCHANGE AGENT UNTIL THEY HAVE RECEIVED TRANSMITTAL FORMS. METROBANK SHAREHOLDERS SHOULD NOT RETURN STOCK CERTIFICATES WITH THE ENCLOSED FORMS OF PROXIES.

         Until the certificates representing Metrobank Common Stock are surrendered for exchange after the consummation of the Merger, holders of such certificates will not be paid dividends or other distributions that are declared on Comerica Common Stock, or have the right to vote or exercise rights with respect to the shares of

Comerica Common Stock to which they will be entitled. Upon surrender and exchange of such certificates, any such unpaid dividends or other distributions, declared or paid from and after the Effective Time, will be paid (without interest) in accordance with the terms of such Comerica Common Stock.

         No transfer taxes will be payable by any shareholder in respect of the issuance of the new certificates, except that if any new certificate is to be issued in a name other than that in which the Metrobank certificates surrendered shall have been registered, it shall be a condition of such issuance that the holder requesting such issuance shall properly endorse the certificate or certificates and shall pay to Comerica or the Exchange Agent any transfer taxes payable on the issuance, or on any prior transfer of such surrendered certificate, or establish to the satisfaction of Comerica or the Exchange Agent that such taxes have been paid or are not payable.

         Any Comerica Common Stock or cash delivered to the Exchange Agent (together with any interest or profits earned thereon) and not distributed at the end of nine months from the Effective Time, will be returned to Comerica, in which event the persons entitled to payment shall look only to Comerica for reimbursement. If any holder of Metrobank Common Stock shall be unable to surrender such holder's certificates for such stock because such certificates have been lost or destroyed, such holder may deliver in lieu thereof an affidavit and indemnity bond in form and substance with surety reasonably satisfactory to the Exchange Agent and Comerica.

         After the Effective Time, there will be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Metrobank Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, certificates representing such shares are presented to the Surviving Corporation, they will be canceled and exchanged for Comerica Common Stock as provided in the Merger Agreement.

         No fractional shares of Comerica Common Stock will be issued to any Metrobank shareholder upon consummation of the Merger. In lieu of the issuance of any fractional share of Comerica Common Stock, cash payments will be made to Metrobank shareholders in respect of any fractional share in an amount equal to the product

(rounded to the nearest hundredth) obtained by multiplying (a) $28.45, by (b) the fraction of the share of Comerica Common Stock to which the Metrobank shareholder would otherwise be entitled. No such shareholder will be entitled to dividends or other rights in respect of any such fraction. No interest on the cash payments to be made in lieu of the issuance of fractional shares will accrue pending surrender to the Exchange Agent of certificates representing Metrobank Common Stock.

ACQUISITION PROPOSALS

         For the period between the execution of the Merger Agreement and the Effective Time, except in connection with the issuance of stock pursuant to the Stock Option Agreement or Metrobank Stock Option Plans or to meet any applicable requirement of law, regulatory or governmental entity, including any commitments made by Metrobank in connection with its acquisition of National Bank of Long Beach ("Regulatory Stock Sales"), Metrobank has agreed not to authorize or knowingly permit any of its representatives, directly or indirectly, to solicit or encourage any Acquisition Proposal (as defined below), or participate in any discussion or negotiations with any person or group of persons other than Comerica, Holdings or their representatives concerning any Acquisition Proposal.

         An "Acquisition Proposal" is defined as any (i) proposal pursuant to which any person other than Comerica or Holdings would acquire or participate in a merger or other business combination involving Metrobank; (ii) proposal by which any person or group other than Comerica or Holdings would acquire the right to vote 10% or more of the capital stock of Metrobank entitled to vote thereon for the election of directors; (iii) acquisition of the assets of Metrobank other than in the ordinary course of business; or (iv) acquisition in excess of 10% of the outstanding capital stock of Metrobank, other than as contemplated by the Merger Agreement. However, Metrobank or its Board of Directors will not be prevented from (A) furnishing non-public information to, or entering into discussions or negotiations with, any person or entity in connection with an unsolicited bona fide written Acquisition Proposal by such person or entity or recommending an unsolicited bona fide written Acquisition Proposal to the shareholders of Metrobank, if and only to the extent that (1) the Board of Directors of Metrobank believes in good faith (after consultation with and the concurrence of its financial advisor) that such

Acquisition Proposal would, if consummated, result in a transaction materially more favorable to Metrobank's shareholders from a financial point of view than the transaction contemplated by the Merger Agreement and the Metrobank Board of Directors determines in good faith after consultation with its outside legal counsel that such action is necessary for Metrobank to comply with its fiduciary duties to shareholders under applicable law, and (2) prior to furnishing such non-public information to, or entering into discussions or negotiations with, such person or entity, the Metrobank Board of Directors receives from such person or entity an executed confidentiality agreement, with terms no more favorable to such party than those contained in the confidentiality agreement between Comerica and Metrobank, (B) complying with Rule 14e-2 promulgated under the Exchange Act of 1934, as amended, with regard to an Acquisition Proposal, or
(C) effecting Regulatory Stock Sales. Metrobank is required to notify Comerica immediately upon receipt of any such Acquisition Proposal.

CONDITIONS TO THE CONSUMMATION OF THE MERGER

         The obligations of Comerica, Holdings and Metrobank under the Merger Agreement to consummate the Merger are subject to various conditions, including but not limited to, obtaining requisite shareholder and regulatory approvals; the absence of any materially burdensome condition imposed in connection with obtaining any such regulatory approvals; the absence of any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger by any governmental entity which makes the Merger illegal, requires any material divestiture or imposes a materially burdensome condition; receipt of opinion of legal counsel to Comerica in respect of certain federal income tax consequences of the Merger (see " THE MERGER - Certain Federal Income Tax Consequences" below); receipt of legal opinions and approval of their respective legal counsel of the validity of the transactions contemplated in the Merger Agreement; approval for listing of the shares of the Comerica Common Stock to be issued in the Merger on the NYSE; and receipt of letters from each of Ernst & Young, LLP and Arthur Andersen, LLP dated the effective date of the Registration Statement to be filed in connection with the Merger and the Effective Time, in form and substance satisfactory to Comerica, Holdings and Metrobank and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the

Registration Statement; and in the event the Closing shall not have occurred prior to February 1, 1996, Metrobank shall have received a bring down opinion of J.P.Morgan in form satisfactory to Metrobank's Board of Directors confirming the fairness of the Metrobank Conversion Rate (see "Opinion of Metrobank's Financial Advisor").

         In addition, the obligations of Comerica and Holdings under the Merger Agreement to consummate the Merger are subject to certain other conditions, including, but not limited to, the requirements that Metrobank's reserve for possible loan losses on the Determination Date shall be at least the greater of $17,000,000 or 2.1% of the average of Metrobank's total outstanding gross loans for the month ending on that date (subject to adjustment), and that Metrobank's Non-Performing Assets (as defined in the Merger Agreement) outstanding on the last day of the month immediately preceding the Effective Time shall be no more than $30,000,000; the absence of any materially adverse change to Metrobank or its subsidiaries; and receipt of shareholder agreements from each Metrobank director who owns Metrobank Common Stock (which condition has been satisfied). See "THE MERGER AGREEMENT - Shareholder Agreements."


         Further, the obligation of Metrobank under the Merger Agreement to consummate the Merger is subject to certain conditions, including but not limited to, the receipt of a written opinion dated the date of this Proxy Statement/Prospectus of J.P. Morgan concerning the fairness from a financial point of view of the Metrobank Conversion Rate (which condition has been satisfied).


         There can be no assurance that the conditions to the Merger will be satisfied. See "THE MERGER AGREEMENT - Conditions to the Merger."

         Under certain circumstances, the Merger Agreement may be terminated by Comerica, Holdings or Metrobank, as applicable, at any time prior to the Effective Time, whether before or after approval of the Merger by the shareholders of Metrobank. See "THE MERGER AGREEMENT - Termination."

REGULATORY APPROVALS REQUIRED

         The Merger is subject to prior approval by the Board of

Governors of the Federal Reserve System (the "Federal Reserve Board") under
Section 3 of the Bank Holding Company Act of 1956, as amended (the "BHCA"). Although it is not a condition of the Merger, Comerica may elect, on or after consummation of the Merger, to merge the Surviving Corporation with and into Comerica Bank-California (the "Surviving Corporation Merger"). The Surviving Corporation Merger (when and if it is initiated) would be subject to prior approval by the Federal Deposit Insurance Corporation (the "FDIC") under the Bank Merger Act, as amended (the "BMA"). Application for approval of the Merger under the BHCA has been filed with the Federal Reserve Board. If the Surviving Corporation Merger is initiated, an application for its approval will be filed with the FDIC under the BMA. The BHCA and the BMA prohibit the Federal Reserve Board and the FDIC from approving the Merger or the Surviving Corporation Merger, as the case may be, (i) if it would result in a monopoly or be in furtherance of any combination or conspiracy to monopolize or to attempt to monopolize the business of banking in any part of the United States, or (ii) if its effect in any section of the country may be substantially to lessen competition or to tend to create a monopoly, or if it would in any other manner be in restraint of trade, unless the Federal Reserve Board or the FDIC finds that the anticompetitive effects of the Merger or the Surviving Corporation Merger, as the case may be, are clearly outweighed in the public interest by the probable effects of the transaction in meeting the needs and convenience of the communities to be served. Neither the Merger nor the Surviving Corporation Merger may ordinarily be consummated until the thirtieth day following the date of Federal Reserve Board and FDIC approval of each such transaction, respectively, during which time the United States Department of Justice may challenge the Merger or the Surviving Corporation Merger, as the case may be, on antitrust grounds. The commencement of an antitrust action would stay the effectiveness of the Federal Reserve Board's approval unless a court specifically orders otherwise. Under legislation enacted in September, 1994, the post-approval waiting period may be shortened from 30 to 15 days, with the consent of the Federal Reserve Board, as the case may be, so long as the United States Department of Justice does not object.

         It is possible that the Federal Reserve Board or the United States Department of Justice may request that Comerica or Metrobank divest certain operations in order to alleviate what such agency believes would otherwise be an adverse competitive effect. Neither

Comerica nor Metrobank can predict whether such divestitures will be required, or if required, what the aggregate amount of any such divestitures may be, but each believes that divestitures are unlikely to be required, and if required, that the aggregate amount of any such divestitures will not be material, on a pro forma basis, to the business, operations or financial condition of the combined institution and its subsidiaries, taken as a whole. The application to the Federal Reserve Board has not proposed any divestiture. Any application to the FDIC relating to the Surviving Corporation Merger would not propose any divestiture. If the level of any required divestitures is sufficiently large in amount so as to render the consummation of the Merger inadvisable in the reasonable judgment of either the Comerica Board or the Metrobank Board, one of the conditions to the consummation of the Merger will not be satisfied and either Comerica or Metrobank may terminate the Merger Agreement. See "THE MERGER AGREEMENT - Conditions to the Merger" and - "Termination" below.

         In addition, each of the BHCA and BMA require that the Federal Reserve Board and the FDIC take into consideration, among other factors, the financial and managerial resources and future prospects of the institutions and the convenience and needs of the communities to be served. Each of the Federal Reserve Board and the FDIC has the authority to deny an application if it concludes that the combined organization would have an inadequate capital position or if the requirements of the Community Reinvestment Act of 1977 are not satisfied.

         While Comerica already conducts operations in California, its banking operations are principally conducted in Michigan with operations in Ohio, Illinois, Texas and Florida. Although Section 3(d) of the BHCA generally restricts interstate bank acquisitions, there is an exception to this restriction provided the relevant states authorize such acquisitions.

         The California Superintendent of Banks (the "California Superintendent") must also approve the Merger, under provisions of California law that require such approval in connection with the acquisition of a California bank or bank holding company by an out-of-state bank holding company. In order to approve the application, the California Superintendent must find (i) that there is "substantial reciprocity" between the interstate banking laws of the States of California and Michigan, meaning that a bank holding company whose operations are principally conducted in California could acquire a Michigan bank or bank holding company on terms and conditions that are substantially the same as those on which a Michigan banking organization may acquire a California bank, and (ii) that Comerica's acquisition of Metrobank will not have an adverse effect on the public convenience or advantage in California. No assurances can be given that the California Superintendent will approve the Merger, and the Merger will not be consummated unless such approval is obtained. An application for this approval under these provisions has been filed. In addition, the Surviving Corporation Merger would have to be reviewed by the California Superintendent for approval under the California Banking Law.

         The Merger will require the approval of the Commissioner of the Michigan Financial Institutions Bureau (the "Michigan Commissioner"). Before this approval may be granted, Comerica must agree to comply with certain consumer laws applicable to Michigan residents. In addition, the Michigan Commissioner must assess the composite record of the bank subsidiaries of Comerica in meeting the credit needs of the communities in the states in which these bank subsidiaries are located, including low and moderate income neighborhoods, consistent with the safe and sound operation of these bank subsidiaries. An application for this approval under these provisions has been filed.

         The Merger and the Surviving Corporation Merger (if and when it is initiated) will not be consummated unless all of the requisite regulatory approvals for such transactions are obtained. See "- Conditions to Consummation of the Merger" above and "THE MERGER AGREEMENT - Amendment and Waiver" and "- Termination" below.

         THERE CAN BE NO ASSURANCE THAT THE REGULATORY AUTHORITIES DESCRIBED ABOVE WILL APPROVE THE MERGER AND THE SURVIVING CORPORATION MERGER (IF AND WHEN IT IS INITIATED), AND IF SUCH TRANSACTIONS ARE APPROVED, THERE CAN BE NO ASSURANCE AS TO THE DATE OF SUCH APPROVALS. THERE CAN ALSO BE NO ASSURANCE THAT ANY SUCH APPROVALS WILL NOT CONTAIN A MATERIALLY BURDENSOME CONDITION OR REQUIREMENT WHICH CAUSES SUCH APPROVALS TO FAIL TO SATISFY THE CONDITIONS TO CONSUMMATION OF THE MERGER SET FORTH IN THE MERGER AGREEMENT. THERE CAN LIKEWISE BE NO ASSURANCE THAT THE DEPARTMENT OF JUSTICE WILL NOT CHALLENGE THE MERGER OR THE SURVIVING CORPORATION MERGER, OR IF SUCH A CHALLENGE IS MADE, AS TO THE

RESULT THEREOF.

OPERATIONS PENDING THE MERGER


         In the Merger Agreement, Metrobank has agreed to carry on its business, and to cause its subsidiaries to carry on their businesses in the ordinary course, in substantially the manner as conducted prior to the execution of the May Agreement and use commercially reasonable efforts to preserve intact its business organizations, keep available the services of its officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it, to notify Comerica promptly of any change that would have a material adverse effect on Metrobank's capital structure, financial condition, assets, results of operations, business or prospects, and maintain material permits, insurance and bonding coverage, perform contractual obligations, observe legal requirements, and file governmental reports and returns. In addition, Metrobank has agreed to maintain its assets and properties in good condition and repair, advise Comerica of certain acquisitions of its common stock, charge-off loans consistent with past practice (which amount shall equal at least $5,100,000 (gross exclusive of recoveries) for the year ended December 31, 1995 (subject to certain adjustments), maintain an adequate allowance for loan losses and furnish certain reports and financial information and statements to Comerica, maintain reserves for contingent liabilities, and furnish certain information to Comerica with respect to litigation. Metrobank also agreed that it will not take certain actions, including, by way of example and not of limitation, declare or pay dividends other than regular quarterly cash dividends in an amount not to exceed $.15 per share, issue capital stock (other than pursuant to Stock Option Plans or the Stock Option Agreement), issue other securities convertible into capital stock, acquire or dispose of material assets, incur indebtedness other than in the ordinary course of business, make credit policies less stringent, make any capital expenditures in excess of certain amounts, renew or enter into any new employment agreements or terminate any employment benefit plan or arrangement, except as contemplated by the Merger Agreement, or take any action that would result in any of its representations and warranties in the Merger Agreement becoming untrue or in any condition to the Merger not being satisfied, or amend its Articles of Incorporation or Bylaws. See "THE MERGER AGREEMENT - Conduct of Business Pending the Merger."

OPERATIONS AFTER THE MERGER

         If the Merger is consummated at the Effective Time, Metrobank will be the Surviving Corporation with the Articles of Incorporation of Holdings and the name Metrobank. The separate existence of Holdings will cease. Upon consummation of the Merger, Comerica expects to transfer the stock of the Surviving Corporation to Comerica California Incorporated. It is also anticipated that at or subsequent to consummation of the Merger, the Surviving Corporation will merge into Comerica Bank-California. At the Effective Time, the Board of Directors and officers of the Surviving Corporation will be made up of certain directors of Holdings and Metrobank serving in those capacities at the Effective Time.

         Following the consummation of the Merger, David L. Buell will serve Metrobank, pursuant to a one year employment agreement, as either chairman of Metrobank or vice chairman of any successor to Metrobank. See "THE MERGER - Interests of Certain Persons in the Merger."

         Banking policies and procedures of the Surviving Corporation and its subsidiaries will continue in accordance with the policies of Comerica Bank-California.

         It is part of Comerica's current business strategy to expand its business activities into states such as California where management believes there are long-term opportunities which will benefit Comerica and its shareholders. Comerica has a wholly-owned bank holding company subsidiary which owns and operates Comerica Bank-California. See "THE COMPANIES
- Comerica Incorporated - General."

         Information about the directors, executive officers and principal shareholders of Comerica is contained in Comerica's Proxy Statement for its 1995 Annual Meeting of Shareholders, relevant portions of which are incorporated by reference in this Proxy Statement/Prospectus pursuant to Comerica's Annual Report on Form 10-K for the year ended December 31, 1994. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" and "AVAILABLE INFORMATION."

INTERESTS OF CERTAIN PERSONS IN THE MERGER

         Certain members of the management and Board of Directors of Metrobank have certain interests in the Merger that are in addition to their general interests as shareholders of Metrobank. The Metrobank Board of Directors was aware of these interests and considered them, among other matters, in approving the Merger Agreement and the transactions contemplated thereby.


               David L. Buell has entered into a Non-Competition Agreement with Metrobank effective on the Closing of the Merger (the "Effective Date") in accordance with the Merger Agreement pursuant to which, among other things, Mr. Buell agrees not to solicit, cause or induce any employee of Metrobank to leave its employ; cause any customer or client of Metrobank to terminate or adversely change any relationship with Metrobank; cause, induce or encourage any potential supplier or customer to not enter into any business relationship with Metrobank; or directly or indirectly, among other things, as an owner, employee or director, engage in any business relating to a bank or other financial institution in the counties of Los Angeles and Orange in the State of California. The Non-Competition Agreement has a term of two years from the Effective Date. Mr. Buell will receive the sum of $750,000 on the Effective Date in consideration for entering into the Non-Competition Agreement. Mr. Buell has also executed an employment agreement with Metrobank that becomes effective upon the Closing of the Merger requiring Mr. Buell to act as either the chairman of Metrobank or vice chairman of its successor. The term of such employment agreement is one year with a compensation package including, among other things, a base salary of $120,000 per year, medical coverage and vacation pay.



         Certain officers of Metrobank have executed employment agreements ("Employment Agreement" or "Employment Agreements") with Metrobank continuing their employment with Metrobank as executive officers of Metrobank or its successor after the consummation of the Merger. Paul B. Alexander, David L. Buell, Robert P. Bulseco, Scott T. Monson and Paul W. Stroube have each executed Employment Agreements. All of the Employment Agreements become effective upon the Closing of the Merger and, except for Mr. Buell's agreement which has a term of one year, have a term of two years. Each Employment Agreement provides the officer with a base salary and certain benefits. The base salaries per year for Messrs. Alexander, Bulseco, Monson and Stroube are $145,000, $180,000,
$145,000, and $145,000, respectively. Messrs. Alexander, Bulseco, Monson and Stroube receive compensation for covenant not to compete provisions in their Employment Agreements. Pursuant to these covenant not to compete provisions, the officers agree during the longer period of either the term of the Employment Agreement or one year after the Closing of the Merger not to solicit, cause or induce any employee of Metrobank to leave its employ; cause any customer or client of Metrobank to terminate or adversely change any relationship with Metrobank; cause, induce or encourage any potential supplier or customer to not enter into any business relationship with Metrobank; or directly or indirectly, among other things, as an owner, employee or director, engage in any business relating to a bank or other financial institution in the county of Los Angeles in the State of California.


               Except for Rudy B. Markmiller, each director-shareholder of Metrobank, including David L. Buell and Robert P. Bulseco, as well as non-directors Paul B. Alexander, David P. Malone and Paul W. Stroube have entered into a Shareholder Agreement with Comerica, See "THE MERGER AGREEMENT - Shareholder Agreements" and an Affiliate's Agreement with Comerica. See "THE MERGER AGREEMENT - Resales by Affiliates."


         Metrobank has agreements with each of its directors, under which Metrobank will indemnify each of such persons, to the maximum amount permitted by law, for certain liabilities incurred by such persons in their capacities as directors of Metrobank. Comerica has agreed that all rights of indemnification under such agreements and Metrobank's Charter and Bylaws shall survive the Merger and continue in full force and effect, without any amendment thereto, for a period of six years from the Effective Date.

         Under the Merger Agreement, Comerica has agreed to use its commercially reasonable efforts to cause to be maintained in effect, for a period of six years after the Effective Time, policies of directors' and officers' liability insurance (with such coverage, terms and conditions as are no less advantageous than the insurance presently maintained by Comerica for its officers and directors) with respect to all matters arising from facts or events which occurred before the Effective Time for which Metrobank, or its subsidiaries would have had an obligation to indemnify their directors and officers. Comerica's obligation to do so, however, is limited to the extent that it need not pay premiums in excess of 150% of the amount of the 1995 annual premiums paid by Metrobank for such insurance.

         As of June 30, 1995, the directors and executive officers of

Metrobank beneficially owned 2,859,694 shares of Metrobank Common Stock, including options exercisable within 60 days, representing approximately 51.54% of Metrobank Common Stock outstanding at that time. See "THE SPECIAL MEETING - Security Ownership of Certain Beneficial Owners."

STOCK OPTION PLAN

         The Metrobank 1988 Stock Option Plan (the "Option Plan") provides for the granting of both incentive and non-incentive options to eligible employees and directors of Metrobank and its subsidiaries. Options granted under the Option Plan generally vest (i.e., become exercisable) one year after grant so long as the recipient has remained in the employ of Metrobank during such time.

         The table below shows, as to the executive officers and directors named, the aggregate amount of Metrobank Common Stock subject to options outstanding at June 30, 1995 under the Option Plan. All options under the Option Plan, whether vested or unvested, will be converted into rights with respect to Comerica Common Stock and Comerica shall assume each such stock option in accordance with the Option Plan. See "THE MERGER - Merger Consideration."

                                                                NUMBER OF UNEXERCISED               WEIGHTED
                                                              OPTIONS AT JUNE 30, 1995          AVERAGE EXERCISE
        NAME                                                  EXERCISABLE/UNEXERCISABLE          PRICE PER SHARE
        ----                                                  -------------------------         ----------------
David L. Buell...........................................        302,500             0              $   9.61
Paul B. Alexander........................................         20,900        12,001                 10.36
David P. Malone..........................................         23,375         9,625                 10.56
Robert P. Bulseco........................................         59,675        22,825                  9.81
Peter B. Caloyeras.......................................          3,300             0                  9.09
Seymour J. Carr, D.M.D...................................          3,300             0                  9.09
James W. Hobson..........................................          3,300             0                  9.09
Rudy B. Markmiller.......................................          3,300             0                  9.09
Robert L. Mayerker.......................................          3,300             0                  9.09
Paul W. Stroube..........................................         21,312        11,688                 10.31
Wallace Wong.............................................          3,300             0                  9.09
                                                                 -------        ------                 -----



STOCK BONUS PLAN

The Stock Bonus Plan and Trust, as amended and restated November 22, 1994 (the "Bonus Plan") is designed as an employee stock ownership plan. Contributions in Metrobank Common Stock are made to a separate account for each Metrobank employee based on

Metrobank performance. A participant is completely vested in his or her account after completing five years of credited service with Metrobank.

The table below shows, as to the executive officers named, the aggregate amount of Metrobank Common Stock credited to the individual account of each executive officer (named in the table) under the Bonus Plan as of December 31, 1994:

                                 Shares Allocated
                                 ----------------

David L. Buell                      23,088.50
Paul B. Alexander                    5,066.15
David P. Malone                      3,107.65
Robert P. Bulseco                   12,827.92
Paul W. Stroube                      5,037.00


CANCELLATION FEE; LIQUIDATED DAMAGES

         The Merger Agreement provides that so long as Comerica has not exercised its stock option pursuant to the Stock Option Agreement (See "THE STOCK OPTION AGREEMENT"), Metrobank shall be required to pay to Comerica the sum of $3,000,000 as reasonable and full liquidated damages and reasonable compensation for losses sustained in the event that (i) Comerica terminates the Merger Agreement because the Merger Agreement, the Subsidiary Merger Agreement and the Merger are not ratified by Metrobank's shareholders, (ii) Comerica terminates the Merger Agreement because the Metrobank Board did not publicly recommend in this Proxy Statement/Prospectus that Metrobank shareholders adopt and approve the Merger Agreement or shall withdraw, modify or amend such recommendation in any respect materially adverse to Comerica or if the board of directors does not call and hold the Special Meeting, (iii) Comerica terminates the Merger Agreement because there shall have been a material breach of any of the representations or warranties set forth in the Merger Agreement on the part of Metrobank, or (iv) Comerica terminates the Merger Agreement because there is a default by Metrobank under the Merger Agreement which results in a Material Adverse Effect on Metrobank and the continuance of such default for a period of 20 Business Days after written notice thereof, which default, in the reasonable opinion of Comerica and Holdings cannot be cured prior to the Closing; and such default shall have been caused in whole or in material part by any action or inaction within the control of Metrobank, any Subsidiary of Metrobank or the directors of Metrobank or Metrobank's Subsidiaries.

         An Acquisition Event is defined generally to mean (a) that prior to the termination of the Merger Agreement, Metrobank has authorized, recommended, publicly proposed or publicly announced an intention to authorize, recommend or propose, or entered into an agreement with a person other than Comerica or any subsidiary of Comerica to effect a merger, consolidation or similar transaction involving Metrobank or any of its subsidiaries; the disposition of substantially all of the assets of Metrobank; or the issuance, sale or other disposition of securities representing 50% voting control of Metrobank other than securities issued pursuant to the Stock Option Agreement or under existing Stock Option Plans of Metrobank or other securities to meet any applicable requirement of law, regulation or Governmental Entity (including commitments made by Metrobank in connection with its acquisition of National Bank of Long Beach)(such stock sales are referred to as "Regulatory Stock Sales"); (b) the acquisition of the beneficial ownership or the right to acquire beneficial ownership by any person or group of persons other than Comerica, a subsidiary of Comerica or certain directors of Metrobank who are parties to Director-Shareholder Agreements with Comerica, (as the term "beneficial ownership" is defined in Rule 13d-3 of the Securities Exchange Act of 1934) of 25% or more of the then outstanding Metrobank Common Stock except acquisitions of shares in connection with Regulatory Stock Sales; or (c) upon the occurrence of certain events specified in the Merger Agreement within 90 days after termination of the Merger Agreement by Comerica, where such events were caused in whole or in part by any action or inaction within the control of Metrobank, any subsidiary of Metrobank or the directors of Metrobank or Metrobank's subsidiaries.

         In the event Comerica has exercised its stock option pursuant to the Stock Option Agreement, the Merger Agreement has been terminated and an Acquisition Event has occurred, Metrobank is required to pay to Comerica $6,000,000 if the consummation of the transaction which is the result of the Acquisition Event occurs within 270 days of the date of the occurrence of the subject Acquisition Event.

        In addition, the Merger Agreement provides that in the event of termination by Metrobank of the Merger Agreement because (a) Holdings or Comerica has breached any of their representations and warranties set forth in the Merger Agreement and in the reasonable opinion of Metrobank such breach cannot be cured prior to Closing and would have a Material Adverse Effect (as defined in the Merger Agreement) on Holdings or Comerica, or (b) a default is committed by Comerica or Holdings under the Merger Agreement and such default continues for a period of 20 business days after written notice of such default, in the reasonable opinion of Metrobank, cannot be cured prior to the Closing, and in each case such breach or default was caused in whole or material part by any action or inaction within the control of Comerica or its Subsidiaries then Comerica shall pay to Metrobank as reasonable and full liquidated damages and reasonable compensation for the loss sustained thereby and not as a penalty or forfeiture, the sum of $3,000,000. See "THE MERGER AGREEMENT - Cancellation Fee; Liquidated Damages."


ANTICIPATED ACCOUNTING TREATMENT

         The Merger is expected to qualify as a purchase for accounting and financial reporting purposes. Under this method of accounting, Comerica will adjust the assets and liabilities of Metrobank to their fair values as of the Effective Time. The shares of Comerica Common Stock to be issued in the Merger will be authorized but unissued shares, or shares held as treasury shares. Subject to the rules of the Commission, Comerica may repurchase shares of Comerica Common Stock in open market or other transactions to fund the Merger consideration.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         Required Tax Opinion Regarding the Merger. The obligations of Comerica and Metrobank to effect the Merger are conditioned upon the receipt of an opinion of legal counsel satisfactory to Comerica subject to assumptions and exceptions normally included, and in form and substance reasonably satisfactory to Comerica and Metrobank, dated the Effective Time, to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "IRC"), and that Comerica, Holdings and Metrobank will each be a party to that reorganization within the meaning of Section 368(b) of the IRC. It is expected that Miller,

Canfield, Paddock and Stone, P.L.C., counsel to Comerica, will deliver such an opinion to Comerica and Metrobank.

         Summary of Anticipated Federal Income Tax Consequences. The following is a summary of the anticipated Federal income tax consequences of the Merger to Metrobank shareholders. It is not intended as tax advice and is based upon the parties' understanding of the Federal income tax laws as currently interpreted and does not address issues of state or local taxation. It does not constitute a representation by Metrobank, Holdings, Comerica, or their counsel. The following discussion is included solely for purposes of general information only.

         BECAUSE OF THE COMPLEXITIES OF FEDERAL, STATE, AND LOCAL INCOME TAX LAWS, IT IS RECOMMENDED THAT METROBANK SHAREHOLDERS CONSULT THEIR OWN TAX ADVISORS CONCERNING THE FEDERAL, STATE AND LOCAL TAX CONSEQUENCES OF THE MERGER.

         This summary is limited to those persons who hold shares of Metrobank Common Stock as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the IRC. (Any reference herein to a "Section" is a reference to a section of the IRC unless otherwise specified.) The tax consequences to any particular shareholder of Metrobank Common Stock may be affected by matters not discussed below. For example, certain taxpayers, such as life insurance companies, tax-exempt organizations, and foreign taxpayers may be subject to special rules not addressed herein. In addition, the tax consequences to Metrobank shareholders who acquired their shares of Metrobank Common Stock pursuant to the exercise of employee stock options or otherwise as compensation is not discussed below.

         Assuming the Merger satisfies all requirements of Section 368(a), the Merger will have the Federal income tax consequences described below.

         Receipt Solely of Comerica Common Stock in Exchange for Metrobank Common Stock. A shareholder who receives shares of Comerica Common Stock and no other consideration in exchange for shares of Metrobank Common Stock in the Merger will not recognize gain or loss on the exchange. The shareholder's tax basis in the Comerica Common Stock received will be the same as the shareholder's tax basis in the shares of Metrobank Common Stock exchanged in the Merger, and the holding period of the Comerica Common Stock received will include the holding period of the Metrobank Common Stock exchanged.

         Receipt of Cash in Lieu of Fractional Shares. Pursuant to the Merger, Metrobank shareholders will receive cash in lieu of fractional shares of Comerica Common Stock. Since the payment to a shareholder of cash in lieu of a fractional Comerica share in this transaction is undertaken solely for the purpose of saving the expense and inconvenience of issuing and transferring fractional shares, and is not separately bargained for consideration, these payments generally will be treated as having been received as distributions in full payment in exchange for the Comerica Common Stock redeemed as provided in
Section 302(a) and taxed as capital gain or loss.

RESALE OF COMERICA COMMON STOCK; RESTRICTIONS ON TRANSFER

         The shares of Comerica Common Stock to be issued in the Merger will be registered under the Securities Act and will be freely transferable under the Securities Act, except for shares issued to any shareholder who may be deemed to be an "affiliate" of Metrobank for purposes of Rule 145 under the Securities Act. Affiliates may not sell their shares of Comerica Common Stock acquired in connection with the Merger except pursuant to an effective registration statement under the Securities Act covering such shares or in compliance with Rule 145 or another applicable exemption from the registration requirements of the Securities Act. Persons who may be deemed to be affiliates of Metrobank generally include individuals or entities that control, are controlled by or under common control with Metrobank, and may include certain officers and directors of Metrobank, as well as principal shareholders of Metrobank.


         Metrobank has delivered to Comerica a written agreement from each person Metrobank believes to be an affiliate of Metrobank intended to ensure compliance with the Securities Act. See "THE MERGER AGREEMENT -- Resales by Affiliates".


STOCK EXCHANGE LISTING

         The Comerica Common Stock is listed on the NYSE. Comerica has agreed to apply for NYSE listing of the shares of Comerica Common Stock to be issued in the Merger. The obligations of the parties to the Merger Agreement to consummate the Merger are subject to approval of that application and the listing by the NYSE of such shares. See "THE MERGER -- Conditions to the Consummation of the Merger" above.

DISSENTER'S RIGHTS

         The shareholders of Metrobank may have certain dissenter's rights under Chapter 13 (Sections 1300-1312) of the California General Corporation Law (the "CGCL") if said shareholders qualify as holders of "dissenting shares" under the CGCL. The exercise of dissenter's rights may require Metrobank to purchase for cash at fair market value from dissenting Metrobank shareholders Metrobank Common Stock which qualifies as dissenting shares. The fair market value will be determined as of May 1, 1995, the day before the first announcement of the terms of the Merger; provided however, that fair market value will not be adjusted for any appreciation or depreciation in value resulting from the Merger.

         "Dissenting Shares" are defined under the CGCL as shares which come within all of the following descriptions: 1) (A) shares not listed on a national securities exchange certified by the California Commissioner of Corporations or not listed on the list of OTC margin stocks issued by the Board of Governors of the Federal Reserve System immediately prior to a reorganization ("Listed Securities"), or (B) Listed Securities, if demands for payment are filed with respect to 5% or more of the outstanding shares of that class of Listed Securities; 2) shares which were outstanding on the date for determination of shareholders entitled to vote on the reorganization and were not voted in favor of the reorganization, or described in subpart (A) of clause 1) above which were voted against the reorganization; 3) shares which the dissenting shareholder has demanded that the corporation purchase at fair market value in accordance with the CGCL; and 4) shares which the dissenting shareholder has submitted for endorsement in accordance with the CGCL. Under the CGCL, Metrobank shareholders will waive their shareholder dissenting rights if they do not vote against the Merger.

         Inasmuch as the Metrobank Common Stock is traded on the AMEX, a national securities exchange certified by the California Commissioner of Corporations, shares of Metrobank Common Stock will only qualify as Dissenting Shares if demands for payment are filed with respect to 5% or more of the outstanding shares of Metrobank Common Stock. Subject to this limitation, holders of Metrobank Common Stock desiring to exercise dissenter's rights must comply with the requirements set forth in items 3 and 4 listed above.

         Assuming the Merger Proposal is approved, Metrobank must mail to all of its shareholders meeting the above requirements notice of such approval of the Merger within 10 days of the Special Meeting, together with a copy of the relevant sections of the CGCL, a statement of the price determined by Metrobank to represent the fair market value of the Dissenting Shares, and a brief description of the procedure to be followed if a shareholder desires to exercise dissenter's rights. The statement of price constitutes an offer by Metrobank to purchase the shares of the dissenting shareholder at such price, unless those shares lose their status as Dissenting Shares under the CGCL.

         Merely voting or delivering a proxy directing a vote against the approval of the Merger, or failing to deliver a proxy or vote as to approval of the Merger, does not constitute a demand for purchase. A written demand is essential. Any shareholder of record who has the right to require Metrobank to purchase such shareholders' shares of Metrobank Common Stock and has complied with the requirements set forth in items 3 and 4 listed above, and who desires that Metrobank purchase such shares of Metrobank Common Stock, shall make written demand upon Metrobank for the purchase of such shares of Metrobank Common Stock and payment to the shareholder in cash of their fair market value. Notice must be received by Metrobank or any transfer agent thereof, not later than the date of the Special Meeting. The demand must state the number and class of shares of Metrobank Common Stock held of record by the shareholder which the shareholder demands that Metrobank purchase and shall contain a statement of what such shareholder claims to be the fair market value of those shares as of the day before the announcement of the Merger. The statement of fair market value constitutes an offer by the shareholder to sell the shares at such price. A shareholder may not withdraw a demand for payment without the consent of Metrobank.

         Holders of Metrobank Common Stock desiring to exercise dissenter's rights should send demand for payment to Metrobank in care of Sharon L. Canup, Corporate Secretary, 10900 Wilshire Boulevard, Los Angeles, California 90024 by registered or certified mail, return receipt requested. The demand should be signed by the shareholder of record (or his or her duly authorized representative) exactly as his or her name appears on the certificates evidencing ownership of the shares of Metrobank Common Stock. A demand for the purchase of shares of Metrobank Common Stock owned jointly by more than one person should identify and be signed by all such holders. Any person signing a demand for purchase in any representative capacity (such as attorney-in-fact, executor, administrator, trustee or guardian) should indicate his or her title and, if Metrobank so requests, furnish written proof of his or her capacity and authority to sign the demand.

         Within 30 days after the date notice of approval of the Merger is mailed to its shareholders by Metrobank, any shareholder exercising dissenter's rights must deliver to Metrobank at its principal office or at the office of any transfer agent therefor, the share certificates representing the shares of Metrobank Common Stock the shareholder demands to be purchased, to be stamped or endorsed with the statement that the shares are Dissenting Shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed. Upon subsequent transfer of the Dissenting Shares on the corporate books, the new certificate, initial transaction statement, and other written statements issued thereof shall bear a like statement, together with the name of the original dissenting holder of the shares.

         If Metrobank and a dissenting shareholder agree that the shares are Dissenting Shares and agree upon the price of the shares, the shareholder will be entitled to that price plus interest at the legal rate on judgments from the date of the agreement. The agreement fixing the fair market value of any Dissenting Shares must be filed with the Secretary of Metrobank. Subject to certain creditors' rights, Metrobank shall make payment at the later of 1) within 30 days after the agreement is made, or 2) within 30 days after any statutory or contractual conditions to the Merger are satisfied, subject to surrender of the share certificates to Metrobank. Cash dividends, if any, declared and paid by Metrobank on the Dissenting Shares after the date of shareholder approval of the Merger and prior to payment for the Dissenting Shares shall be credited against the total amount to be paid by Metrobank.

         If Metrobank and a dissenting shareholder disagree that the shares are Dissenting Shares and/or disagree on the fair market value of the shares, the shareholder may file within 6 months after the date on which the notice of the approval of the Merger by the outstanding shares was mailed to the shareholder, a complaint in the Superior Court for Los Angeles County requesting that the court determine whether the shares are Dissenting Shares and/or the fair market value of the shares. In addition, any other dissenting shareholder may intervene in any action pending on such a complaint.

        If the status of the shares is at issue, the court will determine first whether the shares are Dissenting Shares. If the court finds that the shares are Dissenting Shares, the court, or one or more impartial appraisers, will at that time determine the fair market value of the shares if said amount also is in issue. If judgement is rendered against Metrobank, Metrobank will pay the amount equal to the fair market value of each Dissenting Share multiplied by the number of Dissenting Shares which any dissenting shareholder is entitled to require Metrobank to purchase, with interest thereon at the legal rate from the date judgment was entered. Judgement is payable upon the endorsement and delivery to Metrobank of the certificates of the shares described in the judgement. Costs of the action will be assessed or apportioned as the court considers equitable, but, if the appraisal exceeds the price offered by Metrobank, Metrobank will be assessed all costs (including, in the discretion of the court, attorneys' fees, fees of expert witnesses and interest at the legal rate from the date of compliance with Metrobank's obligations under Chapter 13 of the CGCL if the value for the Dissenting Shares is more than 125% of the price originally offered by Metrobank).

         No shareholder of Metrobank who has a right to demand payment of cash for the shares of Metrobank Common Stock held by him or her shall have any right at law or in equity to attack the validity of the Merger or to have the Merger set aside or rescinded, except in an action to test whether the number or shares required to authorize or approve the Merger have been legally voted in favor thereof.

         Metrobank Common Stock holders wishing to exercise dissenter's rights should seek advice from their attorney in conjunction with the exercise of such rights.

                        CERTAIN REGULATORY CONSIDERATIONS

GENERAL

         Bank holding companies and banks are extensively regulated under both federal and state law. To the extent that the following information describes statutory and regulatory provisions, it is qualified in its entirety by reference to the particular statutory and regulatory provisions. A change in applicable law or regulation may have a material effect on the business of Comerica.

         As a bank holding company, Comerica is subject to regulation under the BHCA and its examination and reporting requirements. Under the BHCA, bank holding companies may not (subject to certain limited exceptions) directly or indirectly acquire the ownership or control of more than 5% of any class of voting shares or substantially all of the assets of any company, including a bank, without the prior written approval of the Federal Reserve Board. In addition, bank holding companies are generally prohibited under the BHCA from engaging in nonbanking activities, subject to certain exceptions.

         The BHCA prohibits the Federal Reserve Board from approving the acquisition by a bank holding company of more than 5% of any class of the voting shares of, or substantially all the assets of, any bank (or its holding company) located outside of the state in which the operations of such acquiring bank holding company's banking subsidiaries are principally conducted on the date such company became a bank holding company unless such acquisition is specifically authorized by the laws of the state in which the bank to be acquired is located. Most states, including Michigan and California, have adopted legislation that permits out-of-state bank holding companies throughout the United States to acquire local banks and bank holding companies. Most states that have enacted such nationwide interstate banking laws, including Michigan and California, have a reciprocity requirement. In approving Comerica's acquisition of the predecessors to Comerica Bank -- California, both the Federal Reserve Board and the California Superintendent determined that the "substantial reciprocity" requirement of California law was met in connection with such an interstate acquisition.

INTERSTATE BANKING AND BRANCHING

         On September 29, 1994, the Riegle/Neal Interstate Banking and Branching Efficiency Act of 1994 (the "Interstate Act") was signed into law. This Interstate Act effectively permits nationwide banking. The Interstate Act provides that one year after enactment, adequately capitalized and adequately managed bank holding companies may acquire banks in any state, even in those jurisdictions that currently bar acquisitions by out-of-state institutions, subject to deposit concentration limits. The deposit concentration limits provide that regulatory approval by the Federal Reserve Board may not be granted for a proposed interstate acquisition if after the acquisition, the acquiror on a consolidated basis would control more than 10% of the total deposits nationwide or would control more than 30% of deposits in the state where the acquiring institution is located. The state deposit concentration limit does not apply to initial acquisitions in a state and in every case, may be waived by the state regulatory authority. Interstate acquisitions are subject to compliance with the Community Reinvestment Act ("CRA"). States are permitted to impose age requirements not to exceed five years on target banks for interstate acquisitions. States are not allowed to opt-out of interstate banking.

         Branching between states may be accomplished either by merging separate banks located in different states into one legal entity, or by establishing de novo branches in another state. Consolidation of banks is not permitted until June 1, 1997 provided that the state has not passed legislation "opting-out" of interstate branching. If a state opts-out prior to June 1, 1997, then banks located in that state may not participate in interstate branching. A state may "opt-in" to interstate branching by bank consolidation or by de novo branching by passing appropriate legislation earlier than June 1, 1997. Interstate branching, when accomplished by merging banks located in different states, is also subject to a 30% statewide deposit concentration limit on a consolidated basis, and a 10% nationwide deposit concentration limit. The laws of the host state regarding community reinvestment, fair lending, consumer protection (including usury limits) and establishment of branches shall apply to the interstate branches.

         De novo branching by an out-of-state bank is not permitted unless expressly permitted by the host state expressly permits de novo branching by banks from out-of-state. The establishment of an initial de novo branch in a state is subject to the same conditions as apply to initial acquisition of a bank in the host state other than the deposit concentration limits.

         Effective one year after enactment, the Interstate Act permits bank subsidiaries of a bank holding company to act as agents for affiliated depository institutions in receiving deposits, renewing time deposits, closing loans, servicing loans and receiving payments on loans and other obligations. A bank acting as agent for an affiliate shall not be considered a branch of the affiliate. Any agency relationship between affiliates must be on terms that are consistent with safe and sound banking practices. The authority of an agency relationship for receiving deposits includes the taking of deposits for an existing account but is not meant to include the opening or origination of new deposit accounts. Subject to certain conditions, insured savings associations which were affiliated with banks as of June 1, 1994, may act as agents for such banks. An affiliate bank or savings association may not conduct any activity as an agent which such institution is prohibited from conducting as principal.

         If an interstate bank decides to close a branch located in a low- or moderate-income area, it must comply with additional branch closing notice requirements. The appropriate regulatory agency is authorized to consult with community organizations to explore options to maintain banking services in the affected community where the branch is to be closed.

         To ensure that interstate branching does not result in taking deposits without regard to a community's credit needs, the regulatory agencies are directed to implement regulations prohibiting interstate branches from being used as "deposit production offices." The regulations to implement its provisions are due by June 1, 1997. The regulations must include a provision to the effect that if loans made by an interstate branch are less than fifty percent of the average of all depository institutions in the state, then the regulator must review the loan portfolio of the branch. If the regulator determines that the branch is not meeting the credit needs of the community, it has the authority to close the branch and to prohibit the bank from opening new branches in that state.

         When the interstate banking provisions become effective in the next few months, Comerica will have enhanced opportunities to acquire banks in any state subject to approval by the appropriate federal and state regulatory agencies. When the interstate branching provisions become effective in June 1997, Comerica will have the opportunity to consolidate its affiliate banks to create one legal entity with branches in more than one state should management decide to do so, or to establish branches in different states, subject to the existence of authorizing legislation in the host state and any state opt-out provisions. The agency authority permitting Comerica affiliate banks to act as agents for each other in accepting deposits or servicing loans should make it more convenient for customers of one Comerica bank to transact their banking business at a Comerica affiliate in another state provided that operating systems are in place to facilitate these out of state transactions.

PAYMENT OF DIVIDENDS

         Comerica is a legal entity separate and distinct from its banking and other subsidiaries. Most of Comerica's revenues result from dividends paid to it by its bank subsidiaries. There are statutory and regulatory requirements applicable to the payment of dividends by subsidiary banks to Comerica as well as by Comerica to its shareholders.

         Federal law requires each state bank subsidiary that is a member of the Federal Reserve System and each national banking association to obtain the prior approval of the Federal Reserve Board or the Comptroller of the Currency (the "Comptroller"), as the case may be, for the declaration and payment of dividends if the total of all dividends declared by the board of directors of such bank in any year will exceed the total of (i) such bank's net profits (as defined and interpreted by regulation) for that year plus (ii) the retained net profits (as defined and interpreted by regulation) for the preceding two years, less any required transfers to surplus. In addition, these banks may only pay dividends to the extent that retained net profits (including the portion transferred to surplus) exceed bad debts (as defined by regulation).

         Under the foregoing dividend restrictions, in 1995 Comerica's subsidiary banks, without obtaining governmental approvals, can declare aggregate dividends of approximately $153 million from retained net profits of the preceding two years, plus an amount approximately equal to the net profits (as measured under current regulations), if any, earned for the period from January 1, 1995 through the date of declaration. During 1994, Comerica's subsidiary banks paid $293 million in dividends.

         The banking authorities in the states where Comerica owns state-chartered banks also regulate the payment of dividends by banks organized in such states. Generally, (i) California state banks such as Comerica Bank-California may not declare or pay a dividend, without the prior written approval of the California Superintendent, if the total of all dividends declared by such bank in any calendar year would exceed the total of its net profits, as defined, for that year combined with its retained net profits, as defined, for the preceding two years, (ii) Michigan state banks such as Comerica Bank may not pay a dividend if the amount of such dividend would exceed net profits then on hand or surplus remaining after payment thereof would be less than 20 percent of the bank's capital, and (iii) payment of dividends by Texas state banks such as Comerica Bank-Texas is restricted by minimum capital requirements. Generally, an Illinois state chartered bank, such as Comerica Bank-Illinois, may pay dividends only out of net profits. If an Illinois bank's surplus does not equal its capital, it may declare a dividend only after at least one-tenth of its net profits since the declaration of the last dividend has been added to its surplus. An Illinois bank may not pay dividends in an amount greater than net profits then on hand, less deductions for losses and bad debts, as defined by statute.

         The payment of dividends by Comerica and its bank subsidiaries is also affected by various regulatory requirements and policies, such as the requirement to maintain capital at or above regulatory guidelines. In addition, if, in the opinion of the applicable regulatory authority, a bank under its jurisdiction is engaged in or is about to engage in an unsafe or unsound practice (which, depending on the financial condition of the bank, could include the payment of dividends), such authority may require, after notice and hearing, that such bank cease and desist from such practice. The Federal Reserve Board and the Comptroller have each indicated that the payment of dividends that deplete a bank's capital base to an inadequate level would be an unsafe and unsound banking practice. The Federal Reserve Board, the Comptroller and the FDIC have issued policy statements which provide that bank holding companies and insured banks should generally only pay dividends out of current operating earnings.

CERTAIN TRANSACTIONS BY COMERICA WITH ITS AFFILIATES

         There are also various legal restrictions on the extent to which Comerica and most of its nondepository subsidiaries can borrow or otherwise obtain credit from, or engage in certain other transactions with, their depository institution affiliates. The "covered transactions" that an insured depository institution and its subsidiaries are permitted to engage in with their nondepository affiliates are limited to the following amounts: (i) in the case of any one such affiliate, the aggregate amount of covered transactions of the insured depository institution and its subsidiaries cannot exceed 10% of the capital stock and the surplus of the insured depository institution; and (ii) in the case of all affiliates, the aggregate amount of covered transactions of the insured depository institution and its subsidiaries cannot exceed 20% of the capital stock and surplus of the insured depository institution. In addition, extensions of credit that constitute covered transactions must be collateralized in prescribed amounts.

         "Covered transactions" are defined by statute to include a loan or extension of credit to the affiliate, a purchase of securities issued by an affiliate, a purchase of assets from the affiliate (unless otherwise exempted by the Federal Reserve Board), the acceptance of securities issued by the affiliate as collateral for a loan and the issuance of a guarantee, acceptance, or letter of credit for the benefit of an affiliate. Further, a bank holding company and its subsidiaries are prohibited from engaging in certain tie-in arrangements in connection with any extension of credit, lease or sale of property or furnishing of services.

CAPITAL

         The Federal Reserve Board has adopted risk based capital guidelines for bank holding companies. The minimum guideline for the ratio of total capital ("Total Capital") to risk weighted assets (including certain off-balance-sheet activities, such as standby letters of credit) is 8%. At least half of the Total Capital is to be composed of common shareholders' equity, minority interests in the equity accounts of consolidated subsidiaries and a limited amount of perpetual preferred stock, less disallowed intangibles including goodwill ("Tier 1 Capital"). The remainder may consist of subordinated debt, other preferred stock and a limited amount of loan loss reserves ("Tier 2 Capital").

         In addition, the Federal Reserve Board has established minimum leverage ratio guidelines for bank holding companies. These guidelines provide for a minimum Tier 1 Capital leverage ratio (Tier 1 Capital to total assets, less goodwill) of 3% for bank holding companies that meet certain specified criteria, including having the highest regulatory rating. All other bank holding companies will generally be required to maintain a minimum Tier 1 Capital leverage ratio of 3% plus an additional cushion of 100 to 200 basis points. The Federal Reserve Board has not advised Comerica of any specific minimum Tier 1 Capital leverage ratio applicable to it. The guidelines also provide that bank holding companies experiencing internal growth or making acquisitions will be expected to maintain strong capital positions substantially above the minimum supervisory levels without significant reliance on intangible assets (e.g., goodwill, core deposit intangibles and purchased mortgage servicing rights). Furthermore, the guidelines indicate that the Federal Reserve Board will continue to consider a "tangible Tier 1 Capital leverage ratio" (deducting all intangibles) in evaluating proposals for expansion or new activities. As of June 30, 1995 , the "tangible Tier 1 Capital leverage ratios" of Comerica and Metrobank individually and pro forma (giving effect to the Merger) for Comerica and Metrobank combined were 6.48%, 6.11% and 6.74%, respectively.

         The following tables set forth the Tier 1 capital to risk-weighted assets ratios, the total capital to risk-weighted assets ratios and the Tier 1 leverage ratios for Comerica and Metrobank individually and on a pro forma combined basis as of certain dates and periods. Such pro forma combined data is derived from the financial information of Comerica and Metrobank at June 30, 1995 and for each of the years presented below and gives effect to the Merger, the issuance of shares to holders of Metrobank Common Stock as consideration for the Merger, and adjustment to fair value of the assets and liabilities of Metrobank as of the Effective Time.

                  TIER 1 CAPITAL TO RISK-WEIGHTED ASSETS RATIO
                    (IN EACH CASE CALCULATED PURSUANT TO THE
                         RISK-BASED CAPITAL GUIDELINES)

                                                                                                      PRO FORMA
AS OF:                                                                    COMERICA      METROBANK     COMBINED
------                                                                    --------      ---------     --------
June 30, 1995 ...........................................................    7.61%          8.13%         7.92%
December 31, 1994........................................................    8.13          10.11            --
December 31, 1993........................................................    8.21          10.00            --
December 31, 1992........................................................    8.83           9.80            --

                   TOTAL CAPITAL TO RISK-WEIGHTED ASSETS RATIO
                    (IN EACH CASE CALCULATED PURSUANT TO THE
                      FINAL RISK-BASED CAPITAL GUIDELINES)

                                                                                                      PRO FORMA
AS OF:                                                                    COMERICA      METROBANK     COMBINED
------                                                                    --------      ---------     --------
June 30, 1995 ...........................................................   10.85%          9.39%        11.13%
December 31, 1994........................................................   11.68          11.37            --
December 31, 1993........................................................   11.58          11.20            --
December 31, 1992........................................................   11.82          11.00            --

                              TIER 1 LEVERAGE RATIO

                                                                                                      PRO FORMA
AS OF:                                                                    COMERICA      METROBANK     COMBINED
------                                                                    --------      ---------     --------
June 30, 1995 ...........................................................    6.59%          6.11%         6.85%
December 31, 1994........................................................    6.93           7.24            --
December 31, 1993........................................................    7.04           6.90            --
December 31, 1992........................................................    7.52            N/A            --

         Each of Comerica's banks is subject to similar capital requirements adopted by the Federal Reserve Board, the Comptroller or the FDIC. At June 30, 1995, each of Comerica's subsidiary banks had a Tier 1 Capital ratio and a Total Capital ratio (computed under the 1993 guidelines) in excess of the fully phased in requirements and a Tier 1 Capital leverage ratio in excess of 6.00%. At June 30, 1995, Comerica Bank's Tier 1 Capital ratio and Total Capital ratio (computed under the 1993 guidelines) was in excess of the fully phased in requirements and its Tier 1 Capital leverage ratio was 6.15%. No regulatory agency has advised any of Comerica's subsidiary banks of any specific applicable minimum Tier 1 Capital leverage ratio.

         Failure to meet capital guidelines could subject an insured bank to a variety of enforcement remedies, including the termination of deposit insurance by the FDIC and a prohibition on the taking of brokered deposits. See "FDICIA" below.

         It is possible that bank regulators will raise capital requirements applicable to banking organizations beyond their current levels. However, the management of Comerica is unable to predict whether and when higher capital requirements might be imposed and, if they are imposed, at what levels and on what schedule.

COMERICA'S SUPPORT OF SUBSIDIARY BANKS

         Under a Federal Reserve Board policy, Comerica is expected to act as a source of financial strength to each of its subsidiary banks and, if necessary, to commit resources to support each of such subsidiaries. This support may be required at times when, absent such Federal Reserve Board policy, Comerica would not otherwise be required to provide it.

         Under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 ("FIRREA"), a depository institution insured by the FDIC can be held liable for any loss incurred by, or reasonably expected to be incurred by, the FDIC after August 9, 1989 in connection with (i) the default of a commonly controlled FDIC-insured depository institution, or (ii) any assistance provided by the FDIC to any commonly controlled FDIC-insured depository institution "in danger of default." "Default" is defined generally as the appointment of a conservator or receiver and "in danger of default" is defined generally as the existence of certain conditions indicating that a default is likely to occur in the absence of regulatory assistance.

         Under Michigan law, if the capital of a Michigan state chartered bank is impaired by losses or otherwise, the Michigan Financial Institutions Bureau is authorized to require payment of the deficiency by assessment upon the bank's shareholders, pro rata, and to the extent necessary, if any such assessment is not paid by any shareholder after three months' notice, to cause the sale of the stock of such shareholder to make good the deficiency.

         Under the National Bank Act, if the capital stock of a national bank is impaired by losses or otherwise, the Comptroller is authorized to require payment of the deficiency by assessment upon the bank's shareholders, pro rata, and to the extent necessary, if any such assessment is not paid by any shareholder after three months' notice, to sell the stock of such shareholder to make good the deficiency.

         Any capital loans by a bank holding company to any of its subsidiary banks are subordinate in right of payment to deposits and to certain other indebtedness of such subsidiary bank. In the event of a bank holding company's bankruptcy, any commitment by the bank holding company to a federal bank regulatory agency to maintain the capital of a subsidiary bank will be assumed by the bankruptcy trustee and is entitled to a priority of payment. This priority would apparently apply to guarantees of capital plans under the Federal Deposit Insurance Corporation Improvement Act of 1991 (discussed below) ("FDICIA").

FDIC INSURANCE ASSESSMENTS


         Comerica's subsidiary banks are subject to FDIC deposit insurance assessments. On January 1, 1994, a permanent risk-based deposit premium assessment system became effective under which each depository institution is placed in one of nine assessment categories based on certain capital and supervisory measures. All of Comerica's subsidiary banks' capital levels and supervisory standing qualify them for favorable deposit insurance assessment costs. On August 8, 1995, the FDIC adopted a new and reduced assessment rate structure under which the best-rated institutions will pay 0.04 percent of domestic deposits and the weakest will pay 0.31 percent. The new assessment rate structure should result in savings in deposit insurance costs at Comerica's subsidiary banks, and therefore have a positive effect on their operations. However, legislation has been proposed that, if enacted, would shift to banks some of the costs related to resolution of the savings association insolvencies experienced by the deposit insurance funds in recent years. A significant increase in the assessment rate or a special additional assessment could have an adverse impact on Comerica's results of operations.


FDICIA

         In December 1991 FDICIA was enacted. This legislation substantially revises the bank regulatory and funding provisions of the Federal Deposit Insurance Act and makes revisions to several other federal banking statutes.

         Among other things, FDICIA requires the federal banking agencies to take "prompt corrective action" in respect of depository institutions that do not meet minimum capital requirements. FDICIA establishes five capital tiers:
"well
capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized" and "critically undercapitalized." A depository institution's capital tier depends upon where its capital levels are in relation to various relevant capital measures, which includes a risk-based capital measure and a leverage ratio capital measure, and certain other factors.

         A depository institution is well capitalized if it significantly exceeds the minimum level required by regulation of each relevant capital measure, adequately capitalized if it meets each such measure, undercapitalized if it fails to meet any such measure, significantly undercapitalized if it is significantly below any such measure and critically undercapitalized if it has a ratio of tangible equity to total assets that is equal to or less than 2 percent. An institution may be deemed to be in a capitalization category that is lower than is indicated by its actual capital position if, among other things, it receives an unsatisfactory examination rating.

         Regulations establishing the specific capital tiers have been adopted. Under these regulations, for an institution to be well capitalized it must have a total risk-based capital ratio of at least 10 percent, a Tier 1 risk-based capital ratio of at least 6 percent, and a Tier 1 leverage ratio of at least 5 percent, and not be subject to any specific capital order or directive. For an institution to be adequately capitalized it must have a total risk-based capital ratio of at least 8 percent, a Tier 1 risk-based capital ratio of at least 4 percent, and a leverage ratio of at least 4 percent (and in some cases 3 percent). Under these new regulations, the banking subsidiaries of Comerica would be considered to be well capitalized as of September 30, 1994.

         FDICIA generally prohibits a depository institution from making any capital distribution (including payment of a dividend) or paying any management fee to its holding company if the depository institution would thereafter be undercapitalized. Undercapitalized depository institutions are subject to growth limitations and are required to submit a capital restoration plan. The federal banking agencies may not accept a capital plan without determining, among other things, that the plan is based on realistic assumptions and is likely to succeed in restoring the depository institution's capital. In addition, for a capital restoration plan to be acceptable, the depository institution's parent holding company must guarantee that the institution will comply with such capital restoration plan. The aggregate liability of the parent holding company is limited to the lesser of (i) an amount equal to 5 percent of the depository institution's total assets at the time it became undercapitalized, and (ii) the amount that is necessary (or would have been necessary) to bring the institution into compliance with all capital standards applicable with respect to such institution as of the time it fails to comply with the plan. If a depository institution fails to submit an acceptable plan, it is treated as if it were significantly undercapitalized.

         Significantly undercapitalized depository institutions may be subject to a number of requirements and restrictions, including orders to sell sufficient voting stock to become adequately capitalized, requirements to reduce the total assets and cessation of receipt of deposits from correspondent banks. Critically undercapitalized institutions are subject to the appointment of a receiver or conservator.

         Under FDICIA, the FDIC is permitted to provide financial assistance to an insured bank before appointment of a conservator or receiver only if (i) such assistance would be the least costly method of meeting the FDIC's insurance obligations, (ii) grounds for appointment of a conservator or a receiver exist or are likely to exist, (iii) it is unlikely that the bank can meet all capital standards without assistance, and (iv) the bank's management has been competent, has complied with applicable laws, regulations, rules and supervisory directives and has not engaged in any insider dealing, speculative practice or other abusive activity.

         FDICIA directs that each federal banking agency prescribe standards for depository institutions and depository institution holding companies relating to internal controls, information systems, internal audit systems, loan documentation, credit underwriting, interest rate exposure, asset growth, compensation, a maximum ratio of classified assets to capital, minimum earnings sufficient to absorb losses, a minimum ratio of market value to book value for publicly traded shares and other standards as they deem appropriate. Such standards were issued in July, 1995 in guideline form. Management does not expect these standards to have a significant impact Comerica's operations.


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         FDICIA also contains a variety of other provisions that may affect the operations of depository institutions including new reporting requirements, regulatory standards for real estate lending, "truth in savings" provisions, the requirement that a depository institution give 90 days' prior notice to customers and regulatory authorities before closing any branch and a prohibition on the acceptance or renewal of brokered deposits by depository institutions that are not well capitalized or are adequately capitalized and have not received a waiver from the FDIC. Under regulations relating to the brokered deposit prohibition, Comerica Bank is well capitalized and may accept brokered deposits without restriction.

IMPLICATIONS OF BEING A SAVINGS AND LOAN HOLDING COMPANY

         As a result of Comerica's control of all of the capital stock of Comerica Bank & Trust, F.S.B. ("Comerica FSB"), Comerica FSB is a savings and loan holding company under Section 10 of the Home Owners' Loan Act, as amended ("HOLA"). Comerica FSB is registered with the Office of Thrift Supervision (the "OTS") and is subject to OTS regulations, supervision and reporting requirements.

         With certain exceptions, a savings and loan holding company must obtain the prior written approval of the OTS before acquiring control of an insured savings association or savings and loan holding company through the acquisition of stock or through a merger or some other business combination. HOLA prohibits the OTS from approving an acquisition by a savings and loan holding company which would result in the holding company controlling savings associations in more than one state unless (i) the holding company is authorized to do so by the FDIC as an emergency acquisition, (ii) the holding company controls a savings association which operated an office in the additional state or states on March 5, 1987, or (iii) the statutes of the state in which the savings association to be acquired is located specifically permit a savings association chartered by such state to be acquired by an out-of-state savings association or savings and loan holding company.

         As a subsidiary of a savings and loan holding company, Comerica FSB is subject to certain restrictions in its dealings with Comerica and with other companies affiliated with Comerica. In addition, savings association subsidiaries of savings and loan


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holding companies are required to give the OTS thirty days' prior notice of any proposed payment of dividends to the savings and loan holding company.

         As a federal savings bank, Comerica FSB is subject to the capital adequacy guidelines of the OTS. In general, a federal savings bank is required to satisfy three capital requirements: (i) a leverage test under which core capital must be at least three percent of adjusted total assets, (ii) a tangible capital test under which tangible capital must be at least 1.5% of adjusted total assets and (iii) a risk based capital test under which core capital must, on a fully phased-in basis, be at least 4% of risk adjusted assets and total capital must, on a fully phased-in basis, be at least 8% of risk adjusted assets. The OTS has proposed a regulation that would increase the minimum leverage ratio from 3% to at least 4% to 5% for savings associations not having the highest supervisory rating. As of June 30, 1995, Comerica FSB had capital well in excess of the foregoing requirements with a leverage ratio of 7.54%, a tangible capital ratio of 7.54%, a core risk based capital ratio of 13.10%, and a total risk based capital ratio of 14.36%.

         In general, a savings and loan holding company such as Comerica that has a federal savings bank subsidiary that fails to meet the "qualified thrift lender" test is required to become a bank holding company. As Comerica is already a bank holding company, Comerica FSB's failure to satisfy the "qualified thrift lender" test would have no material effect on Comerica. In addition, if a federal savings bank, such as Comerica FSB, does not satisfy the "qualified thrift lender" test, then such federal savings bank (i) will be limited to establishing new branches as if it were a national bank located in the same state, (ii) will be barred from obtaining new Federal Home Loan Bank advances,
(iii) will be prohibited from making any new investment or engaging in any new activity unless the investment or activity is permitted for a national bank and
(iv) will be subject to the dividend restrictions applicable to national banks. Moreover, three years after it has failed to qualify as "qualified thrift lender", a federal savings bank must (i) divest any investments and activities not permitted for a national bank and (ii) repay any of its outstanding Federal Home Loan Bank advances "as promptly as can prudently be done" consistent with its safe and sound operation and must divest any investment and cease any activity not permitted for



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
a national bank. Even if Comerica FSB failed the "qualified thrift lender" test, Comerica does not believe that it would have a significant effect on its operations.

         To be a "qualified thrift lender" a federal savings bank must maintain "qualified thrift investments" of at least 65 percent of its "portfolio assets" as measured on a monthly average basis in 9 out of the last 12 months. The assets that qualify as "qualified thrift investments" include assets generally related to the development of domestic residential real property. "Portfolio assets" are defined as a federal savings bank's total assets, minus (i) goodwill and other intangible assets, (ii) the value of property used by the savings association to conduct its business and (iii) subject to a maximum of 20 percent of total assets, liquid assets required to be maintained under Section 6 of HOLA.

                      DESCRIPTION OF COMERICA CAPITAL STOCK

         The following description contains a summary of all of the material features of the capital stock of Comerica but does not purport to be complete and is subject to and qualified in its entirety by reference to the Comerica Restated Certificate of Incorporation, including the Certificate of Designation for the Comerica Series C Preferred Stock (the "Comerica Charter"), all of which are filed as exhibits to the Registration Statement of which this Proxy Statement/Prospectus forms a part and are incorporated herein by reference. See also "COMPARISON OF SHAREHOLDER RIGHTS" below. The following description should be read carefully by the Metrobank shareholders.

         Comerica's total authorized capital stock currently consists of (i) 10,000,000 shares of preferred stock, without par value (the "Comerica Preferred Stock"), and (ii) 250,000,000 shares of Comerica Common Stock, with a par value of $5.00 per share.

         With respect to the Comerica Preferred Stock, 500,000 shares with no stated value have been designated as Series C Participating Preferred Stock (the "Comerica Series C Preferred Stock"). All shares of two former series of Comerica Preferred Stock, designated Adjustable Rate Cumulative Preferred Stock, Series A and Series B Preferred Stock, have been redeemed and restored to the status of authorized but unissued Comerica Preferred Stock. All shares designated as Comerica Series C Preferred Stock have been reserved



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

for issuance in connection with the Comerica Rights. The Comerica Rights are not currently exercisable and no shares of Comerica Series C Preferred Stock are outstanding. For a description of the Comerica Rights, see "COMPARISON OF SHAREHOLDER RIGHTS -- Rights Plans" below.


         With respect to the Comerica Common Stock, as of June 30, 1995 116,997,900 shares of Comerica Common Stock were issued and outstanding.


COMERICA PREFERRED STOCK

         General. The Comerica Preferred Stock may be issued in one or more series at such time or times and for such consideration or considerations as Comerica's Board may determine. The Comerica Board is expressly authorized at any time, and from time to time, to provide for the issuance of Comerica Preferred Stock with such voting powers or without voting powers, and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the Comerica Board resolution providing for the issuance thereof. The Comerica Board is authorized to designate the series and the number of shares comprising such series, the dividend rate on the shares of such series, the redemption rights, if any, any purchase, retirement or sinking fund provisions, any conversion rights and any special voting rights.

         Uncommitted authorized but unissued shares of Comerica Preferred Stock may be issued from time to time to such persons and for such consideration as the Comerica Board may determine and holders of the then outstanding shares of Comerica Common Stock or Comerica Preferred Stock may or may not be given the opportunity to vote thereon, depending upon the nature of any such transactions, applicable law, the rules and policies of the NYSE and the judgment of the Comerica Board regarding the submission of such issuance to Comerica's shareholders. Comerica shareholders have no preemptive rights to subscribe to newly issued shares.

         Moreover, it is possible that shares of Comerica Preferred Stock would be issued for the purpose of making an acquisition by an unwanted suitor of a controlling interest in Comerica more difficult, time-consuming or costly or otherwise to discourage an


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

attempt to acquire control of Comerica. Under such circumstances the availability of authorized and unissued shares of Comerica Common Stock and Comerica Preferred Stock may make it more difficult for shareholders to obtain a premium for their shares. Such authorized and unissued shares could be used to create voting or other impediments or to frustrate a person seeking to obtain control of Comerica by means of a merger, tender offer, proxy contest or other means. Such shares could be privately placed with purchasers who might cooperate with the Comerica Board in opposing such an attempt by a third party to gain control of Comerica. The issuance of shares of Comerica Preferred Stock could also be used to dilute ownership of a person or entity seeking to obtain control of Comerica. Although Comerica does not currently contemplate taking such action, shares of one or more series of Comerica Preferred Stock could be issued for the purposes and effects described above and the Comerica Board reserves its rights (if consistent with its fiduciary responsibilities) to issue such stock for such purposes.

         Shares of Comerica Preferred Stock redeemed or acquired by Comerica may return to the status of authorized and unissued shares of Comerica Preferred Stock, without designation as to series, and may be reissued by the Comerica Board.

         Comerica Series C Preferred Stock. The Comerica Series C Preferred Stock is issuable upon exercise of the Comerica Rights. The Comerica Rights are not currently exercisable and no shares of Comerica Series C Preferred Stock are outstanding. For a description of the Comerica Rights, see "COMPARISON OF SHAREHOLDER RIGHTS -- Rights Plan" below. The Comerica Series C Preferred Stock carries a quarterly dividend rate equal (rounded to the nearest cent) to the greater of (a) $10 or (b) a multiple (the "Comerica Multiple") times the aggregate per share amount of all cash dividends and the Comerica Multiple times the aggregate per share amount of all non-cash dividends or other distributions other than a dividend payable in shares of Comerica Common Stock or a subdivision of the outstanding shares of Comerica Common Stock, declared on the Comerica Common Stock during the period specified. Dividends on the Comerica Series C Preferred Stock are cumulative. The Comerica Multiple, which is subject to adjustment upon the occurrence of stock dividends on, or splits or combinations of, outstanding Comerica Common Stock is 450. Unless all dividends on the Comerica Series C Preferred Stock have been paid in full, no


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dividend may be declared or paid on the Comerica Common Stock. If dividends shall be in arrears in an amount equal to six quarterly dividends, the holders of the Comerica Series C Preferred Stock shall have the right, voting as a class, to elect two directors.

         Each share of Comerica Series C Preferred Stock is entitled to vote on all matters submitted to a vote of the shareholders of Comerica, the number of votes being subject to adjustment under the same circumstances which require an adjustment of the Comerica Multiple but may not have more than one vote per share. Except as otherwise required by the Comerica Charter or bylaws, the holders of shares of Comerica Series C Preferred Stock and the holders of Comerica Common Stock vote together as one class.

         Upon any liquidation, dissolution or winding up of Comerica, each share of Comerica Series C Preferred Stock is entitled, prior to any payment or distribution in respect of the Comerica Common Stock, to a liquidation preference equal to $100 plus any accrued and unpaid dividends. If sufficient assets of Comerica remain after payment of the liquidation preference in respect of the Comerica Series C Preferred Stock and certain payments to the holders of Comerica Common Stock, the Comerica Series C Preferred Stock participates with the Comerica Common Stock in respect of the remaining assets of Comerica based on a ratio.

         If Comerica enters into any consolidation, merger, combination or other transaction in which Comerica Common Stock is exchanged for other stock, securities, cash or other property, then the shares of Comerica Series C Preferred Stock will at the same time be similarly exchanged in an amount per share, subject to certain adjustments, equal to the Comerica Multiple times the aggregate amount of stock, security, cash or other property into which or for which each share of Comerica Common Stock is changed or exchanged.

COMERICA COMMON STOCK

         Subject to the rights of any outstanding shares of Comerica Preferred Stock, the holders of Comerica Common Stock are entitled to receive such dividends as may from time to time be declared by the Comerica Board. They are entitled to one vote per share of Comerica Common Stock on every issue submitted to them as Comerica shareholders at a meeting of shareholders or otherwise. In the event of liquidation they are entitled, after payment in full of



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the liquidation preference of any outstanding Comerica Preferred Stock and subject to the right of the holders of Comerica Series C Preferred Stock to participate in certain distributions, to share ratably in all assets of Comerica available for distribution to holders of Comerica Common Stock. Holders of shares of Comerica Common Stock do not have preemptive or cumulative voting rights. All shares of Comerica Common Stock now issued and outstanding are fully paid and nonassessable.

         The registrar and transfer agent for the Comerica Common Stock is Norwest Bank, Minnesota, National Association.

                     DESCRIPTION OF METROBANK CAPITAL STOCK

         Metrobank's total authorized capital stock currently consists of 25,000,000 shares of Common Stock, with no par value (the "Metrobank Common Stock") and 15,000,000 shares of Preferred Stock, with no par value (the "Metrobank Preferred Stock").

         Holders of Metrobank Common Stock are entitled to one vote per share on all matters to be voted upon by the shareholders of Metrobank, except that shareholders have cumulative voting rights with respect to the election of directors if a candidate's or candidates' name(s) have been properly placed in nomination prior to the voting and a shareholder present at a meeting to elect directors has given notice prior to the voting of his or her intention to vote his or her shares cumulatively. If a shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination. The holders of Metrobank Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the Metrobank Board of Directors out of funds legally available therefor. In the event of liquidation, dissolution or winding up of Metrobank, the holders of Metrobank Common Stock are entitled to share ratably in all assets remaining after payment of liabilities. The Metrobank Common Stock has no preemptive, redemption, conversion or other subscription rights. The outstanding shares of Metrobank Common Stock are fully paid and nonassessable.

         As of June 30, 1995, there were 5,475,387 shares of Metrobank Common Stock outstanding held by 361 holders of record.

         There are currently no issued or outstanding shares of Metrobank Preferred Stock.

         The transfer agent and registrar for the Metrobank Common


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Stock is First Interstate Bank of California.

                        COMPARISON OF SHAREHOLDER RIGHTS

         In the event the proposed Merger is consummated, shareholders of Metrobank whose shares of Metrobank Common Stock, are converted into shares of Comerica Common Stock will become shareholders of Comerica. Their rights will be governed by Delaware law and the Comerica Charter and the Comerica Bylaws (the "Comerica Bylaws").

         Certain differences between the rights of holders of Metrobank Common Stock and the holders of Comerica Common Stock are set forth below. Metrobank is organized under the laws of California and Comerica is organized under the laws of Delaware, and there are differences arising from various provisions of the Comerica Charter, the Comerica Bylaws, the Metrobank Articles of Incorporation (the "Metrobank Charter"), the Metrobank Bylaws, the "Comerica Rights Agreement" (See "Rights Plans" below) and state laws. This summary contains a description of the material differences, but is not meant to be relied upon as an exhaustive list or detailed description of the provisions discussed and is qualified in its entirety by reference to the DGCL, California state law, the Comerica Charter, the Comerica Bylaws, the Metrobank Charter, the Metrobank Bylaws and the Comerica Rights Agreement.

CLASSIFICATION, REMOVAL AND NOMINATION OF BOARD OF DIRECTORS

         The Comerica Charter provides for classification of the Comerica Board into three classes of directors with each class as nearly equal in number as possible and elected for a three-year term, and with only one class standing for election each year. The total number of directors and the number of directors constituting each class may be fixed or changed from time to time by the Comerica Board without shareholder approval. The Comerica Board currently consists of 14 members. The affirmative vote of the holders of at least 75% of Comerica's then outstanding voting stock is required to amend, change, or repeal this provision unless such amendment, change, or repeal is approved by three-fourths of the Comerica Board, in which case such amendment, change, or repeal will only require the affirmative vote of a majority of shares entitled to vote thereon. The Comerica Charter contains no provisions concerning the removal of directors. Under the DGCL, then, Comerica shareholders may remove a Comerica director only for


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cause.

         Nominations of candidates for election as directors of Comerica at any election meeting may be made by the Board of Directors. A shareholder may nominate directors provided such shareholder gives timely and proper notice to the Secretary of Comerica, as outlined below, and such shareholder is a shareholder of record on the date of the giving of the notice and on the record date for the determination of shareholders entitled to vote at such meeting.

         To be timely, notice must be delivered to or mailed and received at the principal executive offices of Comerica (a) in the case of an annual meeting of shareholders, not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting of shareholders is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which notice of the date of the annual meeting of shareholders was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs; and (b) in the case of a special meeting of shareholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting of shareholders was mailed or public disclosure of the date of the special meeting of shareholders was made, whichever first occurs.

To be in proper written form, a shareholder's notice to the Secretary of Comerica must set forth:

                (a) as to each person whom the shareholder proposes to nominate for election as a direcctor: (i) the name, age, business address and residence address of the person; (ii) the principal occupation or employment of the person; (iii) the class or series and number of shares of capital stock of the Comerica which are owned beneficially or of record by the person as of the record date for the meeting (if such date shall then have been made publicly available and shall have occurred) and as of the date of such notice; and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to section 14 of the Exchange Act, and the rules and regulations promulgated thereunder; and

                (b) as to the shareholder giving the notice: (i) the name and record address of such shareholder; (ii) the class or series and number of shares of capital stock of the Comerica which are owned beneficially or of record by such shareholder as of the record date for the meeting (if such date shall then have been made publicly available and shall have occurred) and as of the date of such notice; (iii) a description of all arrangements or understandings between such shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nominations are to be made by such shareholder; (iv) a representation that such shareholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice; and (v) any other information relating to such shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by the written consent to such nomination of each person proposed as a nominee and such person's written consent to serve as a director if elected.

         The Metrobank Bylaws provide that the Metrobank Board of Directors shall consist of not less than 7 nor more than 13 directors, until changed by amendment of the Metrobank Charter or, if not prohibited by the Metrobank Charter, by an amendment to the Bylaws adopted by the shareholders. The exact number of directors within the range mentioned above is fixed by a resolution of the Board of Directors and is currently set at 8.

         Board of Director nominations may be made by the Board of Directors or by any shareholder of any outstanding class of capital stock of the corporation entitled to vote for the election of directors. Notice of intention to make any nominations, other than by the Board of Directors, shall be made in writing and shall be received by the President of Metrobank no more than 60 days prior to any meeting of shareholders called for the election of directors, and no more than 10 days after the date the notice of such meeting is sent to shareholders in accordance with the bylaws. However, if only 10 days' notice of the meeting is given to shareholders, such notice of intention to nominate shall be received by the President of Metrobank not later than the time fixed in the notice of the meeting for the opening of the meeting. Such notification shall contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the number of shares of voting stock of Metrobank owned by each proposed nominee; (d) the name and residence address of the notifying shareholder; and (e) the number of shares of voting stock of Metrobank owned by the notifying


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shareholder. Nominations not made in accordance herewith may be disregarded by the chairman of the meeting, and the inspectors of election shall disregard all votes cast for such nominee.

SPECIAL MEETINGS OF SHAREHOLDERS

         The Comerica Bylaws provide that a special meeting of shareholders may be called only by (i) the Chairman of the Board of Comerica or, during such Chairman's absence or disability, by the President of Comerica, or (ii) by the President or Secretary of Comerica at the request in writing of a majority of the Comerica Board, or at the request in writing by shareholders owning at least 75% of the then outstanding Comerica voting stock entitled to vote at the meeting. Pursuant to the Comerica Charter, any amendment, alteration, change, addition to, or repeal of this Comerica Bylaw provision proposed by a Comerica shareholder requires the affirmative vote of the holders of at least 75% of Comerica's then outstanding voting stock, and the same super majority shareholder vote is required to amend, change, or repeal this Comerica Charter provision, except under the circumstances described above under "Classification, Removal, and Nomination of Board of Directors."

         The Metrobank Bylaws provide that special meetings of shareholders may be called at any time by the Board of Directors, the Chairman of the Board or the President or by the shareholders entitled to cast not less than 10% of the votes at the meeting.

LIMITATION OF LIABILITY OF DIRECTORS

         The DGCL permits, and the Comerica Charter provides, that a director shall not be personally liable to Comerica or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to the corporation or its shareholders, (b) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (c) for the approval of an illegal dividend, asset distribution, stock purchase, or certain other illegal actions, or (d) for any transaction for which the director derived an improper personal benefit.

         The Metrobank Charter provides that, the liability of directors of Metrobank for monetary damages shall be eliminated to


                                       90
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the fullest extent permitted under California law.

ACTION BY WRITTEN CONSENT

         The Comerica Charter permits shareholder action by written consent only if such consent is taken by not less than 75% of the outstanding voting stock of Comerica. The affirmative vote of the holders of at least 75% of Comerica's then outstanding voting stock is required to amend, change, or repeal this Comerica Charter provision.

         The Metrobank Bylaws permit shareholder action by written consent only if the consent is signed by the holders of outstanding shares having not less than the minimum number of votes necessary to authorize such action at a meeting at which all shares entitled to vote were present, except that unanimous written consent is required for election of directors, other than elections to fill a vacancy.

CERTAIN BUSINESS COMBINATIONS

         Section 203 of the DGCL. Delaware has enacted a business combination statute (Section 203 of the DGCL) pursuant to which a corporation having a class of voting stock listed on a national securities exchange or authorized for quotation on a national inter-dealer quotation system or held of record by more than 2,000 shareholders, and whose charter or bylaws do not provide that the corporation shall not be governed by the statute shall not engage in any business combination (defined as any merger or consolidation of the corporation or its subsidiary) with any interested shareholder (defined generally as any person owning or recently owning 15% or more of the outstanding voting stock of the corporation) for a period of 3 years following the date that such shareholder became an interested shareholder, unless (a) prior to such date the board of directors of the corporation approved either the business combination or the transaction which resulted in the shareholder becoming an interested shareholder, or (b) the interested shareholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially


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

whether shares held subject to the plan will be tendered in a tender or exchange offer, or (c) on or subsequent to such date the business combination is approved by the board of directors and authorized at an annual or special meeting of shareholders, and not by written consent, by the affirmative vote of at least 66 and 2/3% of the outstanding voting stock which is not owned by the interested shareholder.

         Comerica Charter Provisions With Respect to Certain Business Combinations. The Comerica Charter provides that any "Business Combination" (hereinafter referred to as a "Comerica Business Combination") involving Comerica and a person who beneficially owns 10% or more of Comerica's capital stock (a "Comerica Related Person") must be approved by (i) the holders of at least 75% of the votes entitled to be cast by the holders of Comerica's voting stock and (ii) a majority of the votes entitled to be cast by the holders of such voting stock, excluding stock beneficially owned by such Comerica Related Person (the "Comerica Voting Requirement"). The Comerica Voting Requirement does not apply if the Comerica Business Combination is approved by three-fourths of the Comerica Continuing Directors (defined generally to include each director who either was a director immediately prior to the time the Comerica Related Person in the Comerica Business Combination became such a person or was designated as a Comerica Continuing Director by a majority of the then Comerica Continuing Directors prior to initial election as a director), or complies with certain minimum price and other requirements. As defined in the Comerica Charter, a Comerica Business Combination includes, among other things, (i) any merger or consolidation of Comerica with, into, or for the benefit of a Comerica Related Person; (ii) the sale by Comerica of a Substantial Part (more than 10% of the fair market value) of its assets to a Comerica Related Person; (iii) the acquisition by Comerica of a Substantial Part of the assets of a Comerica Related Person; (iv) the issuance by Comerica of any of its securities to a Comerica Related Person (other than an issuance which is effected on a pro rata basis to all Comerica shareholders); or (v) the acquisition by Comerica of any securities of a Comerica Related Person. This provision of the Comerica Charter cannot be amended, changed, or repealed except by a vote similar to the Comerica Voting Requirement unless such amendment, change, or repeal is recommended by three-fourths of the Comerica Continuing Directors, in which case such amendment, change, or repeal will require such vote, if any, as otherwise is required by Delaware law.


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
        The California Corporations Code does not have a business combination statute. The Metrobank Charter does not have comparable business combination provisions.

AMENDMENT OF CERTIFICATE OF INCORPORATION

        The Comerica Charter provides that any amendment, change, or repeal of such charter with respect to the provisions relating to (i) size and classification of the Comerica Board, (ii) certain amendments to the provisions of the Comerica Bylaws relating to calling special meetings of shareholders and nominations of director candidates, (iii) Business Combinations, and (iv) actions of shareholders permitted by written consent must be approved by a vote of at least 75% of the then outstanding shares of capital stock entitled to vote (and, with respect to amending provisions relating to Business Combinations, a majority of the outstanding shares of capital stock entitled to vote of which a Related Person is not a beneficial owner); provided, however, that such voting requirements are not required by any proposed amendment, change, or repeal recommended to shareholders by not less than three-fourths of the Comerica Board (or, with respect to such proposals relating to Business Combinations, three-fourths of the Comerica Continuing Directors (as defined above)).

        Pursuant to California law, the Charter of Metrobank may be amended by the approval of the Metrobank Board of Directors and the affirmative vote or written consent of a majority of the outstanding shares entitled to vote.

RIGHTS PLANS

        Comerica Rights Plan. On January 26, 1988, the Comerica Board declared a dividend distribution of one right (each, a "Comerica Right") for each outstanding share of Comerica Common Stock to shareholders of record at the close of business on February 8, 1988. Each Comerica Right entitles the registered holder to purchase from Comerica a unit consisting of 1/100th of one share (a "Unit") of Comerica Series C Preferred Stock at a Purchase Price (the "Comerica Purchase Price") of $175 in cash per Unit, subject to adjustment. The number of Comerica Rights per share of Comerica Common Stock is subject to adjustment in certain events described below. Each share of Comerica Common Stock currently carries 1/9th of one Comerica Right. The Comerica Common Stock to be issued in the Merger will have attached thereto the associated number of Rights. The description and terms of the Comerica Rights are set forth in a Rights Agreement (the "Comerica Rights Agreement"), dated as of January 28, 1988, as amended, between Comerica and Comerica Bank, as Rights Agent (the "Comerica Rights Agent").

        At the present time, the Comerica Rights attach to all Comerica Common Stock certificates representing outstanding shares, and no separate Comerica Rights certificates have been distributed. The Comerica Rights will separate from the Comerica Common Stock and a "Comerica Distribution Date" will occur upon the earlier of (i) ten days following a public announcement that a person or group of affiliated or associated persons (a "Comerica Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 20 percent or more of the outstanding shares of Comerica Common Stock (the "Comerica Stock Acquisition Date"), or (ii) ten business days following the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning 25% or more of such outstanding shares of Comerica Common Stock. Until a Comerica Distribution Date, (i) the Comerica Rights will be evidenced by the Comerica Common Stock certificates and will be transferred with and only with such Comerica Common Stock certificates, (ii) new Comerica Common Stock certificates issued after February 8, 1988 will contain a notation incorporating the Comerica Rights Agreement by reference, and (iii) the surrender for transfer of any certificates for Comerica Common Stock outstanding will also constitute the transfer of the Comerica Rights associated with the Comerica Common Stock represented by such certificates.

        The Comerica Rights are not exercisable until the Comerica Distribution Date and will expire at the earlier of (i) the close of business on February 8, 1998, and (ii) the date which is 24 months after the first date upon which Comerica can generally be acquired by bank holding companies, and Comerica is generally permitted to acquire banks, principally located in at least 15 of the 20 states listed on Exhibit D to the Comerica Rights Agreement, unless earlier redeemed by Comerica as described below. Pursuant to the Comerica Rights Agreement, Comerica reserves the right to require prior to the occurrence of a Comerica Triggering Event (as defined below) that, upon any exercise of Comerica Rights, a number of Comerica Rights be exercised so that only whole shares of

Comerica Series C Preferred Stock will be issued.

        As soon as practicable after a Comerica Distribution Date, Comerica Rights certificates will be mailed to holders of record of the Comerica Common Stock as of the close of business on the Comerica Distribution Date and, thereafter, the separate Comerica Rights certificates alone will represent the Comerica Rights. Except as otherwise determined by the Comerica Board and except in connection with the shares of Comerica Common Stock issued upon the exercise of employee stock options or the conversion of convertible securities, only shares of Comerica Common Stock issued prior to the Comerica Distribution Date will be issued with Comerica Rights. The number of Comerica Rights per share of Comerica Common Stock is subject to adjustment upon the occurrence of stock dividends on, or splits or combinations of, outstanding Comerica Common Stock. Currently, each share of Comerica Common Stock currently carries 1/9th of one Comerica Right.

        In the event that, at any time following the Comerica Distribution Date, (i) a person becomes the beneficial owner of more than 25 percent of the then outstanding shares of Comerica Common Stock except pursuant to an offer for all outstanding shares of Comerica Common Stock which the independent directors serving on the Comerica Board determine to be fair to, and otherwise in the best interests of, Comerica shareholders, or (ii) Comerica is the Surviving Corporation in a merger with a Comerica Acquiring Person and the Comerica Common Stock is not changed or exchanged, each holder of a Comerica Right will thereafter have the right to receive, upon exercise, Comerica Common Stock (or, in certain circumstances, cash, property, or other securities of Comerica) having a value equal to two times the exercise price of the Comerica Right. Notwithstanding the foregoing, following the occurrence of any of the events set forth in this paragraph, all Comerica Rights that are, or (under certain circumstances specified in the Comerica Rights Agreement) were, beneficially owned by any Comerica Acquiring Person will be null and void. However, Comerica Rights are not exercisable following the occurrence of either of the events set forth above until such time as the Comerica Rights are no longer redeemable by Comerica as set forth below.

        In the event that, at any time following the Comerica Stock Acquisition Date, (i) Comerica is acquired in a merger or other business combination transaction in which Comerica is not the

Surviving Corporation or Comerica Common Stock is changed or exchanged (other than a merger which follows an offer described in clause (i) of the preceding paragraph), or (ii) 50 percent or more of Comerica's assets or earning power is sold or transferred, each holder of a Comerica Right (except Comerica Rights which previously have been voided as set forth above) shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the exercise price of the Comerica Right. Each of the events set forth in this paragraph and in the preceding paragraph is referred to as a "Comerica Triggering Event."

        The Comerica Purchase Price payable, and the number of Units of Comerica Series C Preferred Stock or other securities or property issuable, upon exercise of the Comerica Rights are subject to adjustment in certain events.

        At any time until ten days following the Comerica Stock Acquisition Date, Comerica may redeem the Comerica Rights in whole, but not in part, at a price of $0.05 per Comerica Right, subject to adjustment where appropriate (payable in cash, stock, or other consideration deemed appropriate by the Comerica Board). After the redemption period has expired, Comerica's right of redemption may be reinstated if a Comerica Acquiring Person reduces his or her beneficial ownership to 10 percent or less of the outstanding shares of Comerica Common Stock in a transaction or series of transactions not involving Comerica. Immediately upon the action of the Comerica Board ordering redemption of the Comerica Rights, the Comerica Rights will terminate and the only right of the holders of Comerica Rights will be to receive the $0.05 redemption price.

        Until a Comerica Right is exercised, the holder thereof, as such, will have no rights as a holder of Comerica shares, including, without limitation, the right to vote or to receive dividends.

        Other than those provisions relating to the principal economic terms of the Comerica Rights, any of the provisions of the Comerica Rights Agreement (including the provisions relating to the termination of such agreement) may be amended by the Comerica Board prior to the Comerica Distribution Date. After the Comerica Distribution Date, the provisions of the Comerica Rights Agreement may be amended by the Comerica Board in order to cure any ambiguity, to make changes which do not adversely affect the interests of holders of Comerica Rights (excluding the interests of any Comerica Acquiring Person), or to shorten or lengthen any time period under the Comerica Rights Agreement; provided, however, that no amendment to adjust the time period governing redemption shall be made at such time as the Comerica Rights are not redeemable.

        The Comerica Rights have certain anti-takeover effects. The Comerica Rights will cause substantial dilution to a person or group that attempts to acquire Comerica on terms not approved by the Comerica Board, unless the offer is conditional on a substantial number of Comerica Rights being acquired. The Comerica Rights, however, should not affect any prospective offeror willing to make an offer at a fair price and otherwise in the best interests of Comerica and its shareholders as determined by a majority of the independent directors on the Comerica Board, or willing to negotiate with the Comerica Board. The Comerica Rights should not interfere with any merger or other business combination approved by the Comerica Board since the Comerica Board may, at its option, at any time until ten days following the Comerica Stock Acquisition Date redeem all but not less than all of the then outstanding Comerica Rights at the $0.05 redemption price.

        The Comerica Rights Agreement is incorporated herein by reference. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" above. The foregoing description of the Comerica Rights does not purport to be complete and is qualified in its entirety by reference to the Comerica Rights Agreement, as amended.

        Metrobank does not have a rights plan.

DIVIDENDS

        Metrobank is a corporation organized under the laws of the State of California and Comerica is a corporation organized under the laws of the State of Delaware. Dividends upon the Metrobank Common Stock and the Comerica Common Stock may be declared by the Board of Directors of Metrobank and Comerica, respectively, pursuant to the applicable provisions of California and Delaware law.

        The payment of dividends by Comerica and its bank subsidiaries is affected by various regulatory requirements and policies. See

"CERTAIN REGULATORY CONSIDERATIONS -- Payment of Dividends."

        The payment of dividends by Metrobank is similarly affected by various regulatory requirements and policies.

                              THE MERGER AGREEMENT

        The following is a brief summary of the material provisions of the Merger Agreement not otherwise described in this Proxy Statement/Prospectus and is qualified in its entirety by reference to the Merger Agreement which is attached as Annex A to this Proxy Statement/Prospectus. The Merger Agreement is incorporated herein by reference. Metrobank shareholders are urged to read the Merger Agreement carefully. All capitalized terms not defined below have the meaning given to them in the Merger Agreement.


REPRESENTATIONS AND WARRANTIES

        In the Merger Agreement, each of Metrobank, Comerica and Holdings have made certain customary representations relating to, among other things, (i) each of their organization and similar corporate matters; (ii) certain licenses, permits, and certificates necessary for each to conduct their respective businesses; (iii) authorization, execution, delivery, performance, and enforceability of the Merger Agreement and related matters; (iv) documents filed by each party with any governmental or other regulatory authorities and the accuracy of information contained therein; (v) the capital structure of each party; (vi) in the case of Metrobank, the validity, payment, and nonassessability of the outstanding capital stock of Metrobank; (vii) the accuracy of information supplied by each party in connection with this Proxy Statement/Prospectus and the Registration Statement on Form S-4 of which this Proxy Statement/Prospectus forms a part; (viii) compliance with applicable laws; (ix) the absence of material pending or threatened litigation except as disclosed by the parties prior to the date of the Merger Agreement; (x) the absence of restrictive agreements with banking regulators except as disclosed by the parties on schedules attached to the Merger Agreement; (xi) in the case of Metrobank, the existence of insurance policies; (xii) in the case of Metrobank, good and marketable title to real and personal property; (xiii) in the case of Metrobank, filing of tax returns and payment of taxes; (xiv) the performance of all material obligations; (xv) in the case of Metrobank, the validity of certain loans and investments; (xvi) the effective date of the





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
representations; (xvii) the use of brokers and finders; (xviii) in the case of Metrobank, material contracts; (xix) the absence of any material adverse changes to the businesses of the parties; (xx) the absence of any undisclosed liabilities of the parties; (xxi) in the case of Metrobank, retirement and other employee plans and matters relating to the Employee Retirement Income Security Act of 1974, as amended; (xxii) in the case of Metrobank, certain intellectual property rights; (xxiii) in the case of Metrobank, certain environmental matters; (xxiv) in the case of Metrobank, the absence of any power of attorney; (xxv) disclosures made in the schedules to the Merger Agreement; (xxvi) in the case of Metrobank, outstanding stock options; (xxvii) in the case of Metrobank, subsidiaries; (xxviii) in the case of Metrobank, interest rate risk management instruments; and (xxix) in the case of Comerica, the formation of Holdings.

CONDUCT OF BUSINESS PENDING THE MERGER


        In the Merger Agreement, Metrobank has agreed to carry on its business in substantially the manner as conducted prior to the execution of the May Agreement, and Metrobank has agreed to notify Comerica promptly in writing of any change that would have a Material Adverse Effect on the capital structure, financial condition, assets, results of operations, business or prospects of Metrobank or of any matter which would make the representations and warranties set forth in the Merger Agreement not true and correct in any material respects as of the effective date of the Registration Statement and at the Effective Time.


        In addition, Metrobank has agreed in the Merger Agreement that it will
(i) use commercially reasonable efforts to satisfy the conditions to the Merger specified in the Merger Agreement, (ii) keep in full force all material permits and licenses, (iii) use commercially reasonable efforts to maintain insurance and bonding coverage in effect as of the date of the May Agreement, (iv) perform its contractual obligations and not amend, modify, or terminate any material agreement, understanding, commitment, or offer (each, an "Understanding") or materially default under any Understanding, (v) observe legal requirements applicable to its business, (vi) duly and timely file all reports and returns required with any governmental entity, (vii) maintain assets and properties in good condition and repair, (viii) promptly advise Comerica of the acquisition by any person or group of ownership or control after the date of the May Agreement of 5% or more of the outstanding shares of Metrobank Common Stock, (ix) charge-off loans consistent with past practice (which amount shall equal at least $5,100,000 (gross of recoveries) for the year ended December
31, 1995, subject to certain conditions), (x) furnish to Comerica copies of reports and other filings with its Board of Directors and regulatory agencies and copies of monthly and quarterly financial statements, (xi) maintain reserves for contingent liabilities in accordance with generally accepted accounting principles consistent with past practice, (xii) notify Comerica of the filing of any litigation or governmental or regulatory action or investigation, (xiii) inform Comerica of the amounts and categories of loans, leases, and other extensions of credit that have been classified as "Specially Mentioned," "Renegotiated," "Substandard," "Doubtful," "Loss," or any comparable classification and furnish Comerica monthly schedules of certain classified credits, (xiv) furnish Comerica upon request information with respect to participating loans and leases, loans and leases (including commitments) to any Metrobank director, officer at or above the vice president level, or 5% shareholder, and standby letters of credit, (xv) furnish Comerica copies of loan applications of $500,000 or more which are approved by Metrobank after the date of the May Agreement and related financial information, and
(xvi) review within three months of the date of the May Agreement all loans in excess of $25,000 originated by NBLB and advise Comerica of any defect or environmental condition regarding such loans.


        Metrobank has also agreed that it will not, without the written consent of Comerica, among other things, (i) declare or pay any dividend or make any other distribution in respect of its capital stock other than regular quarterly cash dividends in an amount not to exceed $.15 per share, (ii) split, combine or reclassify any of its capital stock, or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (iii) repurchase or otherwise acquire any shares of its capital stock, other than through customary repossession or to fund the Metrobank Stock Bonus Plan and Trust, (iv) take any action that would or might result in any of its representations and warranties contained in the Merger Agreement being or becoming materially untrue or in any of the conditions precedent to the Merger not being satisfied, (v) except





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
as specifically contemplated by Metrobank Stock Options or the Stock Option Agreement (See "THE MERGER -- Stock Option Plan") issue, deliver, or sell, or authorize the issuance, delivery, or sale of any shares of its capital stock or any class of securities convertible into capital stock, or rights, warrants, or options including any options under any stock option plans, (vi) amend its articles of incorporation or bylaws, except as required by law or the Merger Agreement, (vii) except in connection with Regulatory Stock Sales (See "THE MERGER -- Acquisition Proposals") authorize or knowingly permit any direct or indirect solicitation of any Acquisition Proposal, unless such Acquisition Proposal shall be in writing and shall have been received by the Metrobank Board without solicitation after the date of the Merger Agreement, (viii) other than in the ordinary course of business consistent with prior practice, acquire, or agree to acquire, the assets of any business or person which would be material to Metrobank, (ix) sell or lease any material assets, except in the ordinary course of business, consistent with prior practice, (x) incur any indebtedness for borrowed money or guarantee any such indebtedness other than in the ordinary course of business consistent with prior practice, (xi) except in connection with Regulatory Stock Sales, enter into any Understanding, except relating to deposits incurred, and short-term debt securities issued in the ordinary course of business and liabilities arising in connection with the Merger Agreement, loan commitments made or other extensions of credit in the ordinary course of business, and loan sales made in the ordinary course of business or any Understanding that has a value of less than $100,000 and a term of not more than one year, (xii) make, or commit to make, any loan or other extension of credit to any Metrobank or Subsidiary director, officer or employee, except in accordance with a practice or policy in effect as of the date of the Merger Agreement, (xiii) subject to certain exceptions, grant any general or uniform increase in pay and benefits for employees outside the ordinary course of business consistent with prior practice, (xiv) sell, transfer, mortgage, encumber or otherwise dispose of any assets or liabilities, except in the ordinary course and consistent with prior practice or as required by an existing contract, (xv) make its credit underwriting policies, standards or practices relating to the making of loans and other extension of credit, less stringent than those in effect on March 31, 1995, (xvi) make any capital expenditures, or commitments with respect thereto, except those in the ordinary course of business which do not exceed $50,000 individually or $300,000 in the aggregate,

(xvii) except as listed on a schedule to the Merger Agreement, renew or extend any existing employment contract, enter into any new employment contract or make special or extraordinary payments to any person, without the prior written consent of Comerica, (xviii) make any material investments, by purchase of stock or securities or by capital contribution, in any other individual, corporation, or other entity, except in the ordinary course of business consistent with prior practice, (xix) except as otherwise required to correct a prior filing, compromise or settle any assertion or claim of a deficiency in taxes or file any appeal from an asserted deficiency except in a form previously approved by Comerica, or make any tax election or change any method or period of accounting unless required by generally accepted accounting principles or law, (xx) terminate any employee plan or benefit arrangement, other than employee plans or benefit arrangements to be terminated in connection with Metrobank's acquisition of National Bank of Long Beach, (xxi) change its fiscal year or methods of accounting in effect at March 31, 1995, except as required by changes in generally accepted accounting principles,
(xxi) take any action which would disqualify the Merger as a tax-free "reorganization" for tax purposes, and (xxii) take or cause to be taken into other real estate owned any property without an environmental report thereof reporting no adverse environmental condition and the written consent of Comerica and Holdings.

        Comerica has agreed to use commercially reasonable efforts to satisfy the conditions to the Merger specified in the Merger Agreement, refrain from any action that would or might result in any of its representations and warranties under the Merger Agreement becoming untrue, except to the extent such actions are required by any applicable law, regulation, or at the direction of any regulatory authority, and to refrain from any action that would disqualify the Merger as a "reorganization" within the meaning of Section 368(a) of the IRC.

CONDITIONS TO THE MERGER

        Conditions in favor of Comerica, Holdings, and Metrobank. Each of Comerica's, Holdings's and Metrobank's obligation to effect the Merger is subject to the following conditions:

                 (i) The Merger Agreement, the Subsidiary Merger Agreement and the Merger shall have been validly ratified and confirmed or authorized by the holders of a majority of the outstanding Metrobank Common Stock entitled to vote;

                 (ii) all permits, approvals, and consents required to be obtained, and all waiting periods required to expire, prior to the consummation of the Merger under applicable federal laws of the United States or applicable laws of any state having jurisdiction over the transactions contemplated by the Stock Option Agreement or the Merger shall have been obtained or expired, as the case may be (all such permits, approvals, and consents and the lapse of all such waiting periods being referred to as the "Requisite Regulatory Approvals"), without the imposition of any condition which is materially burdensome upon Metrobank, Comerica, Holdings, their respective affiliates, or the Surviving Corporation;

                 (iii) no action shall have been taken, nor any statute, rule, regulation, or order enacted, entered, enforced or deemed applicable to the Merger, by any governmental entity which: (a) makes the consummation of the Merger illegal; (b) requires the divestiture by Comerica of any material subsidiary or of a material portion of the business of Comerica; or (c) imposes any condition upon Comerica, Holdings or their subsidiaries (other than general provisions of law applicable to all banks and bank holding companies) which in the reasonable judgment of Comerica and Holdings would be materially burdensome;

                 (iv) the Registration Statement on Form S-4 of which this Proxy Statement/Prospectus forms a part shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and shall remain in effect and no legal, administrative, arbitration, investigatory, or other proceeding by any governmental entity shall have been instituted and, at what would otherwise have been the Effective Time, remain pending by or before any governmental entity to restrain or prohibit the transactions contemplated by the Merger Agreement;

                 (v) the shares of Comerica Common Stock deliverable pursuant to the Merger Agreement shall have been duly authorized for listing, subject to notice of issuance, on the

        NYSE;

                 (vi) Comerica and Metrobank shall have received an opinion from counsel to Comerica dated the Effective Time, subject to assumptions and exceptions normally included and in form and substance reasonably satisfactory to Comerica and Metrobank, to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the IRC and that Comerica and Metrobank will each be a party to that reorganization within the meaning of Section 368(b) of the IRC (See "THE MERGER -- Certain Federal Income Tax Consequences");

                 (vii) Comerica, Holdings and Metrobank shall have received from each of Ernst & Young LLP and Arthur Andersen, LLP letters, dated the effective date of the Registration Statement on Form S-4 and the Effective Time, in form and substance satisfactory to Comerica, Holdings and Metrobank and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement;

                 (viii) Comerica, Holdings, and Metrobank shall receive opinions of their respective counsel addressed to the parties and dated the date the Registration Statement becomes effective and the date of the shareholders meeting to the effect that the Registration Statement and this Proxy Statement/Prospectus and any amendments and supplements thereto (except for the financial statements and notes thereto and other financial, statistical and accounting data included in, incorporated by reference in or which should have been included in or incorporated by reference in the Registration Statement or this Proxy Statement/Prospectus as to which they need express no opinion) in substantially the forms previously agreed to by the parties;

                 (ix) no action, suit or proceeding shall have been instituted or threatened before any court or governmental body seeking to challenge or restrain the transactions contemplated by the Merger Agreement or the Stock Option Agreement which presents a substantial risk that such transactions will be restrained or that either party hereto may suffer material damages or other relief as a result of consummating such

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        transactions;

                 (x) in the event that the Closing has not occurred prior to February 1, 1996, Metrobank shall have received a bring-down dated January 31, 1996 of the opinion of J.P. Morgan as required under the Merger Agreement which bring-down shall be reasonably acceptable to the Board of Directors of Metrobank and confirm that the Metrobank Conversion Rate is fair to Metrobank's shareholders from a financial point of view.


        Conditions in favor of Comerica and Holdings. The obligations of Comerica and Holdings to effect the Merger are subject to the fulfillment of the conditions specified in the Merger Agreement, including, but not limited to, the following:

                 (i) Except as otherwise provided in any of the other listed conditions in favor of Comerica and Holdings, (a) the representations and warranties of Metrobank contained in the Merger Agreement shall be true in all material respects as of the Effective Time as though made at and as of the Effective Time except to the extent they expressly refer to an earlier time and, except where the failure to be true, individually or in the aggregate, would not have or would not be reasonably likely to have, a material adverse effect on Metrobank or upon the consummation of the transactions contemplated by the Merger Agreement; (b) Metrobank shall have duly performed and complied in all material respects with all agreements and covenants required by the Merger Agreement to be performed or complied with by them prior to or at the Effective Time, except where the failure to so perform and comply, individually or in the aggregate, would not have or would not be reasonably likely to have, a material adverse effect on Metrobank or upon the consummation of the transactions contemplated by the Merger Agreement; (c) none of the events or conditions entitling Comerica to terminate the Merger Agreement shall have occurred and be continuing; and (d) Metrobank shall have delivered to Comerica a certificate dated the date of the Effective Time and signed by its Chief Executive Officer to the effect set forth in the clauses (a), (b) and (c) of this paragraph (i);

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                 (ii)       any consent required for the consummation of the
        Merger under any agreement, contract, or license to which Metrobank is a party or by or under which it is bound or licensed, the withholding of which might have a material adverse effect on Comerica or Metrobank or the transactions contemplated by the Merger Agreement, shall have been obtained;

                 (iii) Comerica shall have received the closing schedules to the Merger Agreement (the "Closing Schedules"), and the Closing Schedules shall not reflect any item that was not on the schedules delivered with the execution copy of the Merger Agreement that would have, or would be reasonably likely to have, a material adverse effect on Metrobank or upon the consummation of the Merger;

                 (iv) the consummation of the Merger shall not be prohibited under Section 3(d) of the Bank Holding Company Act of 1956, as amended, or other applicable law as a result of the relocation to or establishment in a state other than California of any offices or operations of Metrobank;

                 (v) Metrobank's reserve for possible loan losses on the last day of the month immediately preceding the month in which the Closing Date occurs, shall be at least the greater of $17,000,000 or 2.1% of the average of Metrobank's total outstanding gross loans for the month ending on that date (the "Preliminary Loan Loss Reserve"); adjusted as follows:


                            (a) The following additions will be made to the
                 Preliminary Loan Loss Reserve:

                                     (1)  $.30 for each dollar of Non-Performing
                 Assets on the Determination Date in excess of $18,000,000, and

                                     (2) if gross charge-offs are less than
                 $5,100,000, the difference between gross charge-offs and $5,100,000 for the period January 1, 1995 through the earlier of December 31, 1995 or the Closing Date.





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                            (b) The following deductions will be made to the
                 Preliminary Loan Loss Reserve:

                                    (1) $.30 for each dollar of Non-Performing
                 Assets on the Determination Date under $18,000,000, and

                                     (2) the amount of any specific reserve in
                 excess of $25,000 allocated to a classified loan in the April 1995 loan loss reserve allocation report identified in a schedule to the Merger Agreement, to the extent such classified loans are disposed of prior to the Determination Date.

                 Notwithstanding the foregoing adjustments, in no event shall Metrobank's reserve for possible loan losses be less than 1.5% of the average of Metrobank's total loans for the month ended prior to the Determination Date. Metrobank's reserve for OREO losses shall be $1,000,000, except to the extent Metrobank writes down the portfolio of OREO in existence as of the date of the Merger Agreement. The calculation of all reserves pursuant to this Paragraph (v) shall not include any additional reserves made at Comerica's request in accordance with the Merger Agreement;

                 (vi) Metrobank's Non-Performing Assets outstanding on the last day of the month immediately preceding the Effective Time shall be no more than $30,000,000;

                 (vii) between the date of the Merger Agreement and the Effective Time, no event or circumstance shall have occurred which had a Material Adverse Effect on Metrobank or its Subsidiaries and Comerica shall have received a certificate signed on behalf of Metrobank by the President of Chief Executive Officer of Metrobank to such effect;

                 (viii) Comerica shall have received from Arthur Andersen, LLP letters dated the Effective Time, after customary review but without audit, in form and substance satisfactory to Comerica containing the certifications required by the Merger Agreement (i) certifying that the conditions set forth in paragraphs (v) and (vi) above have been satisfied and (ii) setting forth, as of the Business Day





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        immediately prior to the Closing Date, (A) Metrobank Consolidated Net
        Worth; (B) Fully Diluted Metrobank Common Stock; (C) Metrobank's reserve for possible loan losses; and (D) the amount of Metrobank's Non Performing Assets;

                 (ix) Comerica shall have received from its legal counsel an opinion regarding securities matters in form and substance customary for transactions of the type contemplated by the Merger Agreement and reasonably satisfactory to Comerica;

                 (x) Comerica shall have received from legal counsel to Metrobank, an opinion as to securities and corporate matters in form and substance customary for transactions of this nature and reasonably satisfactory to Comerica;

                 (xi) counsel for Comerica shall have approved, in the exercise of counsel's reasonable discretion, the validity of all transactions contemplated by the Merger Agreement, as well as the form and substance of all opinions, certificates, instruments of transfer and other documents to be delivered to Comerica under the Merger Agreement or that are reasonably requested by such counsel;

                 (xii) the sale of the Comerica Common Stock resulting from the Merger shall have been qualified or registered with the appropriate State securities law or "blue sky" regulatory authorities of all States in which qualification or registration is required under the State securities laws, and such qualifications or registrations shall not have been suspended or revoked;

                 (xiii) Metrobank shall have delivered to Comerica not later than 10 days after the date of the Merger Agreement all of the executed Affiliate Agreements in the form attached as an exhibit to the Merger Agreement (see "Resales by Affiliates" below);

                 (xiv) None of Metrobank or any of its Subsidiaries shall be subject to any memorandum of understanding, cease and desist order, or other agreement with any governmental entity restricting the conduct of Metrobank and its Subsidiaries' business, prospects and operations, so as to have a Material





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        Adverse Effect, other than respecting capital commitments related to
        Metrobank's acquisition of National Bank of Long Beach;

                 (xv) Metrobank's director-shareholders shall have delivered to Comerica on date of the Merger agreement the Shareholder's Agreements in the form attached to the Merger Agreement;

                 (xvi) the total number of shares of Comerica Common Stock that shall be issuable pursuant to the terms of the Merger Agreement under any computation shall not be greater than 4,806,710 shares, subject to adjustment as appropriate to reflect any recapitalization, reorganization, reclassification, split-up, merger, consolidation, exchange, stock or other dividend or distribution (other than regular quarterly cash dividends) made, declared or effective with respect to the Comerica Common Stock between the date of the Merger Agreement and the Effective Time; and

                 (xvii) Comerica shall have received a fully executed non-competition agreement from David L. Buell in substantially the form attached to the Merger Agreement.

        Conditions in favor of Metrobank. The obligation of Metrobank to effect the Merger shall be subject to the fulfillment of the conditions specified in the Merger Agreement, including, without limitation, the following:

                 (i) except as otherwise provided in any of the other conditions in favor of Metrobank, (a) the representations and warranties of Comerica and Holdings contained in the Merger Agreement shall be true in all material respects as of the Effective Time as though made at the Effective Time, except to the extent they expressly refer to an earlier time and except where the failure to be true, individually or in the aggregate, would not have or would not be reasonably likely to have, a Material Adverse Effect on Comerica or Holdings or upon the consummation of the transactions contemplated hereby; (b) Comerica and Holdings shall have duly performed and complied in all material respects with all agreements and covenants required by the Merger Agreement to be performed or complied with by them prior to or at the Effective Time,





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
        except where the failure to so perform and comply, individually or in the aggregate, would not have or would not be reasonably likely to have, a Material Adverse Effect on Comerica or Holdings or upon the consummation of the transactions contemplated in the Merger Agreement;
        (c) none of the events or conditions entitling Metrobank to terminate the Merger Agreement shall have occurred and be continuing; and (d) Comerica and Holdings shall have delivered to Metrobank a certificate dated the date of the Effective Time and signed by a duly authorized officer to the effect set forth in clauses (a), (b) and (c) of this paragraph (i);

                 (ii) counsel for Metrobank shall have approved, in the exercise of counsel's reasonable discretion, the validity of all transactions contemplated by the Merger Agreement, as well as the form and substance of all opinions, certificates, instruments of transfer and other documents to be delivered to Metrobank under the Merger Agreement or reasonably requested by such counsel;

                 (iii)      prior to the mailing of this Proxy
        Statement/Prospectus to the shareholders of Metrobank, Metrobank shall have received an opinion of J.P. Morgan dated the date of this Proxy Statement/Prospectus, to the effect that, as of such date, the Metrobank Conversion Rate is fair to the Metrobank shareholders from a financial point of view; and

                 (iv) there shall not have been any change in the consolidated financial condition, aggregate net assets, shareholders' equity, business, or operating results of Comerica and its subsidiaries taken as a whole, from April 30, 1995 to the Effective Time that results in a Material Adverse Effect as to Comerica and its Subsidiaries.


TERMINATION

        The Merger Agreement may be terminated at any time prior to the Effective Time, whether before or after approval by the shareholders of
Metrobank: (a) by mutual consent of the Boards of Directors of Metrobank, Holdings and Comerica; (b) by any of Comerica, Metrobank or Holdings upon the failure to satisfy any





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
conditions to all parties' obligations to close specified in the Merger Agreement if such failure is not caused by any action or inaction of the party requesting termination of the Agreement; (c) by any of Metrobank, Holdings or Comerica if the Effective Time shall not have occurred by the close of business on March 10, 1996 provided such failure is not caused by a breach of the Merger Agreement by the terminating party; (d) by Comerica if an Acquisition Event shall have occurred; (e) by any of Metrobank, Holdings or Comerica if there shall have been a material breach of any of the representations or warranties set forth in the Merger Agreement on the part of the other party, which breach in the reasonable opinion of the non-breaching party by its nature cannot be cured prior to the Closing and which breach would, in the reasonable opinion of the non-breaching party, individually or in the aggregate, have, or be reasonably likely to have, a Material Adverse Effect on the breaching party or upon the consummation of the transactions contemplated in the Merger Agreement;
(f) by Metrobank, Comerica or Holdings if the Merger Agreement, the Subsidiary Merger Agreement and the Merger are not ratified and approved by Metrobank's shareholders; (g) by Metrobank after the occurrence of a default by Comerica or Holdings and the continuance of such failure for a period of 20 business days after written notice of such default, which failure to perform, in the reasonable opinion of Metrobank cannot be cured prior to Closing; (h) by Comerica or Holdings after the occurrence of a default by Metrobank which results in a Material Adverse Effect on Metrobank and the continuance of such failure for a period of 20 business days after written notice of such default, which failure to perform, in the reasonable opinion of Comerica and Holdings cannot be cured prior to Closing; (i) by Comerica and Holdings if any environmental site assessment provided for in the Merger Agreement discloses any environmental condition which would be reasonably likely to have a Material Adverse Effect on the property which is the subject thereof; (j) by Comerica if the Metrobank Board of Directors does not publicly recommend in this Proxy Statement/Prospectus that Metrobank's shareholders approve and adopt the Merger Agreement, or if after recommending in this Proxy Statement/Prospectus that shareholders ratify and confirm the Merger Agreement, the Metrobank Board of Directors shall have withdrawn, modified or amended such recommendations in any respect materially adverse to Comerica or the Board of Directors of Metrobank does not call and hold a shareholders meeting; (k) by Metrobank upon the failure of Comerica or Holdings to satisfy any conditions to Metrobank's obligations to close specified in the Merger Agreement; (l) by Comerica and Holdings upon the failure of Metrobank to satisfy any conditions to Comerica's obligation to close specified in the Merger Agreement; (m) by Metrobank upon (i) the occurrence of an event of force majeure that results or is reasonably expected by Metrobank to result in an after-tax loss to Metrobank of more than $5,000,000 on an after-tax basis (for purposes of the Merger Agreement, an event of force majeure includes: earthquake, flood, riot, terrorism, war, tidal wave, fire or explosion); or (ii) the recording of any expenditure, accrual or reserve or other accounting entry of more than $5,000,000 on an after-tax basis, required to account for a liability or loss attributable to National
Bank of Long Beach and Metrobank has rights of indemnity with respect thereto under the Stock Purchase Agreement by and between Topdanmark Bank A/S, AKTIV Bank Holding Company, National Bank of Long Beach and Metrobank dated as of August 31, 1994; and (n) by Metrobank in the event Metrobank is required by a governmental authority (including by reason of commitments made by Metrobank in connection with its acquisition of National Bank of Long Beach) to effect Regulatory Stock Sales, and Comerica does not provide such required capital to Metrobank by purchasing Metrobank Common Stock within 30 days following Comerica's receipt of written notification of the required Regulatory Stock Sales from Metrobank.

LIQUIDATED DAMAGES; CANCELLATION FEE

          The Merger Agreement provides that so long as Comerica has not exercised its stock option pursuant to the Stock Option Agreement, Metrobank shall be required to pay to Comerica the sum of $3,000,000 as reasonable and full liquidated damages and reasonable compensation for losses sustained in the event that (i) Comerica terminates the Merger Agreement because the Merger Agreement, the Subsidiary Merger Agreement and the Merger are not ratified by Metrobank's shareholders, (ii) Comerica terminates the Merger Agreement because the Metrobank Board of Directors did not publicly recommend in this Proxy Statement/Prospectus that Metrobank shareholders adopt and approve the Merger Agreement or shall withdraw, modify or amend such recommendation in any respect materially adverse to Comerica or if the board of directors does not call and hold the Special Meeting, (iii) Comerica terminates the Merger Agreement because there shall have been a material breach of any of the representations or warranties set forth in the Merger Agreement on the part of Metrobank, (iv) Comerica terminates the

0Merger Agreement because there is a default by Metrobank under the Agreement which results in a Material Adverse Effect on Metrobank and the continuance of such default for a period of 20 Business Days after written notice thereof, which default, in the reasonable opinion of Comerica and Holdings cannot be cured prior to the Closing; and such default shall have been caused in whole or in material part by any action or inaction within the control of Metrobank, any Subsidiary of Metrobank or the directors of Metrobank or Metrobank's Subsidiaries.


        An Acquisition Event is defined generally to mean (a) that prior to the termination of the Merger Agreement, Metrobank has authorized, recommended, publicly proposed or publicly announced an intention to authorize, recommend or propose, or entered into an agreement to effect the following: a merger, consolidation or similar transaction involving Metrobank or any of its subsidiaries; the disposition of substantially all of the assets of Metrobank; or the issuance, sale or other disposition of securities representing 50% voting control of Metrobank other than securities issued pursuant to the Stock Option Agreement or under existing Stock Option Plans of Metrobank or other securities to meet any applicable requirement of law, regulation or Governmental Entity (including commitments made by Metrobank in connection with its acquisition of National Bank of Long Beach) (such stock sales are referred to as "Regulatory Stock Sales"); (b) prior to termination of the Merger Agreement, the acquisition of the beneficial ownership or the right to acquire beneficial ownership by any person or group of persons other than Comerica, a subsidiary of Comerica or certain directors of Metrobank who are parties to Director-Shareholder Agreements with Comerica, (as the term "beneficial ownership" is defined in Rule 13d-3 of the Securities Exchange Act of 1934) of 25% or more of the then outstanding Metrobank Common Stock except acquisitions of shares in connection with Regulatory Stock Sales; or (c) upon the occurrence of certain events specified in the Merger Agreement within 90 days after termination of the Merger Agreement by Comerica, where such events were caused in whole or in part by any action or inaction within the control of Metrobank, any subsidiary of Metrobank or the directors of Metrobank or Metrobank's subsidiaries.


        In the event Comerica has exercised its stock option pursuant to the Stock Option Agreement, the Merger Agreement has been terminated and an Acquisition Event has occurred, Metrobank shall pay to Comerica $6,000,000 if the consummation of the transaction which is the result of the Acquisition Event occurs within 270 days of the date of the occurrence of the subject Acquisition Event.

        In addition, the Merger Agreement provides that, in the event of termination by Metrobank of the Merger Agreement because (a) Holdings or Comerica has breached any of their representations and warranties set forth in the Merger Agreement and in the reasonable opinion of Metrobank such breach cannot be cured prior to Closing and would have a Material Adverse Effect on Holdings or Comerica, or (b) a default is committed by Comerica or Holdings under the Merger Agreement and such default continues for a period of 20 business days after written notice of such default, and in the reasonable opinion of Metrobank, cannot be cured prior to the Closing, and in each case such breach or default was caused in whole or material part by any action or inaction within the control of Comerica or its Subsidiaries, then Comerica shall pay to Metrobank as reasonable and full liquidated damages and reasonable compensation for the loss sustained thereby and not as a penalty or forfeiture, the sum of $3,000,000.

EXPENSES

        Whether or not the Merger is consummated, all costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby shall be paid by the party incurring the same, including without limitation, all costs associated with any registration or filing required for resales of Comerica Common Stock by affiliates of Metrobank; provided, however, that Comerica will file on a timely basis the reports required by Rule 144(c) of the Securities Act. In the event Metrobank's fees and expenses incurred in connection with the Merger Agreement and the transactions contemplated therein, including attorneys', accountants', investment bankers' and any other fees, change of control payments, severance and termination payments collectively exceed the sum of $1,400,000 in the aggregate without the prior written consent of Comerica (such fees individually shall not exceed the following amounts: (i) accounting and legal fees and investment banking expenses: $330,000; (ii) change of control payments:
$525,000; (iii) investment banking fees: $250,000; (iv) severance and other payments: $295,000), the excess shall be deducted from Metrobank Consolidated Net Worth (as defined in the Merger Agreement). Metrobank shall use its best efforts to ensure that its attorneys, accountants, investment





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
bankers and other consultants engaged in connection with the transaction contemplated by the Merger Agreement submit full and final bills on or before the Closing and that all such expenses are paid or properly accrued prior to the Closing.

SHAREHOLDER AGREEMENTS


        As noted above in item (xvii) under the caption "Conditions to the Merger -- Conditions in favor of Comerica and Holdings," the Merger is conditioned upon delivery by each of the Metrobank director-shareholders of a Shareholder Agreement, the form of which is prescribed by the Merger Agreement. Except for Rudy B. Markmiller, Comerica has received Shareholder Agreements from all of the Metrobank director-shareholders. Comerica has waived its right to receive a Shareholder Agreement from Rudy B. Markmiller. The Shareholder Agreement obligates each of the members of the Metrobank Board of Directors who own shares of Metrobank Common Stock to vote those shares in favor of the
Merger at any shareholder meeting or in connection with any solicitation of shareholder written consent occurring prior to March 10, 1996. Pursuant to the Shareholder Agreement, each director-shareholder also agrees not to sell, assign or otherwise dispose of, any of such director-shareholder Metrobank Common Stock, or enter into any agreement to do any of the foregoing, until the earlier of (i) adjournment of the special meeting of Metrobank shareholders called to approve the Merger on the terms provided in the Merger Agreement,
(ii) termination of the Merger Agreement in accordance with its terms, or (iii) March 10, 1996, except with (a) Comerica's prior written consent; (b) pursuant to the Merger; or (c) involuntary transfers, including, without limitation, any foreclosure of security interests granted by the shareholder or otherwise. Notwithstanding the foregoing, nothing in the Shareholder Agreement shall prohibit the shareholder from pledging, granting a security interest in, or otherwise encumbering the shareholder's Metrobank Common Stock or engaging in similar transactions, including, without limitation, the replacement, renewal or modification of existing financing arrangements; provided, however, that at least five business days prior to the consummation of any transaction involving a lien or security interest in any of the shareholder's Metrobank Common Stock,
the shareholder shall give written notice thereof to Comerica.    Finally, the
Shareholder Agreement obligates each director-shareholder not to directly or indirectly solicit or initiate any inquiries, proposals or offers from any person or entity other than Comerica or an affiliate of Comerica, or vote in favor of, any proposal or transaction for disposition of, the business or assets of Metrobank or any of its subsidiaries, the

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acquisition of the securities of Metrobank or any such subsidiary, except acquisition of securities in connection with Regulatory Stock Sales, or any business combination other than with Comerica or one of its affiliates.


RESALES BY AFFILIATES

        Pursuant to the terms of the Merger Agreement, certain persons believed by Metrobank to be "affiliates" (as defined in Rule 144 of the Securities Act of 1933) of Metrobank have entered into an "Affiliate's Agreement." The Affiliate's Agreement generally provides that affiliates of Metrobank may not sell or otherwise dispose of (a) any shares of Metrobank Common Stock currently owned by them or any shares of Comerica Common Stock received pursuant to the Merger, for a period beginning not less than thirty days prior to the consummation of the Merger and ending on the date that Comerica publishes financial results covering a period of at least thirty days of combined operations of Metrobank and Comerica following the consummation of the Merger (except that such affiliates may exchange their shares of Metrobank Common Stock for shares of Comerica Common Stock in the Merger and may make bona fide gifts or distributions without consideration), or (b) any shares of Comerica Common Stock received pursuant to the Merger or any securities that may be distributed with respect thereto or issued in exchange or substitution therefor (collectively, the "Restricted Securities"), or any option, right or other interest with respect to any Restricted Securities, unless such sale or other disposition is effected (i) pursuant to an exemption from the registration requirements of the Securities Act, or (ii) pursuant to an effective registration statement under the Securities Act (except that such affiliates may make bona fide gifts and distributions without consideration). Notwithstanding the foregoing, affiliates may make bona fide gifts of such shares of Comerica Common Stock so long as the recipients thereof agree not to sell or otherwise dispose of the Comerica Common Stock except as provided in the Affiliate's Agreement. Because the Merger is currently expected to qualify as a purchase for accounting and financial reporting purposes, affiliates may be relieved from certain restrictions in the Affiliate's Agreement which relate to treatment of the Merger as a pooling of interests for accounting purposes.

AMENDMENT AND WAIVER

        Subject to applicable law, (i) the Merger Agreement may be amended by action taken or authorized by the respective boards of directors of Comerica, Holdings and Metrobank, as the case may be, or the duly authorized committees thereof, at any time before or after approval by the shareholders of Metrobank; provided, however, that after any such approval by the shareholders, no amendment shall be made which by law requires further approval by such shareholders without such further approval; and (ii) any term or provision of the Merger Agreement may be waived in writing at any time by the party which is entitled to the benefits of the specific term or provision. Neither Comerica nor Metrobank has determined under what circumstances it would waive any of the terms and provisions of the Merger Agreement.

                           THE STOCK OPTION AGREEMENT

        The following is a brief summary of certain provisions of the Stock Option Agreement, dated as of May 2, 1995, between Metrobank and Comerica, which is attached hereto as Annex E. The following summary is qualified in its entirety by reference to the Stock Option Agreement.

        Under the Stock Option Agreement, Metrobank has granted to Comerica an irrevocable option (the "Option") to purchase up to 9.9% of all of the issued and outstanding shares of Metrobank Common Stock outstanding on the date of exercise (after giving effect to the shares issued pursuant to the Option) at an exercise price equal to $15.75 per share.

        The Option is exercisable in whole only and only upon the occurrence of one of the following events (each a "Purchase Event"):

                 (a) prior to the termination of the Merger Agreement, Metrobank shall have authorized, recommended, publicly proposed or publicly announced an intention to authorize, recommend or propose, or entered into an agreement with any person (other than Comerica or any of its subsidiaries) to effect an Acquisition Transaction or failed to publicly oppose a tender offer to purchase up to 15% or an exchange offer to purchase up to 25% of the outstanding Metrobank Common Stock or the filing by any person of a registration statement under the Securities Act with respect to a tender offer or exchange offer as described above. The term Acquisition Transaction means (i) a merger, consolidation or similar transaction involving Metrobank or any of its subsidiaries (other than internal mergers, reorganizations, consolidations or dissolutions involving only existing subsidiaries),
        (ii) the disposition, by sale, lease, exchange or otherwise, of substantially all of the assets of Metrobank, or (iii) the issuance, sale or other disposition of (including by merger, consolidation, share exchange or similar transaction) securities representing 50% of voting control of Metrobank, other than securities issued pursuant to the Stock Option Agreement or to meet any applicable requirement of law, regulation or governmental agency (including commitments made by Metrobank in connection with the acquisition of National Bank of Long Beach); or

                 (b) prior to termination of the Merger Agreement, any person (other than Comerica or its subsidiaries or a person who is a party to a director-shareholder agreement with Comerica) shall have acquired beneficial ownership (as defined under the Exchange Act) of or the right to acquire beneficial ownership of, or any group (as defined in the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of 25% or more of the then outstanding common stock of Metrobank, except acquisitions of shares in connection with Regulatory Stock Sales.

        The Option will terminate upon the earliest to occur of (i) the moment in time which is immediately prior to the Effective Time, (ii) 5:00 p.m. on March 9, 1996, (iii) payment by Metrobank to Comerica of liquidated damages pursuant to the terms of the Merger Agreement, or (iv) termination of the Merger Agreement. The closing of a purchase of shares pursuant to the Stock Option Agreement is subject to the obtaining of all necessary governmental approvals.


        The purchase price for the shares subject to the Option will be adjusted for any change in Metrobank's Common Stock by reason of a stock dividend, stock split, split up, recapitalization, combination, exchange of shares or similar transaction.





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        As described above under "Stock Option Agreement", the Stock Option
Agreement may discourage competing offers for Metrobank and is intended to increase the likelihood that the Merger is consummated in accordance with the terms of the Merger Agreement.

                                 LEGAL MATTERS

        The legality of the Comerica Common Stock and associated rights to be issued in connection with the Merger will be passed upon by Miller, Canfield, Paddock and Stone, P.L.C., 150 West Jefferson, Suite 2500, Detroit, Michigan 48226.

                                    EXPERTS

        The consolidated financial statements of Comerica incorporated herein by reference to the Comerica Annual Report on Form 10-K for the fiscal year ended December 31, 1994, have been audited by Ernst & Young, LLP, independent accountants and have been so incorporated herein in reliance upon such reports, given on the authority of such firm as an expert in auditing and accounting.

        The consolidated financial statements of Metrobank incorporated in this Proxy Statement/Prospectus by reference from the Metrobank Annual Report on Form F-2 for the fiscal year ended December 31, 1994, have been audited by Arthur Andersen, LLP, independent public accountants, as stated in their report which is incorporated herein by reference, and have been so incorporated in reliance upon the report of Arthur Andersen, LLP given upon their authority as experts in accounting and auditing.

        The Metrobank Board has appointed the firm of Arthur Andersen, LLP, certified public accountants, as independent auditors for Metrobank for 1995. Representatives of Arthur Andersen, LLP are expected to be present at the Metrobank Special Meeting. These representatives will have an opportunity to make statements if they so desire and will be available to respond to appropriate questions.


                             SHAREHOLDER PROPOSALS


        Metrobank will hold a 1996 Annual Shareholders Meeting only if the Merger is not consummated prior to the time for such meeting





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
designated by the Metrobank Board in accordance with the Bylaws of Metrobank. Should such annual meeting occur, any Metrobank shareholder who wishes to present a proposal for inclusion in the proxy statement for such annual meeting must comply with the rules and regulations of the Commission then in effect. As disclosed in the Metrobank Proxy Statement for its 1995 Annual Meeting of Shareholders, any such proposal must have been received by Metrobank not later than December 31, 1995.





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
                                                                         ANNEX A

                                                                 FIRST AMENDMENT


                              AMENDED AND RESTATED

                                   AGREEMENT
                                  AND PLAN OF
                                 REORGANIZATION
                                   AND MERGER

                                  BY AND AMONG

                                   METROBANK

                         COMERICA HOLDINGS INCORPORATED

                                      AND

                             COMERICA INCORPORATED

                               FIRST AMENDMENT


                               TABLE OF CONTENTS

ARTICLE 1   DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

ARTICLE 2   THE MERGER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
            Section 2.2      Effect of Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
            Section 2.3      Articles of Incorporation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
            Section 2.4      Conversion of HOLDINGS Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
            Section 2.5      Conversion of METROBANK Stock Options. . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
            Section 2.6      Conversion of METROBANK Common Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
            Section 2.7      Fractional Shares. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
            Section 2.8      Exchange Procedures. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11

ARTICLE 3   REPRESENTATIONS AND WARRANTIES OF METROBANK . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
            Section 3.1      Organization; Corporate Power; Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
            Section 3.2      Licenses and Permits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
            Section 3.3      Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
            Section 3.4      Authorization of Agreement; No Conflicts . . . . . . . . . . . . . . . . . . . . . . . . . . 14
            Section 3.5      Capital Structure. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
            Section 3.6      METROBANK Filings. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
            Section 3.7      Accuracy of Information Supplied . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
            Section 3.8      Compliance with Applicable Laws. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
            Section 3.9      Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
            Section 3.10     Agreements with Banking Authorities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
            Section 3.11     Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
            Section 3.12     Title to Assets other than Real Property . . . . . . . . . . . . . . . . . . . . . . . . . . 18
            Section 3.13     Real Property. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
            Section 3.14     Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
            Section 3.15     Performance of Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
            Section 3.16     Loans and Investments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
            Section 3.17     [Intentionally Left Blank] . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
            Section 3.18     Brokers and Finders. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
            Section 3.19     Material Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
            Section 3.20     Absence of Material Adverse Effect . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
            Section 3.21     Undisclosed Liabilities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
            Section 3.22     Employees; Employee Benefit Plans; ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . 24
            Section 3.23     Powers of Attorney . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
            Section 3.24     [Intentionally Left Blank] . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
            Section 3.25     Intellectual Property Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
            Section 3.26     Hazardous Materials. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
            Section 3.27     Stock Options. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
            Section 3.28     Disclosure in Schedules. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29


                                FIRST AMENDMENT


            Section 3.29     Effective Date of Representations, Warranties, Covenants and Agreements. . . . . . . . . . . 29

ARTICLE 4   REPRESENTATIONS AND WARRANTIES OF COMERICA                                                                    29
            Section 4.1      Organization; Corporate Power; Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
            Section 4.2      Licenses and Permits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
            Section 4.3      Authorization of Agreement; No Conflicts.  . . . . . . . . . . . . . . . . . . . . . . . . . 30
            Section 4.4      Capital Structure of COMERICA. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
            Section 4.5      [Intentionally Left Blank] . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
            Section 4.6      COMERICA Filings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
            Section 4.7      Accuracy of Information Supplied . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
            Section 4.8      Compliance With Applicable Laws. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
            Section 4.9      Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
            Section 4.10     Agreements with Banking Authorities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
            Section 4.11     Performance of Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
            Section 4.12     Brokers and Finders. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
            Section 4.13     Absence of Material Adverse Effect . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
            Section 4.14     Undisclosed Liabilities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
            Section 4.15     Effective Date of Representations, Warranties, Covenants and Agreements. . . . . . . . . . . 35
            Section 4.16     Disclosure in Schedules. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35

ARTICLE 5   ADDITIONAL AGREEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
            Section 5.1      Access to Information, Due Diligence, etc. . . . . . . . . . . . . . . . . . . . . . . . . . 35
            Section 5.2      Shareholder Approval . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
            Section 5.3      Taking of Necessary Action . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
            Section 5.4      Registration Statement and Applications. . . . . . . . . . . . . . . . . . . . . . . . . . . 37
            Section 5.5      Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
            Section 5.6      Notification of Certain Events . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39
            Section 5.7      Environmental Assessment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39
            Section 5.8      Schedules/Closing Schedules. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 41
            Section 5.9      Intentionally Left Blank . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 41
            Section 5.10     Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 41

ARTICLE 6   CONDUCT OF BUSINESS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
            Section 6.1      Affirmative Conduct of METROBANK . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
            Section 6.2      Negative Covenants of METROBANK. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 46
            Section 6.3      Conduct of COMERICA. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 49

ARTICLE 7   CONDITIONS PRECEDENT TO CLOSING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 50
            Section 7.1      Conditions to the Parties' Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . 50

                               FIRST AMENDMENT


            Section 7.2      Conditions to COMERICA's and HOLDINGS's Obligations. . . . . . . . . . . . . . . . . . . . . 51
            Section 7.3      Conditions to METROBANK's Obligations. . . . . . . . . . . . . . . . . . . . . . . . . . . . 55

ARTICLE 8   TERMINATION, AMENDMENTS AND WAIVERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 55
            Section 8.1      Termination. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 55
            Section 8.2      Effect of Termination; Survival. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 57
            Section 8.3      Amendment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 58
            Section 8.4      Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 58
            Section 8.5      Liquidated Damages; Cancellation Fee . . . . . . . . . . . . . . . . . . . . . . . . . . . . 58

ARTICLE 9   GENERAL PROVISIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 59
            Section 9.1      Non-Survival of Representations and Warranties . . . . . . . . . . . . . . . . . . . . . . . 59
            Section 9.2      Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 60
            Section 9.3      Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 60
            Section 9.4      Entire Agreement/No Third Party Rights/Assignment. . . . . . . . . . . . . . . . . . . . . . 60
            Section 9.5      Non-disclosure of Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 61
            Section 9.6      Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 61


                                                                 FIRST AMENDMENT


                              AMENDED AND RESTATED
                AGREEMENT AND PLAN OF REORGANIZATION AND MERGER


     THIS AMENDED AND RESTATED AGREEMENT AND PLAN OF REORGANIZATION AND MERGER (the "Amended Agreement") is entered into as of July 31, 1995 by and among METROBANK, a California state chartered bank ("METROBANK"), COMERICA HOLDINGS INCORPORATED, a California corporation and wholly owned subsidiary of Comerica ("HOLDINGS"), and COMERICA INCORPORATED, a Delaware corporation and bank holding company ("COMERICA").

                              W I T N E S S E T H:

     WHEREAS METROBANK and COMERICA entered into an Agreement and Plan of Reorganization and Merger dated May 2, 1995 (the "May Agreement") providing for, among other things, the merger of METROBANK and HOLDINGS; and

     WHEREAS each of METROBANK, COMERICA and HOLDINGS desire to make certain amendments to the May Agreement and to restate it in its entirety;

     NOW, THEREFORE, in consideration of these premises and the representations, warranties and agreements herein contained, METROBANK, COMERICA and HOLDINGS hereby amend and restate the May Agreement in its entirety as follows:

ARTICLE 1   DEFINITIONS

As used in this Amended Agreement, the following terms shall have the meanings set forth below:

     "Acquisition Event" shall mean any of the following:

     (a) prior to the termination of this Amended Agreement, METROBANK shall have authorized, recommended, publicly proposed or publicly announced an intention to authorize, recommend or propose, or entered into an agreement with any Person (other than COMERICA, any Subsidiary of COMERICA) to effect an Acquisition Transaction or failed to publicly oppose a Tender Offer or an Exchange Offer (as defined below). As used herein, the term Acquisition Transaction shall mean (A) a merger, consolidation or similar transaction involving METROBANK or any of its Subsidiaries (other than internal mergers, reorganizations, consolidations or dissolutions involving only existing Subsidiaries), (B) the disposition, by sale, lease, exchange or otherwise, of substantially all of the assets of METROBANK; or (C) the issuance, sale or other disposition of (including by way of merger, consolidation, share exchange or any similar transaction) securities

                                                                 FIRST AMENDMENT


representing 50% voting control of METROBANK, other than securities issued pursuant to the Stock Option Agreement or the Stock Option Plans or to meet any applicable requirement of law, regulation or Governmental Entity (including commitments made by METROBANK in connection with its acquisition of National Bank of Long Beach) (such stock sales are referred to as "Regulatory Stock Sales"); or

     (b) prior to termination of this Amended Agreement, any Person (other than COMERICA, or any Subsidiary of COMERICA or a person who is a party to a Director-Shareholder Agreement) shall have acquired beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) of or the right to acquire beneficial ownership of, or any "group" (as such term is defined under the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of 25% or more of the then outstanding shares of METROBANK Common Stock, except acquisitions of shares in connection with Regulatory Stock Sales; or

     (c) the occurrence of any of the events described in subsection (a) of this paragraph within a period of 90 days following the termination of this Amended Agreement by COMERICA pursuant to Sections 8.1.1, 8.1.3, 8.1.4, 8.1.5, 8.1.6, 8.1.8 or 8.1.11 or by COMERICA pursuant to Section 8.1.13 solely by reason of the failure of the conditions set forth in Sections 7.2.1, 7.2.3, 7.2.5, 7.2.7, 7.2.8 or 7.2.16 to be satisfied where such failure shall have been caused in whole or in part by any action or inaction within the control of METROBANK, any Subsidiary of METROBANK, or the directors of any of METROBANK, or METROBANK's Subsidiaries (it being understood that any action or inaction outside of the control of METROBANK or METROBANK's Subsidiaries, such as, by way of example only, the filing of a lawsuit against them or any voting decision by shareholders of METROBANK (including shareholders who are also directors of METROBANK who have not executed director-shareholder agreements), shall not come within this subsection (c) of this paragraph).

     "Acquisition Proposal" shall have the meaning given such term in Section 6.2.5.

     "Affiliate" or "affiliate" shall mean, with respect to any other Person, any Person that, directly or indirectly, controls or is controlled by or is under common control with such Person.

     "Agreement Date Comerica Shares" shall mean the number of shares of COMERICA Common Stock determined by dividing $136,750,882 by the Agreement Date COMERICA Share Price; provided, however, that such numerator shall be reduced by $1 for each $1 that the METROBANK Consolidated Net Worth at the Effective Time is less than the sum of $78,300,000 plus the Pre-Closing Income Amount (such calculation shall disregard any charge to earnings made pursuant to Section 5.11). There shall be no adjustment to the Agreement Date COMERICA Shares or the Conversion Rate attributable to any of the following: (a) any non-competition or other payment made to directors or officers of METROBANK pursuant to the transactions contemplated

                                                                 FIRST AMENDMENT


by this Amended Agreement, except as expressly contemplated by Section 5.5.2.;
(b) any expenditure, accrual or reserve respecting environmental matters as contemplated by Section 5.7.4; or (c) any additional accruals as contemplated by Section 5.11.1.

     "Agreement Date COMERICA Share Price" shall mean $28.45 (being the lower of the average of the closing prices for COMERICA Common Stock on the New York Stock Exchange for either the five or ten trading days ending on the date of execution of the May Agreement).

     "Benefit Arrangement" shall have the meaning given such term in Section 3.22.4.

     "BHCA" shall mean the Bank Holding Company Act of 1956, as amended.

     "Business Day" shall mean any day, other than a Saturday, Sunday or legal holiday on which California state banks are open for substantially all their banking business in California.

     "California Corporations Code" shall mean the General Corporation Law of the State of California.

     "California Financial Code" shall mean the Financial Code of the State of California.

     "Classified Credits" shall have the meaning given such term in Section 6.1.16.

     "Closing" shall have the meaning given such term in Section 2.1.

     "Closing Date" shall have the meaning given such term in Section 2.1.

     "Closing Schedules" shall have the meaning given such term in Section 5.8.

     "COMERICA" shall have the meaning set forth in the preamble to this Amended Agreement.

     "COMERICA Common Stock" shall mean the Common Stock, $5.00 par value per share, of COMERICA.

     "COMERICA Filings" shall have the meaning given such term in Section 4.6.

     "COMERICA Financial Statements" shall mean the financial statements of COMERICA that were filed on SEC Form 10-K for the year ended December 31, 1994 and the unaudited financial statements filed on SEC Form 10-Q for the quarter ended March 31, 1995.

"COMERICA SEC Documents" shall have the meaning set forth in Section 4.6.2.

                                                                 FIRST AMENDMENT



     "Conversion Rate" shall mean the result of a fraction (rounded to four decimal places), the numerator of which is the Agreement Date COMERICA Shares, as adjusted and determined at the Effective Time, and the denominator of which is Fully Diluted METROBANK Common Stock at the Effective Time.

     "Default" shall mean, as to any party to this Amended Agreement, a failure by such party to perform, in any material respect, any of the agreements or covenants provided by Articles 5 or 6.

     "Determination Date" shall mean the fifth Business Day before the date on which the Effective Time occurs.

     "Disclosed Matters" shall have the meaning given such term in Section
5.7.1.

     "Effective Time" shall have the meaning given such term in Section 2.1.

     "Employee Plan" shall have the meaning given such term in Section 3.22.3.

     "Environmental Laws" shall mean and include any and all laws, statutes, ordinances, rules, regulations, orders, or determinations of any Governmental Entity pertaining to health or to the environment, including, without limitation, the Clean Air Act, as amended, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), the Federal Water Pollution Control Act Amendments, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976, as amended ("RCRA"), the Hazardous Materials Transportation Act of 1975, as amended, the Safe Drinking Water Act, as amended, and the Toxic Substances Control Act, as amended.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Exchange Agent" shall mean Norwest Bank, Minnesota, National Association, or such other Person as COMERICA shall have appointed to perform the duties set forth in Section 2.8.

     "Exchange Offer" shall mean the commencement (as such term is defined in Rule 14d-2 under the Exchange Act) of an exchange offer or the filing by any Person of a registration statement under the Securities Act with respect to an exchange offer to purchase any shares of METROBANK Common Stock such that, upon consummation of such offer, such Person would own or control 25% or more of the then outstanding shares of METROBANK Common Stock.

     "FDIC" shall mean the Federal Deposit Insurance Corporation.

                                                                 FIRST AMENDMENT



     "Federal Reserve Board" shall mean the Board of Governors of the Federal Reserve System.

     "Fully Diluted METROBANK Common Stock" shall mean the sum of the total number of shares of METROBANK Common Stock outstanding on the Closing Date assuming the exercise of all of the METROBANK Stock Options and any other options or other rights in or for METROBANK Common Stock then outstanding other than the options contemplated by the Stock Option Agreement and including any number of shares which have been redeemed or are entitled to appraisal rights pursuant to Section 2.6.

     "Generally Accepted Accounting Principles" shall mean generally accepted accounting principles.

     "Governmental Entity" shall mean any court, federal, state, local or foreign government or any administrative agency or commission or other governmental authority or instrumentality whatsoever.

     "Hazardous Substances" shall have the meaning given such term in Section 3.26.5.

     "Intellectual Property" shall have the meaning given such term in Section 3.25.

     "HOLDINGS" shall have the meaning set forth in the preamble to this Amended Agreement.

     "IRC" shall mean the Internal Revenue Code of 1986, as amended.

     "Knowledge" shall mean, with respect to any representation or warranty contained in this Amended Agreement: (1) as to COMERICA or HOLDINGS, the actual knowledge, after reasonable inquiry, of any executive officer or director of either COMERICA or HOLDINGS; and (2) as to METROBANK, the actual knowledge, after reasonable inquiry, of any: (i) director; (ii) executive officer; or
(iii) senior vice president, corporate; of METROBANK or any of its Subsidiaries.

     "Last Regulatory Approval" shall mean the final Requisite Regulatory Approval required from any Governmental Entity under applicable federal laws of the United States and laws of any state having jurisdiction over the Merger for the Merger to be consummated.

     "Material Adverse Effect" shall mean a material adverse effect: (i) on the business, assets, results of operations, or financial condition of a Person and its subsidiaries, if any, taken as a whole (unless specifically indicated otherwise); or (ii) on the ability of a Person to perform its obligations under this Amended Agreement or to consummate the transactions contemplated by this Amended Agreement.

                                                                 FIRST AMENDMENT


     "Maximum Amount" shall have the meaning set forth in Section 5.10.

     "Merger" shall have the meaning set forth in Section 2.1.

     "METROBANK" shall have the meaning set forth in the preamble of this Amended Agreement.

     "METROBANK Certificates" shall have the meaning given such term in Section 2.8.1.

     "METROBANK Common Stock" shall mean the common stock, no par value, of METROBANK and any Common Stock of METROBANK created pursuant to any recapitalization, reorganization, or similar event or any subdivision or combination of shares of common stock or similar event.

     "METROBANK Consolidated Net Worth" shall mean the difference between:

            (A) total shareholders' equity of METROBANK as of the last day of the month immediately prior to the month in which the Effective Time occurs, but not earlier than December 31, 1995, unless otherwise agreed by the parties (which shall include an add back of all fees and costs of METROBANK previously paid and charged to earnings as contemplated by Section 5.5.2 attributable to the consummation of the transaction contemplated by this Amended Agreement up to the amount of $1,400,000 on a tax effected basis), determined in accordance with Generally Accepted Accounting Principles applied consistently with prior periods (but not including (i) any equity raised by METROBANK subsequent to the date of the May Agreement from the capital or private markets or otherwise; or (ii) any amount attributable to the actual exercise of the METROBANK Stock Options between the date of May Agreement and the Closing Date);

and

            (B) amounts attributable to the period from the date of the May Agreement to the Determination Date or such earlier date as is practicable for accounting purposes and arising from: (1) gains or losses in excess of $250,000 on securities transactions, including mark to market gains and losses; (2) gains and income in excess of $1,000,000 on a pre-tax basis attributable to real estate development activities, including sales of OREO; (3) gains from the sale or other disposition of assets not in the ordinary course of business; (4) gains attributable to non-recurring extraordinary items, and changes related to new accounting principles and changes in application of existing accounting principles; and (5) any amount of goodwill and core deposit

                                                                 FIRST AMENDMENT


            intangibles in excess of $2,500,000. The parties understand and agree that those items specified in (B)(1) and (3) of this paragraph shall be calculated net of any related Tax benefit determined at the applicable Tax rate.

     "METROBANK ESOP" shall mean the METROBANK Stock Bonus Plan and Trust as described in METROBANK's 1995 proxy materials.

     "METROBANK FDIC Documents" shall have the meaning given such term in
Section 3.6.2.

     "METROBANK Filings" shall have the meaning given such term in Section
3.6.1.

     "METROBANK Financial Statements" shall have the meaning given such term in
Section 3.7.3.

     "METROBANK Preferred Stock" shall mean the Preferred Stock, no par value, of METROBANK and any Preferred Stock of METROBANK created pursuant to any recapitalization, reorganization, or similar event or any subdivision or combination of shares of preferred stock or similar event.

     "METROBANK Stock Options" shall mean any options granted on or prior to the Effective Time pursuant to the METROBANK Stock Option Plans.

     "METROBANK Stock Option Plans" shall mean METROBANK's written Stock Option Plans as described in the METROBANK FDIC Documents.

"New Certificates" shall have the meaning given such term in Section 2.8.1.

     "Non-Performing Assets" shall mean the sum of the book value of METROBANK's (i) loans 90 days past due as to either principal or interest, (ii) loans on which interest is recognized only upon receipt, (iii) loans on which interest has been renegotiated to lower than prime rate floating or prime rate fixed at the date of loan approval (compensatory balances adjusted) due to the adverse financial condition of the borrower, (iv) other real estate owned
(OREO), and (v) troubled debt restructures as determined solely by METROBANK's external auditors pursuant to FASB 15 unless waived by COMERICA, subject to the following:

            (a) Non-performing assets that are counted in two or more of the classes listed in subsections (i), (ii), (iii), (iv) and (v) will be adjusted and counted in only one class of the five.

            (b) METROBANK's non-accruals cannot be restructured and placed into subsections (iii) and (v).

                                                                 FIRST AMENDMENT



            (c) Non-performing loans as described in subsections (iii) and (v) in an amount not to exceed $8,000,000 will be excluded as non-performing assets.

            (d)  Metrocorp's Monte Verde project shall be excluded.

     "Person" or "person" shall mean an individual, corporation, partnership, limited liability company, joint venture, trust or unincorporated organization, Governmental Entity or any other legal entity whatsoever.

     "Pre-Closing Income Amount" shall mean $1,000,000 for January, 1996 and $700,000 for February, 1996, to the extent the whole month shall have been complete on or prior to the Effective Time.

     "Property" shall have the meaning given such term in Section 3.26.1.

     "Proxy Statement" shall have the meaning given such term in Section 3.4.2.

     "Registration Statement" shall have the meaning given such term in Section 3.7.2.

     "Regulatory Authority" shall mean any Governmental Entity, the approval of which is legally required for consummation of the Merger.

     "Regulatory Stock Sales" shall have the meaning given such term in the definition of Acquisition Event.

     "Requisite Regulatory Approvals" shall have the meaning set forth in
Section 7.1.2.

     "Returns" shall mean all returns, declarations, reports, statements, and other documents required to be filed with respect to federal, state, local and foreign Taxes, and the term "Return" means any one of the foregoing Returns.

     "SEC" shall mean the Securities and Exchange Commission.

     "Securities Act" shall mean the Securities Act of 1933, as amended.

     "Site Assessment" shall have the meaning given such term in Section 5.7.1.

     "Stock Option Agreement" shall mean the agreement between METROBANK and COMERICA dated the date of this Amended Agreement.

                                                                 FIRST AMENDMENT


     "Subsidiary" shall mean, with respect to any corporation (the "parent"), any other corporation, association or other business entity of which more than 50% of the shares of the Voting Stock are owned or controlled, directly or indirectly, by the parent or by one or more Subsidiaries of the parent, or by the parent and one or more of its Subsidiaries.

     "Subsidiary Merger Agreement" shall have the meaning given such term in
Section 2.1.

     "Superior Proposal" shall have the meaning given such term in Section
6.2.5.

     "Surviving Corporation" shall have the meaning given such term in Section 2.1.

     "Surviving Corporation Stock" shall have the meaning given such term in
Section 2.4.

     "Taxes" shall mean all federal, state, local and foreign net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties, or other taxes, together with any interest and any penalties, additions to tax, or additional amounts with respect thereto, and the term "Tax" means any one of the foregoing Taxes.

     "Tender Offer" shall mean the commencement (as such term is defined in Rule 14d-2 under the Exchange Act) of a tender offer or the filing by any person of a registration statement under the Securities Act with respect to, a tender offer to purchase any shares of METROBANK Common Stock such that, upon consummation of such offer, such person would own or control 15% or more of the then outstanding shares of METROBANK Common Stock.

     "Understanding" shall have the meaning set forth in Section 6.1.5.

     "Voting Stock" shall mean the stock or other interest entitling the holders thereof to vote in the election of the directors, trustees or Persons performing similar functions of the Person in question, except that it shall not include any stock or other interest so entitling the holders thereof to vote only upon the happening of a contingency, whether or not such contingency has occurred.

                                                                 FIRST AMENDMENT


ARTICLE 2   THE MERGER

            2.1 The Merger. Subject to the terms and conditions of this Amended Agreement, as promptly as practicable following the receipt of the Last Regulatory Approval and the expiration of all applicable waiting periods, but in no event prior to January 1, 1996, unless otherwise agreed by the parties, HOLDINGS shall be merged into METROBANK (with METROBANK being the Surviving Corporation of the merger) in accordance with the applicable provisions of the California Financial Code and the California Corporations Code (the "Merger") pursuant to the Agreement of Merger attached to the May Agreement as Exhibit
2.1 (the "Subsidiary Merger Agreement"). The closing of the Merger (the "Closing") shall take place at a location, time and Business Day (but not later than March 10, 1996), to be designated by COMERICA and reasonably concurred in by METROBANK (the "Closing Date"). The Merger shall be effective when the Subsidiary Merger Agreement (together with any other documents required by law to effectuate the Merger) shall have been approved by the Superintendent of Banks and filed with the Secretary of State of the State of California. When used in this Amended Agreement, the term "Effective Time" shall mean the time of filing of the Subsidiary Merger Agreement with the Secretary of State, and "Surviving Corporation" shall mean METROBANK.

     Section 2.2 Effect of Merger. By virtue of the Merger and at the Effective Time, all of the rights, privileges, powers and franchises and all property and assets of every kind and description of METROBANK and HOLDINGS shall be vested in and be held and enjoyed by the Surviving Corporation, without further act or deed, and all the estates and interests of every kind of METROBANK and HOLDINGS, including all debts due to either of them, shall be as effectively the property of the Surviving Corporation as they were of METROBANK and HOLDINGS immediately prior to the Effective Time, and the title to any real estate vested by deed or otherwise in either METROBANK or HOLDINGS shall not revert or be in any way impaired by reason of the Merger; and all rights of creditors and liens upon any property of METROBANK and HOLDINGS shall be preserved unimpaired and all debts, liabilities and duties of METROBANK and HOLDINGS shall be debts, liabilities and duties of the Surviving Corporation and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by it, and none of such debts, liabilities or duties shall be expanded, increased, broadened or enlarged by reason of the Merger.

     Section 2.3 Articles of Incorporation. The articles of incorporation of HOLDINGS in effect immediately prior to the Effective Time shall be the certificate of incorporation of the Surviving Corporation until amended in accordance with the provisions thereof and the name of the Surviving Corporation shall be "Metrobank."

     Section 2.4 Conversion of HOLDINGS Stock. The authorized and issued capital stock of HOLDINGS, all of which shall be owned by COMERICA, immediately prior to the Effective Time,

                                                                 FIRST AMENDMENT


on and after the Effective Time, pursuant to the Subsidiary Merger Agreement and without any further action on the part of COMERICA or HOLDINGS shall be converted into one share of common stock of the Surviving Corporation (the "Surviving Corporation Stock"). Each outstanding stock certificate which prior to the Effective Time represented shares of capital stock of HOLDINGS automatically and for all purposes shall be deemed to represent the number of shares of Surviving Corporation Stock into which the shares of capital stock of HOLDINGS represented by such certificate have been converted as provided in this Section 2.4.

     Section 2.5 Conversion of METROBANK Stock Options. At the Effective Time, all outstanding rights with respect to METROBANK Common Stock pursuant to stock options under the METROBANK Stock Option Plans shall be converted into and become equivalent rights with respect to COMERICA Common Stock at the applicable Conversion Rate, and COMERICA shall assume each METROBANK Stock Option in accordance with the terms of the METROBANK Stock Option Plans and the stock option agreement by which it is evidenced.

     Section 2.6       Conversion of METROBANK Common Stock.

                 2.6.1 Except as provided in Section 2.7, each share of Fully Diluted METROBANK Common Stock shall be converted at the Effective Time into and become the right to receive that number of shares of duly authorized, validly issued, fully paid and nonassessable shares of COMERICA Common Stock equal to the Conversion Rate, as determined at the Effective Time, subject to adjustment, if any, as provided in any other section of this Amended Agreement; provided, however, that the shares held by any shareholder who requests appraisal rights (within the meaning of the California Corporations Code) for which proper notice is given in accordance with the California Corporations Code for appraisal rights, shall not be so converted and in lieu of such conversion shall be treated in accordance with the provisions of the California Corporations Code regarding appraisal rights.


                 2.6.2 The Conversion Rate shall be further appropriately adjusted to reflect any recapitalization, reorganization, reclassification, split-up, merger, consolidation, exchange, stock or other dividend or distribution (other than regular quarterly cash dividends), made, declared or effective with respect to the COMERICA Common Stock between the date of this Amended Agreement and the Effective Time.

     Section 2.7       Fractional Shares.      No fractional shares of COMERICA
Common Stock shall be issued in the Merger. In lieu thereof, each holder of METROBANK Common Stock who would otherwise be entitled to receive a fractional share shall receive an amount in cash equal to the product (rounded to the nearest hundredth) obtained by multiplying (a) the Agreement Date COMERICA Share Price by (b) the fraction of the share of COMERICA Common Stock to which

                                                                 FIRST AMENDMENT


such holder would otherwise be entitled. No such holder shall be entitled to dividends or other rights in respect of any such fraction.

     Section 2.8 Exchange Procedures. On or as soon as practicable after the Effective Time, COMERICA will deliver to the Exchange Agent certificates representing a sufficient number of shares of COMERICA Common Stock issuable in the Merger and funds representing a sufficient amount of cash payable for fractional shares in the Merger pursuant to Section 2.7 of this Amended Agreement.

                 2.8.1 Upon surrender for cancellation to the Exchange Agent of one or more certificates for shares of METROBANK Common Stock ("METROBANK Certificates"), accompanied by a duly executed letter of transmittal in proper form, the Exchange Agent shall, as promptly as practicable thereafter, deliver to each holder of such surrendered METROBANK Certificates, certificates representing the appropriate number of shares of COMERICA Common Stock ("New Certificates") and/or checks for payment of cash in lieu of fractional shares, in respect of the METROBANK Certificates. In no event shall the holders of METROBANK Certificates entitled to receive cash in lieu of fractional shares be entitled to receive interest on such amounts.

                 2.8.2 Until the METROBANK Certificates have been surrendered and exchanged as herein provided, each outstanding METROBANK Certificate shall represent, on and after the Effective Time, the right to receive the number of shares of COMERICA Common Stock into which the number of shares of METROBANK Common Stock shown thereon have been converted as provided by Section 2.6. No dividends or other distributions that are declared on COMERICA Common Stock shall be paid to holders thereof otherwise entitled to receive the same until the METROBANK Certificates have been surrendered in exchange for New Certificates in the manner herein provided, but upon such surrender, such dividends or other distributions, from and after the Effective Time, will be paid to such holders in accordance with the terms of such COMERICA Common Stock. In no event shall the holders entitled to receive such dividends or other distributions be entitled to receive interest on such dividends or other distributions.

                 2.8.3 No transfer taxes shall be payable by any shareholder in respect of the issuance of New Certificates, except that if any New Certificate is to be issued in a name other than that in which the METROBANK Certificates surrendered shall have been registered, it shall be a condition of such issuance that the holder requesting such issuance shall properly endorse the certificate or certificates and shall pay to COMERICA or the Exchange Agent any transfer taxes payable by reason thereof, or of any prior transfer of such surrendered certificate, or establish to the satisfaction of COMERICA or the Exchange Agent that such taxes have been paid or are not payable.

                                                                 FIRST AMENDMENT


                 2.8.4 Any COMERICA Common Stock or cash delivered to the Exchange Agent (together with any interest or profits earned thereon) and not distributed pursuant to this Section 2.8 at the end of nine months from the Effective Time, shall be returned to COMERICA, in which event the Persons entitled thereto shall look only to COMERICA for payment thereof.

                 2.8.5 Notwithstanding anything to the contrary set forth in Sections 2.8.2 and 2.8.3 hereof, if any holder of METROBANK Common Stock shall be unable to surrender such holder's METROBANK Certificates because such certificates have been lost or destroyed, such holder may deliver in lieu thereof an affidavit and indemnity bond in form and substance and with surety satisfactory to Exchange Agent and COMERICA.

                 2.8.6 The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the shares of COMERICA Common Stock held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect to such shares of COMERICA Common Stock for the account of the Persons entitled thereto.

                 2.8.7 After the Effective Time, there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of METROBANK Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, certificates representing such shares are presented to the Surviving Corporation, they shall be canceled and exchanged for COMERICA Common Stock as provided in this Article 2.


ARTICLE 3   REPRESENTATIONS AND WARRANTIES OF METROBANK.

     METROBANK represents and warrants to COMERICA as follows (for purposes of this Amended Agreement, all representations, warranties and schedules shall be deemed to have been given as of the date of the May Agreement except where another date is specified):

     Section 3.1 Organization; Corporate Power; Etc. METROBANK is a bank duly organized, validly existing and in good standing under the laws of the State of California. METROBANK has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business substantially as it was being conducted on the date of the MayAgreement, except where the failure to have such power or authority would not have a Material Adverse Effect on METROBANK. METROBANK is authorized by the California Superintendent of Banking to conduct a general banking business. METROBANK is not a member of the Federal Reserve System. METROBANK'S deposits are insured by the FDIC in the manner and to the full extent provided by law. METROBANK maintains and operates branch offices only in the State of California. Neither the scope of the business of METROBANK or any Subsidiary

                                                                 FIRST AMENDMENT


of METROBANK nor the location of any of their respective properties requires that METROBANK or any of its Subsidiaries be licensed or qualified to conduct business in any jurisdiction other than the State of California.

     Section 3.2 Licenses and Permits. Except as disclosed on Schedule 3.2, METROBANK and its Subsidiaries have all material licenses, certificates, franchises, rights and permits that are necessary for the conduct of their respective businesses, and such licenses are in full force and effect, except for any failure to be in full force and effect that would not, individually or in the aggregate, have a Material Adverse Effect on METROBANK. The properties, assets, operations and businesses of METROBANK and its Subsidiaries are and have been maintained and conducted, in all material respects, in compliance with all applicable licenses, certificates, franchises, rights and permits.

     Section 3.3 Subsidiaries. Other than as set forth on Schedule 3.3, the only corporation, partnership, joint venture or other entity in which METROBANK owns, directly or indirectly (except as pledgee pursuant to loans or stock or other interest held as the result of or in lieu of foreclosure pursuant to pledge or other security arrangement), any equity position or other
voting interest is Metrocorp, Inc.   Except as disclosed on Schedule 3.3,
Metrocorp, Inc. has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted without limitation as to time.

     Section 3.4       Authorization of Agreement; No Conflicts.

                 3.4.1 The execution and delivery of this Amended Agreement and the Subsidiary Merger Agreement by METROBANK and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of METROBANK, subject only to the approval of this Amended Agreement, the Subsidiary Merger Agreement and the Merger by METROBANK's shareholders. This Amended Agreement has been duly executed and delivered by METROBANK and constitutes a valid and binding obligation of METROBANK enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the rights of California state banks and in any case, by general equitable principles, and the Subsidiary Merger Agreement, upon due execution and filing thereof by METROBANK in accordance with the applicable provisions of the California Financial Code and the California Corporations Code, will constitute a valid and binding obligation of METROBANK, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the rights of California banks generally and by general equitable principles.

                 3.4.2 Except as disclosed on Schedule 3.4, the execution and delivery of this Amended Agreement and the Subsidiary Merger Agreement and the consummation of the

                                                                 FIRST AMENDMENT


transactions contemplated hereby and thereby do not and will not conflict with, or result in any violation of or default or loss of a material benefit under, any provision of the Articles of Incorporation or bylaws of METROBANK or, except for the necessity of obtaining Requisite Regulatory Approvals and approval of the shareholders of METROBANK, any material mortgage, indenture, lease, agreement or other material instrument or any permit, concession, grant, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to METROBANK or its properties, other than any such conflict, violation, default or loss which will not have a Material Adverse Effect on METROBANK or which will be cured or waived prior to the Effective Time. No material consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required in connection with the execution and delivery of this Amended Agreement, the Subsidiary Merger Agreement by METROBANK and/or the consummation by it of the transactions contemplated hereby or thereby, except for (a) filings required in order to obtain the Requisite Regulatory Approvals, (b) the filing of a proxy statement in definitive form relating to the meeting of shareholders of METROBANK to be held in connection with this Amended Agreement and the transactions contemplated hereby (the "Proxy Statement"); (c) the filing of the Subsidiary Merger Agreement with the Superintendent of Banks of the State of California and the Secretary of State of California; and (d) Tax filings.

     Section 3.5       Capital Structure.

                 3.5.1 The authorized capital stock of METROBANK consists solely of 25,000,000 shares of Common Stock, no par value per share and 15,000,000 shares of Preferred Stock, no par value per share. At the close of business on the Business Day next preceding the date of the May Agreement, 5,377,124 shares of Common Stock were outstanding, no shares were held by METROBANK in its treasury and no shares of Common Stock were reserved for issuance for other purposes except that 880,000 shares of Common Stock were reserved for issuance pursuant to the METROBANK Stock Option Plans of which 715,693 shares subject to METROBANK Stock Options were outstanding. There were no shares of METROBANK Preferred Stock issued and outstanding. All outstanding shares of METROBANK capital stock are validly issued, fully paid and nonassessable (except for assessments made pursuant to Section 662 of the California Financial Code) and do not possess any preemptive rights. There are not on the date of this Amended Agreement any options, (other than the METROBANK Stock Options described on Schedule 3.27 to the May Agreement and the Stock Option Agreement), warrants, calls, rights, commitments, securities or agreements of any character to which METROBANK is a party or by which it is bound obligating METROBANK to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of METROBANK or obligating METROBANK to grant, extend or enter into any such option, warrant, call, right, commitment or agreement.

                                                                 FIRST AMENDMENT


                 3.5.2 METROBANK is the direct owner, beneficially and of record, of all of the issued and outstanding capital stock of Metrocorp, Inc., its only direct Subsidiary, free and clear of all liens, pledges, charges and other encumbrances of any nature whatsoever.

     Section 3.6       METROBANK Filings.

                 3.6.1 Since January 1, 1993, METROBANK and its Subsidiaries have filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, copies of which have been made available to COMERICA except to the extent prohibited by law, that were required to be filed with (a) the Federal Reserve Board or any Federal Reserve Bank; (b) the California Superintendent of Banks; (c) the Federal Deposit Insurance Corporation; and (d) any other federal, state or local governmental or regulatory authority. All such reports, registrations and filings are collectively referred to as the "METROBANK Filings". As of their respective filing dates, each of the past METROBANK Filings (a) was true and complete in all material respects (or was amended so as to be so promptly following discovery of any discrepancy); and (b) complied in all material respects with all of the statutes, rules and regulations enforced or promulgated by the governmental or regulatory authority with which it was filed (or was amended so as to be so promptly following discovery of any such noncompliance) and none contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The METROBANK Financial Statements, in the case of audited financial statements, have been prepared in accordance with Generally Accepted Accounting Principles or applicable banking regulations applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form F-4 of the FDIC) and fairly present (subject, in the case of the unaudited statements, to recurring adjustments normal in nature and amount) the consolidated financial position of METROBANK as of the dates thereof and the consolidated results of its operations, cash flows and changes in shareholders' equity for the periods then ended.

                 3.6.2 METROBANK has filed each report, schedule, registration statement and definitive proxy statement and amendments to each of the foregoing since January 1, 1993 that METROBANK was required to file with the FDIC since such date (the "METROBANK FDIC Documents"), all of which have been made available to COMERICA. As of their respective dates, the METROBANK FDIC Documents complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such METROBANK FDIC Documents, and none of the METROBANK FDIC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of METROBANK included in the METROBANK FDIC Documents comply in all material respects

                                                                 FIRST AMENDMENT


with applicable accounting requirements and with the published rules and regulations of the SEC and FDIC (as applicable) with respect thereto, and, in the case of audited financial statements, have been prepared in accordance with Generally Accepted Accounting Principles or applicable banking regulations applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form F-4 of the FDIC) and fairly present (subject, in the case of the unaudited statements, to recurring adjustments normal in nature and amount) the consolidated financial position of METROBANK as of the dates thereof and the consolidated results of its operations, cash flows and changes in shareholders' equity for the periods then ended.

     Section 3.7       Accuracy of Information Supplied.

                 3.7.1 No representation or warranty of METROBANK contained in this Amended Agreement or any statement, schedule, exhibit or certificate given or to be given by or on behalf of METROBANK or its Subsidiaries to COMERICA in connection herewith and none of the information supplied or to be supplied by METROBANK or its Subsidiaries to COMERICA under this Amended Agreement contains or will contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

                 3.7.2 None of the information supplied or to be supplied by METROBANK for inclusion or incorporation by reference in, or relating to METROBANK and included or incorporated by reference in, (i) the Registration Statement on Form S-4 to be filed with the SEC by COMERICA in connection with the issuance of shares of COMERICA Common Stock in the Merger (including the Proxy Statement and prospectus constituting a part thereof, the "Registration Statement") will, at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) the Proxy Statement and any amendment or supplement thereto will, at all times from the date of mailing to shareholders of METROBANK through the date of the meeting of shareholders of METROBANK to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and (iii) the statements, correspondence, applications and forms to be filed with securities or "blue sky" authorities, self regulatory authorities, the NYSE and AMEX or any Governmental Entity in connection with the Merger, the issuance of any shares of COMERICA Common Stock in connection with the Merger, or any Requisite Regulatory Approvals will, at the time filed or at the time they become effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the
circumstances under which they were made, not misleading.   The Proxy

                                                                 FIRST AMENDMENT


Statement (except for such portions thereof that relate only to COMERICA and its Subsidiaries) will comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

                 3.7.3 METROBANK has or will deliver to COMERICA copies of: (a) the audited balance sheets of METROBANK and its consolidated Subsidiaries as of December 31, 1994 and 1993 and the related statements of income, changes in shareholders' equity and cash flows for the years then ended and the related notes to such financial statements, all as audited by Arthur Andersen, L.L.P., independent auditors (the "METROBANK Financial Statements"), and METROBANK will hereafter until the Closing Date deliver to COMERICA copies of additional financial statements of METROBANK as provided in Sections 5.1.1(iii) and 6.1.11(iii). The METROBANK Financial Statements, in the case of audited financial statements, have been prepared (and all of said additional financial statements will be prepared) in accordance with Generally Accepted Accounting Principles or applicable banking regulations applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form F-4 of the
FDIC) consistently followed throughout the periods covered by such statements, and present (and will when prepared present) fairly the financial position of METROBANK and its consolidated Subsidiaries as of the respective dates indicated and the results of their operations, cash flows and changes in shareholders' equity at the respective dates and for the respective periods covered by such financial statements.

     Section 3.8 Compliance with Applicable Laws. Except as disclosed in the METROBANK FDIC Documents filed prior to the date of the May Agreement the business of METROBANK and its Subsidiaries is not being conducted in violation of any law, ordinance or regulation, including, without limitation, Regulation Q, except for violations which individually or in the aggregate would not have
a Material Adverse Effect on METROBANK.   Except as set forth in Schedule 3.8,
no investigation or review by any Governmental Entity with respect to METROBANK is pending or, to the knowledge of METROBANK threatened, nor has any Governmental Entity indicated to METROBANK an intention to conduct the same.

     Section 3.9 Litigation. Except as set forth in Schedule 3.9, there is no suit, action or proceeding pending or, to the knowledge of METROBANK, threatened against METROBANK or any Subsidiary which, if adversely determined, would have a Material Adverse Effect on METROBANK and its Subsidiaries; nor is there any judgment, decree, consent order, injunction or order of any Governmental Entity or arbitrator outstanding against METROBANK or any Subsidiary having, or which, insofar as reasonably can be foreseen, in the future would have, any such Material Adverse Effect. Schedule 3.9 contains a true, correct and complete list, including identification of the applicable insurance policy covering such litigation, if any, subject to reservation of rights, if any, the applicable deductible and the amount of any reserve therefor, of all pending litigation in which METROBANK or any Subsidiary is a named party, and except as disclosed on Schedule 3.9,

                                                                 FIRST AMENDMENT


all of which is adequately covered by insurance in force, except for applicable deductibles, or have been adequately reserved for in accordance with METROBANK's prior business practices.

     Section 3.10 Agreements with Banking Authorities. Except as set forth on Schedule 3.10, none of METROBANK or any Subsidiary is a party to any written agreement, memorandum of understanding, order or directive with any Governmental Entity.

     Section 3.11 Insurance. METROBANK and its Subsidiaries have in full force and effect policies of insurance with respect to their assets and businesses against such casualties and contingencies and in such amounts, types and forms as are customarily appropriate for their businesses, operations, properties and assets. Schedule 3.11 contains a list of all policies of insurance and bonds carried and owned by METROBANK or any Subsidiary. None of METROBANK or any Subsidiary is in default under any such policy of insurance or bond such that it can be canceled and all material claims thereunder have been filed in timely fashion. METROBANK and its Subsidiaries have filed claims with, or given notice of claim, to their insurers or bonding companies in timely fashion, with respect to all material matters and occurrences for which they believe they have coverage.

     Section 3.12 Title to Assets other than Real Property. METROBANK and its Subsidiaries have good and marketable title to all their properties and assets other than real property which is the subject of Section 3.13, owned or leased by METROBANK or any Subsidiary, free and clear of all mortgages, liens, encumbrances, pledges or charges of any kind or nature except as disclosed on
Schedule 3.12 and except for: (a) encumbrances as set forth in the METROBANK Financial Statements; (b) liens for current Taxes not yet due which have been fully reserved for and (c) encumbrances, if any, that are not substantial in character, amount or extent or that do not materially detract from the value, or interfere with present use of the property subject thereto or affected thereby.

     Section 3.13 Real Property. Schedule 3.13 is an accurate list and general description of all real property owned or leased by METROBANK or any of its Subsidiaries, including Other Real Estate Owned. METROBANK and its Subsidiaries have good and marketable title to the real property they respectively own, described in such schedule, free and clear of all mortgages, covenants, conditions, restrictions, easements, liens, security interests, charges, claims, assessments and encumbrances, except for (a) rights of lessors, lessees or sublessees in such matters that are reflected in a written lease; (b) current taxes (including assessments collected with taxes) not yet due and payable; (c) encumbrances, if any, that are not substantial in character, amount or extent or that do not materially detract from the value, or interfere with present use of the property subject thereto of affected thereby; and (d) other matters as described in Schedule 3.13. METROBANK and its Subsidiaries have valid leasehold interests in the leaseholds they respectively hold, free and clear of all mortgages, liens, security interest, charges, claims, assessments and encumbrances, except for

                                                                 FIRST AMENDMENT


(a) claims of lessors, co-lessees or sublessees in such matters as are reflected in a written lease; (b) title exceptions affecting the fee estate of the lessor under such leases and (c) other matters as described in Schedule
3.13. The activities of METROBANK and its Subsidiaries with respect to all real property owned or leased by them for use in connection with their operations are in all material respects permitted and authorized by applicable zoning laws, ordinances and regulations and all laws and regulations of any Governmental Entity. Except as set forth in Schedule 3.13, METROBANK and its Subsidiaries enjoy quiet possession under all material leases to which either is the lessee and all of such leases are valid and in full force and effect.

     Section 3.14      Taxes.

                 3.14.1      Filing of Returns.  Except as set forth on
Schedule 3.14(a), METROBANK and its Subsidiaries have duly prepared and filed federal, state, local and foreign Returns (for Tax or informational purposes) which were required to be filed by or in respect of METROBANK and its Subsidiaries, or any of their properties, income and/or operations on or prior to the Closing Date. As of the time they were filed, the foregoing Returns accurately reflected the material facts regarding the income, business, assets, operations, activities, status, and any other information required to be shown thereon. No extension of time within which Metrobank or any of its Subsidiaries may file any Return is currently in force.

                 3.14.2 Payment of Taxes. Except as disclosed on Schedule 3.14(b) with respect to all amounts in respect of Taxes imposed on METROBANK or any Subsidiary or for which METROBANK or any Subsidiary is or could be liable, whether to taxing authorities (as, for example, under law) or to other Persons (as, for example, under Tax allocation agreements), with respect to all taxable periods or portions of periods ending on or before the Closing Date, all applicable tax laws and agreements have been or will be fully complied with in all material respects, and all such amounts required to be paid by or on behalf of METROBANK or any Subsidiary to taxing authorities or others on or before the date hereof have been paid.

                 3.14.3      Audit History.   Except as disclosed on Schedule
3.14(c), there is no review or audit by any taxing authority of any Tax liability of METROBANK or any Subsidiary currently in progress. Except as disclosed on Schedule 3.14(c), METROBANK and its Subsidiaries have not received any written notice within the three years preceding the Closing Date of any pending or threatened audit by the Internal Revenue Service or any state, local or foreign agency of METROBANK's and its Subsidiaries' Returns or Tax liability for any period, which pending or threatened audit has not been resolved. METROBANK and its Subsidiaries currently have no unpaid deficiencies assessed by the Internal Revenue Service or any state, local or foreign taxing authority arising out of any examination of any of METROBANK's and its Subsidiaries' Returns filed for fiscal years ended on or after December 31, 1988 through the Closing Date, nor, to the

                                                                 FIRST AMENDMENT


Knowledge of METROBANK is there reason to believe that any material deficiency will be assessed.

                 3.14.4      Statute of Limitations.  Except as disclosed on
Schedule 3.14(d), no agreements are in force or are currently being negotiated by or on behalf of METROBANK or its Subsidiaries for any waiver or for the extension of any statute of limitations governing the time of assessment or collection of any Tax. No closing agreements or compromises concerning Taxes of METROBANK or its Subsidiaries are currently pending.

                 3.14.5 Withholding Obligations. METROBANK and its Subsidiaries have withheld from each payment made to any of its officers, directors and employees, the amount of all applicable Taxes, including, but not limited to, income tax, social security contributions, unemployment contributions, backup withholding and other deductions required to be withheld therefrom by any Tax law and have paid the same to the proper Taxing authorities within the time required under any applicable legislation.

                 3.14.6 Tax Liens. There are no Tax liens, whether imposed by any federal, state, local or foreign taxing authority, outstanding against any assets owned by METROBANK or its Subsidiaries, except for liens for Taxes that are not yet due and payable.

                 3.14.7 Safe Harbor Lease Property. None of the assets owned by METROBANK or its Subsidiaries is property that is required to be treated as being owned by any other Person pursuant to the so-called safe harbor lease provisions of former Section 168 (f)(8) of the IRC.

                 3.14.8 Security for Tax-Exempt Obligations. None of the assets owned by METROBANK or its Subsidiaries directly or indirectly secures any debt, the interest on which is tax-exempt under Section 103(a) of the IRC.

                 3.14.9 Tax-Exempt Use Property. None of the assets owned by METROBANK or its Subsidiaries is "tax-exempt use property" within the meaning of Section 168(h) of the IRC.

                 3.14.10 Foreign Person. None of METROBANK or its Subsidiaries is a person other than a United States person within the meaning of the IRC.

                 3.14.11 No Withholding. The transaction contemplated herein is not subject to the tax withholding provisions of Section 3406 of the IRC, or of Subchapter A of Chapter 3 of the IRC.

                                                                 FIRST AMENDMENT


                 3.14.12 Tax Reserves. METROBANK and its Subsidiaries have made full and adequate provision and reserve for all federal, state, local or foreign Taxes (including, without limitation, all National Bank of Long Beach Returns that have not been cleared by the appropriate taxing authority), for the current period for which Tax and information returns are not yet required to be filed. The METROBANK Financial Statements contain fair and sufficient accruals for the payment of all Taxes for the periods covered by the METROBANK Financial Statements (including, without limitation, all National Bank of Long Beach Returns that have not been cleared by the appropriate taxing authority), and all periods prior thereto.

                 3.14.13 Tax Elections. No new material elections with respect to Taxes or any changes in current material elections with respect to Taxes affecting the assets owned by METROBANK or its Subsidiaries shall be made after the date of the May Agreement without the prior written consent of COMERICA, which shall not be unreasonably withheld, except that METROBANK or its Subsidiaries may make an election under FASB 109 without prior consent. COMERICA shall be deemed to have consented in writing to any election METROBANK or its Subsidiaries shall desire to make if: (i) the electing Person shall have notified the director of Taxes, of COMERICA in writing of its desire to make such election, including in such a reasonably complete summary of the election it desires to make and its reasons for desiring to make such election at least 15 Business Days prior to the due date (including extensions thereof) for filing such election, and (ii) COMERICA shall not have responded in writing to such notice prior to the fifth Business Day prior to the due date (including extensions thereof) for filing such election.

                 3.14.14 IRC Section 382 Applicability. None of METROBANK or any of its Subsidiaries, including any party joining in any consolidated return to which METROBANK is a member, underwent an "ownership change" as defined in IRC Section 382(g) within the "testing period" (as defined in IRC
Section 382) ending immediately before the Effective Time, and not taking into account any transactions contemplated by this Amended Agreement.

                 3.14.15 Disclosure Information. Within 45 days of the date of the May Agreement, METROBANK will deliver to COMERICA a schedule setting forth the following information with respect to METROBANK and as of the most recent practicable date (as well as on an estimated pro forma basis (excluding charges contemplated by Section 5.11.1) as of the Closing giving effect to the consummation of the transactions contemplated hereby): (a) METROBANK's basis in its assets; (b) the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax, or excess charitable contribution allocable to METROBANK; and (c) the amount of any deferred gain or loss allocable to METROBANK and arising out of any deferred intercompany transactions. This Section 3.14.15 shall not be deemed to be a representation or warranty for purposes of this Amended Agreement.

                                                                 FIRST AMENDMENT


     Section 3.15 Performance of Obligations. METROBANK and its Subsidiaries have performed all material obligations required to be performed by them to date and none of METROBANK nor any Subsidiary is in default under or in breach of any term or provision of any covenant, contract, lease, indenture or any other covenant to which any is a party, is subject or is otherwise bound, and no event has occurred that, with the giving of notice or the passage of time or both, would constitute such default or breach, where such default or breach or failure to perform would have a Material Adverse Effect on METROBANK and its Subsidiaries. To METROBANK's Knowledge, and except as disclosed on
Schedule 3.15, no party with whom METROBANK or its Subsidiaries has an agreement that is of material importance to the businesses of METROBANK and its Subsidiaries taken as a whole is in default thereunder.

     Section 3.16 Loans and Investments. Except as set forth on Schedule 3.16, all loans, leases and other extensions of credit, and guaranties, security agreements or other agreements supporting any loans or extensions of credit, and investments of METROBANK and its Subsidiaries are, and constitute, in all material respects, the legal, valid and binding obligations of the parties thereto and are enforceable against such parties in accordance with their terms, except as the enforceability thereof may be limited by applicable law and otherwise by bankruptcy, insolvency, moratorium or other similar laws affecting the rights of California banks or creditors generally and by general equitable principles. Except as described in Schedule 3.16, as of April 1995, no loans or investments held by METROBANK or any Subsidiary are (i) more than ninety days past due with respect to any scheduled payment of principal or interest, other than loans on a non-accrual status; (ii) classified as "loss," "doubtful," "substandard" or "specially mentioned" by METROBANK or any federal or state banking regulators; or (iii) on a non-accrual status in accordance with METROBANK's loan review procedures. Except as set forth on Schedule 3.16, none of such investments (other than loans) are subject to any restrictions, contractual, statutory or other, that would materially impair the ability of the entity holding such investment to dispose freely of any such investment at any time, except restrictions on the public distribution or transfer of any such investments under the Securities Act and the regulations thereunder or state securities laws and pledges or security interests given in connection with government deposits. All loans, leases or other extensions of credit outstanding, or commitments to make any loans, leases or other extensions of credit to any Affiliates of METROBANK are disclosed on Schedule 3.16. For outstanding loans or extensions of credit or commitments to make loans or extensions of credit where the original principal amounts are in excess of $25,000 and which by their terms are either secured by collateral or supported by a guaranty or similar obligation the security interests have been duly perfected in all material respects and have the priority they purport to have in all material respects, other than by operation of law, and, in the case of each guaranty or similar obligation, each has been duly executed and delivered to METROBANK or a Subsidiary, and to METROBANK's Knowledge is still in full force and effect.

     Section 3.17      [Intentionally Left Blank] .

                                                                 FIRST AMENDMENT



     Section 3.18 Brokers and Finders. None of METROBANK or any Subsidiary is a party to or obligated under any agreement with any broker or finder relating to the transactions contemplated hereby, and neither the execution of this Amended Agreement or the Subsidiary Merger Agreement nor the consummation of the transactions provided for herein or therein will result in any liability to any broker or finder. METROBANK agrees to indemnify and hold harmless COMERICA and HOLDINGS and their respective affiliates, and to defend with counsel selected by COMERICA and HOLDINGS and reasonably satisfactory to METROBANK from and against any liability, cost or expense, including attorneys' fees, incurred in connection with a breach of this Section 3.18.

     Section 3.19 Material Contracts. Schedule 3.19 to this Amended Agreement is a complete and accurate written list of all material agreements, obligations or understandings, written and oral, to which METROBANK or any Subsidiary is a party as of the date of this Amended Agreement, except for agreements and loans and other extensions of credit made by METROBANK in the ordinary course of business and those items disclosed in the METROBANK Financial Statements.

     Section 3.20 Absence of Material Adverse Effect. Since January 1, 1994 and except for METROBANK's acquisition of National Bank of Long Beach and related transactions, the businesses of METROBANK and its Subsidiaries have been conducted only in the ordinary course, in the same manner as theretofore conducted, and no event or circumstance occurred or is expected to occur which, with the passage of time or otherwise, is likely to have a Material Adverse Effect on METROBANK.

     Section 3.21 Undisclosed Liabilities. Except as disclosed on Schedule 3.21, to METROBANK's knowledge, METROBANK and its Subsidiaries have no liabilities or obligations, either accrued, contingent or otherwise, that are material to METROBANK and its Subsidiaries taken as a whole and that have not been reflected or disclosed in the METROBANK Financial Statements, or incurred subsequent thereto in the ordinary course of business consistent with past practices. METROBANK has no knowledge of any basis for the assertion against it or any Subsidiary of any liability, obligation or claim (including without limitation that of any Governmental Entity) that is likely to result in or cause a Material Adverse Effect as to METROBANK that is not fairly reflected in the METROBANK Financial Statements.

     Section 3.22      Employees; Employee Benefit Plans; ERISA.

                 3.22.1 All of METROBANK's and its Subsidiaries' obligations for payment to trusts or other funds or to any Governmental Entity or to any individual, director, officer, employee or agent (or his or her heirs, legatees or legal representatives) with respect to

                                                                 FIRST AMENDMENT


unemployment compensation benefits, profit-sharing, pension or retirement benefits or social security benefits, whether arising by operation of law, by contract or by past custom, have been properly accrued for the periods covered thereby on the METROBANK Financial Statements and paid when due. All of METROBANK's and its Subsidiaries' obligations, whether arising by operation of law, by contract or by past custom for vacation or holiday pay, bonuses and other forms of compensation which are payable to METROBANK's and its Subsidiaries' directors, officers, employees or agents have been properly accrued on the METROBANK Financial Statements for the periods covered thereby and paid when due. Except as set forth on Schedule 3.22(a), there are no unfair labor practice complaints, strikes, slowdowns, stoppages or other controversies pending or, to the knowledge of METROBANK attempts to unionize or controversies threatened between METROBANK or any Subsidiary or Affiliate and, or relating to, any of their employees that are likely to have a Material Adverse Effect on METROBANK and its Subsidiaries taken as a whole. None of METROBANK or any Subsidiary is a party to any collective bargaining agreement with respect to any of their employees and, except as set forth on Schedule 3.22(a), none of METROBANK or any Subsidiary is a party to a written employment contract with any of their employees and there are no understandings with respect to the employment of any officer or employee of METROBANK or any Subsidiary which are not terminable by METROBANK or such Subsidiary without liability on not more than thirty (30) days' notice. Except as disclosed in the METROBANK Financial Statements for the periods covered thereby, all sums due for employee compensation have been paid and all employer contributions for employee benefits, including deferred compensation obligations, and any benefits under any Employee Plan (as defined in Section 3.22.3 hereof) or any Benefit Arrangement (as defined in Section 3.22.4 hereof) have been duly and adequately paid or provided for in accordance with plan documents. Except as set forth on Schedule 3.22(a), no director, officer or employee of METROBANK or any Subsidiary is entitled to receive any payment of any amount under any existing agreement, severance plan or other benefit plan as a result of the consummation of any transaction contemplated by this Amended Agreement or the Certificate of Merger. METROBANK and its Subsidiaries have complied with all applicable federal and state statutes and regulations which govern workers' compensation, equal employment opportunity and equal pay, including, but not limited to, all civil rights laws, Presidential Executive Order 1124, and the Fair Labor Standards Act of 1938, as amended and the Americans with Disabilities Act.

                 3.22.2 Prior to the execution of this Amended Agreement, METROBANK has delivered as Schedule 3.22(b) a complete list of:

                       a. all current employees of METROBANK or any Subsidiary together with each employee's age, tenure with METROBANK or Subsidiary, title or job classification, and the current annual rate of compensation anticipated to be paid to each such employee; and

                                                                 FIRST AMENDMENT


                       b. all Employee Plans and Benefit Arrangements, including all plans or practices providing for current compensation or accruals for active Employees, including, but not limited to, all employee benefit plans, all pension, profit-sharing, retirement, bonus, stock option, incentive, deferred compensation, severance, long-term disability, medical, dental, health, hospitalization, life insurance or other insurance plans or related benefits.

                 3.22.3 Except as disclosed on Schedule 3.22(b), none of METROBANK or any Subsidiary maintains, administers or otherwise contributes to any "employee benefit plan," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which is subject to any provisions of ERISA and covers any employee, whether active or retired, of METROBANK or any Subsidiary (any such plan being herein referred to as an "Employee Plan"). True and complete copies of each such Employee Plan, including amendments thereto, have been previously delivered to COMERICA, together with (i) all agreements regarding plan assets with respect to such Employee Plans, (ii) a true and complete copy of the annual reports for the most recent three years (Form 5500 Series including, if applicable, Schedules A and B thereto) prepared in connection with any such Employee Plan, (iii) a true and complete copy of the actuarial valuation reports for the most recent three years, if any, prepared in connection with any such Employee Plan covering any active employee of METROBANK, (iv) a copy of the most recent summary plan description of each such Employee Plan, together with any modifications thereto, and (v) a copy of the most recent favorable determination letter (if applicable) from the Internal Revenue Service for each Employee Plan. None of the Employee Plans is a "multiemployer plan" as defined in Section 3(37) of ERISA or a "multiple employer plan" as covered in Section 412(c) of the IRC, and none of METROBANK or any Subsidiary has been obligated to make a contribution to any such multiemployer or multiple employer plan within the past five years. None of the Employee Plans of METROBANK or any Subsidiary of METROBANK is, or for the last five years has been, subject to Title IV of ERISA. Each Employee Plan which is intended to be qualified under Section 401(a) of the IRC is so qualified and each trust maintained pursuant thereto is exempt from income tax under Section 501(a) of the IRC, and none of METROBANK, or any Subsidiary is aware of any fact which has occurred which would cause the loss of such qualification or exemption.

                 3.22.4 Except as disclosed in Schedule 3.22(b), none of METROBANK or any Subsidiary maintains (other than base-salary and base wages) any form of current or deferred compensation, bonus, stock option, stock appreciation right, severance pay, salary continuation, retirement or incentive plan or arrangement for the benefit of any director, officer or employee, whether active or retired, of METROBANK or any Subsidiary or for any class or classes of such directors, officers or employees. Except as disclosed in
Schedule 3.22(b), none of METROBANK or any Subsidiary maintains any group or individual health or insurance, welfare or similar plan or arrangement for the benefit of any director, officer or employee of METROBANK or any Subsidiary whether active or retired, or for any class or classes of such directors, officers or employees. Any

                                                                 FIRST AMENDMENT


such plan or arrangement described in this Section 3.22.4, copies of which have been delivered to COMERICA, shall be herein referred to as a "Benefit Arrangement."

                 3.22.5 All Employee Plans and Benefit Arrangements are operated in material compliance with the requirements prescribed by any and all statutes, governmental or court orders, or governmental rules or regulations currently in effect, including but not limited to ERISA and the IRC, applicable to such plans or arrangements, and plan documents relating to any such plans or arrangements, comply with or will be amended to comply with applicable legal requirements. To METROBANK's Knowledge, none of METROBANK or any Subsidiary nor any Employee Plan, nor any trusts created thereunder, nor any trustee, administrator nor any other fiduciary thereof, has engaged in a "prohibited transaction," as defined in Section 406 of ERISA and Section 4975 of the IRC, that could subject any of them or COMERICA to liability under Section 409 or 502(i) of ERISA or Section 4975 of the IRC or that would adversely affect the qualified status of such plans; each "plan official" within the meaning of
Section 412 of ERISA of each Employee Plan is bonded to the extent required by such Section 412; with respect to each Employee Plan, to METROBANK's Knowledge, no employee of METROBANK or any Subsidiary nor any fiduciary of any Employee Plan has engaged in any breach of fiduciary duty as defined in Part 4 of Subtitle B of Title I of ERISA which could subject METROBANK or any Subsidiary to liability if METROBANK or any Subsidiary is obligated to indemnify such Person against liability. Except as disclosed in Schedule 3.22(c), METROBANK and its Subsidiaries have not failed to make any contribution or pay any amount due and owing as required by law or the terms of any Employee Plan or Benefit Arrangement.

                 3.22.6 Except as set forth on Schedule 3.22(d), to METROBANK's Knowledge, no Employee Plan or Benefit Arrangement has any liability of any nature, accrued or contingent, including, without limitation, liabilities for federal, state, local or foreign taxes, interest or penalty other than liability for claims arising in the course of the administration of each such plan. Except as set forth on Schedule 3.22(d), there is no pending or, to METROBANK's Knowledge, threatened legal action, proceeding or investigation against any Employee Plan, other than routine claims for benefits, which could result in liability to such plans and there is no basis for any such legal action or proceeding.

                 3.22.7 Each Benefit Arrangement which is a group health plan (within the meaning of such term under IRC Section 4980B(g)(2)) complies and has complied with the requirements of Section 601 through 608 of ERISA or
Section 4980B of the IRC governing continuation coverage requirements for employee-provided group health plans.

                 3.22.8 Except as disclosed in Schedule 3.22(e), none of METROBANK or any Subsidiary maintains any Employee Plan or Benefit Arrangement pursuant to which any benefit or other payment will be required to be made by METROBANK or any Subsidiary or Affiliate or

                                                                 FIRST AMENDMENT


pursuant to which any other benefit will accrue or vest in any director, officer or employee of METROBANK or any Subsidiary or Affiliate, in either case as a result of the consummation of the transactions contemplated by this Amended Agreement.

         Section 3.23 Powers of Attorney. No power of attorney or similar authorization given by METROBANK or any Subsidiary is presently in effect or outstanding other than powers of attorney given in the ordinary course of business with respect to routine matters.

         Section 3.24     [Intentionally Left Blank].

         Section 3.25 Intellectual Property Rights. Schedule 3.25 is a complete and accurate list of all United States and foreign patents, trademarks, service marks, copyrights and all pending applications therefor, whether or not issued (the "Intellectual Property"), that relate to or are used in the operation of the businesses of METROBANK and its Subsidiaries or the rights of METROBANK and its Subsidiaries thereunder.

         Section 3.26     Hazardous Materials. Except as set forth on Schedule
3.26:

                          3.26.1  Except for ordinary and necessary quantities
of cleaning, pest control and office supplies, and other small quantities of Hazardous Substances used in the ordinary course of METROBANK's and its Subsidiaries' businesses, used and stored in compliance with applicable Environmental Laws, or ordinary rubbish, debris and nonhazardous solid waste stored in garbage cans or bins for regular disposal off-site, or petroleum contained in and de minimus quantities discharged from motor vehicles in their ordinary operation on the Property (as defined below), METROBANK and its Subsidiaries have not engaged in the generation, use, manufacture, treatment, transportation, storage (in tanks or otherwise), or disposal of Hazardous
Substances other than as permitted by applicable law.   To METROBANK's
Knowledge, no Hazardous Substances have been released, emitted or disposed of, or otherwise deposited, on or in any real property which is now or has been previously owned since May 1, 1993 or currently leased by METROBANK or any Subsidiary, including Other Real Estate Owned (collectively, the "Property"), or to METROBANK's Knowledge (without conducting a review of METROBANK's loan documentation for loans originated by National Bank of Long Beach), on or in any real property in which METROBANK or any Subsidiary now holds any security interest, mortgage or other lien or interest, with an underlying obligation in excess of $1,000,000, except for (i) Disclosed Matters; (ii) ordinary and necessary quantities of cleaning, pest control and office supplies, and other small quantities of Hazardous Substances used in the ordinary course of METROBANK's and its Subsidiaries businesses, used and stored in compliance with applicable Environmental Laws, or ordinary rubbish, debris and nonhazardous solid waste stored in garbage cans or bins for regular disposal off-site, or petroleum contained in and de minimus quantities discharged from motor vehicles in their ordinary operation on the Property; and (iii) such releases, emissions, disposals or deposits which constituted

                                                                 FIRST AMENDMENT


a violation of an Environmental Law but did not have a Material Adverse Effect on the Property involved. To METROBANK's Knowledge, no activity has been undertaken on the Property since May 1, 1993 that would cause or contribute to:

                                 a.        the Property becoming a treatment,
                                 storage or disposal facility within the
                                 meaning of RCRA or any similar state law or local ordinance;

                                 b.        a release or threatened release of
                                 any Hazardous Substances under circumstances which would violate any Environmental Laws; or

                                 c.        the discharge of Hazardous
                                 Substances into any soil, subsurface water or ground water or into the air, or the dredging or filling of any waters, that would require a permit or any other approval under the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq., the Clean Air Act, as amended, 42 U.S.C. Section 7401 et seq., or any similar federal or state law or local ordinance;

the cumulative effect of which would have a material adverse effect on the Property involved.

                          3.26.2  To METROBANK's Knowledge, there are not, and
never have been, any underground storage tanks located in or under the Property.

                          3.26.4  None of METROBANK or any Subsidiary has
received any written notice of, and to its Knowledge, any verbal notice of, any pending or threatened claims, investigations, administrative proceedings, litigation, regulatory hearings or requests or demands for remedial or response actions or for compensation, with respect to the Property, alleging noncompliance with or violation of any Environmental Law or seeking relief under any Environmental Law and the Property is not listed on the United States Environmental Protection Agency's National Priorities List of Hazardous Waste Sites, or, to METROBANK's Knowledge, any other list, schedule, log, inventory or record of hazardous waste sites maintained by any federal, state or local agency.

                          3.26.4  [Intentionally Left Blank].

                          3.26.5  "Hazardous Substances" shall mean any
hazardous, toxic or infectious substance, material, gas or waste which is regulated by any local, state or federal Governmental Entity, or any of their agencies.

                                                                 FIRST AMENDMENT


         Section 3.27 Stock Options. There are no stock appreciation rights outstanding or available under the METROBANK Stock Option Plans.
Schedule 3.27 to this Amended Agreement contains a list of all METROBANK Stock Options outstanding, indicating for each: (a) the grant date; (b) whether vested or unvested; (c) exercise price; and (d) a vesting schedule by optionee.

         Section 3.28 Disclosure in Schedules. Anything disclosed by METROBANK or any of its Subsidiaries in the Schedules to the May Agreement shall be considered to have been disclosed for purposes of all representations, warranties and covenants of such party under this Amended Agreement.

         Section 3.29 Effective Date of Representations, Warranties, Covenants and Agreements. Each representation, warranty, covenant and agreement of METROBANK set forth in this Amended Agreement shall be deemed to be made on and as of the date hereof and as of the Effective Time.

         Section 3.30     Interest Rate Risk Management Instruments.
All interest rate swaps, floors and option agreements and similar interest rate risk management arrangements to which METROBANK or any of its Subsidiaries is a party or by which any of their properties or assets may be bound were entered into in the ordinary course of business, in accordance with commercially reasonable banking practices and applicable rules, regulations and policies of the California Superintendent of Banks and are legal, valid and binding obligations enforceable in accordance with their terms against METROBANK and, to METROBANK's Knowledge, against all other parties thereto (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of California banks or creditors and by general equitable principles). To METROBANK's Knowledge, all counterparties to such arrangements are financially responsible and are able to adequately perform their obligations under such arrangements. METROBANK and its Subsidiaries have duly performed their obligations under such arrangements to the extent that such obligations to perform have accrued and to METROBANK's Knowledge, there are no material breaches, violations or defaults or allegations or assertions of such by any party to such arrangements.

                                                                 FIRST AMENDMENT


ARTICLE 4        REPRESENTATIONS AND WARRANTIES OF COMERICA

         COMERICA represents and warrants to METROBANK that (for purposes of this Amended Agreement, all representations, warranties and schedules shall be deemed to have been given as of the date of the May Agreement except where another date is specified):

         Section 4.1 Organization; Corporate Power; Etc. COMERICA is a bank holding company registered under the BHCA. COMERICA is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business substantially as they are being conducted on the date of the May Agreement. Each of COMERICA's Subsidiaries has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business substantially as they are being conducted on the date of the May Agreement, except where the failure to have such power or authority would not have a Material Adverse Effect on COMERICA or the ability to consummate the transactions contemplated by this Amended Agreement. COMERICA has all requisite corporate power and authority to enter into this Amended Agreement and, subject to the obtaining of all Requisite Regulatory Approvals, (as to which COMERICA has no basis or grounds to believe will not be granted prior to January 31, 1996) to consummate the transactions contemplated hereby. Neither the scope of business of COMERICA or any Subsidiary nor the location of any of their properties requires that COMERICA be licensed to conduct business in any jurisdiction other than those jurisdictions in which it is licensed or qualified to do business as a foreign corporation where the failure to be so licensed or qualified would, individually or in the aggregate, have a Material Adverse Effect on COMERICA.

         Section 4.2 Licenses and Permits. COMERICA and its Subsidiaries have all material licenses, certificates, franchises, rights and permits that are necessary for the conduct of their businesses, and such licenses are in full force and effect, except for any failure to be in full force and effect that would not, individually or in the aggregate, have a Material Adverse Effect on COMERICA. The properties, assets, operations and businesses of COMERICA and its Subsidiaries are and have been maintained and conducted, in all material respects, in compliance with all applicable licenses, certificates, franchises and permits.

         Section 4.3      Authorization of Agreement; No Conflicts.

                          4.3.1  The execution and delivery of this Amended
Agreement and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action on the part of COMERICA. This Amended Agreement has been duly executed and delivered by COMERICA and constitutes a legal, valid and binding obligation of COMERICA enforceable against COMERICA in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium or other similar laws

                                                                 FIRST AMENDMENT


affecting the rights of Delaware corporations and bank holding companies generally and by general equitable principles, and the Subsidiary Merger Agreement, upon due execution and filing thereof in accordance with the applicable provisions of the California Corporations Code and California Financial Code, will constitute a valid and binding obligation of HOLDINGS enforceable in accordance with its terms.

                          4.3.2  The execution and delivery of this Amended
Agreement and the consummation of the transactions contemplated hereby does not and will not conflict with, or result in any violation of or default or loss of a material benefit under, any provision of the certificate of incorporation or bylaws of COMERICA or, except for the necessity of obtaining Requisite Regulatory Approvals, any material mortgage, indenture, lease, agreement or other material instrument, or any permit, concession, grant, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to COMERICA, its properties or any of its Subsidiaries, other than any such conflict, violation, default or loss which (i) will not have a Material Adverse Effect on COMERICA; or (ii) will be cured or waived prior to the Effective Time. No material consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority is required in connection with the execution and delivery of this Amended Agreement by COMERICA or the consummation by COMERICA of the transactions contemplated hereby, except for (a) filings required in order to obtain Requisite Regulatory Approvals, (b) the filing of the Registration Statement with the SEC relating to the Merger and the declaration by the SEC and any applicable State securities law regulatory authorities that the Registration Statement is effective, (c) the filing and approval of the Subsidiary Merger Agreement with the California Superintendent of Banks and the Secretary of the State of California; (d) any approvals required to be obtained pursuant to the BHCA or any other required governmental approval for the execution and delivery of this Amended Agreement by COMERICA or the consummation of the Merger; (e) any consents, authorizations, approvals, filings or exemptions required to be made or obtained under the securities or "blue sky" laws of various jurisdictions in connection with the issuance of shares of COMERICA Common Stock contemplated by this Amended Agreement; and (f) any consents, authorizations, approvals, filings or exemptions in connection with compliance with the rules of the NYSE and AMEX.

         Section 4.4 Capital Structure of COMERICA. On the date of this Amended Agreement, the authorized capital stock of COMERICA consists of 250,000,000 shares of COMERICA Common Stock and 10,000,000 shares of Preferred Stock without par value. At the close of business on April 28, 1995, 121,812,212 shares of COMERICA Common Stock were outstanding, no shares of COMERICA Common Stock were reserved for issuance upon the exercise of outstanding employee stock options (including COMERICA's Long Term Incentive Plan and COMERICA's dividend reinvestment plan), 3,118,362 shares of COMERICA Common Stock were held by COMERICA in its treasury (in addition to shares held directly or indirectly in trust accounts,

                                                                 FIRST AMENDMENT


managed accounts and the like or otherwise held in a fiduciary capacity that are beneficially owned by third parties), not more than 500,000 shares of COMERICA Series C Participating Preferred Stock were reserved for issuance upon exercise of the rights distributed to the holders of COMERICA Common Stock pursuant to the Rights Agreement, dated as of January 26, 1988, between COMERICA and COMERICA Bank as Rights Agent. The issuance of the shares of COMERICA Common Stock proposed to be issued pursuant to this Amended Agreement at the Effective Time will have been duly authorized by all requisite corporate action of COMERICA, and such shares, when issued as contemplated by this Amended Agreement, will constitute duly authorized, validly issued, fully paid and non-assessable shares of COMERICA Common Stock, and will not have been issued in violation of the preemptive or similar rights of any Person. As of the date of this Amended Agreement, and except for this Amended Agreement, the COMERICA Stock Plans and the COMERICA Rights Agreement, COMERICA does not have outstanding any options, warrants, calls, rights, commitments, securities or agreements of any character to which COMERICA is a party or by which it is bound obligating COMERICA to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of COMERICA or obligating COMERICA to grant, extend or enter into any such option, warrant, call, right, commitment or agreement.

         Section 4.5      [Intentionally Left Blank].

         Section 4.6      COMERICA Filings.

                          4.6.1  Since January 1, 1993, COMERICA and its
Subsidiaries have filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, copies of which have been made available to METROBANK except to the extent prohibited by law, that were required to be filed with (a) the Federal Reserve Board or any Federal Reserve Bank; (b) the OCC; (c) the Federal Deposit Insurance Corporation; (d) the Michigan Banking Commissioner; (e) the SEC; and (f) any other applicable federal, state or local governmental or regulatory authority. All such reports, registrations and filings are collectively referred to as the "COMERICA Filings". As of their respective filing dates, each of the past COMERICA Filings (a) was true and complete in all material respects (or was amended so as to be so promptly following discovery of any discrepancy); and
(b) complied in all material respects with all of the statutes, rules and regulations enforced or promulgated by the governmental or regulatory authority with which it was filed (or was amended so as to be so promptly following discovery of any such noncompliance) and none contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the
circumstances under which they were made, not misleading.   The COMERICA
Financial Statements, together with the financial statements contained in the COMERICA Filings, have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods covered by such statements, and present fairly the consolidated financial position of COMERICA as of the

                                                                 FIRST AMENDMENT


respective dates indicated and the consolidated results of its operations and changes in cash flows at the respective dates and for the respective periods covered by such financial statements.

                          4.6.2  COMERICA has filed each report, schedule,
registration statement and definitive proxy statement and amendments to each of the foregoing since January 1, 1993 that COMERICA was required to file with the SEC since such date (the "COMERICA SEC Documents"), all of which have been made available to METROBANK. As of their respective dates, the COMERICA SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such COMERICA SEC Documents, and none of the COMERICA SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of COMERICA included in the COMERICA SEC Documents comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q of the
SEC) and fairly present (subject, in the case of the unaudited statements, to recurring audit adjustments normal in nature and amount) the consolidated financial position of COMERICA as at the dates thereof and the consolidated results of its operations and cash flows or changes in financial position for the periods then ended.

         Section 4.7      Accuracy of Information Supplied.

                          4.7.1  No representation or warranty of COMERICA
contained in this Amended Agreement or any statement, schedule, exhibit or certificate given or to be given by or on behalf of COMERICA to METROBANK in connection herewith and none of the information supplied or to be supplied by COMERICA to METROBANK under this Amended Agreement contains or will contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

                          4.7.2  None of the information supplied or to be
supplied by COMERICA for inclusion or incorporation by reference in, or relating to COMERICA and included or incorporated by reference in, (i) the Registration Statement on Form S-4 to be filed with the SEC by COMERICA in connection with the issuance of shares of COMERICA Common Stock in the Merger (including the Proxy Statement and prospectus constituting a part thereof, the "Registration Statement") will, at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary

                                                                 FIRST AMENDMENT


to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) the Proxy Statement and any amendment or supplement thereto will, at all times from the date of mailing to shareholders of METROBANK through the date of the meeting of shareholders of METROBANK to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and (iii) the statements, correspondence, applications and forms to be filed with securities or "blue sky" authorities, self regulatory authorities, the NYSE or AMEX or any Governmental Entity in connection with the Merger, the issuance of any shares of COMERICA Common Stock in connection with the Merger, or any Requisite Regulatory Approvals will, at the time filed or at the time they become effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the
circumstances under which they were made, not misleading.   The Registration
Statement (except for such portions thereof that relate only to METROBANK and its Subsidiaries) will comply in all material respects with the provisions of the Securities Act and the rules and regulations thereunder.

         Section 4.8 Compliance With Applicable Laws. Except as disclosed in the COMERICA SEC Documents filed prior to the date of this Amended Agreement, the businesses of COMERICA and its Subsidiaries are not being conducted in violation of any law, ordinance or regulation, except for violations which individually or in the aggregate would not, have a Material Adverse Effect on COMERICA and its Subsidiaries taken as a whole. No investigation or review by any Governmental Entity with respect to COMERICA is pending or, to the knowledge of COMERICA, threatened, nor has any Governmental Entity indicated to COMERICA an intention to conduct the same, other than those the outcome of which, as far as can be reasonably foreseen, will not have a Material Adverse Effect on COMERICA or any Subsidiary.

         Section 4.9 Litigation. Except as disclosed in the COMERICA SEC Documents, there is no suit, action or proceeding pending or, to COMERICA's Knowledge, threatened against or affecting COMERICA or any of its Subsidiaries which, if adversely determined, would have a Material Adverse Effect on COMERICA or any Subsidiary of COMERICA taken as a whole; nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against COMERICA or any Subsidiary of COMERICA having, or which, insofar as reasonably can be foreseen, in the future would have, any such effect.

         Section 4.10 Agreements with Banking Authorities. Except as set forth on Schedule 4.10, neither COMERICA nor any subsidiary of COMERICA is a party to any memorandum of understanding with any Governmental Entity.

                                                                 FIRST AMENDMENT


         Section 4.11 Performance of Obligations. COMERICA and its Subsidiaries have performed in all material respects all of the obligations required to be performed by them to date and none of COMERICA nor any of its Subsidiaries is in default under or in breach of any term or provision of any covenant, contract, lease, indenture or any other covenant to which it is a party, is subject or is otherwise bound, and no event has occurred that, with the giving of notice or the passage of time or both, would constitute such default or breach, where such default or breach would have a Material Adverse Effect on COMERICA and its Subsidiaries, taken as a whole. To COMERICA's actual knowledge, no party with whom COMERICA or its Subsidiaries has an agreement that is of material importance to the business of COMERICA and its Subsidiaries taken as a whole, is in default thereunder.

         Section 4.12 Brokers and Finders. COMERICA is not a party to or obligated under any agreement with any broker or finder relating to the transactions contemplated hereby. COMERICA agrees to indemnify and hold harmless METROBANK and its affiliates, and to defend with counsel selected by METROBANK and reasonably satisfactory to COMERICA from and against any liability, cost or expense, including attorneys' fees, incurred in connection with a breach of this Section 4.12.

         Section 4.13 Absence of Material Adverse Effect. Except as disclosed in COMERICA SEC Documents, since January 1, 1994, the businesses of COMERICA and its Subsidiaries have been conducted only in the ordinary course, in the same manner as theretofore conducted, and no event or circumstance has occurred or is expected to occur which, with the passage of time or otherwise, had in or is likely to have a Material Adverse Effect on COMERICA.

         Section 4.14 Undisclosed Liabilities. COMERICA and its Subsidiaries have no liabilities or obligations, either accrued, contingent or otherwise, that are material to COMERICA and its Subsidiaries taken as a whole and that have not been: (a) reflected or disclosed in the COMERICA Financial Statements; (b) incurred subsequent to January 1, 1994 in the ordinary course of business; or (c) disclosed in writing to METROBANK prior to the date of this Amended Agreement. COMERICA knows of no basis for the assertion against it or any of its Subsidiaries of any liability, obligation or claim (including without limitation that of any Governmental Entity) that is likely to result in or cause a Material Adverse Effect on COMERICA and its Subsidiaries, taken as a whole, that is not fairly reflected in the COMERICA Financial Statements.

         Section 4.15 Effective Date of Representations, Warranties, Covenants and Agreements. Each representation, warranty, covenant and agreement of COMERICA set forth in this Amended Agreement shall be deemed to be made on and as of the date hereof and as of the Effective Time.

         Section 4.16 Disclosure in Schedules. Anything disclosed by COMERICA or any of its Subsidiaries in the Schedules to the May Agreement shall be considered to have been disclosed

                                                                 FIRST AMENDMENT


for purposes of all representations, warranties and covenants of such party under this Amended Agreement.


ARTICLE 5        ADDITIONAL AGREEMENTS

         Section 5.1      Access to Information, Due Diligence, etc.

                          5.1.1  Upon reasonable notice, METROBANK and its
subsidiaries shall allow COMERICA and HOLDINGS and their accountants, counsel and other representatives reasonable access to its officers, employees, properties, books, contracts, commitments and records and from the date hereof through the Effective Time, shall furnish or provide access to COMERICA as soon as practicable, (i) a copy of each METROBANK Filing filed since the date of this Amended Agreement after such document has been filed with the appropriate Governmental Entity; (ii) unless otherwise prohibited by law, a copy of each report, schedule and other documents filed or received by it during such period with any Regulatory Authority or the Internal Revenue Service, as to documents other than those related to employees or customers and other than those distributed to banks generally; (iii) as promptly as practicable following the end of each calendar month after the date hereof, a consolidated balance sheet of METROBANK as of the end of such month; and (iv) all other information concerning its business, properties, assets, financial condition, results of operations, liabilities, personnel and otherwise as COMERICA or HOLDINGS may reasonably request.

                          5.1.2  Upon reasonable notice, COMERICA shall allow
to METROBANK and its accountants, counsel and other representatives such access to its officers, employees, properties, books, contracts, commitments and records as COMERICA provides to financial analysts in the normal course of business and, from the date hereof through the Effective Time at METROBANK's request, shall furnish to METROBANK as soon as practicable, a copy of each COMERICA SEC Document filed since the date of this Amended Agreement.

                          5.1.3  METROBANK, HOLDINGS and COMERICA each agrees
to keep confidential and not divulge to any other party or Person (other than to the employees, attorneys, accountants and consultants of each who have a need to receive such information and other than as may be required by law or the rules of the NYSE or the AMEX) any information received from the other, unless and until such documents and other information otherwise becomes publicly available. In the event of termination of this Amended Agreement for any reason, the parties shall promptly return or at the election of the other party destroy all non-public documents obtained from the other and any copies or notes of such documents (except as otherwise required by law) and, upon the request of the other party, confirm such destruction to the other in writing.

                                                                 FIRST AMENDMENT


         Section 5.2      Shareholder Approval.

                          5.2.1  METROBANK shall promptly call a meeting of its
shareholders to be held at the earliest practicable date after the date on which the initial Registration Statement is filed with the SEC, but in no event later than October 31, 1995, for the purpose of ratifying and confirming this Amended Agreement and authorizing the Subsidiary Merger Agreement and the Merger. The METROBANK Board of Directors will recommend to the METROBANK shareholders ratification and confirmation of this Amended Agreement, the Subsidiary Merger Agreement and the Merger; provided, however, that the METROBANK Board of Directors may withdraw such recommendation if such Board of Directors believes in good faith that a Superior Proposal has been made and shall have determined in good faith, after consultation with its outside legal counsel, that the withdrawal of such recommendation is necessary for such Board of Directors to comply with its fiduciary duties under applicable law.

                          5.2.2  Prior to the Effective Time of the Merger,
COMERICA, as the sole shareholder of HOLDINGS shall take all action necessary for the consummation of the Merger by HOLDINGS.

         Section 5.3      Taking of Necessary Action.

                          5.3.1  Subject to the terms and conditions of this
Amended Agreement, each of the parties hereto agrees, subject to applicable laws and the fiduciary duties of METROBANK's, COMERICA's or HOLDINGS's Board of Directors as advised in writing by counsel, to use all reasonable efforts promptly to take or cause to be taken all action and promptly to do or cause to be done all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Amended Agreement and the Subsidiary Merger Agreement, including, without limitation, the delivery of any certificate or other document reasonably requested by counsel to a party to this Amended Agreement. Without limiting the foregoing, COMERICA, METROBANK, and HOLDINGS will use their reasonable efforts to obtain all consents of third parties and Government Entities necessary or, in the reasonable opinion of COMERICA and HOLDINGS or METROBANK advisable for the consummation of the transactions contemplated by this Amended Agreement. Without limiting the foregoing, COMERICA shall cause HOLDINGS to take all actions necessary to execute and file the Subsidiary Merger Agreement and to effect all transactions contemplated of HOLDINGS by this Amended Agreement. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Amended Agreement or the Subsidiary Merger Agreement, or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of METROBANK and its Subsidiaries, the proper officers or directors of COMERICA or METROBANK, as the case may be, shall take all such necessary action. Notwithstanding the foregoing, nothing in this Amended Agreement shall be construed to require

                                                                 FIRST AMENDMENT


METROBANK to take any action (or omit to take any action) which may affect the Conversion Rate or the Agreement Date Comerica Shares, except as may be specifically required by this Amended Agreement.

                          5.3.2  The obligations of METROBANK contained in
Section 6.2.5 of this Amended Agreement shall continue to be in full force and effect despite any Default thereof by reason of receipt of a Superior Proposal (defined below) and any Default thereof by the defaulting party shall entitle COMERICA to such legal or equitable remedies as may be provided in this Amended Agreement or by law notwithstanding that any action or inaction of the board of directors or officers of the defaulting party which is required to enable such party to fulfill such obligations may be excused based on the continuing fiduciary obligations of such party's board of directors and officers to its shareholders: it being understood that neither METROBANK's or HOLDINGS's respective board of directors nor any member thereof nor any of their officers shall be liable to COMERICA for any such action or inaction under any circumstances whatsoever; provided further, however, that in the event of actual payment of the liquidated damages provided for in Section 8.5 of this Amended Agreement, METROBANK shall have no further obligations or liabilities of any kind under this Amended Agreement and COMERICA and HOLDINGS shall have no further obligations of any kind under this Amended Agreement.

         Section 5.4      Registration Statement and Applications.

                          5.4.1  COMERICA and METROBANK will cooperate and
jointly prepare and file as promptly as practicable the Registration Statement, (in which the Proxy Statement will be included as a prospectus), the statements, applications, correspondence or forms to be filed with appropriate State securities law regulatory authorities, and the statements, correspondence or applications to be filed to obtain the Requisite Regulatory Approvals to consummate the transactions contemplated by this Amended Agreement. COMERICA will print and distribute the Proxy/Prospectus and amendments thereto at its own expense. Each of COMERICA and METROBANK shall use all reasonable efforts to have the S-4 declared effective under the Securities Act as promptly as practicable after such filing, and thereafter mail the Proxy Statement to the stockholders of METROBANK. COMERICA shall prepare and file the listing application to be filed with the New York Stock Exchange with respect to the COMERICA Common Stock to be issued in the Merger. Each party will furnish all financial or other information, including accountant comfort letters relating thereto, certificates, consents and opinions of counsel concerning it and its Subsidiaries received by such party.

                          5.4.2  Each party shall provide to the other at the
request of the other party: (i) immediately prior to the filing thereof, copies of all material statements, applications, correspondence or forms to be filed with state securities law regulatory authorities, the SEC and other appropriate regulatory authorities to obtain the Requisite Regulatory Approvals to consummate





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                                                                 FIRST AMENDMENT


the transactions contemplated by this Amended Agreement; provided, however, that no approval need be obtained from any party to which such materials are provided; and (ii) promptly after delivery to, or receipt from, such regulatory authorities all written communications, letters, reports or other documents relating to the transactions contemplated by this Amended Agreement.

         Section 5.5      Expenses.

                          5.5.1  Whether or not the Merger is consummated, all
costs and expenses incurred in connection with this Amended Agreement and the transactions contemplated hereby shall be paid by the party incurring the same, including, without limitation, all costs associated with any registration or filing required for resales of COMERICA Common Stock by Affiliates of METROBANK; provided, however, that COMERICA will file on a timely basis at its own expense the reports required by Rule 144(c) of the Securities Act.

                          5.5.2  In the event METROBANK fees and expenses
incurred in connection with this Amended Agreement and the transactions contemplated by this Amended Agreement, including attorneys', accountants', investment bankers' and any other fees, change of control payments, severance and termination payments collectively exceed the sum of $1,400,000 in the aggregate without the prior written approval of COMERICA (such fees individually shall not exceed the following amounts: (i) accounting and legal fees and investment banking expenses: $330,000; (ii) change of control payments: $525,000; (iii) investment banking fees: $250,000 (iv) severance and other payments: $295,000), the excess shall be deducted from METROBANK Consolidated Net Worth as provided in the definition of METROBANK Consolidated Net Worth. METROBANK shall use its best efforts to ensure that its attorneys, accountants, investment bankers and other consultants engaged in connection with the transaction contemplated by this Amended Agreement submit full and final bills on or before the Closing Date and that all such expenses are paid or properly accrued prior to the Closing Date.

         Section 5.6      Notification of Certain Events.

                          5.6.1  METROBANK shall provide to COMERICA and
HOLDINGS, as soon as practicable, written notice (sent via facsimile and overnight mail or courier) of the occurrence or failure to occur of any of the events, circumstances or conditions that are the subject of Sections 6.1 and 6.2, which notice shall provide reasonable detail as to the subject matter thereof.

                          5.6.2  COMERICA shall provide to METROBANK as soon as
practicable, (sent via facsimile and overnight mail or courier) written notice of the occurrence or failure to occur of any of the events, circumstances or conditions that are the subject of Section 6.3, which notice shall provide reasonable detail as to the subject matter thereof.

                                                                 FIRST AMENDMENT


                          5.6.3  The parties shall promptly advise each other
in writing of any change or event which could reasonably be expected to have a Material Adverse Effect on the business, properties, assets, financial condition, results of operations, liabilities or personnel of any such party.

                          5.6.4  METROBANK shall immediately notify COMERICA in
writing in the event that METROBANK becomes aware that the Registration Statement or Proxy Statement at any time contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or that the Registration Statement or the Proxy Statement otherwise is required to be amended as supplemented, which notice shall specify, in reasonable detail, the circumstances thereof. COMERICA shall promptly amend and supplement such materials and disseminate the new or modified information so as to fully comply with the Securities Act and applicable NYSE and AMEX rules and regulations.

         Section 5.7      Environmental Assessment.

                          5.7.1  COMERICA and HOLDINGS shall have the right (to
the extent allowable by METROBANK, the current owner of such property or by law) to conduct before the Closing Date, but to be commenced no later than 30 days and completed no later than 90 days after the date of the May Agreement, at their sole expense, environmental site investigations and assessments ("Site Assessments") covering any real property owned or leased by METROBANK (including Other Real Estate Owned whether currently owned or previously owned by METROBANK) or held in trust or otherwise managed by METROBANK, for the purpose of determining whether there exists on such real property any environmental condition which could result in any liability, cost or expense to COMERICA, HOLDINGS, the Surviving Corporation or any other owner, user or occupant of such property relating to Hazardous Substances or other adverse environmental conditions. Such Site Assessment may include both above and below the ground testing for environmental damage or the presence of Hazardous Substances on such property as may be reasonably necessary to conduct the Site Assessment in the opinion of the persons conducting such Site Assessment and METROBANK shall allow such persons access to such property during normal business hours and upon reasonable prior notice in order to permit them to conduct the Site Assessment and shall otherwise cooperate with such persons in connection therewith. In exercising its rights hereunder, COMERICA shall coordinate with METROBANK to avoid unduly interfering with the conduct of business by METROBANK and its Subsidiaries. For invasive testing (exclusive of asbestos sampling)(e.g., soil and soil boring testing), COMERICA will first present to METROBANK the plan of testing that is contemplated by COMERICA and COMERICA may not conduct such testing without METROBANK's prior written consent, which shall not be unreasonably withheld or delayed. In connection with such inspection and testing, COMERICA shall obtain at its sole cost and expense all permits and licenses required in connection with the performance of such work. COMERICA shall repair any damages caused by its tests or

                                                                 FIRST AMENDMENT


inspections. COMERICA hereby agrees to defend and indemnify METROBANK for all injuries and damages to persons or property caused by such surveys and testing and for the cost of removing all mechanics' or materialmen's liens on the inspected property resulting from such surveys and testing ordered by COMERICA. As used herein, "Disclosed Matters" shall mean all information contained in the Site Assessments obtained by COMERICA.

                          5.7.2  If any such Site Assessment discloses any
environmental condition which would be reasonably likely to have a Material Adverse Effect on such real property of more than $1,000,000 in the aggregate, COMERICA and HOLDINGS shall have the right and option to terminate this Amended Agreement and declare it null and void pursuant to Section 8.1.9 by delivering written notice of termination to METROBANK within thirty (30) days after the receipt of the last such Site Assessment and including with such notice a copy of such Site Assessment. In the event of any termination of this Amended Agreement pursuant to this Section 5.7.2, neither party shall have any liability to the other pursuant to Section 8.5.

                          5.7.3  COMERICA and HOLDINGS shall not provide any
such Site Assessment, or any non-public information contained therein, to any third party, including any Governmental Entity, unless otherwise required to do so by court order or order of a regulatory agency.

                          5.7.4  No expenditure, accrual or reserve made by
METROBANK respecting any Site Assessment, or any litigation or regulatory proceeding arising in connection therewith or any effect on METROBANK resulting from METROBANK's compliance with this Section 5.7, shall constitute or be deemed to be breach, violation of or failure to satisfy any representation, warranty, covenant, condition or other provision of this Amended Agreement or otherwise be considered in determining whether any such breach, violation or failure to satisfy shall have occurred. No such expenditure, accrual or reserve made by METROBANK relating to any such Site Assessment shall be used by the parties in the calculation of the Conversion Rate or the Agreement Date Comerica Shares.

         Section 5.8      Schedules/Closing Schedules.      METROBANK has
separately delivered to COMERICA and HOLDINGS all of its Schedules to this Amended Agreement. On the Closing Date, METROBANK shall prepare updates of the schedules provided for in Articles 3 and 6 of this Amended Agreement and shall deliver to COMERICA revised schedules containing the updated information (or a certificate signed by METROBANK's Chief Executive Officer stating that there have been no changes on the applicable schedules); and COMERICA shall prepare and deliver to METROBANK an update of Schedule 4.10 containing updated information (or a certificate signed by COMERICA's Vice President, Secretary or Assistant Secretary stating that there has been no change on Schedule 4.10)(collectively, the "Closing Schedules"). The Closing Schedules shall be dated as of the last Business Day prior to the Closing Date and shall contain information as of the





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                                                                 FIRST AMENDMENT


Last Business Day prior to the Closing Date or as of such earlier date as is practicable in the circumstance.

         Section 5.9      Intentionally Left Blank.

         Section 5.10 Insurance. For a period of six years after the Effective Time, COMERICA shall use its commercially reasonable efforts to cause to be maintained in effect policies of directors' and officers' liability insurance (with such coverage, terms and conditions as are no less advantageous than the insurance presently maintained by COMERICA with respect to its officers and directors) with respect to all matters arising from facts or events which occurred before the Effective Time for which METROBANK or its Subsidiaries would have had an obligation to indemnify their directors and officers; provided, however, that in no event shall COMERICA be obligated to expend, in order to maintain or provide insurance coverage pursuant to this
Section 5.10 any amount per annum in excess of 150% of the amount of the 1995 annual premiums paid by METROBANK for such insurance (the "Maximum Amount").
If the amount of the annual premiums necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, COMERICA shall use all reasonable efforts to maintain the most advantageous policies of directors' and officers' insurance obtainable for an annual premium equal to the Maximum Amount.

         Section 5.11     Additional Accruals.

                          5.11.1 Immediately prior to the Closing Date,
METROBANK will take, upon receipt of a written request from COMERICA to do so, a gross charge-off to earnings in the amounts previously agreed to by the parties to conform to COMERICA's credit loss reserve practices. Further, at COMERICA's or HOLDINGS's request, METROBANK shall, consistent with Generally Accepted Accounting Principles, establish such additional accruals and reserves immediately prior to the Effective Time as may be necessary to conform METROBANK's accounting and credit loss reserve practices and methods to those of COMERICA and HOLDINGS or its Subsidiaries; provided, however, that no accrual or reserve made by METROBANK pursuant to this Section 5.11.1, or any litigation or regulatory proceeding arising out of any such accrual or reserve, or any other effect on METROBANK resulting from METROBANK's compliance with this Section 5.11.1, shall constitute or be deemed to be a breach, violation of or failure to satisfy any representation, warranty, covenant, condition or other provision of this Amended Agreement or otherwise be considered in determining whether any such breach, violation or failure to satisfy shall have occurred; and provided further, however, that no accrual or reserve made by METROBANK pursuant to this Section 5.11.1 shall be used by the parties in the calculation of the Conversion Rate or Agreement Date Comerica Shares.

                                                                 FIRST AMENDMENT


                          5.11.2  METROBANK shall continue to accrue bonuses
and 401k amounts in a manner consistent with METROBANK's prior practice. Funding of the METROBANK ESOP shall be at the discretion of METROBANK.

                          5.11.3  METROBANK shall take all actions and accruals
necessary to ensure that the METROBANK ESOP is fully funded by December 31, 1995 and continues to be fully funded through the Effective Time.

ARTICLE 6        CONDUCT OF BUSINESS

         Section 6.1 Affirmative Conduct of METROBANK. During the period from the date of execution of the May Agreement through the Effective Time, METROBANK agrees to carry on its business, and to cause its Subsidiaries to carry on their businesses, in the ordinary course in substantially the manner in which heretofore conducted, subject to changes in law applicable to all California banks and directives from regulators, and use all commercially reasonable efforts to preserve intact its business organization, keep available the services of its officers and employees, (other than terminations in the ordinary course of business) and preserve its relationship with customers, suppliers and others having business dealings with it; and, to these ends, will fulfill each of the following:

                          6.1.1  Use its commercially reasonable efforts, or
cooperate with others, to expeditiously bring about the satisfaction of the conditions specified in Article 7 hereof, including without limitation, taking such additional loan and OREO reserves as are necessary to fulfill the condition set forth in Section 7.2.5; provided, however, that in the event METROBANK has not taken such action, the parties will compute the METROBANK Consolidated Net Worth and the Conversion Rate on a pro forma basis to include such necessary additional reserves;

                          6.1.2  Advise COMERICA promptly in writing of any
change that would have a Material Adverse Effect on METROBANK's capital structure, financial condition, assets, results of operations, business or prospects of METROBANK or of any matter which would make the representations and warranties set forth in Article 3 hereof not true and correct in any material respect as of the effective date of the Registration Statement and at the Effective Time;

                          6.1.3  Keep in full force and effect all of the
existing material permits and licenses of METROBANK and its Subsidiaries;

                          6.1.4  Use its commercially reasonable efforts to
maintain insurance or bonding coverage on all material properties for which it is responsible and on its business operations, and carry not less than the same coverage for fidelity, public liability, personal injury, property damage and other risks equal to that which is in effect as of the date of the May Agreement; and

                                                                 FIRST AMENDMENT


notify COMERICA in writing promptly of any facts or circumstances which could affect METROBANK and its Subsidiaries' ability to maintain such insurance or bonding coverage;

                          6.1.5  Perform its contractual obligations and not
become in default on any of such obligations, and not amend, modify, or, except as they may be terminated in accordance with their terms, terminate any material contract, agreement, understanding, commitment, or offer, whether written or oral, (collectively referred to as an "Understanding") or materially default in the performance of any of its obligations under any Understanding where such default would have a Material Adverse Effect on METROBANK;

                          6.1.6  Duly observe and conform to all legal
requirements applicable to its business, except for any failure to so observe and conform, that would not, individually or in the aggregate, and, in the future will not, have a Material Adverse Effect on METROBANK;

                          6.1.7  Duly and timely file as and when due all
reports and Returns required to be filed with any Governmental Entity;

                          6.1.8  Maintain its assets and properties in good
condition and repair, normal wear and tear excepted;

                          6.1.9  Promptly advise COMERICA in writing of any
event or any other transaction within METROBANK's Knowledge whereby any Person or related group of Persons acquires, after the date of the May Agreement, directly or indirectly, record or beneficial ownership (as defined in Rule 13d-3 promulgated by the SEC pursuant to the Exchange Act) control of 5% or more of the outstanding shares of METROBANK Common Stock prior to the record date fixed for the METROBANK shareholders' meeting or any adjourned meeting thereof to approve the transactions contemplated herein;

                          6.1.10 Charge off, in a manner consistent with past
practices (which amount shall equal at least $5,100,000, (gross, exclusive of recoveries), for the year ended on December 31, 1995, except to the extent the amount otherwise not charged off is added to the minimum amount of reserves for possible loan losses required by Section 7.2.5), all loans, receivables and other assets, or portions thereof, deemed uncollectible in accordance or consistent with Generally Accepted Accounting Principles, regulatory accounting principles, applicable law or regulation, or classified as "loss" or as directed by any regulatory authority, unless such classification or direction has been disregarded in good faith and METROBANK has submitted in writing to such regulatory authority the basis upon which it has so disregarded such classification or direction; and maintain the allowance for loan losses of METROBANK at a level which is adequate to provide for all known and reasonably expected losses on assets outstanding and other inherent risks in METROBANK's loan portfolio;





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

                                                                 FIRST AMENDMENT



                          6.1.11  Furnish to COMERICA, as soon as practicable,
and in any event within fifteen days after it is prepared; (i) a copy of any report submitted to the board of directors of METROBANK and access to the working papers related thereto, provided, however, that METROBANK need not furnish COMERICA any materials relating to METROBANK's rights and obligations under this Amended Agreement or any agreement or instrument delivered pursuant to this Amended Agreement, including, without limitation, communications of METROBANK's legal counsel regarding METROBANK's rights against and obligations to COMERICA or its Affiliates under this Amended Agreement or books, records and documents covered by the attorney-client privilege, or which are attorneys' work product, (ii) copies of all material reports, renewals, filings, certificates, statements, correspondence and other documents specific to METROBANK or filed with or received from the SEC, Federal Reserve Board, any Federal Reserve Bank, the FDIC, the California State Banking Department or any Governmental Entity; (iii) monthly unaudited balance sheets, statements of income and changes in shareholders' equity for METROBANK and its Subsidiaries and quarterly unaudited consolidated and consolidating balance sheets, statements of income and changes in shareholders' equity for METROBANK, in each case prepared on a basis consistent with past practice, and (iv) such other reports as COMERICA may reasonably request (which are otherwise deliverable under this Section 6.1.11) relating to METROBANK. Each of the financial statements of METROBANK and delivered pursuant to this subsection 6.1.11 shall be accompanied by a certificate of the Chief Financial Officer of METROBANK to the effect that such financial statements fairly present the financial information presented therein of METROBANK, for the periods covered, subject to recurring adjustments normal in nature and amount, necessary for a fair presentation and are prepared on a basis consistent with past practice;

                          6.1.12  METROBANK agrees that through the Effective
Time, as of their respective dates, (i) each METROBANK Filing will be true and complete in all material respects; and (ii) each METROBANK Filing will comply in all material respects with all of the statutes, rules and regulations enforced or promulgated by the Governmental Entity with which it will be filed and none will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they will be made, not misleading. Any financial statement contained in any of such METROBANK Filings that is intended to present the financial position of the entities or entity during the periods involved to which it relates will fairly present in all material respects the financial position of such entities or entity and will be prepared in accordance with Generally Accepted Accounting Principles or consistent with applicable banking regulations, except as stated therein;

                          6.1.13  Maintain reserves for contingent liabilities
in accordance with Generally Accepted Accounting Principles and consistent with past practices;

                          6.1.14  Promptly notify COMERICA of the filing of any
litigation, or the filing of any governmental or regulatory action, including any investigation or notice of





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                                                                 FIRST AMENDMENT


investigation, or similar proceeding or notice of any material claims against METROBANK or any of its assets;

                          6.1.15  Review within three months of the date of the
May Agreement all files relating to loans in the principal amount of more than $25,000 originated by National Bank of Long Beach and advise COMERICA promptly in writing of the discovery of any defect in such loan files or any evidence in such files relating to any environmental condition that could exist on any real property securing any such loan;

                          6.1.16   Inform COMERICA of the amounts and
categories of any loans, leases or other extensions of credit that have been classified by any bank regulatory authority or by any unit of METROBANK as "Specially Mentioned," "Renegotiated," "Substandard," "Doubtful," "Loss" or any comparable classification ("Classified Credits"). METROBANK will furnish to COMERICA, as soon as practicable, and in any event within fifteen days after the end of each calendar month, schedules including the following: (i) Classified Credits by type (including each credit in an amount equal to or greater than $25,000), and its classification category; (ii) nonaccrual credits by type (including each credit in an amount equal to or greater than $25,000),
(iii) renegotiated loans (loans on which interest has been renegotiated to lower than market rates because of the financial condition of the borrowers) by type, (iv) delinquent credits by type (including each delinquent credit in an amount equal to or greater than $25,000), including an aging into 30-89 and 90+ day categories; (v) loans or leases charged off, in whole or in part, during the previous month by type (including each such loan or lease in an amount equal to or greater than $25,000); and (vi) other real estate or assets owned stating with respect to each its type;

                          6.1.17  Furnish to COMERICA, upon COMERICA's request,
schedules with respect to the following: (i) participating loans and leases, stating, with respect to each, whether it is purchased or sold, the loan or lease type; (ii) loans or leases (including any commitments) by METROBANK to any METROBANK or any Subsidiary's director, officer at or above the Vice President level, or shareholder holding 5% or more of the capital stock of METROBANK, including with respect to each such loan or lease the identity and, to the best knowledge of METROBANK the relation of the borrower to METROBANK, the loan or lease type and the outstanding and undrawn amounts; and (iii) standby letters of credit, by type, (including each letter of credit in a face amount equal to or greater than $25,000); and

                          6.1.18  Furnish to COMERICA copies of each credit
authorization package, consisting of all applications for and financial information regarding loans, renewals of loans or other extensions of credit of $500,000 or more (on a non-cumulative basis), which are approved by METROBANK after the date of the May Agreement, within ten Business Days of preparation of such packages.

                                                                 FIRST AMENDMENT


         Section 6.2 Negative Covenants of METROBANK. During the period from the date of execution of the May Agreement through the Effective Time, METROBANK agrees (except to the extent COMERICA agrees in writing) that it shall not:

                          6.2.1  (i) declare or pay any dividend on or make any
other distribution in respect of any of its capital stock other than regular quarterly dividends in an amount not to exceed $0.15 per share; (ii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock; or (iii) repurchase or otherwise acquire any shares of its capital stock, other than through customary repossession or for the purpose of funding the METROBANK ESOP.

                          6.2.2  take any action that would result in any of
the representations and warranties set forth in the Agreement becoming untrue in any material respect or in any of the conditions to the Merger set forth in
Article 7 not being satisfied, except to the extent such actions are undertaken in accordance with applicable law, regulation or at the direction of any Regulatory Authority;

                          6.2.3  except as specifically contemplated by the
METROBANK Stock Options or the Stock Option Agreement or Regulatory Stock Sales, issue, deliver or sell, authorize the issuance, delivery or sale of or purchase any shares of its capital stock or any class of securities convertible into capital stock, or rights, warrants or options, including options under any stock option plans;

                          6.2.4  amend its Certificate of Incorporation or
bylaws, except as required by applicable law or by the terms of this Amended Agreement;

                          6.2.5  except in connection with Regulatory Stock
Sales, authorize or knowingly permit any of its representatives, directly or indirectly, to solicit or encourage any Acquisition Proposal (as hereinafter defined) or participate in any discussions or negotiations with, or provide any nonpublic information to, any Person or group of Persons (other than COMERICA, HOLDINGS and their representatives) concerning any such solicited Acquisition Proposal. METROBANK shall notify COMERICA immediately if an inquiry regarding an Acquisition Proposal is received by METROBANK, including the terms thereof. For purposes of this Section 6.2.5, "Acquisition Proposal" shall mean any (i) proposal pursuant to which any Person other than COMERICA or HOLDINGS would acquire or participate in a merger or other business combination involving METROBANK; (ii) proposal by which any Person or group, other than COMERICA or HOLDINGS, would acquire the right to vote ten percent (10%) or more of the capital stock of METROBANK entitled to vote thereon for the election of directors; (iii) acquisition of the assets of METROBANK other than in the ordinary course of business; or (iv) acquisition in excess of ten percent (10%) of the outstanding capital stock of METROBANK, other than as contemplated by this

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                                                                 FIRST AMENDMENT


Amended Agreement. Notwithstanding the foregoing, nothing contained in this Amended Agreement shall prevent METROBANK or its Board of Directors from (A) furnishing non-public information to, or entering into discussions or negotiations with, any person or entity in connection with an unsolicited bona fide written Acquisition Proposal by such person or entity or recommending an unsolicited bona fide written Acquisition Proposal to the shareholders of METROBANK, if and only to the extent that (1) the Board of Directors of METROBANK believes in good faith (after consultation with and the concurrence of its financial advisor) that such Acquisition Proposal would, if consummated, result in a transaction materially more favorable to METROBANK's shareholders from a financial point of view than the transaction contemplated by this Amended Agreement (any such more favorable Acquisition Proposal being referred to in this Amended Agreement as a "Superior Proposal") and the METROBANK Board of Directors determined in good faith after consultation with its outside legal counsel that such action is necessary for METROBANK to comply with its fiduciary duties to shareholders under applicable law and (2) prior to furnishing such non-public information to, or entering into discussions or negotiations with, such person or entity, the METROBANK Board of Directors received from such person or entity an executed confidentiality agreement, with terms no more favorable to such party than those contained in the Confidentiality Agreement between METROBANK and COMERICA, (B) complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal, or (C) effecting Regulatory Stock Sales;

                          6.2.6  acquire or agree to acquire by merging,
consolidating with, or by purchasing a substantial portion of the assets of, or in any other manner, any business or any Person or otherwise acquire or agree to acquire any assets which are material, on a consolidated basis, to METROBANK, other than in the ordinary course of business consistent with prior practice;

                          6.2.7  sell, lease or otherwise dispose of any of its
assets which are material, individually or in the aggregate, to METROBANK, except in the ordinary course of business consistent with prior practice;

                          6.2.8  incur any indebtedness for borrowed money or
guarantee any such indebtedness or issue or sell any debt securities of METROBANK or any subsidiary thereof or guarantee any debt securities of others other than in the ordinary course of business consistent with prior practice and other than in connection with Regulatory Stock Sales, provided, however, that METROBANK will provide COMERICA with the opportunity of exploring the possibility of providing such capital to METROBANK concurrently with accessing the markets for such additional capital.

                          6.2.9  except in connection with Regulatory Stock
Sales, enter into any Understanding, except (A) deposits incurred, and short-term debt securities (obligations maturing within one year) issued, in the ordinary course of business and consistent with prior practice, and

                                                                 FIRST AMENDMENT


liabilities arising out of, incurred in connection with, or related to the consummation of this Amended Agreement, (B) commitments to make loans or other extensions of credit in the ordinary course of business and consistent with prior practice; (C) commitments to act as trustee or agent in the ordinary course of business and consistent with prior practice; and (D) loan sales in the ordinary course of business, without any recourse, provided that no commitment to sell loans shall extend beyond the Effective Time; and (E) any Understanding that has a value of less than $100,000 and a term of not more than one year;

                          6.2.10  make or enter into a commitment to make any
loan or other extension of credit, or enter into any commitment to make any loan or other extension of credit, to any METROBANK or Subsidiary director, officer or employee except in accordance with practice or policy in existence on the date of this Amended Agreement;

                          6.2.11  except in the ordinary course of business and
consistent with prior practice or as required by an existing contract or disclosed in Schedule 6.2.11, grant any general or uniform increase in the rates of pay of employees or employee benefits or any increase in salary or employee benefits of any officer, employee or agent or pay any bonus to any Person (except that METROBANK may pay up to 75% of the accrual for compensation in the year in which the liability therefore is accrued);

                          6.2.12  sell, transfer, mortgage, encumber or
otherwise dispose of any assets or other liabilities except in the ordinary course of business and consistent with prior practice or as required by any existing contract;

                          6.2.13  make its credit underwriting policies,
standards or practices relating to the making of loans and other extensions of credit, or commitments to make loans and other extensions of credit, less stringent than those in effect on March 31, 1995;

                          6.2.14  make any capital expenditures, or commitments
with respect thereto, except those in the ordinary course of business which do not exceed $50,000 individually or $300,000 in the aggregate;

                          6.2.15  except as provided in Schedule 6.2.15, renew
or extend any existing employment contract or agreement, enter into any new employment contract or agreement or make special or extraordinary payments to any Person without the prior written consent of COMERICA;

                          6.2.16  except in the ordinary course of business
consistent with prior practice, make any material investments, by purchase of stock or securities, contributions of capital, property transfers, purchases of any property or assets or otherwise, in any other individual, corporation or other entity;

                                                                 FIRST AMENDMENT



                          6.2.17  except as otherwise required to correct a
prior filing, compromise or otherwise settle or adjust any assertion or claim of a deficiency in taxes (or interest thereon or penalties in connection therewith) or file any appeal from an asserted deficiency except in a form previously approved by COMERICA in writing or file or amend any federal, foreign or state tax return or report or make any tax election or change any method or period of accounting unless required by generally accepted accounting principles or applicable law;

                          6.2.18  except as contemplated in this Amended
Agreement, terminate any Employee Plan or Benefit Arrangement, other than Employee Plans or Benefit Arrangements to be terminated in connection with METROBANK's acquisition of National Bank of Long Beach;

                          6.2.19  change its fiscal year or methods of
accounting in effect at March 31, 1995, except as required by changes in Generally Accepted Accounting Principles as concurred to by METROBANK's independent auditors;

                          6.2.20  take or cause to be taken any action which
would disqualify the Merger as a "reorganization" within the meaning of Section 368(a) of the IRC.

                          6.2.21  take or cause to be taken into other real
estate owned any property without (i) an environmental report reporting no adverse environmental condition on such property, with a copy of such report delivered to COMERICA and HOLDINGS prior to taking such property into other real estate owned; and (ii) the written consent of COMERICA or HOLDINGS, which shall not be unreasonably withheld.

         Section 6.3 Conduct of COMERICA. During the period from the date of execution of the May Agreement through the Effective Time, COMERICA agrees (except to the extent METROBANK shall otherwise consent in writing) to do the following:

                          6.3.1  Use its commercially reasonable efforts, or
cooperate with others, to expeditiously bring about the satisfaction of the conditions specified in Article 7 hereof;

                          6.3.2  Not take any action that would or might result
in any of the representations and warranties set forth in the Agreement becoming untrue or in any of the conditions to the Merger set forth in Article 7 not being satisfied, except to the extent such actions are undertaken in accordance with applicable law, regulation or at the direction of any regulatory authority; and

                          6.3.3  Not take or cause to be taken any action which
would disqualify the Merger as a "reorganization" within the meaning of Section 368(a) of the IRC as a tax free reorganization.

                                                                 FIRST AMENDMENT




ARTICLE 7        CONDITIONS PRECEDENT TO CLOSING

         Section 7.1 Conditions to the Parties' Obligations. The obligations of all the parties to this Amended Agreement to effect the Merger shall be subject to the fulfillment of the following conditions:

                          7.1.1  This Amended Agreement, the Subsidiary Merger
Agreement and the Merger shall have been validly ratified and confirmed or authorized by the holders of a majority of the outstanding METROBANK Common Stock entitled to vote.

                          7.1.2  All permits, approvals and consents required
to be obtained, and all waiting periods required to expire, prior to the consummation of the Merger under applicable federal laws of the United States or applicable laws of any state having jurisdiction over the transactions contemplated by the Stock Option Agreement or the Merger shall have been obtained or expired, as the case may be (all such permits, approvals and consents and the lapse of all such waiting periods being referred to as the "Requisite Regulatory Approvals"), without the imposition of any condition which in the reasonable judgment of any party is materially burdensome upon METROBANK COMERICA, HOLDINGS, their respective Affiliates or the Surviving Corporation.

                          7.1.3  There shall not be any action taken, or any
statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, by any Governmental Entity which: (i) makes the consummation of the Merger illegal; (ii) requires the divestiture by COMERICA of any material Subsidiary or of a material portion of the business of COMERICA; or (iii) imposes any condition upon COMERICA, HOLDINGS or their Subsidiaries (other than general provisions of law applicable to all banks and bank holding companies) which in the judgment of COMERICA or HOLDINGS would be materially burdensome.

                          7.1.4  The Registration Statement shall become
effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and shall remain in effect. No legal, administrative, arbitration, investigatory or other proceeding by any Governmental Entity shall have been instituted and, at what would otherwise have been the Effective Time, remain pending by or before any Governmental Entity to restrain or prohibit the transactions contemplated hereby.

                          7.1.5  The shares of COMERICA Common Stock
deliverable pursuant to this Amended Agreement shall have been duly authorized for listing, subject to notice of issuance, on the New York Stock Exchange.

                                                                 FIRST AMENDMENT


                          7.1.6  COMERICA and METROBANK shall have received an
opinion from counsel to COMERICA dated the Effective Time, subject to assumptions and exceptions normally included, and in form and substance reasonably satisfactory to COMERICA and METROBANK to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the IRC and that COMERICA and METROBANK will each be a party to that reorganization within the meaning of Section 368(b) of the IRC.

                          7.1.7  COMERICA, HOLDINGS and METROBANK shall have
received from each of Ernst & Young, L.L.P. and Arthur Andersen, L.L.P., letters, dated the effective date of the Registration Statement and the Effective Time, in form and substance satisfactory to COMERICA, HOLDINGS and METROBANK and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

                          7.1.8  COMERICA, HOLDINGS, and METROBANK shall
receive opinions of their respective counsel addressed to the parties and dated the date the Registration Statement becomes effective and the date of the shareholders meeting to the effect that the Registration Statement and the Proxy Statement and any amendments and supplements thereto (except for the financial statements and notes thereto and other financial, statistical and accounting data included in, incorporated by reference in or which should have been included in or incorporated by reference in the Registration Statement or the Proxy Statement as to which they need express no opinion) in substantially the forms previously agreed to by the parties.

                          7.1.9  No action, suit or proceeding shall have been
instituted or threatened before any court or governmental body seeking to challenge or restrain the transactions contemplated by this Amended Agreement or the Stock Option Agreement which presents a substantial risk that such transactions will be restrained or that either party hereto may suffer material damages or other relief as a result of consummating such transactions.

                          7.1.10 In the event the Closing has not occurred
prior to February 1, 1996, METROBANK shall have received a bring-down dated January 31, 1996 of the opinion of J.P. Morgan & Co., Incorporated delivered pursuant to Section 7.3.3, which bring-down shall be reasonably acceptable to the Board of Directors of METROBANK and confirm that the Conversion Rate is fair to METROBANK's shareholders from a financial point of view.

         Section 7.2 Conditions to COMERICA's and HOLDINGS's Obligations. The obligations of COMERICA and HOLDINGS to effect the Merger shall be subject to the fulfillment (or waiver by COMERICA and HOLDINGS) of the following conditions:

                                                                 FIRST AMENDMENT


                          7.2.1  Except as otherwise provided in this Section
7.2, (a) the representations and warranties of METROBANK contained in Article 3 shall be true in all material respects as of the Effective Time as though made at the Effective Time, except to the extent they expressly refer to an earlier time and except where the failure to be true, individually or in the aggregate, would not have or would not be reasonably likely to have, a Material Adverse Effect on METROBANK or upon the consummation of the transactions contemplated hereby; (b) METROBANK shall have duly performed and complied in all material respects with all agreements and covenants required by this Amended Agreement to be performed or complied with by it prior to or at the Effective Time, except where the failure to so perform and comply, individually or in the aggregate, would not have or would not be reasonably likely to have, a Material Adverse Effect on METROBANK or upon the consummation of the transactions contemplated hereby; (c) none of the events or conditions entitling COMERICA to terminate this Amended Agreement under Article 8 shall have occurred and be continuing; and (d) METROBANK shall have delivered to COMERICA a certificate dated the date of the Effective Time and signed by its Chief Executive Officer to the effect set forth in subsections 7.2.1 (a), (b) and (c).

                          7.2.2  Any consent required for the consummation of
the Merger under any agreement, contract or license to which METROBANK is a party or by or under which it is bound or licensed, the withholding of which might have a Material Adverse Effect on COMERICA or METROBANK or the transactions contemplated by this Amended Agreement shall have been obtained.

                          7.2.3  COMERICA shall have received the Closing
Schedules and such Closing Schedules shall not reflect any item that was not on the schedules delivered pursuant to the May Agreement that would have or would be reasonably likely to have, a Material Adverse Effect on METROBANK or upon the consummation of the transactions contemplated hereby.

                          7.2.4  The consummation of the Merger shall not be
prohibited under Section 3(d) of the BHCA or other applicable law as a result of the relocation to or establishment in a state other than California of any offices or operations of METROBANK.

                          7.2.5  METROBANK'S reserve for possible loan losses
on the last day of the month immediately preceding the month in which the Closing Date occurs, shall be at least the greater of $17,000,000 or 2.1% of the average of METROBANK's total outstanding gross loans for the month ending on that date (the "Preliminary Loan Loss Reserve"); adjusted as follows:

                                 (a)       The following additions will be made
to the Preliminary Loan Loss Reserve:

                                                                 FIRST AMENDMENT


                                        (i) $.30 for each dollar of
Non-Performing Assets on the Determination Date in excess of $18,000,000, and

                                        (ii)  if gross charge-offs are less
than $5,100,000, the difference between gross charge-offs and $5,100,000 for the period January 1, 1995 through the earlier of December 31, 1995 or the Closing Date.

                                 (b)       The following deductions will be
made to the Preliminary Loan Loss Reserve:

                                        (i)   $.30 for each dollar of Non-
Performing Assets on the Determination Date under $18,000,000, and

                                        (ii) the amount of any specific reserve
in excess of $25,000 allocated to a classified loan in the April 1995 loan loss reserve allocation report identified in Schedule 7.2.5, to the extent such classified loans are disposed of prior to the Determination Date.

Notwithstanding the foregoing adjustments, in no event shall METROBANK's reserve for possible loan losses be less than 1.5% of the average of METROBANK's total loans for the month ended prior to the Determination Date. METROBANK's reserve for OREO losses shall be $1,000,000, except to the extent METROBANK writes down the portfolio of OREO in existence as of the date of this Amended Agreement. The calculation of all reserves pursuant to this Section
7.2.5 shall not include any additional reserves made at COMERICA's request pursuant to Section 5.11.

                          7.2.6  METROBANK's Non-Performing Assets outstanding
on the last day of the month immediately preceding the Effective Time shall be no more than $30,000,000.

                          7.2.7  Between the date of the May Agreement and the
Effective Time, no event or circumstance shall have occurred which had a Material Adverse Effect on METROBANK or its Subsidiaries, and COMERICA shall have received a certificate signed on behalf of METROBANK by the President or Chief Executive Officer of METROBANK to such effect.

                          7.2.8  COMERICA shall have received from Arthur
Andersen, L.L.P., letters dated the Effective Time, after customary review but without audit in form and substance satisfactory to COMERICA, (i) certifying that the conditions set forth in subsections 7.2.5 and 7.2.6 have been satisfied and (ii) setting forth, as of the Business Day immediately prior to the Closing Date, (A) METROBANK Consolidated Net Worth; (B) Fully Diluted METROBANK Common Stock; (C) METROBANK's reserve for possible loan losses; and
(D) the amount of METROBANK's Non-Performing Assets.

                                                                 FIRST AMENDMENT


                          7.2.9  COMERICA shall have received from its legal
counsel an opinion regarding securities matters in form and substance customary for transactions of the type contemplated by this Amended Agreement and reasonably satisfactory to COMERICA.

                          7.2.10  COMERICA shall have received from legal
counsel to METROBANK an opinion as to securities and corporate matters in form and substance customary for transactions of this nature and reasonably satisfactory to COMERICA.

                          7.2.11  [Intentionally Left Blank].

                          7.2.12  Counsel for COMERICA shall have approved, in
the exercise of counsel's reasonable discretion, the validity of all transactions herein contemplated, as well as the form and substance of all opinions, certificates, instruments of transfer and other documents to be delivered to COMERICA hereunder or that are reasonably requested by such counsel.

                          7.2.13  [Intentionally Left Blank].

                          7.2.14  The sale of the COMERICA Common Stock
resulting from the Merger shall have been qualified or registered with the appropriate State securities law or "blue sky" regulatory authorities of all States in which qualification or registration is required under the State securities laws, and such qualifications or registrations shall not have been suspended or revoked.

                          7.2.15  [Intentionally Left Blank].

                          7.2.16  None of METROBANK or any of its Subsidiaries
shall be subject to any memorandum of understanding, cease and desist order, or other agreement with any Governmental Entity restricting the conduct of METROBANK's and its Subsidiaries' business, prospects and operations, so as to have a Material Adverse Effect, other than respecting capital commitments related to METROBANK's acquisition of National Bank of Long Beach.

                          7.2.17  [Intentionally Left Blank].

                          7.2.18  [Intentionally Left Blank].

                          7.2.19  [Intentionally Left Blank].

                          7.2.20  [Intentionally Left Blank].

                          7.2.21  [Intentionally Left Blank].

                                                                 FIRST AMENDMENT


                          7.2.22  The total number of shares of COMERICA Common
Stock that shall be issuable pursuant to the terms of this Amended Agreement under any computation shall not be greater than 4,806,710 shares, subject to adjustment as appropriate to reflect any recapitalization, reorganization, reclassification, split-up, merger, consolidation, exchange, stock or other dividend or distribution (other than regular quarterly cash dividends) made, declared or effective with respect to the COMERICA Common Stock between the date of the May Agreement and the Effective Time.

                          7.2.23  COMERICA shall have received a fully executed
non-competition agreement in substantially the form attached as Exhibit 7.2.23 to this Amended Agreement.

         Section 7.3 Conditions to METROBANK's Obligations. The obligation of METROBANK to effect the Merger shall be subject to the fulfillment of the following conditions:

                          7.3.1  Except as otherwise provided in this Section
7.3, (a) the representations and warranties of COMERICA and HOLDINGS contained in Article 4 shall be true in all material respects as of the Effective Time as though made at the Effective Time, except to the extent they expressly refer to an earlier time and except where the failure to be true, individually or in the aggregate, would not have or would not be reasonably likely to have, a Material Adverse Effect on COMERICA or HOLDINGS or upon the consummation of the transactions contemplated hereby; (b) COMERICA and HOLDINGS shall have duly performed and complied in all material respects with all agreements and covenants required by this Amended Agreement to be performed or complied with by them prior to or at the Effective Time, except where the failure to so perform and comply, individually or in the aggregate, would not have or would not be reasonably likely to have, a Material Adverse Effect on COMERICA or HOLDINGS or upon the consummation of the transactions contemplated hereby; (c) none of the events or conditions entitling METROBANK to terminate this Amended Agreement under Article 8 shall have occurred and be continuing; and (d) COMERICA and HOLDINGS shall each have delivered to METROBANK certificates dated the date of the Effective Time and signed by a duly authorized officer to the effect set forth in subsections 7.3.1 (a), (b) and (c).

                          7.3.2  Counsel for METROBANK shall have approved, in
the exercise of counsel's reasonable discretion, the validity of all transactions herein contemplated, as well as the form and substance of all opinions, certificates, instruments of transfer and other documents to be delivered to METROBANK hereunder or reasonably requested by such counsel.

                          7.3.3  Prior to the mailing of the Prospectus/Proxy
Statement to the shareholders of METROBANK, METROBANK shall have received an opinion of J.P. Morgan & Co., Incorporated dated the date of the Prospectus/Proxy Statement, to the effect that, as of such date, the Conversion Rate is fair to METROBANK's shareholders from a financial point of view.

                                                                 FIRST AMENDMENT


                          7.3.4  There shall not have been any change in the
consolidated financial condition, aggregate net assets, shareholders' equity, business, or operating results of COMERICA and its Subsidiaries taken as a whole, from April 30, 1995 to the Effective Time that results in a Material Adverse Effect as to COMERICA and its Subsidiaries.


ARTICLE 8        TERMINATION, AMENDMENTS AND WAIVERS

         Section 8.1 Termination. This Amended Agreement may be terminated at any time prior to the Effective Time, whether before or after approval by the shareholders of METROBANK:

                          8.1.1  by mutual consent of the Boards of Directors
of METROBANK, HOLDINGS and COMERICA;

                          8.1.2  by any of COMERICA, METROBANK or HOLDINGS upon
the failure to satisfy any conditions specified in Section 7.1 if such failure is not caused by any action or inaction of the party requesting termination of this Amended Agreement;

                          8.1.3  by any of METROBANK, HOLDINGS or COMERICA if
the Effective Time shall not have occurred by the close of business on March 10, 1996, provided such failure to close shall not have been caused by the breach of this Amended Agreement by the terminating party;

                          8.1.4  by COMERICA if an Acquisition Event shall have
occurred;

                          8.1.5  by any of METROBANK, HOLDINGS or COMERICA if
there shall have been a material breach of any of the representations or warranties set forth in this Amended Agreement on the part of the other party, which breach, in the reasonable opinion of the non-breaching party, by its nature cannot be cured prior to the Closing and which breach would, in the reasonable opinion of the non- breaching party, individually or in the aggregate, have, or be reasonably likely to have, a Material Adverse Effect on the breaching party or upon the consummation of the transactions contemplated hereby;

                          8.1.6  by any of METROBANK, HOLDINGS or COMERICA if
this Amended Agreement, the Subsidiary Agreement and the Merger are not ratified and approved by METROBANK's shareholders;

                          8.1.7  by METROBANK after the occurrence of a Default
by COMERICA or HOLDINGS and the continuance of such failure for a period of 20 Business Days after written notice of such Default, which failure to perform, in the reasonable opinion of METROBANK and cannot be cured prior to the Closing.

                                                                 FIRST AMENDMENT



                          8.1.8  by COMERICA or HOLDINGS after the occurrence
of a Default by METROBANK which results in a Material Adverse Effect on METROBANK and the continuance of such failure for a period of 20 Business Days after written notice of such Default, which failure to perform, in the reasonable opinion of COMERICA and HOLDINGS cannot be cured prior to the Closing.

                          8.1.9  by COMERICA in accordance with the provisions
of 5.7.2 of this Amended Agreement;

                          8.1.10 by COMERICA if METROBANK shall have breached
Section 5.9.

                          8.1.11 by COMERICA if the METROBANK Board of
Directors does not publicly recommend in the Proxy Statement that METROBANK's shareholders approve and adopt this Amended Agreement, or if after recommending in the Proxy Statement that shareholders ratify and confirm this Amended Agreement, the METROBANK Board of Directors shall have withdrawn, modified or amended such recommendation in any respect materially adverse to COMERICA or if the Board of Directors does not call and hold the shareholders' meeting as provided in Section 5.2.1;

                          8.1.12 by METROBANK upon the failure to satisfy any
conditions specified in Section 7.3;

                          8.1.13 by COMERICA and HOLDINGS upon the failure to
satisfy any conditions specified in Section 7.2.

                          8.1.14 [Intentionally Left Blank].

                          8.1.15 [Intentionally Left Blank].

                          8.1.16 by METROBANK upon (i) the occurrence of an
event of force majeure that results or is reasonably expected by METROBANK to result in an after-tax loss to METROBANK of more than $5,000,000 on an after tax basis (for purposes of this Amended Agreement, an event of force majeure shall include only the following: earthquake, flood, riot, terrorism, war, tidal wave, fire or explosion); or (ii) the recording of any expenditure, accrual or reserve or other accounting entry of more than $5,000,000 on an after tax basis, required to account for a liability or loss attributable to National Bank of Long Beach and METROBANK has rights of indemnity with respect thereto under the Stock Purchase Agreement by and between Topdanmark Bank A/S, AKTIV Bank Holding Company, National Bank of Long Beach and METROBANK dated as of August 31, 1994, as amended.

                                                                 FIRST AMENDMENT


                          8.1.17  By METROBANK in the event METROBANK is
required by a Governmental Authority (including by reason of commitments made by METROBANK in connection with its acquisition of National Bank of Long Beach) to effect Regulatory Stock Sales, and COMERICA does not provide such required capital to METROBANK by purchasing METROBANK Common stock within 30 days following COMERICA's receipt of written notification of the required Regulatory Stock Sales from METROBANK. The purchase price of the METROBANK Common Stock shall be determined in the same manner as under the Stock Option Agreement.

         Section 8.2 Effect of Termination; Survival. Except as provided in Section 8.5, no termination of this Amended Agreement as provided in Section
8.1 for any reason or in any manner shall release, or be construed as so releasing, any party hereto from its obligations pursuant to Sections 5.1.3, 5.5, 5.7, 8.5 or 9.5 hereof or from any liability or damage to any other party hereto arising out of, in connection with or otherwise relating to, directly or indirectly, said party's material breach, Default or failure in performance of any of its covenants, agreements, duties or obligations arising hereunder, or any breaches of any representation or warranty contained herein arising prior to the date of termination of this Amended Agreement.

         Section 8.3 Amendment. This Amended Agreement may be amended by the parties hereto, by action taken by METROBANK's board of directors or the duly authorized committees thereof, and the duly authorized officers or boards of directors of COMERICA and HOLDINGS at any time before or after approval hereof by the shareholders of METROBANK; provided, however, that after any such approval by the shareholders, no amendment shall be made which by law requires further approval by such shareholders without such further approval.

         Section 8.4 Waiver. Any term or provision of this Amended Agreement may be waived in writing at any time by the party which is, or whose shareholders are, entitled to the benefits thereof.

         Section 8.5      Liquidated Damages; Cancellation Fee.

                          8.5.1  Provided COMERICA has not exercised its stock
option pursuant to the Stock Option Agreement:

                                 (a)       in the event of the termination of
this Amended Agreement by COMERICA and the occurrence of an Acquisition Event, then METROBANK shall pay to COMERICA $6,000,000;

                                 (b)       [Intentionally Left Blank].

                                                                 FIRST AMENDMENT


                                 (c)       in the event of the termination of
this Amended Agreement by COMERICA pursuant to (A) Section 8.1.6 (No Shareholder Approval), or (B) 8.1.11 (no METROBANK board recommendation or withdrawal, modification or amendment of such recommendation in a manner materially adverse to COMERICA), or (C) pursuant to Section 8.1.5 (breach of representations or warranties other than for breach of warranties and representations set forth in Section 3.26) or Section 8.1.8 (Default) where such breach or Default shall have been caused in whole or in material part by any action or inaction within the control of METROBANK, any Subsidiary of METROBANK, or the directors of METROBANK or METROBANK Subsidiaries (it being understood that any action or inaction outside of the control of METROBANK or METROBANK Subsidiaries such as, by way of example only, the filing of a lawsuit against them, shall not come within clause (c) of this Section 8.5.1), then METROBANK shall pay to COMERICA the sum of $3,000,000.

Upon payment to COMERICA of any amount specified in any of clauses (a) through
(c) above, the Stock Option Agreement shall become null and void.

                          8.5.2  In the event COMERICA has exercised its stock
option pursuant to the Stock Option Agreement, this Amended Agreement has been terminated and an Acquisition Event has occurred, METROBANK shall pay to COMERICA $6,000,000 if the consummation of the Acquisition Transaction which is the subject of the Acquisition Event occurs within 270 days of the date of the occurrence of the subject Acquisition Event.

                          8.5.3  In the event of the termination of this
Amended Agreement by METROBANK pursuant to Section 8.1.5 (breach of representations or warranties) or Section 8.1.7 (Default) and in each case such breach or Default shall have been caused in whole or in material part by any action or inaction within the control of COMERICA, any Subsidiary of COMERICA, or the directors of COMERICA, or COMERICA Subsidiaries (it being understood that any action or inaction outside of the control of COMERICA or COMERICA Subsidiaries such as, by way of example only, the filing of a lawsuit against them, shall not come within this Section 8.5.3), then COMERICA shall pay to METROBANK the sum of $3,000,000.

                          8.5.4  The payments contemplated by Sections 8.5.1,
8.5.2 and 8.5.3 above shall be deemed reasonable and full liquidated damages and reasonable compensation for the loss sustained by a party hereto and not as a penalty or forfeiture. Such payments will be made within 10 Business Days following the later to occur of the termination of the Agreement or the Acquisition Event (as applicable). In the event METROBANK makes a payment to COMERICA pursuant to any subsection of Section 8.5.1 and an additional payment becomes due under any subsection of Section 8.5.1, then the amount of the previous payment shall be credited toward any additional payment which may be due. Upon the making and receipt of payments due under this Section 8.5,

                                                                 FIRST AMENDMENT


neither party shall have any further obligation or liability of any kind under this Amended Agreement to the other party, except pursuant to Section 5.1.3, 5.5, 5.7 and 9.5.

                          8.5.5  In the event of the termination of this
Amended Agreement by either party and for any reason other than as specified in Sections 8.5.1, 8.5.2 and 8.5.3 above, neither party shall have any further obligation or liability of any kind to the other party, except pursuant to Sections 5.1.3, 5.5, 5.7 and 9.5.


ARTICLE 9        GENERAL PROVISIONS

         Section 9.1 Non-Survival of Representations and Warranties. None of the representations, warranties, covenants and agreements in this Amended Agreement or in any instrument delivered pursuant to this Amended Agreement shall survive the Effective Time, except for those covenants and agreements contained herein and therein which by their terms apply in whole or in part after the Effective Time or to a termination of this Amended Agreement.

         Section 9.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, mailed by registered or certified mail (return receipt requested), sent by confirmed overnight courier or telecopied (with electronic confirmation and verbal confirmation of the person to whom such telecopy is addressed), on the date such notice is so delivered, mailed or sent, as the case may be, to the parties at the following addresses or (or any such other address for a party as shall be specified by like notice):

                 If to METROBANK at:

                          Metrobank
                          10900 Wilshire Boulevard
                          Los Angeles, California 90024
                          Attention: David Buell, Chief Executive Officer and Chairman of the Board

                          with a copy to:

                          Loeb and Loeb
                          1000 Wilshire Boulevard, Suite 1800
                          Los Angeles, California 90017
                          Attention: Robert S. Barry, Jr., Esq.

                                                                 FIRST AMENDMENT


                 If to COMERICA or HOLDINGS at:

                          COMERICA INCORPORATED
                          Corporate Secretary - Corporate Legal Department 500 Woodward Avenue, 33rd Floor
                          Detroit, Michigan 48226
                          Attention:  Mark W. Yonkman

         Section 9.3 Counterparts. This Amended Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

         Section 9.4 Entire Agreement/No Third Party Rights/Assignment. This Amended Agreement (including the documents and instruments referred to herein): (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; (b) except as expressly set forth herein, is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder other than pursuant to Section 5.10 hereof; (c) shall not be assigned by a party, by operation of law or otherwise, without the consent of the other parties; and (d) subject to the foregoing, shall be binding upon and shall inure to the benefit of the parties hereto and their permitted successors and assigns.

         Section 9.5 Non-disclosure of Agreement. COMERICA, METROBANK and HOLDINGS agree, except as required by law or the rules of the NYSE or AMEX, so long as this Amended Agreement is in effect, not to issue any public notice, disclosure or press release with respect to the transactions contemplated by this Amended Agreement without seeking the consent of the other party, which consent shall not be unreasonably withheld.

         Section 9.6 Governing Law. This Amended Agreement shall be governed and construed in accordance with the laws of the State of California, without regard to any applicable conflicts of law.

         Section 9.7 Headings/Table of Contents. The table of contents and headings contained in this Amended Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Amended Agreement.

         Section 9.8 Enforcement of Agreement. The parties hereto agree that irreparable damage will occur in the event that any of the provisions of this Amended Agreement or the Subsidiary Merger Agreement is not performed in accordance with its specific terms or is otherwise breached.

                                                                 FIRST AMENDMENT


It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Amended Agreement and to enforce specifically the terms and provision hereof in any court of the United States or any state having jurisdiction, this being in addition to any remedy to which they are entitled at law or in equity.

         Section 9.9 Severability. Any term or provision of this Amended Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Amended Agreement or affecting the validity or enforceability of any of the terms or provisions of this Amended Agreement in any other jurisdiction. If any provision of this Amended Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

         IN WITNESS WHEREOF, METROBANK, COMERICA and HOLDINGS have caused this Amended Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first above written.



METROBANK                                        COMERICA INCORPORATED


By: /S/ David Buell                         By: /S/ Mark W. Yonkman
   --------------------------------            ------------------------------
Name: David Buell                              Name:  Mark W. Yonkman
Its:  Chief Executive Officer and              Its:  Vice President and
Chairman of the Board                                Assistant Secretary


COMERICA HOLDINGS INCORPORATED



By: /S/ Mark W. Yonkman
   ----------------------------------
Name:  Mark W. Yonkman
Its:  President

                                                   [COMERICA LOGO]
Comerica Incorporated                              Comerica Tower at
                                                   Detroit Center-MC 3379

                                                   500 Woodward Ave., 33rd Floor
                                                   Detroit, Michigan 48226
                                                   (313) 222-3432
                                                   Telecopy:  (313) 222-9480

                                                   MARK W. YONKMAN
                                                   Vice President

August 10, 1995

Mr. David Buell
Chief Executive Officer and Chairman of the Board
Metrobank
10900 Wilshire Boulevard
Los Angeles, CA 90024

RE:  AGREEMENT AND PLAN OF REORGANIZATION AND MERGER

Dear David:

Pursuant to a request by the Securities and Exchange Commission, Comerica Incorporated and Comerica Holdings Incorporated hereby agree that Metrobank shall have the right to terminate the Amended and Restated Agreement and Plan of Reorganization and Merger by and among Metrobank, Comerica Holdings Incorporated and Comerica Incorporated (the "Plan of Reorganization") in the event that the Conversion Rate, as calculated pursuant to the Plan of Reorganization on the Closing Date, results in a fraction of less than .625; provided, however, that Metrobank shall not be obligated to terminate the Plan of Reorganization in such event, but may elect to proceed to close the transactions contemplated by the Plan of Reorganization, including, if necessary, holding an additional shareholders' meeting, so long as the Plan of Reorganization has not been otherwise terminated pursuant to its terms. Upon such termination, no party to the Plan of Reorganization shall have any further obligation or liability of any kind to any other party except pursuant to Sections 5.1.3, 5.5, 5.7 and 9.5 of the Plan of Reorganization.
Except as otherwise provided herein, all other terms of the Plan of Reorganization shall remain in full force and effect, including, without limitation, all conditions in favor of any party and all are hereby ratified and affirmed in all respects.

Very truly yours,


Mark Yonkman


ACCEPTED AND AGREED BY METROBANK:


By:    David Buell
       -------------------------------------------------
Name:  David Buell
Its:   Chief Executive Officer and Chairman of the Board

cc:      J. Michael Fulton
         Rob Barry, Esq.

                                                                         ANNEX B






                              AGREEMENT OF MERGER

THIS AGREEMENT OF MERGER, dated as of ____________, 1995 between Comerica Holdings Incorporated ("Holdings"), a corporation organized under the laws of the state of California, the headquarters of which is located in the city of San Jose, county of Santa Clara, state of California, with capital divided into 100 shares of common stock, each of no par value, all of which is owned by Comerica Incorporated, a bank holding company organized in the state of Delaware ("Comerica") and Metrobank ("Metrobank"), a state bank organized under the laws of the state of California, the headquarters of which is located in the city of Los Angeles, county of Los Angeles, state of California, with capital divided into 25,000,000 shares of common stock and 15,000,000 shares of preferred stock, has been adopted pursuant to resolutions of the board of directors of each of Metrobank, Comerica and Holdings, and adopted by the majority vote of the shareholders of Metrobank and the consent resolution of the sole shareholder of Holdings, pursuant to the authority given by and in accordance with the applicable provisions of law and subject to the approval of the applicable regulatory agency.

                                  WITNESSETH:

WHEREAS, the Boards of Directors of Metrobank and Holdings deem it in the best interests of Metrobank and Holdings, the public which they serve and the shareholders of each of Holdings and Metrobank, to consolidate and merge Metrobank with Holdings under the provisions of applicable law.

NOW THEREFORE, in consideration of the agreements contained herein, the Boards of Directors of Metrobank and Holdings hereby adopt this Agreement of Merger, and agree that the plan for the consummation of their merger shall be as follows:

SECTION 1. Upon the Effective Date, as defined below, of the merger, Metrobank and Holdings (the "Merging Parties") shall be consolidated under the charter of Metrobank and Metrobank shall be the surviving entity and the separate corporate existence of Holdings shall cease.

SECTION 2. The name of the surviving institution (the "Surviving Institution") shall be Metrobank, which shall be a California chartered bank.

SECTION 3. The Surviving Institution shall engage in the business of banking and providing trust services and any business related or incidental thereto, with all of the powers, and subject to all of the limitations and restrictions, conferred or imposed by applicable laws of the State of California and the United States of America. The corporate term of the Surviving Institution shall be the corporate term of Metrobank. This business shall be conducted by the Surviving Institution at its main office, which shall be located at 10900 Wilshire Boulevard, Los Angeles, California, and at the following legally established branches:

JOINT BRANCHES:

         1.      10900 Wilshire Boulevard
                 Los Angeles, CA

         2.

         3.

         4.

         5.

All of the branches of Holdings and Metrobank which were in lawful operation at the Effective Date shall continue as branches and trust representative offices of the Surviving Institution, and the principal office of 10900 Wilshire Boulevard, Los Angeles, California shall continue as the main office of the Surviving Institution.

SECTION 4. The amount of capital stock of the Surviving Institution shall be divided into 3,000 shares of common stock, each of no par value, which shares shall be vested equally, share for share, with the voting rights and all other rights, powers and privileges, without qualification, limitation or restriction, of one share over another.

SECTION 5. The persons listed below shall be the directors of the Surviving Institution until the next annual meeting of the shareholders of the Surviving Institution or until their successors are duly elected and qualified:

Jack W. Connor
J. Michael Fulton
Walter T. Kaczmarek
[Metrobank board members]

SECTION 6. The persons listed below shall be the senior officers of the Surviving Institution, holding the positions listed next to their respective names, until such persons resign or are removed from such positions:

David Buell                       Chairman of the Board
J. Michael Fulton                 Chief Executive Officer
Walter T. Kaczmarek               Executive Vice President and Chief Operating
                                  Officer
Paul Alexander
Robert Bulseco
Paul Stroube
Dan Kawamoto                      Executive Vice President and Chief Financial
                                  Officer
Michael R. Ong                    Executive Vice President


SECTION 7. The Articles of Incorporation of Holdings shall be the Articles of Incorporation of the Surviving Institution.

SECTION 8. The Bylaws of Metrobank in effect immediately prior to the Effective Date of the merger, as amended, shall be and constitute the Bylaws of the Surviving Institution until the same shall thereafter be altered, amended or repealed.

SECTION 9. The merger shall be consummated and become effective, subject to the terms and conditions of this Agreement of Merger and in accordance with
Section 2072 of the California Financial Code, when the Agreement of Merger, having been filed with the Secretary of State with the approval of the Superintendent of Banks endorsed thereon, shall have been certified by the Secretary of State and filed with the Superintendent of Banks; provided, however, that the date must follow, among other things, the approval of the merger by the shareholders of Metrobank and Holdings and by the Superintendent of the California State Banking Department. The close of business on the day on which the merger shall become effective is herein referred to as the "Effective Date."

SECTION 10. At the Effective Date of the merger, the corporate existence of the Merging Parties shall be consolidated into and continued in the Surviving Institution, which shall be deemed to be the same corporation as each of the Merging Parties, possessing all the rights, privileges, powers and franchises, and subject to all the restrictions, disabilities and duties of the Merging Parties, except as such rights, privileges, powers and franchises may be limited by law. Upon the merger becoming effective, all the provisions of law regarding the effects of merger shall be effective with respect to the merger and the Surviving Institution, including, without limitation, the following:

         A. All of the rights, interests, privileges, powers, and franchises of the Merging Parties, both of a public and private nature, shall vest in the Surviving Institution without further act or deed as effectively as the same were vested in the Merging Parties prior to the merger.

         B. All property, real, personal and mixed, including, without limitation, all debts due, chooses in action of every description, licenses, registrations, and other assets of every kind and description of the Merging Parties shall, without further act or deed, be transferred to, vested in and devolve upon the Surviving Institution, and shall be as effectively the property of the Surviving Institution as they were of the Merging Parties prior to the merger without any deed or other transfer and without any order or other action on the part of any court or otherwise.

         C. Title to any real estate, whether vested by deed or otherwise, in the Merging Parties shall not revert or be in any way impaired by reason of the merger or otherwise.

         D. The Surviving Institution shall thenceforth be subject to all of the restrictions, disabilities, duties, liabilities and obligations of the Merging Parties and the same may thereafter be enforced against it to the same extent as if the same had been incurred or contracted by the Surviving Institution.

         E. The Surviving Institution, by virtue of the merger, and without any order or other action on the part of any court or otherwise, shall hold and enjoy the same and all rights of property, franchises and interests, including appointments, designations, and nominations and all other rights and interest as trustee, executor, administrator, registrar of stocks and bonds, guardian of estates, assignee, receiver, guardian of mentally incompetent persons and in every other fiduciary capacity, in the same manner and to the same extent as such rights, franchises and interests were held or enjoyed by the Merging Parties, or either of them, at the time of the merger.

         F. Any action or proceeding pending by or against the Merging Parties may be prosecuted to judgment to the same extent as if the merger had not taken place, which judgment shall bind the Surviving Institution, or, alternatively, the Surviving Institution may be proceeded against or substituted in place of the Merging Parties in any such action or proceeding.

The officers and directors of the Merging Parties shall, from time to time, as and when requested by the Surviving Institution or its successors or assigns, execute and deliver or cause to be executed and delivered, such deeds, instruments, assignments, or assurances as the Surviving Institution may deem necessary, desirable, or convenient in order to vest in and confirm to the Surviving Institution title to or possession of any property or rights of the Merging Parties acquired or to be acquired by reason of or as a result of the merger, or otherwise to carry out the purposes of this Merger Agreement. Any person who, immediately before the merger became effective, was an officer or director of the Merging Parties is hereby fully authorized, in the name of such institution, to execute any and all such deeds, instruments, assignments, or assurances, or to take any and all such action as may be requested by the Surviving Institution.

SECTION 11. The manner of converting the shares of the Merging Parties into shares of the Surviving Institution shall be as follows:

Upon the Effective Date of merger, each share of common stock of Metrobank then issued and outstanding shall be, and hereby is, by virtue of the merger and without any action on the part of the holder thereof, converted into the right to receive _____ shares of the common stock of Comerica Incorporated. Each option to purchase a share of common stock of Metrobank then issued and outstanding shall be, and hereby is, by virtue of the merger and without any action on the part of the holder thereof, converted into a corresponding right to receive an option for _____ shares of the common stock of Comerica Incorporated on the same terms and conditions of the Metrobank option. Each share of common stock of Holdings then issued and outstanding shall be, and hereby is, by virtue of the merger and without any action on the part of the holder thereof, converted into and constitutes the shares of the common stock, no par value, of the Surviving Institution, and all the shares of the Surviving Institution shall be owned by Comerica Incorporated, a Delaware corporation.

SECTION 12. This Agreement of Merger may be terminated by the unilateral action of the board of directors of either of the Merging Parties prior to the approval of the sole shareholder of either of the Merging Parties or by the mutual consent of the boards of both of the Merging Parties after the sole shareholder of either of the Merging Parties has taken affirmative action.

SECTION 13. This Agreement shall be ratified and confirmed by written consent resolution of the sole shareholder of Holdings in lieu of a shareholders' meeting.

SECTION 14. This Agreement may be executed in one or more counterparts, all of which shall be taken together to constitute one and the same instrument and shall be binding upon each party who may sign a counterpart of this instrument.

IN WITNESS WHEREOF, Metrobank and Holdings, pursuant to the approval and authority duly given by resolution of their respective Boards of Directors, have caused this Merger Agreement to be signed by their respective Presidents and Secretaries on this day and year first above written.


COMERICA HOLDINGS                          METROBANK
INCORPORATED
By:_______________________                 By:_____________________________
Name: Mark W. Yonkman                      Name:
Its:  President                            Its:


By:_______________________                 By:_____________________________
Name: Robert C. Shrosbree                  Name:
Its:  Secretary                            Its:  Secretary

                                                                       ANNEX C
                                   CHAPTER 13

                               DISSENTER'S RIGHTS


Section  1300. REORGANIZATION OR SHORT-FORM MERGER; DISSENTING SHARES;
               CORPORATE PURCHASE AT FAIR MARKET VALUE; DEFINITIONS

  (a) If the approval of the outstanding shares (Section 152) of a corporation is required for a reorganization under subdivisions (a) and (b) or subdivision
(e) of Section 1201, each shareholder of such corporation entitled to vote on the transaction and each shareholder of a disappearing corporation in a short-form merger may, by complying with this chapter, require the corporation in which the shareholder holds shares to purchase for cash at their fair market value the shares owned by the shareholder which are dissenting shares as defined in subdivision (b). The fair market value shall be determined as of the day before the first announcement of the terms of the proposed reorganization or short-form merger, excluding any appreciation or depreciation in consequence of the proposed action, but adjusted for any stock split, reverse stock split or share dividend which become effective thereafter.

  (b) As used in this chapter, "dissenting shares" means shares which come within all of the following descriptions:

   (1) Which were not immediately prior to the reorganization or short-form merger either (A) listed on any national securities exchange certified by the Commissioner of Corporations under subdivision (o) of Section 25100 or (B) listed on the list of OTC margin stocks issued by the Board of Governors of the Federal Reserve System, and the notice of meeting of shareholders to act upon the reorganization summarizes this section and Sections 1301, 1302, 1303 and 1304; provided, however, that this provision does not apply to any shares with respect to which there exists any restriction on transfer imposed by the corporation or by any law or regulation; and provided, further, that this provision does not apply to any class of shares described in subparagraph (A) or (B) if demands for payment are filed with respect to 5 percent or more of the outstanding shares of that class.

   (2) Which were outstanding on the date for the determination of shareholders entitled to vote on the reorganization and (A) were not voted in favor of the reorganization or, (B) if described in subparagraph (A) or (B) of paragraph (1) (without regard to the provisos in that paragraph), were voted against the reorganization, or which were held of record on the effective date of a short- form merger; provided, however, that subparagraph (A) rather than subparagraph (B) of this paragraph applies in any case where the approval required by Section 1201 is sought by written consent rather than at a meeting.

   (3) Which the dissenting shareholder has demanded that the corporation purchase at their fair market value, in accordance with Section 1301.

   (4) Which the dissenting shareholder has submitted for endorsement, in accordance with Section 1302.

  (c) As used in this chapter, "dissenting shareholder" means the recordholder of dissenting shares and includes a transferee of record.


Section  1301. NOTICE TO HOLDERS OF DISSENTING SHARES IN REORGANIZATIONS;
               DEMAND FOR PURCHASE; TIME; CONTENTS

  (a) If, in the case of a reorganization, any shareholders of a corporation have a right under Section 1300, subject to compliance with paragraphs (3) and
(4) of subdivision (b) thereof, to require the corporation to purchase their shares for cash, such corporation shall mail to each such shareholder a notice of the approval of the reorganization by its outstanding shares (Section 152) within 10 days after the date of such approval, accompanied by a copy of Sections 1300, 1302, 1303, 1304 and this section, a statement of the price determined by the corporation to represent the fair market value of the dissenting shares, and a brief description of the procedure to be followed if the shareholder desires to exercise the shareholder's right under such sections. The statement of price constitutes an offer by the corporation to purchase at the price stated any dissenting shares as defined in subdivision
(b) of Section 1300, unless they lose their status as dissenting shares under
Section 1309.

  (b) Any shareholder who has a right to require the corporation to purchase the shareholder's shares for cash under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, and who desires the corporation to purchase such shares shall make written demand upon the corporation for the purchase of such shares and payment to the shareholder in cash of their fair market value. The demand is not effective for any purpose unless it is received by the corporation or any transfer agent thereof (1) in the case of shares described in clause (i) or (ii) of paragraph (1) of subdivision (b) of Section 1300 (without regard to the provisos in that paragraph), not later than the date of the shareholders' meeting to vote upon the reorganization, or (2) in any other case within 30 days after the date on which the notice of the approval by the outstanding shares pursuant to subdivision (a) or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

  (c) The demand shall state the number and class of the shares held of record by the shareholder which the shareholder demands that the corporation purchase and shall contain a statement of what such shareholder claims to be the fair market value of those shares as of the day before the announcement of the proposed reorganization or short-form merger. The statement of fair market value constitutes an offer by the shareholder to sell the shares at such price.


Section  1302. SUBMISSION OF SHARE CERTIFICATES FOR ENDORSEMENT; UNCERTIFICATED
               SECURITIES

Within 30 days after the date on which notice of the approval by the outstanding shares or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, the shareholder shall submit to the corporation at its principal office or at the office of any transfer agent thereof, (a) if the shares are certificated securities, the shareholder's certificates representing any shares which the shareholder demands that the corporation purchase, to be stamped or endorsed with a statement that the shares are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed or (b) if the shares are uncertificated securities, written notice of the number of shares which the shareholder demands that the corporation purchase. Upon subsequent transfers of the dissenting shares on the books of the corporation, the new certificates, initial transaction statement, and other written statements issued therefor shall bear a like statement, together with the name of the original dissenting holder of the shares.


Section  1303. PAYMENT OF AGREED PRICE WITH INTEREST; AGREEMENT FIXING FAIR
               MARKET VALUE; FILING; TIME OF PAYMENT

  (a) If the corporation and the shareholder agree that the shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder is entitled to the agreed price with interest thereon at the legal rate on judgments from the date of the agreement. Any agreements fixing the fair market value of any dissenting shares as between the corporation and the holders thereof shall be filed with the secretary of the corporation.

  (b) Subject to the provisions of Section 1306, payment of the fair market value of dissenting shares shall be made within 30 days after the amount thereof has been agreed or within 30 days after any statutory or contractual conditions to the reorganization are satisfied, whichever is later, and in the case of certificated securities, subject to surrender of the certificates therefor, unless provided otherwise by agreement.


Section  1304. ACTION TO DETERMINE WHETHER SHARES ARE DISSENTING SHARES OR FAIR
               MARKET VALUE; LIMITATION; JOINDER; CONSOLIDATION; DETERMINATION OF ISSUES; APPOINTMENT OF APPRAISERS

  (a) If the corporation denies that the shares are dissenting shares, or the corporation and the shareholder fail to agree upon the fair market value of the shares, then the shareholder demanding purchase of such shares as dissenting shares or any interested corporation, within six months after the date on which notice of the approval by the outstanding shares (Section 152) or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, but not thereafter, may file a complaint in the superior court of the proper county praying the court to determine whether the shares are dissenting shares or the fair market value of the dissenting shares or both or may intervene in any action pending on such a complaint.

  (b) Two or more dissenting shareholders may join as plaintiffs or be joined as defendants in any such action and two or more such actions may be consolidated.

  (c) On the trial of the action, the court shall determine the issues. If the status of the shares as dissenting shares is in issue, the court shall first determine that issue. If the fair market value of the dissenting shares is in issue, the court shall determine, or shall appoint one or more impartial appraisers to determine, the fair market value of the shares.

Section 1305. REPORT OF APPRAISERS; CONFIRMATION; DETERMINATION BY COURT; JUDGMENT; PAYMENT; APPEAL; COSTS

  (a) If the court appoints an appraiser or appraisers, they shall proceed forthwith to determine the fair market value per share. Within the time fixed by the court, the appraisers, or a majority of them, shall make and file a report in the office of the clerk of the court. Thereupon, on the motion of any party, the report shall be submitted to the court and considered on such evidence as the court considers relevant. If the court finds the report reasonable, the court may confirm it.

  (b) If a majority of the appraisers appointed fail to make and file a report within 10 days from the date of their appointment or within such further time as may be allowed by the court or the report is not confirmed by the court, the court shall determine the fair market value of the dissenting shares.

  (c) Subject to the provisions of Section 1306, judgment shall be rendered against the corporation for payment of an amount equal to the fair market value of each dissenting share multiplied by the number of dissenting shares which any dissenting shareholder who is a party, or who has intervened, is entitled to require the corporation to purchase, with interest thereon at the legal rate from the date on which judgment was entered.

  (d) Any such judgment shall be payable forthwith with respect to uncertificated securities and, with respect to certificated securities, only upon the endorsement and delivery to the corporation of the certificates for the shares described in the judgment. Any party may appeal from the judgment.

  (e) The costs of the action, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable, but, if the appraisal exceeds the price offered by the corporation, the corporation shall pay the costs (including in the discretion of the court attorneys' fees, fees of expert witnesses and interest at the legal rate on judgments from the date of compliance with Sections 1300, 1301 and 1302 if the value awarded by the court for the shares is more than 125 percent of the price offered by the corporation under subdivision (a) of
Section 1301).


Section  1306. PREVENTION OF IMMEDIATE PAYMENT; STATUS AS CREDITORS; INTEREST

To the extent that the provisions of Chapter 5 prevent the payment to any holders of dissenting shares of their fair market value, they shall become creditors of the corporation for the amount thereof together with interest at the legal rate on judgments until the date of payment, but subordinate to all other creditors in any liquidation proceeding, such debt to be payable when permissible under the provisions of Chapter 5.

Section  1307. DIVIDENDS ON DISSENTING SHARES

Cash dividends declared and paid by the corporation upon the dissenting shares after the date of approval of the reorganization by the outstanding shares (Section 152) and prior to payment for the shares by the corporation shall be credited against the total amount to be paid by the corporation therefor.


Section  1308. RIGHTS OF DISSENTING SHAREHOLDERS PENDING VALUATION; WITHDRAWAL
               OF DEMAND FOR PAYMENT

Except as expressly limited in this chapter, holders of dissenting shares continue to have all the rights and privileges incident to their shares, until the fair market value of their shares is agreed upon or determined. A dissenting shareholder may not withdraw a demand for payment unless the corporation consents thereto.


Section  1309. TERMINATION OF DISSENTING SHARE AND SHAREHOLDER STATUS

Dissenting shares lose their status as dissenting shares and the holders thereof cease to be dissenting shareholders and cease to be entitled to require the corporation to purchase their shares upon the happening of any of the following:

  (a) The corporation abandons the reorganization. Upon abandonment of the reorganization, the corporation shall pay on demand to any dissenting shareholder who has initiated proceedings in good faith under this chapter all necessary expenses incurred in such proceedings and reasonable attorneys' fees.

  (b) The shares are transferred prior to their submission for endorsement in accordance with Section 1302 or are surrendered for conversion into shares of another class in accordance with the articles.

  (c) The dissenting shareholder and the corporation do not agree upon the status of the shares as dissenting shares or upon the purchase price of the shares, and neither files a complaint or intervenes in a pending action as provided in Section 1304, within six months after the date on which notice of the approval by the outstanding shares or notice pursuant to subdivision (i) of
Section 1110 was mailed to the shareholder.

  (d) The dissenting shareholder, with the consent of the corporation, withdraws the shareholder's demand for purchase of the dissenting shares.

Section  1310. SUSPENSION OF RIGHT TO COMPENSATION OR VALUATION PROCEEDINGS;
               LITIGATION OF SHAREHOLDERS' APPROVAL

If litigation is instituted to test the sufficiency or regularity of the votes of the shareholders in authorizing a reorganization, any proceedings under Sections 1304 and 1305 shall be suspended until final determination of such litigation.


Section  1311.   EXEMPT SHARES

This chapter, except Section 1312, does not apply to classes of shares whose terms and provisions specifically set forth the amount to be paid in respect to such shares in the event of a reorganization or merger.


Section  1312. RIGHT OF DISSENTING SHAREHOLDER TO ATTACK, SET ASIDE OR RESCIND
               MERGER OR REORGANIZATION; RESTRAINING ORDER OR INJUNCTION; CONDITIONS

  (a) No shareholder of a corporation who has a right under this chapter to demand payment of cash for the shares held by the shareholder shall have any right at law or in equity to attack the validity of the reorganization or short-form merger, or to have the reorganization or short-form merger set aside or rescinded, except in an action to test whether the number of shares required to authorize or approve the reorganization have been legally voted in favor thereof; but any holder of shares of a class whose terms and provisions specifically set forth the amount to be paid in respect to them in the event of a reorganization or short-form merger is entitled to payment in accordance with those terms and provisions or, if the principal terms of the reorganization are approved pursuant to subdivision (b) of Section 1202, is entitled to payment in accordance with the terms and provisions of the approved reorganization.

  (b) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, subdivision (a) shall not apply to any shareholder of such party who has not demanded payment of cash for such shareholder's shares pursuant to this chapter; but if the shareholder institutes any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, the shareholder shall not thereafter have any right to demand payment of cash for the shareholder's shares pursuant to this chapter. The court in any action attacking the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded shall not restrain or enjoin the consummation of the transaction except upon 10 days' prior notice to the corporation and upon a determination by the court that clearly no other remedy will adequately protect the complaining shareholder or the class of shareholders of which such shareholder is a member.

  (c) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, in any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short- form merger set aside or rescinded, (1) a party to a reorganization or short-form merger which controls another party to the reorganization or short-form merger shall have the burden of proving that the transaction is just and reasonable as to the shareholders of the controlled party, and (2) a person who controls two or more parties to a reorganization shall have the burden of proving that the transaction is just and reasonable as to the shareholders of any party so controlled.

                                                                         ANNEX D


August 22, 1995


The Board of Directors
Metrobank
10900 Wilshire Blvd.
Los Angeles, CA 90024

Attn: David Buell
      Chairman and Chief Executive Officer


Ladies and Gentlemen:

You have requested our opinion as to the fairness, from a financial point of view, to the common shareholders of Metrobank ("Metrobank") of the consideration to be received by such shareholders from Comerica Incorporated ("Comerica") pursuant to the terms of the Amended and Restated Agreement and Plan of Reorganization and Merger, dated as of July 31, 1995, as amended by Letter Agreement dated August 10, 1995 (the "Merger Agreement"), by and among Comerica, a wholly owned subsidiary of Comerica ("Merger Sub") and Metrobank. The Merger Agreement provides for the merger of Merger Sub with and into Metrobank (the "Merger"). In connection with the Merger, each outstanding share of common stock, no par value, of Metrobank ("Metrobank Common Stock"), except as otherwise set forth in the Merger Agreement, will be converted into the right to receive common stock, $5.00 par value per share, of Comerica at the Metrobank conversion rate (the "Conversion Rate").

Based upon an assumed number of shares of fully diluted Metrobank common stock (as defined in the Merger Agreement) of 6,077,817 as of the consummation of the Merger, the Metrobank Conversion Rate would be .7909 of a share of Comerica common stock, subject to certain possible downward adjustments described in the Merger Agreement. The Merger Agreement provides for an adjustment to the Metrobank Conversion Rate in the event that Metrobank's Consolidated Net Worth at the Effective Time (as defined by the Merger Agreement) is less than the sum of $78,300,000 plus the pre-closing income amount (as defined by the Merger Agreement), or in the event of certain changes in the capitalization of Comerica, including but not limited to, any recapitalization, reorganization, reclassification, merger, stock split or stock dividend. In the event that such downward adjustments, if any, results in a Metrobank Conversion Rate below
 .625, Metrobank may terminate the Merger Agreement or hold an additional meeting of Metrobank shareholders to approve such Metrobank Conversion Rate.

In arriving at our opinion, we have reviewed (i) the Merger Agreement; (ii) a draft dated August 16, 1995 of the Registration Statement on Form S-4, including the proxy statement/prospectus relating to the special meeting to be held in connection with the Merger Agreement (the "Proxy Statement"); (iii) the audited annual financial statements of Metrobank on Form F-2 and Comerica on Form 10-K for the five years ended December 31, 1994 and the quarterly unaudited financial statements of Metrobank on Form F-4 and

Comerica on Form 10-Q for the period ended June 30, 1995, and certain unaudited financial analyses and projections of Metrobank; (iv) current and historical market prices of the common stock of Metrobank and Comerica; (v) certain publicly available information concerning the business of Metrobank and of certain other companies engaged in businesses comparable to Metrobank, and the reported prices for certain other companies, securities deemed comparable; (vi) publicly available terms of certain transactions involving companies comparable to Metrobank and the consideration received for such companies (vii) certain internal financial analyses and forecasts prepared by Metrobank and its management; (viii) the terms of other relevant business combinations; (ix) certain publicly available information concerning the business of Comerica and of certain other companies engaged in businesses comparable to Comerica, and the reported prices and trading activity for certain other companies' securities deemed comparable and (ix) such other financial studies, analyses and other information we deemed appropriate for the purposes of this opinion.

In addition, we have held discussions with certain members of the management of Metrobank and Comerica with respect to certain aspects of the Merger; the past and current business operations of Metrobank and Comerica; the financial condition, regulatory condition, and future prospects and operations of Metrobank and Comerica; and certain other matters we believed necessary or appropriate to our inquiry.

In performing such analysis, we have used such valuation methodologies as we have deemed necessary or appropriate for the purposes of this opinion. Our view is based on (i) our consideration of the information Metrobank and Comerica have supplied to us to date, (ii) our understanding of the terms upon which Metrobank and Comerica intend to consummate the Merger, and (iii) the consummation of the Merger within the time periods contemplated by the Merger Agreement.

In rendering our opinion, we have relied upon and assumed, without assuming any responsibility for independent verification, the accuracy and completeness of all information that was publicly available or was furnished to us by Metrobank or Comerica or otherwise reviewed by J.P. Morgan, and we have not assumed any responsibility or liability therefore. We have not conducted any valuation or appraisal of any assets or liabilities, nor have any such valuations or appraisals been provided to us. In relying on financial analyses and forecasts provided to us by Metrobank and Comerica, we have assumed that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of Metrobank, including, without limitation, projections regarding underperforming and nonperforming assets and net chargeoffs to which such analyses or forecasts relate. We are not experts in the evaluation of allowances for loan losses and we have not assumed any responsibility for making an independent evaluation of the adequacy of the allowance for loan losses of Metrobank or Comerica nor have we reviewed any of the credit files. We have also assumed that the Merger will have the tax consequences described in the Proxy Statement and in discussions with, and materials furnished to us by, representatives of Metrobank, and that the other transactions contemplated by the Agreement will be consummated as described in such Agreement and the Proxy Statement. We have relied as to all legal matters relevant to rendering our opinion upon the advice of counsel.

Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Additionally, based on our discussions with management, we have assumed that there will be no material downward adjustment to the Conversion Rate. It should be understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise, or reaffirm this opinion.

We have acted as financial advisor to Metrobank with respect to the proposed Merger and will receive a fee from Metrobank for our services. In the ordinary course of their businesses, affiliates of J.P. Morgan may actively trade the debt and equity securities of Metrobank or Comerica for their own account or for the accounts of customers, and accordingly, they may at any time hold long or short positions in such securities.

This letter is provided solely for the benefit of the Board of Directors of Metrobank in connection with and for the purposes of its evaluation of the Merger. This opinion may not be disclosed, referred to, or communicated by you (in whole or in part) to any third party for any purpose whatsoever except with our prior written consent in each instance. This opinion may be reproduced in full in any proxy or information statement mailed to common stockholders of Metrobank but may not othewise by disclosed publicly in any manner without our prior written approval and must be treated as confidential. Our opinion is directed to the Board of Directors of Metrobank and does not constitute a recommendation to any shareholder of Metrobank as to how such shareholder should vote at any meeting of Metrobank held in connection with the Merger.

On the basis of and subject to the foregoing, it is our opinion as of the date hereof that the Conversion Rate offered to the common shareholders of Metrobank in the proposed Merger is fair, from a financial point of view, to such shareholders of Metrobank.


Very truly yours,

J.P. MORGAN SECURITIES INC.


By:
   -----------------------------
   Name:   Kenneth S. McCormick
   Title:  Managing Director

                                                                ANNEX E

                             STOCK OPTION AGREEMENT


          This Stock Option Agreement, dated as of May 2, 1995 (the "Agreement"), is made by and between Metrobank, a California state chartered bank ("Issuer"), and Comerica Incorporated, a Delaware corporation ("Grantee").

          WHEREAS, Grantee and Issuer have entered into an Agreement and Plan of Reorganization and Merger dated as of May 2, 1995 (the "Merger Agreement"), providing for, among other things, the merger of a subsidiary of Grantee with and into Issuer, with Issuer as the surviving corporation; and

          WHEREAS, as a condition and inducement to Grantee's execution of the Merger Agreement, Grantee has requested that Issuer agree, and Issuer has agreed, to grant Grantee the Option (as defined below);

          NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein and in the Merger Agreement, and intending to be legally bound hereby, Issuer and Grantee agree as follows:

          1. Defined Terms. Capitalized terms which are used but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement.

          2. Grant of Option. Subject to the terms and conditions set forth herein, Issuer hereby grants to Grantee an irrevocable option (the "Option") to purchase up to that number of shares (the "Option Shares") of Common Stock, no par value ("Issuer Common Stock"), of Issuer constituting 9.9% of all issued and outstanding Issuer Common Stock on the date of exercise of the Option (after giving effect to the shares issued pursuant to the Option) at a purchase price per Option Share of $15.75 (the "Purchase Price").

          3. Exercise of Option. (a) If not in material breach of the Merger Agreement, Grantee may exercise the Option, in whole only, at any time following the occurrence of a Purchase Event (as defined below); provided that the Option shall terminate and be of no further force and effect upon the earliest to occur of (i) immediately prior to the Effective Time, (ii) 5:00 p.m. on March 9, 1996, (iii) payment by Issuer to Grantee of any amounts pursuant to Section 8.5 of the Merger Agreement, or (iv) the termination of the Merger Agreement; and provided further, that any purchase of shares upon exercise of the Option shall be subject to compliance with applicable law, including, without limitation, the California Financial Code.

          (b) As used herein, a "Purchase Event" means any of the following events:

                                  (i) prior to the termination of the Merger
                      Agreement, Issuer shall have authorized, recommended, publicly proposed or publicly announced an intention to authorize, recommend or propose, or entered into an agreement with any person (other than Grantee or any Subsidiary of Grantee) to effect an Acquisition Transaction or failed to publicly oppose a Tender Offer or an Exchange Offer (as defined below). As used herein, the term Acquisition Transaction shall mean (A) a merger, consolidation or similar transaction involving Issuer or any of its Subsidiaries (other than internal mergers, reorganizations, consolidations or dissolutions involving only existing Subsidiaries), (B) the disposition, by sale, lease, exchange or otherwise, of substantially all of the assets of Issuer, or (C) the issuance, sale or other disposition of (including by way of merger, consolidation, share exchange or any similar transaction) securities representing 50% of voting control of Issuer, other than securities issued pursuant to this Agreement or the Stock Option Plans or to meet any applicable requirement of law, regulation or Governmental Entity (including commitments made by Issuer in connection with its acquisition of National Bank of Long Beach); or

                                  (ii) prior to termination of the Merger
                      Agreement, any person (other than Grantee or any Subsidiary of Grantee or a person who is a party to a Director-Shareholder Agreement) shall have acquired beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of or the right to acquire beneficial ownership of, or any "group" (as such term is defined under the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of 25% or more of the then outstanding shares of Issuer Common Stock, except acquisitions of shares in connection with Regulatory Stock Sales.

          (c) In the event Grantee wishes to exercise the Option, it shall send to Issuer a written notice (the date of which is referred to as the "Notice Date") specifying a place and date not earlier than three business days nor later than 15 business days from the Notice Date for the closing (the "Closing") of such purchase (the "Closing Date"). If prior notification to or approval of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), the California State Banking Department or any other regulatory authority is required in connection with such purchase, Issuer shall cooperate with Grantee in the filing of the required notice or application for approval and the obtaining of any such approval.

          4. Payment and Delivery of Certificates. (a) On the Closing Date, Grantee shall (i) pay to Issuer, in immediately available funds by wire transfer to a bank account designated by Issuer, an amount equal to the Purchase Price multiplied by the number of Option Shares to be purchased on the Closing Date and (ii) present and surrender this Agreement to the Issuer at the address of the Issuer specified in Section 12(f) hereof.

          (b) At the Closing, simultaneously with the delivery of immediately available funds and surrender of this Agreement as provided in Section 4(a),
(i) Issuer shall deliver to Grantee a certificate or certificates representing the Option Shares to be purchased at the Closing, which Option Shares shall be free and clear of all liens, claims, charges and encumbrances of any kind whatsoever, except for restrictions, if any, imposed by any Regulatory Authority or under any law, and (ii) Grantee shall deliver to Issuer a letter agreeing that Grantee shall not offer to sell or otherwise dispose of such Option Shares in violation of the provisions of this Agreement.

          (c) Certificates for the Option Shares delivered at the Closing shall be endorsed with a restrictive legend indicating any restrictions on transfer imposed by any Regulatory Authority.

          It is understood and agreed that the above legend shall be removed by delivery of substitute certificate(s) without such legend if Grantee shall have delivered to Issuer a copy of a letter from the staff of the California State Banking Department, or an opinion of counsel in form and substance reasonably satisfactory to Issuer and its counsel, to the effect that such legend is not required to comply with applicable law or regulation.

          5. Representations and Warranties of Issuer. Issuer hereby represents and warrants to Grantee as follows:

          (a) Due Authorization. Issuer has all requisite corporate power and authority to enter into this Agreement and, subject to any approvals referred to herein, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Issuer. This Agreement has been duly executed and delivered by Issuer.

          (b) Authorized Stock. Issuer has taken all necessary corporate and other action to authorize and reserve and to permit it to issue, and, at all times from the date hereof until the obligation to deliver Issuer Common Stock upon the exercise of the Option terminates, will have reserved for issuance, upon exercise of the Option, shares of Issuer Common Stock necessary for Grantee to exercise the Option, and Issuer will take all necessary corporate action to authorize and reserve for issuance all additional shares of Issuer Common Stock or other securities which may be issued pursuant to Section 7 upon exercise of the Option. The shares of Issuer Common Stock to be issued upon due exercise of the Option, including all additional shares of Issuer Common Stock or other securities which may be issuable pursuant to Section 7, upon issuance pursuant hereto, shall be duly and validly issued, fully paid and nonassessable (except for assessments made pursuant to Section 662 of the California Financial Code), and shall be delivered free and clear of all liens, claims, charges and encumbrances of any kind or nature whatsoever, including any preemptive rights of any stockholder of Issuer, except if and to the extent imposed by law.

          (c) Board Action. The performance by Issuer of this Agreement and the transactions contemplated hereby (including the exercise of the Option) do not require any approval of the stockholders of Issuer.

          6. Representations and Warranties of Grantee. Grantee hereby represents and warrants to Issuer that:

          (a) Due Authorization. Grantee has all requisite corporate power and authority to enter into this Agreement and, subject to any approvals or consents referred to herein, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Grantee. This Agreement has been duly executed and delivered by Grantee.

          (b) Purchase Not for Distribution. This Option is not being, and any Option Shares or other securities acquired by Grantee upon exercise of the Option will not be, acquired with a view to the public distribution thereof.

          7. Adjustment Upon Changes in Capitalization, etc. In the event of any change in Issuer Common Stock by reason of a stock dividend, stock split, split up, recapitalization, combination, exchange of shares or similar transaction, the Purchase Price for the Option Shares; shall be adjusted appropriately.

          8. Listing. If Issuer Common Stock or any other securities to be acquired upon exercise of the Option are then authorized for quotation on the American Stock Exchange, NASDAQ, the New York Stock Exchange (NYSE) or any securities exchange, Issuer, upon the request of Grantee, will promptly file an application to authorize for quotation the shares of Issuer Common Stock or other securities to be acquired upon exercise of the Option on the American Stock Exchange, NASDAQ, NYSE or such other securities exchange and will use its best efforts to obtain approval of such listing as soon as practicable.

          9. Division of Option. This Agreement (and the Option granted hereby) are exchangeable, without expense, at the option of Grantee, upon presentation and surrender of this Agreement at the principal office of Issuer for other Agreements providing for an Option of a different denomination entitling the holder thereof to purchase in the aggregate the same or some lesser number of shares of Issuer Common Stock purchasable hereunder; provided, however, that in no event shall any Option be exercisable except in whole. The terms "Agreement" and "Option" as used herein include any other Agreements and related Options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of Issuer, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

          10. Miscellaneous. (a) Expenses. Except as otherwise provided in
Section 8, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the grant or exercise of this Option, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

          (b) Waiver and Amendment. Any provision of this Agreement may be waived at any time by the party that is entitled to the benefits of such provision. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

          (c) Entire Agreement; No Third-Party Beneficiary; Severability. This Agreement, together with the Merger Agreement and the other documents and instruments referred to herein and therein (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and (ii) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or a federal or state regulatory agency to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that the Option does not permit Grantee to acquire, or does not require Issuer to repurchase, the full number of shares of Issuer Common Stock as provided in Sections 3 and 8 (as adjusted pursuant to Section 7), it is the express intention of Issuer to allow Grantee to acquire or to require Issuer to repurchase such lesser number of shares as may be permissible without any amendment or modification hereof.

          (d) Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of California without regard to any applicable conflicts of law rules.

          (e) Descriptive Headings. The descriptive headings contained herein are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

          (f) Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be given (and shall be deemed to have been duly received if so given) by personal delivery, by telecopy, or by mail (registered or certified mail, postage prepaid, return receipt requested) to the parties as follows:

          If to Issuer:

                                  METROBANK
                                  10900 Wilshire Boulevard
                                  Los Angeles, California 90024
                                  Attention:  David Buell, Chief Executive
                                                      Officer

          with a copy to:

                                  LOEB AND LOEB
                                  1000 Wilshire Boulevard
                                  Suite 1800
                                  Los Angeles, California 90017
                                  Attention:  Robert S. Barry, Esq.

          If to Grantee:

                                  COMERICA INCORPORATED
                                  Corporate Secretary - Corporate Legal
                                  Department
                                  500 Woodward Avenue, 33rd Floor
                                  Detroit, Michigan 48226
                                  Attention:  Mark W. Yonkman
or to such other address as a party may have furnished to the others in writing in accordance with this paragraph, except that notices of change of address shall only be effective upon receipt. Any notice, demand or other communication given pursuant to the provisions of this Section 11(f) shall be deemed to have been given on the date actually delivered or three days following the date mailed, as the case may be.

          (g) Counterparts. This Agreement and any amendments hereto may be executed in two counterparts, each of which shall be considered one and the same agreement and shall become effective when both counterparts have been signed, it being understood that both parties need not sign the same counterpart.

          (h) Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder or under the Option shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party, except that Grantee may assign this Agreement to a wholly owned subsidiary of Grantee and Grantee may assign its rights hereunder in whole or in part after the occurrence of a Purchase Event, subject to approval of the California State Banking Department. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

          (i) Further Assurances. In the event of any exercise of the Option by Grantee, Issuer and Grantee shall execute and deliver all other documents and instruments and take all other action that may be reasonably necessary in order to consummate the transactions provided for by such exercise.

          (j) Specific Performance. The parties hereto agree that this Agreement may be enforced by either party through specific performance, injunctive relief and other equitable relief. Both parties further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such equitable relief and that this provision is without prejudice to any other rights that the parties hereto may have for any failure to perform this Agreement.

          IN WITNESS WHEREOF, Issuer and Grantee have caused this Stock Option Agreement to be signed by their respective officers thereunto duly authorized, all as of the day and year first written above.

                                        METROBANK


                                        By: /s/ David Buell
                                            ---------------------
                                        Name: David Buell
                                        Title: Chief Executive Officer


                                        COMERICA INCORPORATED


                                        By: /s/ Mark W. Yonkman
                                            ---------------------
                                        Name: Mark W. Yonkman
                                        Title: Vice President and
                                               Assistant Secretary

----------------------------------------------------------------------------

                                                         Annex F


                     FEDERAL DEPOSIT INSURANCE CORPORATION
                                WASHINGTON, D.C.

                                    FORM F-4

        QUARTERLY REPORT UNDER SECTION 13 OF THE SECURITIES EXCHANGE ACT
                  OF 1934 FOR THE QUARTER ENDED MARCH 31, 1995


                                   METROBANK
                (EXACT NAME OF BANK AS SPECIFIED IN ITS CHARTER)


                                   95-3271474
                       (IRS EMPLOYER IDENTIFICATION NO.)


               10900 WILSHIRE BOULEVARD, LOS ANGELES, CALIFORNIA
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)


                                     90024
                                   (ZIP CODE)


                                 (310) 824-5700
                 (BANK'S TELEPHONE NUMBER INCLUDING AREA CODE)

INDICATE BY CHECK-MARK WHETHER THE BANK (1) HAS FILED ALL REPORTS REQUIRED TO BE FILED BY SECTION 13 OF THE SECURITIES EXCHANGE ACT OF 1934 DURING THE PRECEDING TWELVE MONTHS (OR FOR SUCH SHORTER PERIODS THAT THE BANK WAS REQUIRED TO FILE SUCH REPORTS), AND (2) HAS BEEN SUBJECT TO SUCH FILING REQUIREMENTS FOR THE PAST NINETY DAYS.

                      YES      XX           NO  __________


THE NUMBER OF SHARES OF COMMON STOCK OUTSTANDING AS OF MARCH 31, 1995:
5,377,124


----------------------------------------------------------------------------

                               TABLE OF CONTENTS



PART I    FINANCIAL INFORMATION

          ITEM 1.   CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                    CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                    MARCH 31, 1995, DECEMBER 31, 1994 AND MARCH 31, 1994

                    CONSOLIDATED STATEMENTS OF EARNINGS
                    THREE MONTHS ENDED MARCH 31, 1995 AND MARCH 31, 1994

                    CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY THREE MONTHS ENDED MARCH 31, 1995 AND MARCH 31, 1994

                    CONSOLIDATED STATEMENTS OF CASH FLOWS
                    THREE MONTHS ENDED MARCH 31, 1995 AND MARCH 31, 1994

                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


          ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

METROBANK
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION



($ in thousands, except                                       MARCH 31,                     MARCH 31,
per share amounts)                                              1995         DECEMBER 31,     1994
                                                            (UNAUDITED)        1994        (UNAUDITED)

ASSETS
Cash and cash equivalents                                  $   84,389      $   96,824    $   92,536
Federal funds sold                                            110,000          90,000        35,000
Investment securities available for sale                       63,623          67,958        85,393
Investment securities held to maturity                        142,818         149,923       168,043
Gross loans                                                   658,449         614,257       576,720
Allowance for possible loan losses                            (13,690)        (12,791)      (13,467)
Investment in real estate                                      16,021          16,197        16,680
Accrued interest receivable                                     7,315           7,648         6,318
Other real estate owned, net                                      304           3,520         5,495
Premises and equipment, net                                     2,386           2,411         2,691
Other assets                                                   11,319          16,225         7,705
                                                           ----------      ----------    ----------
Total Assets                                               $1,082,934      $1,052,172    $  983,114
                                                           ==========      ==========    ==========

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
  Time certificates                                        $  195,908      $  141,640    $  109,021
  Other deposits                                              805,511         817,520       771,148
                                                           ----------      ----------    ----------
Total deposits                                              1,001,419         959,160       880,169
Securities sold under agreement to repurchase
  and federal funds purchased                                     750          13,825         1,500
Accrued interest payable                                          926             547           348
Funds payable on securities not yet settled                        --              --        30,901
Other liabilities                                               7,650           8,425         4,223
                                                           ----------      ----------    ----------
  Total liabilities                                         1,010,745         981,957       917,141

Shareholders' equity:
  Common stock                                                 44,018          44,019        34,333
  Unrealized gain (loss) on securities available for sale          16            (411)          867
  Retained earnings                                            28,155          26,607        30,773
                                                           ----------      ----------    ----------
    Total shareholders' equity                                 72,189          70,215        65,973
                                                           ----------      ----------    ----------
Total Liabilities and Shareholders' Equity                 $1,082,934      $1,052,172    $  983,114
                                                           ==========      ==========    ==========

Book value per share                                           $13.43          $13.06        $12.61

Standby letters of credit                                     $15,458          $5,412        $4,400

Ratio of average noninterest-bearing deposits
  to average total deposits                                     47.2%           50.5%         49.9%

Ratio of average gross loans to average
  total deposits                                                73.4%           69.9%         71.2%

Ratio of loan loss reserve to gross loans                       2.08%           2.08%         2.34%

Tier 1 leverage ratio                                            7.4%            7.2%          7.2%

Tier 1 capital ratio                                             9.7%           10.1%         10.3%

Risk-based capital ratio                                        10.9%           11.4%         11.3%
                                                           ==========      ==========    ==========



The accompanying notes are an integral part of these consolidated statements.

METROBANK
CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)



                                                        Quarter Ended March 31,

($ in thousands, except                                     1995          1994
per share amounts)
Interest income:
  Loans                                                 $   15,604   $   11,486
  U.S. Treasury securities                                   2,439        2,651
  Other securities                                             691          705
  Other interest income                                        181           19
                                                        ----------   ----------
                                                            18,915       14,861
Interest expense:
  Time certificates of deposit                               2,185          907
  Other deposits                                             2,211        1,680
  Securities sold under agreement to repurchase
    and federal funds purchased                                260          303
                                                        ----------   ----------
                                                             4,656        2,890
                                                        ----------   ----------
    Net interest income                                     14,259       11,971

Provision for possible loan losses                           1,100          415
                                                        ----------   ----------
    Net interest income after provision for possible
      loan losses                                           13,159       11,556


Noninterest income:
  Service charges on deposit accounts                          250          310
  Other noninterest income                                     875          808
                                                        ----------   ----------
                                                             1,125        1,118
Noninterest expense:
  Personnel expense                                          4,137        4,115
  Occupancy, furniture and equipment expense                 1,245        1,236
  Other noninterest expense                                  5,279        4,775
                                                        ----------   ----------
                                                            10,661       10,126
                                                        ----------   ----------
    Earnings before income taxes                             3,623        2,548


Provision for income taxes                                   1,597        1,053
Income tax credit                                             (330)        (285)
                                                        ----------   ----------
    Net earnings                                            $2,356       $1,780
                                                        ==========   ==========
    Earnings per share                                       $0.42        $0.34
    Dividends declared per share                             $0.15        $0.14
                                                        ==========   ==========
Weighted average shares outstanding                      5,672,750    5,232,281
                                                        ==========   ==========
Net return on average shareholders' equity                   13.4%        11.0%
Net return on average assets                                  1.0%         0.8%
                                                        ==========   ==========

The accompanying notes are an integral part of these consolidated statements.

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY



                                                                           Three months ended March 31, 1995
                                                   Common Stock
                                                 -----------------     Retained   Guarantee of          Unrealized
(Dollars in thousands)                           Shares     Amount     Earnings    ESOP Loan     Gain/(Loss) on Securities     Total
------------------------------------------------------------------------------------------------------------------------------------
BALANCE, December 31, 1994                       5,377,124   $ 44,019   $ 26,607   $     -                    $  (411)     $ 70,215

$0.15 per share cash dividend                            -          -       (808)        -                          -          (808)
Exercise of stock options                                -          -          -         -                          -             -
Adjustment for fractional shares
  of stock dividend                                      -         (1)         -         -                          -            (1)
Change in market valuation on securities
  available for sale                                     -          -          -         -                        427           427
Net earnings                                             -          -      2,356         -                          -         2,356
                                                 ---------   --------   --------   --------                   -------      --------
BALANCE, March 31, 1995                          5,377,124   $ 44,018   $ 28,155   $     -                    $    16      $ 72,189
                                                 =========   ========   ========   ========                   =======      ========






                                                                             Three months ended March 31, 1995
                                                   Common Stock
                                                 -----------------     Retained   Guarantee of           Unrealized
(Dollars in thousands)                           Shares     Amount     Earnings    ESOP Loan     Gain/(Loss) on Securities     Total
------------------------------------------------------------------------------------------------------------------------------------
BALANCE, December 31, 1993                       5,232,281   $ 34,333   $ 29,707   $   (288)                  $     0      $ 63,752

$0.14 per share cash dividend                            -          -       (714)         -                         -          (714)
Exercise of stock options                                -          -          -          -                         -             -
Reduction in indebtness for ESOP                         -          -          -        288                         -           288
Change in market valuation on securities
  available for sale                                     -          -          -          -                       867           867
Net earnings                                             -          -      1,780          -                         -         1,780
                                                 ---------   --------   --------   --------                   -------      --------
BALANCE, March 31, 1994                          5,232,281   $ 34,333   $ 30,773   $      0                   $   867      $ 65,973
                                                 =========   ========   ========   ========                   =======      ========



The accompanying notes are an intergral part of these consolidated statements.

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)




                                                                                       Quarter ended March 31,
                                                                                     1995                   1994
                                                                                            (in thousands)
                                                                                   ---------              ---------
CASH FLOW FROM OPERATING ACTIVITIES:
  Net Income                                                                       $   2,356              $   1,780
                                                                                   ---------              ---------

Adjustments to reconcile net income to net cash provided by (used in)
    operating activities:
  Net amortization of investment securities                                              619                    727
  Depreciation and amortization                                                          230                    225
  Provision for possible loan losses                                                   1,100                    415
  Loss on sale of OREO                                                                   104                      -
  Provision for OREO losses                                                              100                    250
  Loss on sale of FF&E                                                                     5                      -
  Decrease in deferred taxes                                                             917                    771
  Decrease (increase) in accrued interest receivable                                     333                   (384)
  Decrease (increase) in other assets                                                  3,685                    (65)
  Increase (decrease) in accrued interest payable                                        379                    (24)
  Decrease in other liabilities                                                         (775)                  (737)
                                                                                   ---------              ---------
    Total adjustments                                                                  6,697                  1,178
                                                                                   ---------              ---------
    Net cash provided by operating activities                                          9,053                  2,958
                                                                                   ---------              ---------

CASH FLOW FROM INVESTING ACTIVITIES:
  Purchase of investment securities available for sale                                   (42)                   (97)
  Proceeds from principal payments and maturities of investment securities            11,592                 14,525
  Loan fundings, net of principal collected                                          (43,996)               (10,782)
  Proceed from sales of other real estate owned                                        3,268                      -
  Purchase of premises and equipment                                                    (205)                   (62)
  Decrease in real estate investments                                                    176                    142
  Decrease (increase) in banker's acceptances                                           (657)                   236
                                                                                   ---------              ---------
    Net cash provided by (used in) investing activities                              (29,864)                 3,962
                                                                                   ---------              ---------

CASH FLOW FROM FINANCING ACTIVITIES:
  Net decrease in demand deposits, NOW, and savings                                  (12,009)                (3,753)
  Net increase (decrease) in certificates of deposit                                  54,268                 (1,465)
  Increase (decrease) in repurchase agreements and federal funds purchased           (13,075)                   400
  Dividends paid                                                                        (808)                  (714)
                                                                                   ---------              ---------
    Net cash provided by (used in) financing activities                               28,376                 (5,532)
                                                                                   ---------              ---------
Net increase in cash and cash equivalents                                              7,565                  1,388
                                                                                   ---------              ---------

CASH AND CASH EQUIVALENTS, BEGINNING OF THE YEAR                                     186,824                126,148
                                                                                   ---------              ---------
CASH AND CASH EQUIVALENTS, END OF FIRST QUARTER                                    $ 194,389              $ 127,536
                                                                                   ---------              ---------

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid during the first three months for:
    Interest                                                                       $   4,278              $   2,914
    Income taxes                                                                         350                      -
                                                                                   ---------              ---------

SUPPLEMENTAL DISCLOSURE OF NONCASH AND FINANCING ACTIVITIES:
  Guarantee of ESOP loan                                                           $       -              $    (288)
  Foreclosed real estate loans                                                           304                      -
                                                                                   =========              =========

The accompanying notes are an integral part of these statements.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



Note 1.    Basis of Presentation

           The accompanying consolidated statements of the financial condition of Metrobank at March 31, 1995 and 1994, and the consolidated statements of earnings, consolidated statements of changes in shareholders' equity and consolidated statements of cash flows for the periods presented, have been prepared by the Bank without an audit. In the opinion of Management, all adjustments necessary to present fairly the financial position, results of operations and statements of cash flows at March 31, 1995 and 1994 and for all periods presented have been made. Management has elected to omit substantially all of the disclosures required by generally accepted accounting principles, and, accordingly, these financial statements do not purport to present the Bank's financial position in accordance with generally accepted accounting principles.

           These financial statements should be read in conjunction with the consolidated financial statements contained in the Bank's Annual Report (Form F-2).

Note 2.    Investments

           Investment securities are stated at cost, with any discount or premium accreted or amortized to maturity using the effective interest method. Adjustments to the lower of cost or market value are made if Management does not intend to or is financially unable to hold the security to maturity, or if a decline in value indicates a possible impairment of the ability to recover principal. Realized gains and losses are determined on a specific identification basis.

           The Bank adopted the Statement of Financial Accounting
           Standards (SFAS) No. 115, "Accounting for Certain Investments in
           Debt and Equity Securities" on January 1, 1994. SFAS No. 115 requires that an entity classify and account for its investments in equity securities that have readily determinable fair values and for all of its investments in debt securities as either trading, available for sale, or held to maturity, and report these investments at fair value or amortized cost as stipulated by SFAS
           No. 115. Investments in debt securities shall be classified as held to maturity and recorded at amortized cost only if the Bank has a positive intent and ability to hold those securities to maturity. Securities that are purchased and held principally for the purpose of selling them in the near term (thus held for only a short period of time) shall be classified as trading securities. Securities classified as trading shall be carried at fair value with any unrealized gains or losses, net of tax, reflected in current earnings. At this time, the BANK does not have a trading portfolio. Investments not classified as either held to maturity or trading
           shall be classified as available for sale securities.   Securities
           classified as available for sale shall be carried at fair value with any unrealized gains or losses, net of tax, reflected as an addition or reduction of shareholders' equity.


Note 3.  Earnings Per Share

         Earnings per common share are based on the weighted-average number of shares outstanding during the period. Stock options have been included as common stock equivalents. On December 20, 1994, the Bank declared a 10% stock dividend, payable on January 20, 1995. This is a noncash dividend and has been excluded from the consolidated statement of cash flows. The earnings per common share for 1994 has been restated for the effect of the stock dividend.


Note 4.  Letters of Credit

         The Bank had outstanding letters of credit of $26.1 million as of March 31, 1995, $16.3 million as of December 31, 1994, and $11.0 million as of March 31, 1994.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS



Introduction

Management's discussion and analysis of financial condition and results of operations is designed to provide a better understanding of significant trends relating to the Bank's financial condition, results of operations, capital resources and liquidity. Management's discussion and analysis of its financial condition and results of operations should be read in conjunction with the consolidated financial statements and related notes to the financial statements of the Bank that appear elsewhere in this report.


Net Earnings

For the three month period ending March 31, 1995, the Bank reported net earnings of $2.4 million, or $0.42 per share, respectively, compared to $1.8 million, or $0.34 per share, respectively, for the same period in the prior year.


Net Interest Income

The Bank's operating results depend primarily on the level of net interest income (the difference between the interest earned on loans and investments less interest expense on deposits and other borrowings). A primary factor affecting the level of net interest income is the Bank's interest rate margin between the yield earned on interest-earning assets and the rate paid on interest-bearing liabilities.

The Bank's net interest income before provision for possible loan losses was $14.3 million for the quarter ended March 31, 1995, as compared to $12.0 million for the quarter ended March 31, 1994. A majority of this increase in net interest income was caused by an increase in interest income.

Interest and fee income was $18.9 million for the first quarter of 1995 compared to $14.9 million for the first quarter of 1994. Total interest income increased by approximately $4.0 million for the quarter ended March 31, 1995, as compared to the quarter ended March 31, 1994. Average earning assets for the quarter ended March 31, 1995 was $867.4 million, as compared to $804.2 million in the prior year. This increase in earning assets resulted in an increase in interest income of approximately $1.6 million. Additionally, the average interest rate on earning assets increased 1.35% to 8.84% in the first quarter of 1995 as compared to the first quarter of 1994. This increase resulted in an additional $2.4 million in interest income.

Total interest expense was $4.6 million for the quarter ended March 31, 1995, compared to $2.9 million in the prior year. The Bank's average cost of funds increased 1.26% to 3.95%. This increase resulted in an additional expense of $1.2 million. The Bank also increased its level of interest-bearing funds by $43.0 million which increased interest expense by approximately $500,000.

Total loan interest and fee income for the first quarter of 1995 was $15.6 million, compared to $11.5 million for the first quarter of 1994. This increase of approximately $4.1 million resulted from an increase in average loans of $72.1 million over the prior year, which increased interest income by approximately $1.8 million. The average rate on loans for the quarter ended March 31, 1995 was 9.90%, which is a 1.69% increase from 8.21% for the prior year. This increase resulted in an additional $2.3 million in interest income.

Interest on investment securities was $3.1 million for the first quarter of 1995, compared to $3.3 million in the prior year. This decrease of approximately $200,000 is due to the decrease in average investment securities of $20.0 million. This decrease in average balances reduced interest income by $300,000 from the prior year.

Interest expense on time deposits was $2.2 million for the quarter ended March 31, 1995, compared to $900,000 for the quarter ended March 31, 1994. This increase of $1.3 million is due to a $54.6 million increase in the average balance of time deposits. This increase in time deposits resulted in an additional expense of approximately $800,000. The average cost of time deposits also increased 2.04% to 5.51% for the first quarter of 1995. This increase resulted in an increase in interest expense of approximately $500,000.

The interest expense on other interest-bearing deposits increased to $2.2 million for the first quarter of 1995 from $1.7 million in the same period of 1994. This increase is due to the average cost of funds increasing 0.67% to 3.00% for the first quarter of 1995. The increase resulted in an additional $500,000 of interest expense.

Average borrowings for the first quarter of 1995 were $18.2 million, or $17.9 million below the prior year. This decrease in the average borrowings decreased interest expense by approximately $200,000. The average rate increased 2.37% from the first quarter of 1994 to 5.73% in 1995, resulting in an additional $200,000 in interest expense.

The table below details the changes in interest income and interest expense by component, and the amount of change attributable to variations in interest rates and average balances:



                                                             Quarter ended March 31, 1995
                                                           over Quarter ended March 31, 1994
                                             --------------------------------------------------------------


                                                    Total
                                                   Increase                     Change Due To:
         In thousands                             (Decrease)             Rate                     Volume
                                               --------------      ---------------           ---------------
         INTEREST INCOME:
         Loans and bankers' acceptances          $   4,118            $   2,358                 $   1,760
         Investment securities                        (226)                  62                      (288)
         Other interest income                         162                   16                       146
                                                 ---------            ---------                 ---------
              Total                              $   4,054            $   2,436                 $   1,618
                                                 ---------            ---------                 ---------
         INTEREST EXPENSE:
         NOW and money market deposits                 528                  487                        41
         Savings deposits                                3                    0                         3
         Time deposits                               1,278                  535                       743
         Funds purchased and securities sold
             under agreements to repurchase            (43)                 211                      (254)
                                                 ---------            ---------                 ---------
               Total                             $   1,766            $   1,233                 $     533
                                                 ---------            ---------                 ---------
         Net interest income                     $   2,288            $   1,203                 $   1,085
                                                 =========            =========                 =========




Provision for Possible Loan Losses

The Bank maintains an allowance for loan losses at a level which management deems adequate to offset potential losses. Loans deemed to be uncollectible are charged to this allowance; subsequent recoveries, if any, are credited back to the allowance. Additions to the allowance are made on a regular basis through charges to operations and are reflected in the Bank's statement of earnings as a provision for possible loan losses. The balance of the allowance for possible loan losses reflects the amount which, in management's judgement, is adequate to provide for potential loan losses after weighing the mix of the loan portfolio, current economic conditions, past loan loss experience and other factors relevant to estimating loan losses. The adequacy of the allowance for possible loan losses is also evaluated relative to the level of non-performing loans (those for which principal or interest is past due more than 90 days and those on nonaccrual status).

In evaluating the adequacy of the allowance for possible loan losses, management also reviews the balance of the allowance as a percentage of loans outstanding less loans considered secured. Such security generally is composed of cash and first trust deeds on real property. The existence of collateral does not, however, eliminate all credit risk as property acquired through foreclosure ("OREO") may not be saleable for an amount sufficient to offset the entire loan amount and costs associated with foreclosure. Although management believes that the allowance for possible loan losses is adequate, future provisions will be subject to continuing evaluation of risks inherent in the loan portfolio.

The Bank adopted SFAS No. 114, "Accounting by Creditors for Impairment of a Loan" on January 1, 1995. SFAS No. 114 requires that the Bank determine the allowance for possible loan losses for an impaired loan by estimating the present value of the expected cash flows using the contractual interest rate of the loan as a discount rate. Alternatively, the fair value of the collateral may be used if the loan is collateral dependent. A loan is considered impaired when it becomes probable that a borrower will not be able to pay all amounts due according to the contractual terms of the loan agreement. The Bank considers any loan that is placed on nonaccrual status as impaired, and evaluates each credit per the guidelines outlined in SFAS No. 114. This accounting pronouncement has not had a material impact on the financial position of the Bank or on the consolidated statements of earnings.

The provision for possible loan losses of $1.1 million was $700,000 more than the provision in the first quarter of the prior year. Management's intention is to maintain the allowance for possible loan losses at a level sufficient to provide for its loss expectations. The Bank's ratio of the allowance to total loans was 2.08% and 2.34% as of March 31, 1995 and March 31, 1994, respectively.

Loan charge-offs (net of recoveries) for the three months ended March 31, 1995 totalled approximately $201,000. This compares to net charge-offs of $53,000 for the three months ended March 31, 1994. This increase during the first quarter is primarily attributable to the charge-off of real estate credits.

The ability of the Bank's borrowers to repay their loans is dependent, to a large extent, on the overall economic climate as well as real estate values in Southern California. As of December 31, 1994, the Bank had approximately $16.8 million in nonperforming assets which consisted primarily of $3.5 million in other real estate owned, $11.3 million of nonaccrual loans and $2.0 million in loans which were over ninety days delinquent with respect to principal or interest. As of March 31, 1995, the Bank had approximately $15.9 million in nonperforming assets of which consisted of $300,000 in other real estate owned, $14.2 million of nonaccrual loans and $1.4 million in loans which were over ninety days delinquent with respect to either principal or interest. Total nonperforming assets expressed as a percentage of total assets as of December 31, 1994 and March 31, 1995 was approximately 1.60% and 1.47%, respectively.


Noninterest Income

Noninterest income totalled $1.1 million for the quarters ended March 31, 1995 and March 31, 1994. There was no significant change in noninterest income from the prior year's period.


Noninterest Expense

Noninterest expense totalled $10.6 million for the first quarter of 1995 as compared to $10.1 million for the first quarter of 1994. This increase of $500,000 was primarily the result of an increase of $1.0 million in data processing and other services paid on behalf of certain depository relationships. This is directly attributable to an increase in the costs of servicing noninterest-bearing deposits. Average noninterest-bearing deposits totalled $410.9 million for the first quarter of 1995 compared to $398.0 million for the first quarter of 1994. In addition, other real estate owned provisions and expenses increased $200,000 compared to the first quarter of 1994. These increases were offset by a $400,000 decrease in professional services and a $300,000 decrease in all other noninterest expenses.


Income Taxes

The Bank's effective tax rate for the three months ended March 31, 1995 was approximately 34.97%, compared to 30.14% for the three months ended March 31, 1994. The Bank's effective tax rate is less than the statutory rate primarily as a result of the utilization of income tax credits generated by its low income housing project. The utilization of these credits, however, is subject to certain alternative minimum tax limitations.


Capital Resources

As of March 31, 1995, shareholders' equity totalled $72.2 million, an increase of approximately $6.2 million from March 31, 1994. This increase in equity was caused by net income of $8.7 million for the twelve months ended March 31, 1995 and $1.3 million in additional capital as a result of the exercise of stock options. This was offset by the declaration of cash dividends totalling $3.0 million during the past twelve months and a $800,000 decrease in the unrealized gain on securities classified as available for sale. As of March 31, 1995, the Bank's risk-based capital ratio and tier one capital ratio were 10.9% and 9.7%, respectively. Both ratios exceed the regulatory requirements of 8.0% and 4.0%, respectively. As of March 31, 1994, the Bank's risk-based capital and tier one capital ratios were 11.3% and 10.3%, respectively. Additionally, on July 6, 1993 the Bank entered into a Memorandum of Understanding (MOU) with the Federal Deposit Insurance Corporation (FDIC). The FDIC mandated that the Bank must maintain a tier 1 leverage capital ratio of at least 6.5%. The Bank's tier 1 leverage capital ratio as of March 31, 1995 and March 31, 1994 was 7.4% and 7.2%, respectively. Based upon the results of its most recent examination, the Bank was notified in the first quarter of 1995 that the FDIC was removing the Bank from its MOU.


Investments and Liquidity

Beginning January 1, 1994, Metrobank was required to implement Statement of Financial Accounting Standards (SFAS) No. 115, "Accounting for Certain Investments in Debt and Equity Securities." This statement requires that institutions classify investment securities as either held to maturity, available for sale, or trading. Investments classified as held to maturity will be carried at amortized cost. Investments classified as available for sale must be marked to market with unrealized gains or losses, net of the taxes, included in equity. Trading securities must also be marked to market, however, unrealized gains or losses must be reflected in current earnings.

During the second quarter of 1993, prior to the adoption of SFAS No. 115, Metrobank had classified its investment securities as either held to maturity or held for sale. The Bank does not anticipate holding any securities in a trading account. As of March 31, 1995, the Bank had approximately $206.4 million in investment securities, consisting of $168.1 million in U.S. Treasury securities, $35.1 million in mortgage-backed securities and $3.2 million in FHLB stock and other securities. $60.6 million of the U.S. Treasury securities and the FHLB stock have been classified as available for sale, while the remainder of the Treasury securities, as well as the mortgage-backed securities have been classified as held to maturity. As of March 31, 1995, the Bank had a $29,000 pre-tax unrealized gain in the available for sale portion of the U.S. Treasury securities portfolio, and a $3.2 million pre-tax unrealized loss in the held to maturity portion of the portfolio.

The liquidity levels of the Bank are managed by its Asset/Liability Management Committee. This committee is charged with the responsibility of ensuring that reserve balances are maintained and to ensure that the Bank obtains funds necessary to meet existing deposit outflow requirements, as well as asset growth. The Bank's primary source of funds is derived from principal and interest payments on loans, principal and interest payments on its investment portfolio, generation of noninterest-bearing and interest-bearing deposits, and, to a lesser extent, borrowings.

Inasmuch as a significant portion of the Bank's deposit base is concentrated in specialized niche industries (for example, escrow and title insurance companies), which closely parallel the real estate economy in Southern California, the Bank is subject to fluctuations in demand deposits. To mitigate this exposure, the Bank operates a money desk as a means of supplementing funding activities. Additionally, the Bank has established unsecured credit facilities of approximately $100.0 million, or 9.99% of total deposits, and secured credit facilities of $135.4 million, or 13.52% of total deposits. The combination of these facilities provides the Bank with a secondary source of liquidity of approximately $235.4 million, or 23.51% of total deposits.


Definitive Agreement to Acquire National Bank of Long Beach

On September 1, 1994, Metrobank entered into a definitive agreement to purchase National Bank of Long Beach from its Danish parent, Topdanmark Bank A/S. According to the terms of the agreement, Metrobank will purchase all outstanding common and preferred National Bank of Long Beach stock for cash at book value subject to certain valuation adjustments. The transaction, approved by the regulatory agencies during the first quarter of 1995, closed during April 1995.

As of March 31, 1995, National Bank of Long Beach had approximately $127.2 million in gross loans and $189.3 million in total deposits. Shareholder's equity at March 31, 1995 totalled approximately $26.4 million. Additionally, Metrobank has agreed to acquire certain nonclassified performing loans which are currently participated from National Bank of Long Beach to its parent. These loans total approximately $11.4 million.

                                   SIGNATURES


Pursuant to the requirements of Section 13 of the Securities Exchange Act of 1934, the Bank has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:    May 10, 1995                                     Metrobank
                                           ------------------------------------
                                           (Bank)



                                      By:   /s/  David P. Malone
                                           ----------------------------------
                                           David P. Malone
                                           Executive Vice President
                                           Chief Financial Officer


Pursuant to the requirements of the Securities Exchange Act of 1934, this Report has been signed below by the following persons on behalf of the Bank in the capacities indicated on the date set forth above.


         Signature




  /s/ Eugene Louie
-----------------------------------
Eugene Louie
First Vice President/Controller
(Principal Accounting Officer)

                                                                      ANNEX G
  ----------------------------------------------------------------------------


                     FEDERAL DEPOSIT INSURANCE CORPORATION
                                WASHINGTON, D.C.

                                    FORM F-4

        QUARTERLY REPORT UNDER SECTION 13 OF THE SECURITIES EXCHANGE ACT
                  OF 1934 FOR THE QUARTER ENDED JUNE 30, 1995


                                   METROBANK
                (EXACT NAME OF BANK AS SPECIFIED IN ITS CHARTER)


                                   95-3271474
                       (IRS EMPLOYER IDENTIFICATION NO.)


               10900 WILSHIRE BOULEVARD, LOS ANGELES, CALIFORNIA
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)


                                     90024
                                   (ZIP CODE)


                                 (310) 824-5700
                 (BANK'S TELEPHONE NUMBER INCLUDING AREA CODE)

INDICATE BY CHECK-MARK WHETHER THE BANK (1) HAS FILED ALL REPORTS REQUIRED TO BE FILED BY SECTION 13 OF THE SECURITIES EXCHANGE ACT OF 1934 DURING THE PRECEDING TWELVE MONTHS (OR FOR SUCH SHORTER PERIODS THAT THE BANK WAS REQUIRED TO FILE SUCH REPORTS), AND (2) HAS BEEN SUBJECT TO SUCH FILING REQUIREMENTS FOR THE PAST NINETY DAYS.

                      YES      XX           NO
                          -----------           -------------

THE NUMBER OF SHARES OF COMMON STOCK OUTSTANDING AS OF JUNE 30, 1995: 5,475,387


  ----------------------------------------------------------------------------

                               TABLE OF CONTENTS



FINANCIAL INFORMATION

1. CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

 A) CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
    JUNE 30, 1995, DECEMBER 31, 1994 AND JUNE 30, 1994  . . . . . . . . . . . . . . . . . . . .  PAGE  3

 B) CONSOLIDATED STATEMENTS OF EARNINGS
    THREE MONTHS AND SIX MONTHS ENDED JUNE 30, 1995
    AND JUNE 30, 1994   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  PAGE  4

 C) CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY
    SIX MONTHS ENDED JUNE 30, 1995 AND JUNE 30, 1994  . . . . . . . . . . . . . . . . . . . . .  PAGE  5

 D) CONSOLIDATED STATEMENTS OF CASH FLOWS
    SIX MONTHS ENDED JUNE 30, 1995 AND JUNE 30, 1994  . . . . . . . . . . . . . . . . . . . . .  PAGE  6

 E) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  . . . . . . . . . . . . . . . . . . . . . . . .  PAGE  7


2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
   AND RESULTS OF OPERATIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  PAGE 11

METROBANK
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

                                          June 30,                 June 30,
                                           1995      December 31,    1994
(Dollars in thousands, except per       (Unaudited)       1994   (Unaudited)
share amounts)
                                       --------------------------------------
ASSETS
Cash and cash equivalents               $   123,680   $   96,824   $  105,631
Federal funds sold                          170,000       90,000       30,000
Investment securities available for sale          -       67,958      162,150
Investment securities held to maturity      215,986      149,923       76,298
Gross loans                                 781,864      614,257      596,720
Allowance for possible loan losses          (15,651)     (12,791)     (13,625)
Accrued interest receivable                   7,237        7,648        5,588
Other real estate owned, net                  1,060        3,520        5,145
Premises and equipment, net                   3,594        2,411        2,695
Investment in real estate                    15,846       16,197       16,538
Other assets                                 17,627       16,225        9,808
                                        -----------  -----------   ----------
Total Assets                            $ 1,321,243  $ 1,052,172   $  996,948
                                        ===========  ===========   ==========

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
 Time certificates                       $  202,736  $   141,640   $  128,351
 Other deposits                           1,026,576      817,520      781,442
                                        -----------  -----------   ----------
Total deposits                            1,229,312      959,160      909,793
Securities sold under agreement to
  repurchase and federal funds
  purchased                                   6,875       13,825       13,830
Accrued interest payable                      1,125          547          380
Other liabilities                             9,128        8,425        6,245
                                        -----------  -----------   ----------
  Total liabilities                       1,246,440      981,957      930,248

Shareholders' equity:
  Common stock                               44,757       44,019       34,717
  Retained earnings                          30,046       26,607       31,757
  Unrealized gain (loss) on securities
    available for sale                           --         (411)         226
                                        -----------  -----------   ----------
    Total shareholders' equity               74,803       70,215       66,700
                                        -----------  -----------   ----------
Total Liabilities and
    Shareholders' Equity                $ 1,321,243  $ 1,052,172   $  996,948
                                        ===========  ===========   ==========


Book value per share                         $13.66       $13.06       $12.65

Standby letters of credit                   $10,607       $5,412       $5,137

Ratio of average noninterest-bearing
    deposits to average total deposits       46.3%        50.5%         51.3%

Ratio of average gross loans to average
    total deposits                           72.2%        69.9%         70.1%

Ratio of loan loss reserve to gross loans    2.00%        2.08%         2.28%

Tier 1 leverage ratio                         6.1%         7.2%          7.0%

Tier 1 capital ratio                          8.2%        10.1%          9.9%

Risk-based capital ratio                      9.5%        11.4%         11.2%

The accompanying notes are an integral part of these consolidated statements.

METROBANK
CONSOLIDATED STATEMENTS OF EARNINGS
(UNAUDITED)


                                                       Three months ended June 30,   Six months ended June 30,
                                                             1995        1994           1995        1994
(Dollars in thousands, execept per share amounts)     ------------------------------------------------------
Interest income:
  Loans                                                $   19,775  $   12,565     $   35,379  $   24,051
  U.S. Treasury securities                                  2,691       2,942          5,130       5,593
  Other securities                                            721         681          1,412       1,386
  Other interest income                                       723          36            904          55
                                                       ----------   ---------      ---------   ---------
                                                           23,910      16,224         42,825      31,085
Interest expense:
  Time certificates of deposit                              3,112       1,081          5,297       1,988
  Other deposits                                            2,887       1,763          5,098       3,443
  Securities sold under agreement to repurchase
    and federal funds purchased                                68         396            328         699
                                                       ----------   ---------      ---------   ---------
                                                            6,067       3,240         10,723       6,130
                                                       ----------   ---------      ---------   ---------
    Net interest income                                    17,843      12,984         32,102      24,955

Provision for possible loan losses                          1,200       1,000          2,300       1,415
                                                       ----------   ---------      ---------   ---------
    Net interest income after provision for possible
      loan losses                                          16,643      11,984         29,802      23,540

Noninterest income:
  Service charges on deposit accounts                         354         287            604         597
  Gain on sale of securities                                  212          --            212          --
  Other noninterest income                                  1,023         830          1,898       1,638
                                                       ----------   ---------      ---------   ---------
                                                            1,589       1,117          2,714       2,235
Noninterest expense:
  Personnel expense                                         5,569       3,985          9,706       8,100
  Occupancy, furniture and equipment expense                1,518       1,267          2,763       2,503
  Other noninterest expense                                 6,961       5,488         12,240      10,263
                                                       ----------   ---------      ---------   ---------
                                                           14,048      10,740         24,709      20,866
                                                       ----------   ---------      ---------   ---------
    Earnings before income taxes                            4,184       2,361          7,807       4,909

Provision for income taxes                                  1,882         976          3,479       2,029
Income tax credit                                            (395)       (315)          (725)       (600)
                                                       ----------   ---------      ---------   ---------
    Net earnings                                       $    2,697  $    1,700     $    5,053  $    3,480
                                                       ==========  ==========     ==========  ==========
    Earnings per share                                      $0.47       $0.31          $0.88       $0.64
    Dividends declared per share                            $0.15       $0.14          $0.30       $0.27
                                                       ==========   =========     =========== ==========
Weighted average shares outstanding                     5,749,823   5,563,625      5,738,810   5,480,951
                                                       ==========   ==========    ==========  ==========

Net return on average shareholders' equity                  14.7%       10.3%          14.1%       10.6%
Net return on average assets                                 0.9%        0.7%           0.9%        0.8%
                                                       ==========   ==========    ==========  ==========


The accompanying notes are an integral part of these consolidated statements.

METROBANK
CONSOLIDATED STATEMENTS OF CHANGES ON SHAREHOLDERS' EQUITY
(UNAUDITED)



                                                             Six months ended June 30, 1995
                                     -------------------------------------------------------------------------------
                                            Common Stock                                      Unrealized
                                     -----------------------     Retained     Guarantee of    Gain/(Loss)
(Dollars in thousands)                 Shares         Amount     Earnings      ESOP Loan     on Securities    Total
                                     -------------------------------------------------------------------------------
Balance, December 31, 1994           5,377,124       $ 44,019    $  26,607      $     --       $   (411)   $  70,215

$0.30 per share cash dividend               --             --       (1,614)           --             --       (1,614)
Exercise of stock options               98,263            739           --            --             --          739
Adjustment for fractional shares
     of stock dividend                      --             (1)          --            --             --           (1)
Change in market valuation on
     securities available for sale          --             --           --            --            411          411
Net earnings                                --             --        5,053            --             --        5,053
                                     ---------       --------    ---------     ---------      ---------    ---------
Balance, June 30, 1995               5,475,387       $ 44,757    $  30,046     $      --      $      --    $  74,803
                                     =========       ========    =========     =========      =========    =========

                                                             Six months ended June 30, 1995
                                     -------------------------------------------------------------------------------
                                            Common Stock                                      Unrealized
                                     -----------------------     Retained     Guarantee of    Gain/(Loss)
(Dollars in thousands)                 Shares         Amount     Earnings      ESOP Loan     on Securities    Total
                                     -------------------------------------------------------------------------------
Balance, December 31, 1993           5,232,281       $ 34,333    $  29,707      $   (288)     $      --    $  63,752

$0.27 per share cash dividend               --             --       (1,430)           --             --       (1,430)
Exercise of stock options               43,368            384           --            --             --          384
Reduction in indebtness for ESOP            --             --           --           288             --          288
Change in market valuation on
     securities available for sale          --             --           --            --            226          226
Net earnings                                --             --        3,480            --             --        3,480
                                     ---------       --------    ---------     ---------      ---------    ---------
Balance, June 30, 1994               5,275,649       $ 34,717    $  31,757      $     --      $     226    $  66,700
                                     =========       ========    =========     =========      =========    =========

The accompanying notes are an integral part of these consolidated statements.

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)


                                                                Six months ended June 30,
(Dollars in thousands)                                               1995                 1994
                                                                ------------------------------
CASH FLOW FROM OPERATING ACTIVITIES:
  Net Income                                                    $   5,053            $   3,480

Adjustments to reconcile net income to net
    cash provided by (used in)  operating activities:
  Net amortization of investment securities                         1,048                1,398
  Depreciation and amortization of premises and equipment             518                  453
  Provision for possible loan losses                                2,300                1,415
  Provision for other real estate owned                               100                  600
  Loss on sales of other real estate owned                            162                   --
  Gain on sales of investment securities                             (212)                  --
  Loss on sales of equipment                                            1                   --
  Amortization of intangibles                                          52                   --
  Increase in deferred taxes                                       (2,101)                (433)
  Decrease (increase) in accrued interest receivable                  411                 (158)
  Decrease (increase) in other assets                                 357                 (512)
  Increase in accrued interest payable                                578                    8
  Increase in other liabilities                                       703                1,284
                                                                ---------            ---------
    Total adjustments                                               3,917                4,055
                                                                ---------            ---------
    Net cash provided by operating activities                       8,970                7,535
                                                                ---------            ---------

CASH FLOW FROM INVESTING ACTIVITIES:
  Purchase of investment securities available for sale                (75)             (30,524)
  Purchase of investment securities held to maturity             (105,616)                  --
  Proceeds from sales of investment securities                     85,432                   --
  Proceeds from principal payments and maturities on
       investment securities                                       22,018               27,779
  Loan fundings, net of principal collected                      (167,877)             (30,341)
  Proceeds from sales of other real estate owned                    3,960                   --
  Proceeds from sales of equipment                                      8                   --
  Purchase of premises and equipment                               (1,710)                (294)
  Decrease in investment in real estate                               351                  285
  Increase in banker's acceptances                                   (931)              (1,047)
                                                                ---------            ---------
    Net cash used in investing activities                        (164,440)             (34,142)
                                                                ---------            ---------

CASH FLOW FROM FINANCING ACTIVITIES:
  Net increase in demand deposits, money market, NOW,
       and savings accounts                                       209,056                6,541
  Net increase in time certificates                                61,096               17,865
  Net increase (decrease) in securities sold under agreement
       to repurchase and federal funds purchased                   (6,950)              12,730
  Dividends paid                                                   (1,615)              (1,430)
  Stock options exercised                                             739                  384
                                                                ---------            ---------
    Net cash provided by financing activities                     262,326               36,090
                                                                ---------            ---------
Net increase in cash and cash equivalents                         106,856                9,483
                                                                ---------            ---------

CASH AND CASH EQUIVALENTS, BEGINNING OF THE YEAR                  186,824              126,148
                                                                ---------            ---------
CASH AND CASH EQUIVALENTS, END OF SECOND QUARTER                $ 293,680            $ 135,631
                                                                ---------            ---------

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid during the first six months for:
    Interest                                                    $  10,146            $   3,208
    Income taxes                                                    1,065                1,865
                                                                ---------            ---------

SUPPLEMENTAL DISCLOSURE OF NONCASH AND FINANCING ACTIVITIES:
  Foreclosed real estate loans                                        120                   --
  Loans made in conjuction with the sale of real estate owned       1,008                   --
                                                                =========            =========

The accompanying notes are an integral part of these consolidated statements.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1.  Basis of Presentation

             The accompanying consolidated statements of the financial condition of Metrobank (the Bank) at June 30, 1995 and 1994, and the consolidated statements of earnings, consolidated statements of changes in shareholders' equity and consolidated statements of cash flows for the periods presented, have been prepared by the Bank without an audit. In the opinion of Management, all adjustments necessary to present fairly the financial position, results of operations and statements of cash flows at June 30, 1995 and 1994 and for all periods presented have been made. Management has elected to omit substantially all of the disclosures required by generally accepted accounting principles, and, accordingly, these financial statements do not purport to present the Bank's financial position in accordance with generally accepted accounting principles.

             These financial statements should be read in conjunction with the consolidated financial statements contained in the Bank's Annual Report (Form F-2).


Note 2.  Acquisition

             On April 3, 1995, the Bank acquired National Bank of Long Beach, a commercial business bank located in Long Beach with assets of approximately $219.6 million, for $25.1 million in cash. The acquisition was recorded using the purchase method of accounting. The results of operations are included in the statements of earnings beginning April 1, 1995, the effective date of the acquisition. Goodwill and core deposit intangibles arising from the purchase totaled $2.5 million. Goodwill of $1.2 million is being amortized over 15 years on a straight-line basis. Core deposit intangible of $1.3 million is being amortized over its useful economic life, not to exceed 10 years.

             The following unaudited pro forma statements of earnings are provided for informational purposes only. This information is being presented as if the acquisition of National Bank of Long Beach had taken effect at the beginning of each period.

                                                                            Six months ended June 30,
             In thousands                                                         1995            1994
                                                                           -----------      ----------
             Interest income                                                  $47,440          $38,471
             Interest expense                                                  11,590            7,542
                                                                             --------        ---------
             Net interest income                                               35,850           30,929
             Provision for possible loan losses                                 2,300            1,515
                                                                            ---------        ---------
             Net interest income after provision for possible loan losses      33,550           29,414
             Noninterest income                                                 3,282            3,804
             Noninterest expense                                               31,929           27,701
                                                                             --------         --------
             Earnings before income taxes                                       4,903            5,517
             Provision for income taxes                                         1,654            1,681
                                                                            ---------        ---------
             Net earnings                                                    $  3,249         $  3,836
                                                                             ========         ========

             Earnings per share                                                $0.57             $0.70


Note 3.  Investments

             Investment securities are stated at cost, with any discount or premium accreted or amortized to maturity using the effective interest method. Adjustments to the lower of cost or market value are made if Management does not intend to or is financially unable to hold the security to maturity, or if a decline in value indicates a possible impairment of the ability to recover principal. Realized gains and losses are determined on a specific identification basis.

             The Bank adopted the Statement of Financial Accounting Standards
             (SFAS) No. 115, "Accounting for Certain Investments in Debt and Equity Securities" on January 1, 1994. SFAS No. 115 requires that an entity classify and account for its investments in equity securities that have readily determinable fair values and for all of its investments in debt securities as either trading, available for sale, or held to maturity, and report these investments at fair value or amortized cost as stipulated by SFAS No. 115. Investments in debt securities shall be classified as held to maturity and recorded at amortized cost only if the Bank has a positive intent and ability to hold those securities to maturity. Securities that are purchased and held principally for the purpose of selling them in the near term (thus held for only a short period of time) shall be classified as trading securities. Securities classified as trading shall be carried at fair value with any unrealized gains or losses, net of tax, reflected in current earnings. At this time, the Bank does not have a trading portfolio. Investments not classified as either held to maturity or trading shall be classified as available for sale securities. Securities classified as available for sale shall be carried at fair value with any unrealized gains or losses, net of tax, reflected as an addition or reduction of shareholders' equity.


Note 4.  Impaired Loans

             Effective January 1, 1995, the Bank adopted SFAS No. 114, "Accounting by Creditors for Impairment of a Loan," as amended by SFAS No. 118, "Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosures." SFAS No. 114 requires loans to be measured for impairment using one of three methods when it is probable that all amounts, including principal and interest, will not be collected in accordance with the contractual terms of the loan agreement. The amount of impairment and any subsequent changes are recorded through the provision for loan losses as an adjustment to the allowance for possible loan losses. SFAS No. 114 applies to all loans, whether collateralized or uncollateralized, except for large groups of smaller-balance homogenous loans that are collectively evaluated for impairment, loans that are measured at fair value or at the lower of cost or fair value, leases, and debt securities. In addition, it applies to all loans that are restructured in a troubled debt restructuring involving a modification of terms. However, such loans restructured prior to the effective date of SFAS No. 114 that are performing in accordance with their restructured terms are accounting for in accordance with SFAS No. 15, "Accounting by Debtors and Creditors for Troubled Debt Restructurings."

             As required by SFAS No. 114, the Bank generally measures impairment based upon the present value of the loan's expected future cash flows, except where foreclosure or liquidation is probable or when the primary source of repayment is provided by real estate collateral. In these circumstances, impairment is measured based upon the fair value of the collateral. In addition, in certain rare circumstances, impairment may be based on the loan's observable market value.

             Generally, the Bank evaluates a loan for impairment in accordance with SFAS No. 114 when it is placed on nonaccrual status and a portion is internally risk rated as substandard or doubtful. Adopting SFAS No. 114 did not affect the Bank's charge-off policy. All of the Bank's impaired loans at June 30, 1995 were on nonaccrual status.

             The adoption of SFAS No. 114 did not have a material effect on the Bank's financial position or results of operations.

             The following is a summary of loans considered to be impaired in accordance with SFAS No. 114:

             In thousands                                                                         June 30, 1995
                                                                                                  -------------
             Recorded investment in impaired loans not requiring an allowance for possible
                 loan losses as determined in accordance with SFAS No. 114 (1)                          $15,769
             Recorded investment in impaired loans requiring an allowance for possible
                 loans losses as determined in accordance with SFAS No. 114 (2)                           3,559
                                                                                                        -------
                 Total recorded investment in impaired loans                                            $19,328
                                                                                                        =======

             (1) These loans do not require an allowance for possible loan losses in accordance with SFAS No. 114 since the values of the impaired loans equal or exceed the recorded investments in the loans.

             (2) These loans required an allowance for possible loan losses in accordance with SFAS No. 114 since the value of the impaired loans was less than the recorded investments in the loans. As of June 30, 1995, the required allowance for possible loan losses on these loans was $600,000.


             Of the recorded investment in impaired loans of $19.3 million at June 30, 1995, $15.7 million was evaluated using the fair value of the collateral and $3.6 million was evaluated using the present value of the loan's expected future cash flows.

             The average recorded investment in impaired loans for the three and six months ended June 30, 1995 were $18.7 million and $9.4 million, respectively.

             The Bank's policy for recognizing interest income on impaired loans is the same as the policy applied to nonaccrual loans prior to the adoption of SFAS No. 114. When the collectibility of the total principal on a loan is in doubt, all payments received are applied as a reduction to principal. Interest payments are credited to interest income when the total collectibility of the principal is not in doubt. There was no interest income recognized on impaired loans for the three and six months ended June 30, 1995.

Note 5.  Allowance for Possible Loan Losses

             The following is an analysis of the activity in the allowance for possible loan losses:

                                                 3 Mths Ended     3 Mths Ended    6 Mths Ended      6 Mths Ended
             In thousands                       June 30, 1995    June 30, 1994    June 30, 1995     June 30, 1994
                                                -------------    -------------    -------------     -------------
             Balance, beginning of period             $13,690          $13,467         $12,791          $13,104

             Loans charged-off                          4,752            1,087           5,071            1,369
             Recoveries on loans previously
                 charged-off                              192              245             310              475
                                                      -------          -------         -------          -------
             Net loan charge-offs                       4,560              842           4,761              894

             Provision for possible loan losses         1,200            1,000           2,300            1,415
             Acquisitions                               5,321                0           5,321                0
                                                      -------          -------         -------          -------
             Balance, end of period                   $15,651          $13,625         $15,651          $13,625
                                                      =======          =======         =======          =======



Note 6.  Earnings Per Share

             Earnings per common share are based on the weighted-average number of shares outstanding during the period. Stock options have been included as common stock equivalents. On December 20, 1994, the Bank declared a 10% stock dividend, payable on January 20, 1995. This was a noncash dividend and has been excluded from the consolidated statement of cash flows. Earnings per common share for 1994 has been restated for the effect of the stock dividend.


Note 7.  Letters of Credit

             The Bank had outstanding letters of credit of $26.5 million as of June 30, 1995, $16.3 million as of December 31, 1994, and $12.4 million as of June 30, 1994.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS



Introduction

Management's discussion and analysis of financial condition and results of operations is designed to provide a better understanding of significant trends relating to the Bank's financial condition, results of operations, capital resources and liquidity. Management's discussion and analysis of its financial condition and results of operations should be read in conjunction with the consolidated financial statements and related notes to the financial statements of the Bank that appear elsewhere in this report.


Acquisition Overview

The Bank's assets have increased from $997 million at June 30, 1994 to $1.321 billion at June 30, 1995, an increase of $324 million or 32%. Historically, the Bank has expanded through its internal growth. The opportunity to acquire National Bank of Long Beach arose in 1994. The Bank consummated the acquisition on April 3, 1995, with an effective date of April 1, 1995, for $25.1 million in cash. National Bank of Long Beach, a commercial business bank with assets of $219.6 million, loans of $127.2 million and deposits of $189.3 million, operated five offices in Los Angeles and Orange County. The expansion into the Long Beach area fulfilled the Bank's strategic business plan of expanding its business client base and enhancing the overall profitability of the Bank. This transaction provided the Bank a stable and low cost source of deposits and an earning asset base producing a relatively high yield. In addition, various offices were merged into existing Metrobank offices providing a means of realizing cost savings through the achievement of certain operational efficiencies.


Net Earnings

For the three and six month periods ending June 30, 1995, the Bank reported net earnings of $2.7 million, or $0.47 per share, and $5.1 million, or $0.88 per share, respectively. This is compared to $1.7 million, or $0.31 per share, and $3.5 million, or $0.64 per share, respectively, for the same periods in the prior year.


Net Interest Income

The Bank's operating results depend primarily on the level of net interest income (the difference between the interest earned on loans and investments less interest expense on deposits and other borrowings). A primary factor affecting the level of net interest income is the Bank's interest rate margin between the yield earned on interest-earning assets and the rate paid on interest-bearing liabilities.

The Bank's net interest income before provision for possible loan losses was $17.8 million for the quarter ended June 30, 1995, as compared to $13.0 million for the quarter ended June 30, 1994. The majority of this increase in net interest income was caused by an increase in interest income.

Interest and fee income was $23.9 million for the second quarter of 1995 compared to $16.2 million for the second quarter of 1994. Total interest income increased by approximately $7.7 million for the quarter ended June 30, 1995, as compared to the quarter ended June 30, 1994. Average earning assets for the quarter ended June 30, 1995 was $1.066 billion, as compared to $841.5 million in the prior year. This increase in earning assets resulted in an increase in interest income of approximately $5.4 million. Additionally, the average interest rate on earning assets increased 1.27% to 9.00% in the second quarter of 1995 as compared to the second quarter of 1994. This increase resulted in an additional $2.3 million in interest income.

Total interest expense was $6.0 million for the quarter ended June 30, 1995, compared to $3.2 million in the prior year. The Bank's average cost of funds increased 1.18% to 4.10%. This increase resulted in an additional interest expense of $1.2 million. The Bank also increased its level of interest-bearing funds by $148.0 million which increased interest expense by approximately $1.6 million.

Total loan interest and fee income for the second quarter of 1995 was $19.8 million, compared to $12.6 million for the second quarter of 1994. This increase of approximately $7.2 million resulted from an increase in average loans of $204.8 million over the prior year, which increased interest income by approximately $5.1 million. The average rate on loans for the quarter ended June 30, 1995 was 10.02%, which is a 1.43% increase from 8.59% in the prior year. This increase resulted in an additional $2.1 million in interest income.

Interest on investment securities was $3.4 million for the second quarter of 1995, compared to $3.6 million in the prior year. This decrease of approximately $200,000 is due to the decrease in average investment securities of $24.5 million. This decrease in average balances reduced interest income by $400,000 from the prior year.

Interest expense on time deposits was $3.1 million for the quarter ended June 30, 1995, compared to $1.1 for the quarter ended June 30, 1994. This increase of $2.0 million is due to a $100.9 million increase in the average balance of time deposits. This increase in time deposits resulted in an additional expense of approximately $1.4 million. The average cost of time deposits also increased 2.02% to 5.77% for the first quarter of 1995. This increase resulted in an increase in interest expense of approximately $600,000.

The interest expense on other interest-bearing deposits increased to $2.9 million for the second quarter of 1995 from $1.8 million in the same period of 1994. This increase is due to the average cost of funds increasing 0.69% to 3.11% for the first quarter of 1995. The increase resulted in an additional $500,000 of interest expense. The average balance of these deposits also increased $79.9 million over the prior year to result in approximately $600,000 in additional expense.

Average borrowings for the second quarter of 1995 were $4.9 million, or $32.8 million below the prior year. This decrease in the average borrowings decreased interest expense by approximately $400,000. The average interest rate increased 1.34% from the second quarter of 1994 to 5.49% in 1995, resulting in an additional $100,000 in interest expense.

The Bank's net interest income before provision for possible loan losses was $32.1 million for the six months ended June 30, 1995, as compared to $25.0 million for the same period in 1994.

Interest and fee income for the six months ended June 30, 1995 was $42.8 million, compared to $31.1 million for 1994. This increase of $11.7 million is due to average earning assets increasing $144.4 million to $967.3 million in 1995. The increase in average balances resulted in approximately $7.0 million in interest income. The average interest rate on earning assets for the first six months of 1995 was 8.93% or 1.31% above the average interest rate for 1994. This increase resulted in an additional $4.7 million in interest income.

Interest expense was $10.7 million for the six months ended June 30, 1995. This is a $4.6 million increase over the $6.1 million for the same period in 1994. The average cost of funds for 1995 was 4.03% or a 1.21% increase over the 1994 cost of funds. The increase resulted in an additional interest expense of $2.5 million. In addition, the average interest-bearing funds increased $97.3 million to $536.2 million in 1995. The additional funds increased interest expense by approximately $2.1 million.

Loan interest and fee income for the six months ended June 30, 1995 was $35.4 million, as compared to $24.1 million for the six months ended June 30, 1994. This $11.3 million increase is due to the $138.8 million increase in average loans to $715.9 million in 1995, as compared to the prior year. The increase in average loans resulted in an additional $6.8 million in interest income. The average interest rate on loans for the six months ended June 30, 1995 was 9.97%, a 1.57% increase over the average interest rate for 1994. This change in interest rates increased interest income by approximately $4.5 million.

Interest on investment securities was $6.5 million for the first six months of 1995 as compared to $6.9 million for the same period of 1994. This decrease is due to a $22.1 million reduction in the average investment securities as compared to 1994. The decrease in balances reduced interest expense by approximately $700,000.

Interest expense on time deposits was $5.3 million for the six months ended June 30, 1995, compared to $2.0 million for the first six months of 1994. Of this increase, $2.2 million is attributable to the $77.9 million increase in average time deposits to $188.8 million in 1995. The average interest rate on time deposits also increased to 5.66% for the first six months of 1995, compared to 3.61% for the same period in 1994. This increase of 1.05% resulted in an additional $1.1 million in interest expense.

The interest expense on other interest-bearing deposits was $5.1 million for the six months ended June 30, 1995, or a $1.7 million increase over the same period in 1994. This increase is primarily due to the $44.8 million increase in average balances to $335.9 million for the first six months of 1995. This increase in balances resulted in an increase in interest expense of approximately $700,000. In addition, interest expense was increased $1.0 million due to the average cost of funds increasing 0.67% to 3.06% for the first six months of 1995.

The table below details the changes in interest income and interest expense by component, and the amount of change attributable to variations in interest rates and average balances:


                                       Three Months ended June 30, 1995                     Six Months ended June 30, 1995
                                    over Three Months ended June 30, 1994                over Six Months ended June 30, 1994
                               -------------------------------------------------     ---------------------------------------------
                                   Total                                                 Total
                                Increase                       Change Due To:         Increase            Change Due To:
In thousands                   (Decrease)                Rate          Volume         (Decrease)             Rate      Volume
                               --------------    --------------- ------------       -----------          ----------- ------------
INTEREST INCOME:
Loans and bankers' acceptances    $   7,210         $   2,095       $   5,115         $ 11,328              $  4,469    $  6,859
Investment securities                  (211)              158            (369)            (437)                  220        (657)
Other interest income                   687                19             668              849                    37         812
                                  ---------         ---------       ---------         --------              --------    --------
     Total                        $   7,686         $   2,272       $   5,414         $ 11,740              $  4,726    $  7,014
                                  ---------         ---------       ---------         --------              --------    --------
INTEREST EXPENSE:
NOW and money market deposits         1,083               512             571            1,610                 1,007         603
Savings deposits                         41                 2              39               45                   (13)         58
Time deposits                         2,031               581           1,450            3,309                 1,124       2,185
Funds purchased and securities
    sold under agreements to
    repurchase                         (328)              126            (454)            (371)                  355        (726)
                                  ---------         ---------       ---------        ---------              --------    --------
     Total                        $   2,827         $   1,221       $   1,606        $   4,593              $  2,473    $  2,120
                                  ---------         ---------       ---------        ---------              --------    --------
Net interest income               $   4,859         $   1,051       $   3,808        $   7,147              $  2,253    $  4,894
                                  =========         =========       =========        =========              ========    ========





Provision for Possible Loan Losses

The Bank maintains an allowance for loan losses at a level which management deems adequate to offset potential losses. Loans deemed to be uncollectible are charged to this allowance; subsequent recoveries, if any, are credited back to the allowance. Additions to the allowance are made on a regular basis through charges to operations and are reflected in the Bank's statement of earnings as a provision for possible loan losses. The balance of the allowance for possible loan losses reflects the amount which, in management's judgement, is adequate to provide for potential loan losses after weighing the mix of the loan portfolio, current economic conditions, past loan loss experience and other factors relevant to estimating loan losses. The adequacy of the allowance for possible loan losses is also evaluated relative to the level of non-performing loans (those for which principal or interest is past due more than 90 days and those on nonaccrual status).

In evaluating the adequacy of the allowance for possible loan losses, management also reviews the balance of the allowance as a percentage of loans outstanding less loans considered secured. Such security generally is composed of cash and first trust deeds on real property. The existence of collateral does not, however, eliminate all credit risk as property acquired through foreclosure ("OREO") may not be saleable for an amount sufficient to offset the entire loan amount and costs associated with foreclosure. Although management believes that the allowance for possible loan losses is adequate, future provisions will be subject to continuing evaluation of risks inherent in the loan portfolio.

The Bank adopted SFAS No. 114, "Accounting by Creditors for Impairment of a Loan" on January 1, 1995. SFAS No. 114 requires that the Bank determine the allowance for possible loan losses for an impaired loan by estimating the present value of the expected cash flows using the contractual interest rate of the loan as a discount rate. Alternatively, the fair value of the collateral may be used if the loan is collateral dependent. A loan is considered impaired when it becomes probable that a borrower will not be able to pay all amounts due according to the contractual terms of the loan agreement. The Bank considers any loan that is placed on nonaccrual status as impaired, and evaluates each credit per the guidelines outlined in SFAS No. 114. This accounting pronouncement has not had a material impact on the financial position of the Bank or on the consolidated statements of earnings.

The provision for possible loan losses of $2.3 million was $900,000 more than the provision for the first six months of the prior year. Management's intention is to maintain the allowance for possible loan losses at a level sufficient to provide for its loss expectations. The Bank's ratio of the allowance to total loans was 2.00% and 2.28% as of June 30, 1995 and June 30, 1994, respectively.

Loan charge-offs (net of recoveries) for the three and six months ended June 30, 1995 totalled approximately $4.6 million and $4.8 million, respectively. This compares to net charge-offs of $800,000 and $900,000 for the three and six months ended June 30, 1994. This increase during the second quarter is primarily attributable to the charge-off of real estate credits.

The ability of the Bank's borrowers to repay their loans is dependent, to a large extent, on the overall economic climate as well as real estate values in Southern California. As of December 31, 1994, the Bank had approximately $16.8 million in nonperforming assets which consisted primarily of $3.5 million in other real estate owned, $11.3 million of nonaccrual loans and $2.0 million in loans which were over ninety days delinquent with respect to principal or interest. As of June 30, 1995, the Bank had approximately $22.6 million in nonperforming assets of which consisted of $1.1 million in other real estate owned, $20.1 million of nonaccrual loans and $1.4 million in loans which were over ninety days delinquent with respect to either principal or interest.
Total nonperforming assets expressed as a percentage of total assets as of December 31, 1994 and June 30, 1995 was approximately 1.60% and 1.71%, respectively.


Noninterest Income

Noninterest income totalled $1.6 million and $1.1 million for the quarters ended June 30, 1995 and June 30, 1994. This increase of $500,000 is due to a $200,000 gain on the sale of securities, a $200,000 increase in international fee income, and a $100,000 increase in all other noninterest income.

Noninterest income was $2.7 million for the six months ended June 30, 1995, compared to $2.2 million for the same period in the prior year. This increase is the result of the same variances as in the second quarter comparison.

Noninterest Expense

Noninterest expense totalled $14.0 million for the three months ended June 30, 1995 as compared to $10.7 million for the same period in 1994. This increase of $3.1 million was primarily the result of an increase of $1.6 million in salaries and employee benefits. Data processing and other services paid on behalf of certain depository relationships also increased $1.1 million over the prior year and is directly attributable to an increase in the costs of servicing noninterest-bearing deposits. Average noninterest-bearing deposits totalled $508.1 million for the second quarter of 1995 compared to $430.0 million for the second quarter of 1994. In addition, other increases in expenses when compared to the prior year were occupancy expenses of $200,000, office supplies of $200,000, FDIC assessment of $200,000 and all other noninterest expenses of $300,000. These increases were offset by a $200,000 decrease in professional services and a $300,000 decrease in other real estate owned provisions and expenses.

Noninterest expense was $24.7 million for the six months ended June 30, 1995, compared to $20.9 million for the six months ended June 30, 1994. The increase is due to a $2.1 million increase in data processing and other services paid on behalf of certain depository relationships. Salaries and benefits also increased $1.6 million over the same period in the prior year. Other significant increases over the prior year were occupancy expenses, office supplies and FDIC assessment of $200,000 each and $800,000 in all other noninterest expenses. These increases were offset by a decrease of $700,000 in other real estate writedowns and expenses and $600,000 in professional services.


Income Taxes

The Bank's effective tax rate for the three and six months ended June 30, 1995 was approximately 35.54% and 35.28%, respectively. This compares to 28.00% and 29.11% for the three months and six months ended June 30, 1994. The Bank's effective tax rate is less than the statutory rate primarily as a result of the utilization of income tax credits generated by its low income housing project. The utilization of these credits, however, is subject to certain alternative minimum tax limitations.


Capital Resources

As of June 30, 1995, shareholders' equity totalled $74.8 million, an increase of approximately $8.1 million from June 30, 1994. This increase in equity was caused by net income of $9.7 million for the twelve months ended June 30, 1995 and $1.7 million in additional capital as a result of the exercise of stock options. This was offset by the declaration of cash dividends totalling $3.1 million during the past twelve months and a $200,000 decrease in the unrealized gain on securities classified as available for sale.

The Bank's risk-based capital ratio and tier one capital ratio were 9.45% and 8.20%, respectively at June 30, 1995 and 11.20% and 9.90%, respectively at June 30, 1994. Both ratios exceed the regulatory requirements of 8.00% and 4.00%, respectively. During the first quarter of 1995, the Federal Deposit Insurance Corporation removed the Memorandum of

Understanding requiring the Bank to maintain a minimum tier-1 leverage ratio of 6.50%. The Bank's tier-1 leverage capital ratio as of June 30, 1995 and June 30, 1994 was 6.11% and 7.01%, respectively.

The Bank's capital ratios decreased from the prior periods as a result of the acquisition of the National Bank of Long Beach which increased total assets by approximately $200 million. Additionally, goodwill and core deposit intangibles were recorded in connection with this acquisition. In accordance with regulatory guidelines, these intangibles are treated as a reduction of common equity and retained earnings when calculating regulatory capital ratios.


Investments and Liquidity

Beginning January 1, 1994, Metrobank adopted Statement of Financial Accounting Standards (SFAS) No. 115, "Accounting for Certain Investments in Debt and Equity Securities." This statement requires institutions to classify investment securities as either held to maturity, available for sale, or trading. Investments classified as held to maturity will be carried at amortized cost. Investments classified as available for sale must be marked to market with unrealized gains or losses, net of the taxes, included in equity. Trading securities must also be marked to market, however, unrealized gains or losses must be reflected in current earnings.

Prior to the adoption of SFAS No. 115, Metrobank had classified its investment securities as either held to maturity or held for sale. The Bank does not anticipate holding any securities in a trading account. As of June 30, 1995, the Bank had approximately $216.0 million in investment securities, consisting of $182.1 million in U.S. Treasury securities, $33.7 million in mortgage-backed securities and $200,000 in other securities. All investment securities at June 30, 1995 were classified as held to maturity. As of June 30, 1995, the Bank had a $1.3 million pre-tax unrealized gain in the held to maturity portfolio.

The liquidity levels of the Bank are managed by its Asset/Liability Management Committee. This committee is charged with the responsibility of ensuring that reserve balances are maintained and to ensure that the Bank obtains funds necessary to meet existing deposit outflow requirements, as well as asset growth. The Bank's primary source of funds is derived from principal and interest payments on loans, principal and interest payments on its investment portfolio, generation of noninterest-bearing and interest-bearing deposits, and, to a lesser extent, borrowings.

Inasmuch as a significant portion of the Bank's deposit base is concentrated in specialized niche industries (escrow and title insurance companies), which closely parallel the real estate economy in Southern California, the Bank is subject to volatility in total deposits. To mitigate this exposure, the Bank operates a money desk as a means of supplementing funding activities. Additionally, the Bank has established unsecured credit facilities of approximately $85.0 million, or 6.91% of total deposits, and secured credit facilities of $127.2 million, or 10.35% of total deposits. The combination of these facilities provides the Bank with a secondary source of liquidity of approximately $212.2 million, or 17.26% of total deposits.

Definitive Agreement to Merge with Comerica Incorporated

On May 2, 1995, Metrobank agreed to be acquired by Comerica Incorporated, a Michigan-based bank holding company. Each share of Metrobank common stock will be exchanged for approximately 0.789 share of Comerica common stock. Comerica Incorporated is a member of the New York Stock Exchange and its common stock is traded under the symbol of CMA.

As of June 30, 1995, Comerica Incorporated had total assets of $35.5 billion, gross loans of $23.9 billion and total deposits of $21.9 billion. Upon completion of the transaction, Metrobank will be merged into Comerica Bank-California, a subsidiary of Comerica Incorporated. Comerica
Bank-California, based in San Jose, will emerge as the 9th largest bank headquartered in California. Pending regulatory and shareholder approval, this transaction is scheduled to be completed in the first quarter of 1996.

                                   SIGNATURES


Pursuant to the requirements of Section 13 of the Securities and Exchange Act of 1934, the Bank has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:    August 14, 1995
                                                     Metrobank
                                        -------------------------------
                                        (Bank)



                                  By:    /s/  David P. Malone
                                        ---------------------------
                                        David P. Malone
                                        Executive Vice President
                                        Chief Financial Officer


Pursuant to the requirements of the Securities Exchange Act of 1934, this Report has been signed below by the following persons on behalf of the Bank in the capacities indicated on the date set forth above.


         Signature




  /s/ Eugene Louie
-------------------------------------
Eugene Louie
First Vice President/Controller
(Principal Accounting Officer)

                PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.  Indemnification of Directors and Officers.

        The General Corporation Law of the State of Delaware ("DGCL") provides that a Delaware corporation, such as Comerica Incorporated ("Comerica"), may indemnify a director or officer against his or her expenses and judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding (other than an action by or in the right of the corporation) involving such person by reason of the fact that such person is or was a director or officer, concerning actions taken in good faith and in a manner reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The DGCL also provides that in derivative actions, Comerica may indemnify its directors and officers against expenses actually and reasonably incurred to the extent that such directors or officers have been successful on the merits or otherwise in any such action, suit or proceeding or in the defense of any claim, issue or matter therein. Under the DGCL, no indemnification shall be made with respect to any claim, issue or matter as to which such director or officer shall have been adjudged to be liable to the corporation unless and only to the extent that the court shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such director or officer is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. The DGCL also generally permits the advancement of a director's or officer's expenses, including by means of mandatory charter or Bylaw provision to that effect, in lieu of requiring the authorization of such advancement by the Board of Directors in specific cases. Section 12 of Article V of Comerica's Bylaws implements such provisions and provides as follows:

                        INDEMNIFICATION AND INSURANCE


        (a) Comerica shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of Comerica) by reason of the fact that he or she is or was a Director, officer, employee of Comerica or is or was serving at the request of Comerica as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of Comerica, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Any person who is or was an agent of Comerica may be indemnified to the same extent as hereinabove provided. In addition, in the event any such action, suit or proceeding is threatened or instituted against a spouse to whom a director or officer is legally married at the time such director or officer is covered under the indemnification provided herein which action, suit or proceeding arises solely out of his or her status as the spouse of a director or officer, including, without limitation, an action, suit or proceeding that seeks damages recoverable from marital community property of the director or officer and his or her spouse, property owned jointly by them or property purported to have been transferred from the director or officer to his or her spouse, the spouse of the director or officer shall be indemnified to the same extent as hereinabove provided. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of Comerica, and, with respect to any criminal action or proceeding, raise any inference that he or she had reasonable cause to believe that his or her conduct was unlawful.

        (b) Comerica shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of Comerica to procure a judgment in its favor by reason of the fact that he or she is or was a Director, officer, or employee of Comerica, or is or was serving at the request of Comerica as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of Comerica, and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to Comerica unless and only to the extent that the court in which such action or suit was brought shall determine upon application, that despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Any person who is or was an agent of Comerica may be indemnified to the same extent hereinabove provided. In addition, in the event any such action or suit is threatened or instituted against a spouse to whom a director or officer is legally married at the time such director or officer is covered under the indemnification provided herein which action or suit arises solely out of his or her status as the spouse of a director or officer, including, without limitation, an action or suit that seeks damages recoverable from marital community property of the director or officer and his or her spouse, property owned jointly by them or property purported to have been transferred from the director or officer to his or her spouse, the spouse of the director or officer shall be indemnified to the same extent as hereinabove provided.

        (c) To the extent that a Director, officer, spouse of a Director or officer, employee or agent of Comerica has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this Section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

        (d) Any indemnification under subsections (a) and (b) of this Section (unless ordered by a court) shall be made by Comerica only as authorized in the specific case upon a determination that indemnification of the Director, officer, spouse of a Director or officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in subsections
(a) and (b) of this Section. Such determination shall be made (1) by the Board of Directors by a majority vote of the quorum consisting of Directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or even if obtainable a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion, or (3) by the shareholders.

        (e) Expenses (including attorneys' fees) incurred by an officer or Director, or spouse of an officer or Director, in defending a civil or criminal action, suit or proceeding may be paid by Comerica in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the Director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by Comerica as authorized in this Section. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

        (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this Section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested Directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

        (g) Comerica may purchase and maintain insurance on behalf of any person who is or was a Director, officer, spouse of a Director or officer, employee or agent of Comerica, or is or was serving at the request of Comerica as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his or her status as such, whether or not Comerica would have the power to indemnify such person against such liability under the provisions of this Section.

        (h) For the purpose of this Section, references to "Comerica" include all constituent corporations absorbed in a consolidation or merger as well as the resulting or Surviving Corporation so that any person who is or was a director, officer, spouse of a director or officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Section with respect to the resulting or Surviving Corporation as he or she would if he or she had served the resulting or Surviving Corporation in the same capacity.

        (i) For the purposes of this Section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan, and reference to "serving at the request of Comerica" shall include any service as a Director, officer, employee or agent of Comerica which imposes duties on, or involves services by, such Director, officer, employee or agent of Comerica with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of Comerica" as referred to in this Section.

        (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this Section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a Director, officer, employee or agent, and with respect to any spouse of a director or officer, shall continue following the time the director or officer spouse ceases to be a director or officer even if the marriage of the individuals terminates prior to the end of the period of coverage, and shall inure to the benefit of the heirs, executors and administrators of such a person.

        Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its shareholders,

(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. At the 1987 Annual Meeting of Comerica's shareholders, the shareholders approved an amendment to Comerica's Restated Certificate of Incorporation to include such a provision.

        Comerica has entered into Indemnification Agreements (the "Agreements") with each of its directors pursuant to which Comerica agrees (i) to indemnify each such director to the fullest extent permitted by any combination of (a) the benefits provided by the indemnification provisions of Comerica's Bylaws as in effect on the date of such Agreement, (b) the benefits provided by the indemnification provisions of Comerica's Bylaws in effect at the time such indemnified costs are incurred by such director, (c) the benefits allowable under the DGCL in effect at the date of such Agreement or as the same may be amended (but in the case of any such amendment, only to the extent that such amendment permits Comerica to provide broader indemnification than such law permits Comerica to provide prior to such amendment), (d) the benefits allowable under the law of the jurisdiction under which Comerica is organized at the time such indemnified costs are incurred by such director, (e) the benefits available under any Directors' and Officers' Insurance or other liability insurance obtained by Comerica and (f) the benefits available to the fullest extent authorized to be provided to such director by Comerica under the non-exclusivity provisions of the Bylaws of Comerica and the DGCL, against liabilities and expenses incurred by reason of such person serving as a director or officer of Comerica or, at Comerica's request, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or with respect to employee benefit plans; (ii) to advance certain expenses to such persons; and (iii) except under certain circumstances to purchase and maintain in effect one or more Directors' and Officers' insurance policies.

        No indemnification, reimbursement, or payments are required of Comerica under the Agreements (except to the extent it is provided from policies of insurance carried by Comerica): (1) with respect to any claim as to which such director shall have been finally adjudged by a court of competent jurisdiction to (a) have acted in bad faith, (b) be liable for acts or omissions which involve intentional misconduct, a knowing violation of law or of such director's duty of loyalty to Comerica or its shareholders, (c) have authorized a redemption or dividend on Comerica's stock which is prohibited by Delaware law or (d) has effected any transaction from which such director has derived an improper personal benefit within the meaning of 102(b)(7) of the DGCL, except to the extent that such court, or another court having jurisdiction, shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such director is fairly and reasonably entitled to indemnity for such indemnified costs as the court shall deem proper; (2) with respect to any payment determined by final judgment of a court, or other tribunal having jurisdiction over the question, to be unlawful; and (3) with respect to any obligation of such director under Section 16(b) of the Securities Exchange Act of 1934, as amended.

        Insurance is maintained on a regular basis (and not specifically in connection with this offering) against liabilities arising on the part of directors and officers out of their performance in such capacities or arising on the part of Comerica out of its foregoing indemnification provisions, subject to certain exclusions and to the policy limits.




Item 21.  Exhibits and Financial Statement Schedules

     (a) Exhibits. The following exhibits are filed as part of this Registration Statement.

Item 601
Regulation S-K
Exhibit Reference
          Number
----------------------------
   Description
   -----------

(2)(a) Amended and Restated Agreement and Plan of Reorganization and Merger, dated as of July 31, 1995, as amended by the Letter Agreement dated August 10, 1995 by and among Metrobank, Comerica Holdings Incorporated and Comerica Incorporated, included as part of Annex A to the Proxy Statement/Prospectus which is part of this Registration Statement.


(2)(b) Form of Agreement of Merger between Comerica Holdings Incorporated and Company, included as part of Annex B to the Proxy Statement/Prospectus which is part of this Registration Statement.*



(3)(i) Restated Certificate of Incorporation of Comerica Incorporated (incorporated by reference to Exhibit 3(a) to the Registrant's Registration Statement on Form S-4 dated December 11, 1992, Registration No. 33-556682).


(3)(ii)                             Bylaws of Comerica Incorporated.*


(4)(a) Specimen certificate for Comerica Common Stock (incorporated by reference to Exhibit 4(a) to the Registrant's Registration Statement on Form S-4 dated December 11, 1992, Registration No. 33- 556682).

(4)(b)                              Bylaws of Comerica Incorporated*



(4)(c) Restated Certificate of Incorporation of Comerica Incorporated (incorporated by reference to Exhibit 3(a) to the Registrant's Registration Statement on Form S-4 dated December 11, 1992, Registration No. 33-556682).



(4)(d) Rights Agreement between Comerica Incorporated and Comerica Bank-Detroit, as Rights Agent (incorporated by reference to Exhibits 1 and 2 of the Registrant's Registration Statement on Form 8-A dated January 26, 1988, Commission File No. 0-
                                    7269).

(4)(e) First Amendment to the Rights Agreement between Comerica Incorporated and Comerica Bank-Detroit, as Rights Agent (incorporated by reference to Exhibit 1.1 of the Registrant's Registration Report on Form 8 filed November 1, 1991, Commission File No. 0-7269).



(5)(a)                              Opinion and consent of Miller, Canfield,
                                    Paddock and Stone, P.L.C.



(8) Opinion and consent of Miller, Canfield, Paddock and Stone, P.L.C. (Federal Tax Matters).


(23)(a) Consent of Miller, Canfield, Paddock and Stone, P.L.C. (included in Exhibit 5(a)).


(23)(b) Consent of Miller, Canfield, Paddock and Stone, P.L.C. (Federal Tax Matters) (included in Exhibit 8).



(23)(c) Consent of Ernst & Young, LLP, independent public accountants (auditors for Comerica Incorporated).


(23)(d) Consent of Arthur Andersen, LLP, independent auditors (auditors for Metrobank).

(23)(e)                             Consent of J.P. Morgan & Co.,
                                    Incorporated is included in Annex D to the Proxy Statement/Prospectus which is part of this Registration Statement.



(24)                                Powers of Attorney (see signature page
                                    to this Form S-4 Registration Statement).

(27) Financial Data Schedule. Schedule has been omitted because it is not required.


(99)(a) Opinion of J.P. Morgan & Co., Incorporated is included in Annex D to the Proxy Statement/Prospectus which is part of this Registration Statement.

                                    Statement/Prospectus which is part of this Registration Statement.



(99)(b)                             Form of Proxy Card for Metrobank.



(99)(c)                             Shareholder Agreements.



(99)(d) Stock Option Agreement, dated May 2, 1995, between Metrobank and Comerica Incorporated, included as Annex E to the Proxy Statement/Prospectus which is part of this Registration Statement.*



(99)(e) Section 1300 of the California General Corporation Law relating to Dissenters Rights as set forth in full on Annex C to the Proxy Statement/Prospectus which is part of this Registration Statement.*



(99)(f)                             Affiliate's Agreements.*



(99)(g) Employment Agreements between Metrobank and Paul B. Alexander, David L. Buell, Robert
                                    P.  Bulseco, Scott T. Monson and Paul W.
                                    Stroube and the Non-Competition Agreement between David L. Buell and Metrobank.*



(99)(h) Metrobank's Annual Report on Form F-2 for the year ended December 31, 1994.*



(99)(i) Metrobank's Quarterly Reports on Form F-4 for the quarterly periods ended March 31, June 30, and September 30, 1994.*



(99)(j) Metrobank's Proxy Statement for the Annual Meeting of Shareholders held on May 23, 1995.*


(99)(k) Metrobank's Quarterly Reports on Form F-4 for the quarterly periods ended March 31, and June 30, 1995 which are included on Annex F and G, respectively, to the Proxy Statement/Prospectus which is part of this Registration Statement.

(99)(l)                             Metrobank's Current Report on Form F-3
                                    dated May 9, 1995.*



(99)(m)                             Metrobank's Current Report on Form F-3
                                    dated June 6, 1995.*



(99)(n) Metrobank's Annual Report on Form F-2 for the year ended December 31, 1993.*



(99)(o) Metrobank's Quarterly Reports on Form F-4 for the quarterly periods ended March 31, June 30 and September 30, 1993.*



(99)(p) Metrobank's Proxy Statement for the Annual Meeting of Shareholders held on May 24, 1994.*



(99)(q) Metrobank's Annual Report on Form F-2 for the year ended December 31, 1992.*




(99)(r) Metrobank's Quarterly Reports on Form F-4 for the quarterly periods ended June 30, and September 30, 1992.*



(99)(s) Metrobank's Proxy Statement for the Annual Meeting of Shareholders held on May 25, 1993.*



                                    (b)  Financial Statement Schedules.

                                    Schedules have been omitted because they are not required.

                                    (c)  Not applicable.


___________________________________
* previously filed

Item 22.         Undertakings.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 as amended (the "Securities Act") may be permitted to directors, officers and controlling persons of Comerica pursuant to the provisions described in Item 20 or otherwise, Comerica has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Comerica of expenses incurred or paid by a director, officer or controlling person of Comerica in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Comerica will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

         The undersigned registrant undertakes that every prospectus (i) that is filed pursuant to the foregoing paragraph, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

         The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on the 16th day of August, 1995.

                             COMERICA INCORPORATED



                                        By: /s/ Robert C. Shrosbree

                                            --------------------
                                            Robert C. Shrosbree
                                            Attorney-In-Fact



            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the dates indicated below. By so signing each of the undersigned, in his or her capacity as a director of officer, or both, as the case may be, of the registrant, does hereby appoint Eugene A. Miller, Arthur W. Hermann, Judith C. Dart and Robert C. Shrosbree, and each of them severally, his or her true and lawful attorney to execute in his or her name, place and stead, in his or her capacity as a director or officer, or both, as the case may be, of the registrant, any and all amendments to this Registration Statement and post-effective amendments thereto and all instruments necessary or incidental in connection therewith, and to file the same with the Securities and Exchange Commission. Each of said attorneys shall have full power and authority to do and perform in the name and on behalf of each of the undersigned, in any and all capacities, every act whatsoever requisite or necessary to be done in the premises as fully, and for all intents and purposes, as each of the undersigned might or could do in person, the undersigned hereby ratifying and approving the acts of said attorneys and each of them.

Signatures                                       Title                    Date
----------                                       -----                    ----

(1) Principal Executive Officer:

                                           Chairman and Chief         August 16, 1995
            *                              Executive Officer
---------------------------------
Eugene A. Miller


(2) Principal Financial Officer:

                                           Executive Vice             August 16, 1995
                                           President and Chief
            *                              Financial Officer
---------------------------------
Ralph W. Babb


(3) Controller and Principal
    Accounting Officer:

                                           Senior Vice                August 16, 1995
           *                               President
---------------------------------
Arthur W. Hermann



(4) Directors:


          *                                Director                   August 16, 1995
---------------------------------
E. Paul Casey


           *                               Director                   August 16, 1995
---------------------------------
James F. Cordes


           *                               Director                   August 16, 1995
---------------------------------
J. Philip DiNapoli


           *                               Director                   August 16, 1995
---------------------------------
Max M. Fisher

            *                              Director                   August 16, 1995
---------------------------------
John D. Lewis


            *                              Director                   August 16, 1995
---------------------------------
Patricia Shontz Longe, Ph.D.


            *                              Director                   August 16, 1995
---------------------------------
Wayne B. Lyon


            *                              Director                   August 16, 1995
---------------------------------
Gerald V. MacDonald


            *                              Director                   August 16, 1995
---------------------------------
Eugene A. Miller


            *                              Director                   August 16, 1995
---------------------------------
Michael T. Monahan


            *                              Director                   August 16, 1995
----------------------------------
Alfred A. Piergallini


            *                              Director                   August 16, 1995
----------------------------------
Alan E. Schwartz


            *                              Director                   August 16, 1995
----------------------------------
Howard F. Sims

*By: /s/ Robert C. Shrosbree
    ------------------------------
    Robert C. Shrosbree
    By power of attorney





                                 EXHIBIT INDEX

Item 601
Regulation S-K
Exhibit Reference
    Number                                           Description
-----------------                                    -----------


(5)(a)                                        Opinion and consent of Miller,
                                              Canfield, Paddock and Stone,
                                              P.L.C.



(8)                                           Opinion and consent of Miller,
                                              Canfield, Paddock and Stone,
                                              P.L.C. (Federal Tax Matters).


(23)(a)                                       Consent of Miller, Canfield,
                                              Paddock and Stone, P.L.C.
                                              (included in Exhibit 5(a)).


(23)(b) Consent of Miller, Canfield, Paddock and Stone, P.L.C. (Federal Tax Matters) (included in Exhibit
                                              8).


(23)(c)                                       Consent of Ernst & Young, LLP,
                                              independent public accountants
                                              (auditors for Comerica
                                              Incorporated).



(23)(d) Consent of Arthur Andersen, LLP, independent auditors (auditors for Metrobank).


(23)(e)                                       Consent of J.P. Morgan & Co.,
                                              Incorporated is included in
                                              Annex D to the Proxy
                                              Statement/Prospectus which
                                              is part of this Registration
                                              Statement.


(24)                                          Powers of Attorney (see signature
                                              page to this Form S-4
                                              Registration Statement).

(27)                                          Financial Data Schedule.
                                              Schedule has been omitted because
                                              it is not required.


(99)(a)                                       Opinion of J.P. Morgan & Co.,
                                              Incorporated is included in
                                              Annex D to the Proxy
                                              Statement/Prospectus which is
                                              part of this Registration
                                              Statement.



(99)(c)                                       Shareholder Agreements.



(99)(k) Metrobank's Quarterly Reports on Form F-4 for the quarterly periods ended March 31, and June 30, 1995 which are included on Annex F and G, respectively, to the Proxy Statement/Prospectus which is part of this
                                              Registration Statement.





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